As filed with the Securities and Exchange Commission on December 21, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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XBP Europe Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	7389	85-2002883
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2701 East Grauwyler Road
Irving, Texas 75061
Telephone: (844) 935-2832
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Andrej Jonovic
Chief Executive Officer
2701 East Grauwyler Road
Irving, Texas 75061
Telephone: (844) 935-2832
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

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Copies to:

Robert J. Endicott, Esq.
Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated December 21, 2023

XBP EUROPE HOLDINGS, INC.

Up to 27,775,355 Shares of Common Stock

Up to 6,635,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 385,000 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 6,635,000 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 135,000 shares of Common Stock that are issuable upon the exercise of 135,000 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of CF Acquisition Corp. VIII (our predecessor company prior to the consummation of our business combination transaction, sometimes referred to as “CF VIII” herein) by the holders thereof, (ii) up to 250,000 shares of Common Stock that are issuable upon the exercise of 250,000 warrants (the “Forward Purchase Warrants” and together with the Private Placement Warrants, the “Private Warrants”) originally issued in a private placement at the closing of the Business Combination (as defined below) by the holders thereof other than the initial holder and (iii) up to 6,250,000 shares of Common Stock that are issuable upon the exercise of 6,250,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of CF VIII by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 27,775,355 shares of Common Stock (including up to 385,000 shares of Common Stock that may be issued upon exercise of the Private Warrants), (ii) up to 135,000 Private Placement Warrants and up to 250,000 Forward Purchase Warrants by the Sponsor. We will not receive any proceeds from the sale of shares of Common Stock or Private Warrants by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the securities offered pursuant to this prospectus and will not receive any proceeds from the sale of the securities offered pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the securities offered pursuant to this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “XBP”, and our Public Warrants are listed on the Nasdaq Capital Market under the symbol “XBPEW”. On December 20, 2023, the closing price of our Common Stock was $6.38 and the closing price for our Public Warrants was $0.06.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December      , 2023.

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FREQUENTLY USED TERMS

“Ancillary Agreements” means, collectively, (i) the NDA, (ii) the Ultimate Parent Support Agreement, (iii) the Sponsor Support Agreement, (iv) the Lock-Up Agreement, (v) the Tax Sharing Agreement, (vi) the Services Agreement, (vii) the Registration Rights Agreement, (viii) the Forward Purchase Contract, (ix) the irrevocable written consent of BTC International as the sole stockholder of the XBP Europe, (x) the irrevocable written consent of CF VIII as the sole stockholder of Merger Sub, and (xi) the License Agreement.

“Board” means the board of directors of the Company.

“BTC International” means BTC International Holdings, Inc., a Delaware corporation.

“Business Combination” means the Merger and the transactions contemplated by the Merger Agreement, collectively.

“Business Combination Marketing Agreement” means the business combination marketing agreement, dated March 11, 2021, between CF VIII and CF&Co.

“Bylaws” means the bylaws of the Company.

“Cantor” means Cantor Fitzgerald L.P., a Delaware limited partnership and an affiliate of the Sponsor, CF&Co. and, prior to the consummation of the Business Combination, CF VIII.

“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership.

“CFGM” means CF Group Management, Inc.

“CF VIII” means CF Acquisition Corp. VIII, a Delaware corporation.

“CF VIII Board” means the board of directors of CF VIII.

“CF VIII Capital Stock” means, collectively, the CF VIII Common Stock and any preferred stock of CF VIII, par value $0.0001 per share.

“CF VIII Charter” means the Amended and Restated Certificate of Incorporation of CF VIII, dated March 11, 2021, as amended and/or restated from time to time.

“CF VIII Class A Common Stock” means Class A common stock of CF VIII, par value $0.0001 per share, prior to the Business Combination.

“CF VIII Class B Common Stock” means Class B common stock of CF VIII, par value $0.0001 per share.

“CF VIII Common Stock” means, collectively, the CF VIII Class A Common Stock and the CF VIII Class B Common Stock.

“CF VIII Private Warrants” means the Placement Warrants and the Forward Purchase Warrants.

“CF VIII Public Shares” means the shares of CF VIII Class A Common Stock sold as part of the CF VIII Units in the IPO.

“CF VIII Public Warrants” means the CF VIII Warrants sold as part of the CF VIII Units in the IPO.

“CF VIII Stockholders” means any holder of any shares of CF VIII Capital Stock.

“CF VIII Units” means units of CF VIII, each unit comprising one share of CF VIII Class A Common Stock and one-quarter of one CF VIII Warrant.

“CF VIII Warrants” means warrants to purchase shares of CF VIII Class A Common Stock.

“Charter” means the amended and restated certificate of incorporation of the Company.

“Closing” means the closing of the Business Combination.

“Closing Date” means November 29, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Company” means XBP Europe Holdings, Inc., a Delaware corporation f/k/a CF Acquisition Corp. VIII.

“Continental” means Continental Stock Transfer & Trust Company.

“DGCL” means the Delaware General Corporation Law.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

“Effective Time” means the time when the certificate of merger in respect of the Merger has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Merger Sub and XBP Europe in writing and specified in the certificate of merger.

“EMEA Companies” means XBP Europe and its subsidiaries.

“Engagement Letter” means the engagement letter dated October 7, 2022 pursuant to which CF VIII engaged CF&Co. to act as its exclusive financial advisor for the Business Combination, in connection with which CF&Co. agreed to perform customary services for CF VIII in connection with the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exela” means Exela Technologies, Inc., a Delaware corporation.

“Exela BPA” means Exela Technologies BPA, LLC, a Delaware limited liability company whose sole member is Exela.

“Exela Consolidated Group” means any consolidated, combined, or unitary group for U.S. federal (and applicable state and local) tax purposes that includes any of Exela and its affiliates (excluding XBP Europe and its subsidiaries) and any of the Company, XBP Europe and its subsidiaries.

“Existing Holders” means the holders of CF VIII Class A Common Stock who were party to the Registration Rights Agreement dated March 11, 2021 between CF VIII and such holders.

“Extension Loans” means, collectively, the First Extension Loan, the Second Extension Loan and the Third Extension Loan.

“FATCA” means Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder.

“First Extension” means the first extension of the date by which CF VIII was required to complete its initial business combination, from March 16, 2022 to September 30, 2022.

“First Extension Loan” means the loan to CF VIII made by Sponsor in the amount of $4,424,015 in March 2022 in connection with the First Extension.

“First Working Capital Loan” means the Working Capital Loan with the Sponsor in the amount of $1,000,000 entered into on June 30, 2022.

“Forward Purchase Contract” means the Forward Purchase Contract, dated as of March 11, 2021, by and between Sponsor and CF VIII.

“Forward Purchase Securities” means (i) 1,250,000 shares of CF VIII Class A Common Stock (the “Forward Purchase Shares”), consisting of (a) 1,000,000 shares of CF VIII Class A Common Stock, which the Sponsor purchased pursuant to the Forward Purchase Contract (“Non-Promote Forward Purchase Shares”) and (b) 250,000 shares of CF VIII Class A Common Stock, which the Sponsor acquired for no additional consideration pursuant to the Forward Purchase Contract (“Promote Forward Purchase Shares”), and (ii) 250,000 Warrants to purchase shares of CF VIII Class A Common Stock for $11.50 per share, which the Sponsor purchased pursuant to the Forward Purchase Contract (the “Forward Purchase Warrants”).

“Founder Shares” means (i) the 6,250,000 shares of CF VIII Class B Common Stock initially purchased by the Sponsor, (a) 5,000,000 of which were converted into shares of CF VIII Class A Common Stock in March 2023, and (b) 516,600 of which were automatically converted into shares of CF VIII Class A Common Stock at the consummation of the Business Combination (after taking into account the forfeiture of 733,400 shares by the Sponsor at Closing), and (ii) after the foregoing, 5,516,600 shares of CF VIII Class A Common Stock were converted at Closing to shares of the Company’s Common Stock and, as of the date of this prospectus, are held by the Sponsor and two former independent directors of CF VIII).

“Fourth Extension” means the fourth extension of the date by which CF VIII was required to complete its initial business combination, from September 16, 2023 to March 16, 2024 (or such earlier date as determined by the CF VIII Board).

“Fourth Working Capital Loan” means a fourth Working Capital Loan with the Sponsor in the amount of up to $300,000 entered into on August 31, 2023.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, regulatory or administrative agency (including the SEC), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof.

“Holder” or “Holders” means the Existing Holders and the New Holders and any person or entity who becomes a party to the Registration Rights Agreement.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (i) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (ii) the principal and interest components of capitalized lease obligations under GAAP, (iii) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (iv) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (v) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (vi) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” other than accounts payable arising in the ordinary course and (vii) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (i) through (vi), and (viii) all Indebtedness of another Person referred to in clauses (i) through (vii) above guaranteed directly or indirectly, jointly or severally.

“Insider Letter” means the letter agreement, dated as of March 11, 2021, entered into by and among CF VIII, the Sponsor, and certain officers and directors of CF VIII.

“IPO” means CF VIII’s initial public offering of CF VIII Units, which was consummated on March 11, 2021.

“JOBS Act” means Jumpstart Our Business Startups Act of 2012.

“License Agreement” means the Intercompany Confidentiality and Intellectual Property License Agreement entered into between XBP Europe and certain affiliates of the Ultimate Parent entered into concurrently with the execution of the Merger Agreement.

“Lock-Up Agreement” means the Lock-Up Agreement entered into on October 9, 2022, by and between XBP Europe, BTC International and CF VIII.

“Merger” means the merger of Merger Sub with and into XBP Europe.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of October 9, 2022, by and among CF VIII, Merger Sub, BTC International and XBP Europe (as the terms and conditions therein may be amended, modified or waived from time to time).

“Merger Sub” means Sierra Merger Sub Inc.

“Nasdaq Listing Rule” means the Nasdaq Stock Market Listing Rule 5635.

“NDA” means the Confidentiality Agreement, dated as of August 11, 2022, between CF VIII and Exela.

“New Holders” means the parties listed under the New Holders on the signature page to the Registration Rights Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Placement Shares” means the shares of CF VIII Class A Common Stock underlying the Placement Units.

“Placement Units” means the 540,000 CF VIII Units initially issued to the Sponsor in the Private Placement.

“Placement Warrants” means the 135,000 Warrants underlying the Placement Units.

“Prior Registration Statement” means that certain Registration Statement on Form S-1 (Registration No. 333-273963) filed by the Company which became effective on November 29, 2023, and registered 2,736,589 shares of Common Stock held by Sponsor under the Securities Act, as well as 2,500 held by a former independent director of CF VIII.

“Private Placement” means the private placement that closed concurrently with the closing of the IPO, on March 11, 2021, pursuant to which CF VIII issued and sold to the Sponsor 540,000 Placement Units, at a purchase price of $10.00 per Placement Unit, generating gross proceeds of $5.4 million.

“Private Warrants” means the Placement Warrants and the Forward Purchase Warrants.

“Public Warrants” means the CF VIII Warrants sold as part of the CF VIII Units in the IPO, which are currently exercisable at a price of $11.50 per share and were assumed by us in connection with the Business Combination.

“QAC 2” means Quinpario Acquisition Corp. 2.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement entered into by and among the Company, the Sponsor, the independent directors of CF VIII, and BTC International upon the Closing.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Second Extension” means the second extension of the date by which CF VIII was required to complete its initial business combination, from September 30, 2022 to March 16, 2023.

“Second Extension Loan” means the loan to CF VIII made by Sponsor in the amount of $976,832 made in September 2022 in connection with the Second Extension.

“Second Working Capital Loan” means a second Working Capital Loan with the Sponsor in the amount of $750,000 entered into on October 14, 2022.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Securityholders” means the securityholders (or their permitted transferees) who are registering the resale of the shares of Common Stock and Warrants under this Registration Statement.

“Services Agreement” means the Services Agreement entered into upon the Closing between XBP Europe and Exela BPA.

“Sponsor” means CFAC Holdings VIII, LLC.

“Sponsor Loan” means the $1,750,000 loan made by the Sponsor for working capital.

v

“Sponsor Support Agreement” means the Sponsor Support Agreement entered into on October 9, 2022, by and among the Sponsor, CF VIII, BTC International and XBP Europe.

“Tax Sharing Agreement” means the Tax Sharing Agreement entered into upon the Closing between Exela, XBP Europe and the Company.

“Third Extension” means the third extension of the date by which CF VIII was required to complete its initial business combination, from March 16, 2023 to September 16, 2023.

“Third Extension Loan” means the loan to CF VIII made by Sponsor in the amount of $344,781 in March 2023 in connection with the Third Extension, which loan was funded in monthly amounts of $57,464 for each month of the Third Extension.

“Third Working Capital Loan” means a third Working Capital Loan with the Sponsor in the amount of $500,000 entered into on March 31, 2023.

“Transactions” means, collectively, the transactions contemplated by the Merger Agreement or any of the Ancillary Agreements.

“Transfer Agent” means Continental, in its capacity as transfer agent for CF VIII.

“Trust Account” means the trust account of CF VIII for the benefit of CF VIII’s public stockholders.

“Ultimate Parent” means ETI-XCV Holdings, LLC, an indirect parent of BTC International and wholly owned subsidiary of Exela.

“Ultimate Parent Support Agreement” means the Ultimate Parent Support Agreement entered into on October 9, 2022, by and between CF VIII and Ultimate Parent.

“Warrants” means warrants to purchase shares of Common Stock.

“Working Capital Loans” means loans that were provided by the Sponsor to CF VIII for working capital of CF VIII other than proceeds from the Sponsor Loan, consisting of the First Working Capital Loan, the Second Working Capital Loan, the Third Working Capital Loan and the Fourth Working Capital Loan.

“XBP Consolidated Group” means the consolidated group that consists of the Company and its subsidiaries.

“XBP Europe” means XBP Europe, Inc., a Delaware corporation and, prior to the Closing, a direct wholly owned subsidiary of BTC International, and following the Closing, a direct wholly owned subsidiary of the Company.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders from time to time may offer and sell the securities described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” We may use the shelf registration statement to issue shares of Common Stock upon exercise of the Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell Common Stock in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On November 29, 2023 (the “Closing Date”), we consummated the business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated October 9, 2022 (as the terms and conditions therein may be amended, modified or waived from time to time, the “Merger Agreement”), by and among the Company, Sierra Merger Sub Inc., a Delaware corporation (“Merger Sub”), BTC International Holdings, Inc., a Delaware corporation (“BTC International”), and XBP Europe, Inc., a Delaware corporation (“XBP Europe”).

Pursuant to the terms of the Merger Agreement, a business combination between the Company and XBP Europe was effected through the merger of Merger Sub with and into XBP Europe, with XBP Europe as the surviving company in the Merger, and after giving effect to such merger, continuing as a wholly owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). On the Closing Date, the registrant changed its name from CF Acquisition Corp. VIII to XBP Europe Holdings, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to XBP Holdings Corp. (f/k/a CF VIII Acquisition Corp.) and its consolidated subsidiaries (including XBP Europe). References to “CF VIII” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this prospectus, including statements as to future results of operations and financial position, revenue and other metrics, planned products and services, business strategy and plans, objectives of management for future operations of the Company, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

•        the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto;

•        the inability to meet the continued listing standards of Nasdaq or another securities exchange;

•        the risk that the Business Combination may disrupt current plans and operations of the Company and its subsidiaries;

•        the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company and its subsidiaries to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•        costs related to the Business Combination;

•        changes in applicable laws or regulations;

•        the possibility that the Company or any of its subsidiaries may be adversely affected by other economic, business and/or competitive factors;

•        risks related to XBP Europe’s potential inability to achieve or maintain profitability and generate cash;

•        the impact of the COVID-19 pandemic, including any mutations or variants thereof, or other pandemics, and the effect that any such pandemic may have on business and financial conditions;

•        volatility in the markets caused by geopolitical and economic factors;

•        the ability of XBP Europe to retain existing clients;

•        the potential inability of XBP Europe to manage growth effectively;

•        the ability to recruit, train and retain qualified personnel, and

•        other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein.

Nothing in this report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company gives no assurance that either the Company or any of its subsidiaries will achieve its expected results. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes,” and similar statements reflect only such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in Common Stock or Warrants. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

As used in this prospectus, unless the context otherwise requires or indicates, references to “Company,” “we,” “our,” and “us,” refer to XBP Europe Holdings, Inc. and its subsidiaries.

Our Business

Overview

We are a pan-European integrator of bills and payments. We connect buyers and suppliers, across industries and sizes, to optimize clients’ bills and payments processes to advance digital transformation, improve market wide liquidity, and encourage sustainable business practices. As a leader in bills and payments, we provide business process management solutions with software suites and deep domain expertise, serving as a technology and operations partner for its clients’ strategic journeys. We service over 2,000 clients across Europe, consisting of long standing relationships with many blue chip companies. Thanks to our cloud based structure and configuration flexibility, we are able to deploy our solutions to clients in any EMEA market. For more information about us, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

The Business Combination

On the Closing Date, XBP Europe consummated the Business Combination pursuant to the Merger Agreement by and among the Company, Merger Sub, BTC International, and XBP Europe. On the Closing Date, the registrant changed its name from CF Acquisition Corp. VIII to XBP Europe Holdings, Inc. At the Effective Time, in accordance with the terms and subject to the conditions of the Merger Agreement:

•        each share of the capital stock of XBP Europe that was issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive a number of shares of CF VIII Class A Common Stock equal to the quotient of (a) (i) (A) the sum of $220,000,000 minus (B) $19,465,761, representing the Company Closing Indebtedness (as defined in the Merger Agreement) divided by (ii) $10.00, plus (b) 1,330,650;

•        each outstanding share of CF VIII Class B Common Stock was automatically exchanged for one share of CF VIII Class A Common Stock.

•        Immediately thereafter, upon effectiveness of the Charter, each outstanding share of CF VIII Class A Common Stock not subject to redemption was automatically converted into one share of Common Stock.

•        Pursuant to the Charter, CF Acquisition Corp. VIII changed its name to XBP Europe Holdings, Inc.

•        Par Chadha, the Executive Chairman of Exela Technologies, Inc. (“Exela”), the Company’s indirect, majority stockholder, was appointed as the Executive Chairman of the Company.

Corporate Information

Our principal executive offices are located at 2701 East Grauwyler Road, Irving, Texas 75061. Our telephone number is (844) 935-2832. Our website address is xbpeurope.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

SUMMARY RISK FACTORS

You should carefully read this prospectus, including the section entitled “Risk Factors.” Certain of the key risks related to our business, the Company, this offering, and the Business Combination are summarized below.

•        Substantial future sales of shares of Common Stock could cause the market price of shares of Common Stock to decline.

•        The Selling Securityholders can earn a positive rate of return on their investment in our Common Stock, even if other stockholders experience a negative rate of return on their shares.

•        The Company’s ability to achieve continued and sustained profitability is uncertain.

•        The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all.

•        The Company relies on Exela, which is a highly leveraged public company and faces substantial doubt about its ability to continue as a going concern, and due to a change in auditor is delinquent in filing its third quarter Form 10-Q with the SEC and subject to a notice of non-compliance from Nasdaq. An adverse event affecting Exela may affect the delivery and availability of the services the Company relies on Exela to provide.

•        If the Company is unable to maintain an effective system of internal controls over financial reporting, it may not be able to accurately report its financial results in a timely manner or there may be misstatements in its financial statements (which may include material misstatements), any of which may adversely affect investor confidence and materially and adversely affect business and operating results.

•        There can be no assurance that Exela will continue to control the Company in the future. Any change in control of the Company may impact its strategy or business, including in a manner adverse to the Company’s stockholders.

•        Historical or new adverse issues associated with Exela or its management, such as litigation and missed projections, as well as issues associated with the Company, such as missed projections, may adversely impact the Company’s reputation, business and financial position and share price.

•        Certain of the Company’s contracts are subject to rights of termination, audit and/or investigation, which, if exercised, could negatively impact the Company’s reputation and reduce the Company’s ability to compete for new contracts and have an adverse effect on its business, results of operation and financial condition.

•        The Company may not be able to offset increased costs with increased fees under its contracts.

•        The Company’s business process automation solutions often require long selling cycles and long implementation periods that may result in significant upfront expenses that may not be recovered.

•        The Company faces significant competition, including from clients who may elect to perform their business processes in-house or invest in their own technologies in-house.

•        The Company’s industry is characterized by rapid technological change and failure to compete successfully within the industry and address such changes could adversely affect its results of operations and financial condition.

•        The Company’s business could be materially and adversely affected if it does not protect its intellectual property or if its services are found to infringe on the intellectual property of others, or if the intellectual property Exela or its subsidiaries provides under the License Agreement is not protected or is found to infringe on the intellectual property of others.

•        The Company’s revenues are highly dependent on the banking and finance industries, and any decrease in demand for business process solutions in these industries could reduce its revenues and adversely affect the results of operations.

•        The Company derives significant revenue and profit from contracts awarded through competitive bidding processes, including renewals, which can impose substantial costs on the Company, and the Company will not achieve revenue and profit objectives if it fails to accurately and effectively bid on (and win or renew) such projects, or, if bids are won and a contract is awarded to the Company, revenue and profit objectives may not be achieved due to a number of factors outside its control.

•        The Company’s profitability is dependent upon its ability to obtain adequate pricing for its services and to improve its cost structure.

•        Fluctuations in the costs of labor, paper, ink, energy, by-products and other materials and resources may adversely impact the results of the Company’s operations.

•        The Company relies, in some cases, on third-party hardware, software and services, which could cause errors or failures of the Company’s services and result in adverse effects for the Company’s business and reputation.

•        The Company is subject to regular client and third-party security reviews and failure to pass these may have an adverse impact on the Company’s operations.

•        Currency fluctuations among the Euro, British Pound, Polish Zloty, Norwegian Krona, Danish Krona, Swedish Krona and any other local currencies of any locations where the Company operates in the future, could have a material adverse effect on the Company’s results of operations.

•        The Company’s results of operations could be adversely affected by economic and political conditions, creating complex risks, many of which are beyond the Company’s control.

•        If the Company is unable to attract, train and retain skilled professionals, including highly skilled technical personnel to satisfy client demand and senior management to lead its business, or its labor expenses increase or otherwise comprise a larger percentage of its revenue, its business and results of operations may be materially adversely affected.

•        Failure to comply with data privacy and data protection laws in processing and transferring personal data across jurisdictions may subject the Company to fines, and the enactment of more stringent data privacy and data protection laws may increase its compliance costs.

•        The Company’s business is subject to governmental regulation and oversight. Any failure or perceived failure to comply with laws and/or regulations in one or more of the jurisdictions in which it operates, could subject it to legal actions and materially adversely affect its results of operations and financial condition.

•        Failure to comply with the UK Bribery Act, economic and trade sanctions, regulations, and similar laws could subject the Company to penalties and other adverse consequences.

•        The invasion of Ukraine by Russia, and the financial and economic sanctions and import and/or export controls imposed on Russia by the United Kingdom, the European Union, and others, has caused, and may continue to cause, significant economic and social disruption, and its impact on the Company’s business is uncertain.

•        COVID-19 caused a global health crisis that caused significant economic and social disruption, and a similar public health event could impact the Company’s business adversely.

•        The Company may incur losses and liabilities resulting from an unfavorable outcome of legal disputes.

•        Changes in laws or regulations, or a failure to comply with any laws and regulations may adversely affect the Company’s business, investments and results of operations.

•        The Company operates in a number of jurisdictions and, as a result, may incur additional expenses in order to comply with the laws of those jurisdictions.

•        Cybersecurity issues, vulnerabilities, and criminal activity resulting in a data or security breach could result in risks to the Company’s systems, networks, products, solutions and services resulting in liability or reputational damage.

•        The historical financial results of XBP Europe and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what XBP Europe’s actual financial position or results of operations would have been if it were a public company.

•        The Company has a limited public float, which adversely affects trading volume and liquidity, and may adversely affect the price of the Common Stock and access to additional capital.

•        The Company does not expect to declare any dividends in the foreseeable future.

•        There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

•        The Company may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

•        The Company is a controlled company, and thus not subject to all of the corporate governance rules of Nasdaq. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

•        So long as Exela controls the Company, other holders of the Company’s Common Stock will have limited ability to influence matters requiring stockholder approval, and Exela’s interests may conflict with (or may be adverse to) the interests of the other holders of Common Stock. Exela, along with its directors and management team, may make decisions that adversely impact the Company’s other stockholders.

•        The Company will incur significant increased expenses and administrative burdens as a result of being a public company, which could have an adverse effect on its business, financial condition and results of operations.

•        There can be no assurance that the Company will be able to comply with the continued listing standards of Nasdaq.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Common Stock and Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 12 of this prospectus.

Issuer	XBP Europe Holdings, Inc.
Issuance of Common Stock
Shares of Common Stock offered by the Company

Up to 6,635,000 shares of Common Stock that may be issued upon exercise of the Warrants, consisting of (x) up to 6,250,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants, (y) up to 135,000 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (z) 250,000 shares of Common Stock that are issuable upon the exercise of the Forward Purchase Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	30,166,102 (as of December 14, 2023
Shares of Common Stock Outstanding Assuming Exercise of All Warrants	36,801,102 (as of December 14, 2023
Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.
Use of Proceeds

We will receive up to an aggregate of approximately $76.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. With respect to the issuance of shares of Common Stock underlying the Warrants, we will not receive any proceeds from the sale of such shares. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the existing Warrants for general corporate purposes. See the section entitled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Resale of Common Stock and Warrants
Shares of Common Stock by the Selling Securityholders	Up to 27,775,355 shares of Common Stock.
Warrants Offered by the Selling Security Holders	385,000 Warrants, consisting of (x) up to 135,000 Private Placement Warrants, and (y) 250,000 Forward Purchase Warrants
Use of Proceeds	We will not receive any proceeds from the sale of Common Stock or Warrants offered by the Selling Security Holders pursuant to this prospectus.
Market for Common Stock	Our Common Stock is listed on the Nasdaq Global Market under the symbol “XBP”, and our Public Warrants are listed on the Nasdaq Capital Market under the symbol “XBPEW”.
Risk Factors

See the section titled “Risk Factors” beginning on page 12 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

SELECTED HISTORICAL FINANCIAL INFORMATION OF XBP EUROPE

The selected historical consolidated statements of operations data and consolidated statements of cash flows data of XBP Europe for the years ended December 31, 2022, 2021 and 2020, and the historical consolidated balance sheet data as of December 31, 2022 and 2021 are derived from XBP Europe’s audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated statements of operations data and consolidated statements of cash flows data of XBP Europe for the nine months ended September 30, 2023 and 2022 and the consolidated balance sheet data as of September 30, 2023 are derived from XBP Europe’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. In XBP Europe’s management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly XBP Europe’s financial position as of September 30, 2023 and the results of operations for the nine months ended September 30, 2023 and 2022. XBP Europe’s historical results are not necessarily indicative of the results that may be expected in the future and XBP Europe’s results for the nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023 or any other period. You should read the following selected historical consolidated financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021 (Restated)	2020 (Restated)
Revenue, net	$125,249,962	$136,721,622	$180,348,518	$205,772,161	$217,271,915
Related party revenue, net	163,927	134,701	143,428	178,479	272,493
Cost of revenue (exclusive of depreciation and amortization)	95,326,207	103,172,620	136,275,732	164,256,217	175,116,393
Related party cost of revenue	76,249	409,073	510,610	765,999	380,238
Selling, general and administrative expenses (exclusive of depreciation and amortization)	24,335,606	22,720,879	32,955,967	29,764,256	44,199,407
Related party expense	3,626,896	7,052,158	8,309,450	9,807,261	10,606,350
Depreciation and amortization	2,951,275	3,356,626	4,390,439	5,165,855	6,311,658
Operating income (loss)	$(902,344)	$144,967	$(1,950,252)	$(3,808,948)	$(19,069,638)
Other expense (income), net:
Interest expense, net	$3,704,808	$2,094,390	$3,062,360	$2,836,016	$2,843,789
Related party interest expense (income), net	(466)	146,258	(25,024)	(140,880)	(217,143)
Foreign exchange losses, net	410,209	2,861,175	1,183,536	1,161,966	2,195,173
Other (income) expense, net	(589,589)	(93,465)	(803,669)	2,142,171	(16,665)
Net loss before income taxes	(4,427,306)	(4,863,391)	(5,367,455)	(9,808,221)	(23,874,792)
Income tax expense	1,522,711	1,933,000	2,561,954	2,920,240	4,501,980
Net loss	$(5,950,017)	$(6,796,391)	$(7,929,409)	$(12,728,461)	$(28,376,772)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	155,017	3,570,083	444,333	(743,931)	3,622,116
Unrealized pension actuarial gains (losses)	(56,145)	1,933,559	7,082,667	6,188,237	(8,508,097)
Total other comprehensive income (loss), net of tax	$(5,851,145)	$(1,292,749)	$(402,409)	$(7,284,155)	$(33,262,753)

Statement of Cash Flow Data

	Nine Months Ended September 30, 2023		Year Ended December 31,
	2023	2022	2022	2021	2020
Net cash provided by/(used in) operating activities	$1,743,749	$(994,167)	$9,889,610	$(3,036,641)	$5,401,252
Net cash provided by/(used in) investing activities	(2,253,895)	(4,161,167)	(6,366,341)	1,152,695	(2,189,098)
Net cash provided by/(used in) financing activities	(3,937,796)	293,718	(1,329,452)	(4,623,649)	6,227,621
Effect of exchange rates on cash	(205,403)	3,456,835	2,368,661	166,665	(3,573,399)
Total change in cash, cash equivalents and restricted cash	$(4,653,345)	$(1,404,781)	$4,562,478	$(6,340,930)	$5,866,376

Balance Sheet Data

	As of September 30, 2023	As of December 31,
		2022	2021
Total assets	$114,759,967	$122,842,873	$126,996,348
Total liabilities	147,543,421	149,775,186	153,526,282
Total shareholder’s deficit	(32,783,453)	(26,932,313)	(26,529,934)

SELECTED HISTORICAL FINANCIAL INFORMATION OF CF VIII

The following table sets forth selected historical financial information derived from (i) CF VIII’s unaudited condensed consolidated financial statements as of September 30, 2023 and for the nine-months ended September 30, 2023 and 2022 and (ii) CF VIII’s audited consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022, included elsewhere in this prospectus. You should read the following selected financial data in conjunction with CF VIII’s financial statements and the related notes appearing elsewhere in this prospectus.

Consolidated Balance Sheets

	September 30, 2023 (Unaudited)	December 31, 2022 (Audited)
Cash	$65,000	$41,154
Cash held in the Trust Account	$7,835,221	$—
Cash equivalents held in the Trust Account	$—	$31,445,874
Total Assets	$7,917,721	$31,697,269
Sponsor loan – promissory notes	$9,906,062	$8,200,162
Total Liabilities	$33,295,491	$12,142,897
Class A common stock subject to possible redemption	$7,628,136	$31,169,832
Total Stockholders’ Deficit	$(33,005,906)	$(11,615,460)

Consolidated Statements of Operations (Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Loss from operations	$(1,958,519)	$(2,115,695)
Interest income on cash and investments held in Trust Account	753,119	956,908
Interest expense on sponsor loans and mandatorily redeemable Class A common stock	(788,591)	(689,606)
Other income	—	579,294
Changes in fair value of warrant liability	(1,417,470)	4,725,538
Changes in fair value of FPS liability	(17,546,038)	248,606
Net income (loss) before provision for income tax	(20,957,499)	3,705,045
Provision for income taxes	67,085	138,616
Net income (loss)	$(21,024,584)	$3,566,429
Weighted average number of shares of common stock outstanding:
Class A – Public shares	1,769,140	22,293,390
Class A – Private placement	4,381,912	540,000
Class B – Common stock	2,408,088	6,250,000
Basic and diluted net income (loss) per share of common stock:
Class A – Public shares	$(2.46)	$0.12
Class A – Private placement	$(2.46)	$0.12
Class B – Common stock	$(2.46)	$0.12

Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash Flow Data
Net cash provided by operating activities	$—	$—
Net cash provided by investing activities	$24,363,771	$219,784,075
Net cash used in financing activities	$(24,339,925)	$(219,543,887)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information gives effect to the Business Combination. The Business Combination will be accounted for as a reverse capitalization in accordance with GAAP. Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of XBP Europe, with the Business Combination treated as the equivalent of XBP Europe issuing stock for the net assets of CF VIII, accompanied by a recapitalization. The net assets of CF VIII will be stated at historical cost, with no goodwill or other intangible assets recorded.

The selected unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the selected unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 present the historical financial statements of XBP Europe and CF VIII, adjusted to reflect the Business Combination and its related transactions. The selected unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The selected unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of XBP Europe and the historical balance sheet of CF VIII, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2023. The selected unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 combine the historical statements of operations of XBP Europe and historical statements of operations of CF VIII for such periods, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.

The selected unaudited pro forma condensed combined financial information contained herein reflects consummation of the Business Combination and 36,658 CF VIII Public Shares remain outstanding upon consummation of the Business Combination (after taking into account the redemption of an aggregate of 669,661 CF VIII Public Shares validly tendered for redemption in connection with the Business Combination).

The selected unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the complete set of unaudited pro forma condensed combined financial information contained elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data:
(in thousands except share and per share data)

Nine Months Ended September 30, 2023	Pro Forma Combined (Actual Redemptions)
Total revenues	$125,413
Total cost of revenues	95,401
Gross margin	30,012
Operating expenses
Sales and marketing	24,336
General and administrative	1,709
Related party expense	3,627
Depreciation and amortization	2,951
Administrative expenses – related party	90
Franchise tax expense	160
Total operating expenses	32,873
Loss from operations	(2,861)
Interest income on cash and investments held in Trust Account	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	—
Changes in fair value of warrant liability	(30)
Changes in fair value of FPS liability	—
Interest expense, net	(3,705)
Related party interest income, net	1
Other income, net	589
Foreign exchange losses, net	(411)
Loss before income taxes	(6,416)
Income tax expense	(1,590)
Net loss	$(8,007)
Weighted average number of shares of common stock outstanding:
Weighted average shares outstanding – common stock	30,166,102
Basic and diluted net loss per share	$(0.27)

Year Ended December 31, 2022	Pro Forma Combined (Actual Redemptions)
Total revenues	$180,492
Total cost of revenues	136,787
Gross margin	43,705
Operating expenses
Sales and marketing	32,956
General and administrative	6,302
Related party expense	5,040
Depreciation and amortization	4,390
Administrative expenses – related party	120
Franchise tax expense	163
Total operating expenses	48,971
Loss from operations	(5,266)
Interest income on cash and investments held in the Trust Account	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	—
Changes in fair value of warrant liability	108
Changes in fair value of FPS liability	—
Interest expense, net	(3,062)
Related party interest income, net	25
Other income, net	1,383
Gain on loan forgiveness	26,436
Foreign exchange losses, net	(1,184)
Income before income taxes	18,441
Income tax expense	(2,673)
Net income	$15,768
Weighted average number of shares of common stock outstanding:
Weighted average shares outstanding – common stock	30,166,102
Basic and diluted net income per share	$0.52

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2023:
(in thousands except share and per share data)

Pro Forma Combined (Actual Redemptions)
Total assets	$107,657
Total liabilities	$115,936
Total stockholders’ equity (deficit)	$(8,278)

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the events described below occur, the Company’s business and financial results could be adversely affected in material respects. This could result in a decline in the trading price of the Company’s securities, which may be significant, and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of the Company.

Unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “the Company” or “our” refer to XBP Europe prior to the Closing of the Business Combination, and to the Company and its subsidiaries (including XBP Europe and its subsidiaries) following Closing of the Business Combination.

Risks Related to the Company

Substantial future sales of shares of Common Stock could cause the market price of shares of Common Stock to decline.

Upon the effectiveness of this Registration Statement, and taking into account the Prior Registration Statement, we will have registered with the SEC the resale of all of the shares of our Common Stock beneficially owned by Sponsor, representing 7,087,580 shares (approximately 23% of our outstanding Common Stock on the date of this prospectus), and all of the shares of our Common Stock beneficially owned by Exela, representing 21,802,364 (approximately 72% of our outstanding Common Stock on the date of this prospectus. Subject to the expiration or waiver of any applicable lock-up restrictions, each of the Sponsor and Exela will be permitted to resell all of their shares while this Registration Statement remains effective. The resale, or expected or potential resale, of a substantial number of shares of Common Stock in the public market could adversely affect the market price for shares of Common Stock and make it more difficult for you to sell your shares of Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that Selling Securityholders will continue to offer the securities covered by this Registration Statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a Registration Statement may continue for an extended period of time.

The Selling Securityholders can earn a positive rate of return on their investment in our Common Stock, even if other stockholders experience a negative rate of return on their shares.

Each of BTC International and the Sponsor acquired their shares of Common Stock being registered pursuant to this registration statement at or below $10.00 per share, the price applicable for units issued in CF VIII’s IPO. The value attributable to the 21,802,364 shares of Common Stock owned by BTC International is approximately $6.70 (determined based upon the Company’s equity value of $200.5 million at Closing). The Sponsor acquired the following shares of Common Stock being registered under this registration statement: (i) 5,494,600 Founder Shares at approximately $0.005 per share (after taking into account the forfeiture of 733,400 Founder Shares upon closing of the Business Combination), and (ii) 71,339 Promote Forward Purchase Shares which shares were issued for no additional consideration in connection with the purchase by the Sponsor of the Non-Promote Forward Purchase Shares at Closing.

Consequently, the Selling Securityholders may realize a positive rate of return on the sale of certain of their shares of Common Stock covered by this prospectus, even when at depressed prices for our shares of Common Stock.

As of December 14, 2023, the Sponsor also owns (i) 537,500 Placement Shares which it acquired at a price of $9.67 (assuming the Sponsor paid $0.33 for each one-fourth of a Placement Warrant included in each Placement Unit based on the value of the CF VIII Private Warrants at the time of the IPO), (ii) 319,804 Non-Promote Forward Purchase Shares which it acquired at a price of $9.98 (assuming the Sponsor paid $0.02 for each one-fourth of a Placement Warrant included in each Placement Unit based on the value of the CF VIII Public Warrants on November 28, 2023, the day before the Business Combination closed), and (iii) an additional 178,609 Promote Forward Purchase Shares, acquired at the same price indicated in the paragraph above. These shares of Common Stock were previously registered on the Prior Registration Statement.

The sale of all securities being offered in this prospectus or registered under the Prior Registration Statement could result in a significant decline in the public trading price of our shares of Common Stock. Even though the current trading price of our shares of Common Stock is below the price at which the units were issued in CF VIII’s IPO, the Selling Shareholders may still have an incentive to sell because they will still profit, or experience a diminished loss, on sales of their shares due to the lower price at which they purchased such shares. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. Based on the closing price of our shares of Common Stock as of December 20, 2023 of $6.38, the Sponsor may realize a gain on the sale of a Founder Share in the amount of $6.375, while BTC International would only experience a loss of $0.32 per share.

The Company’s ability to achieve continued and sustained profitability is uncertain.

The Company’s profitability depends on, among other things, its ability to generate revenue in excess of its expenses. However, the Company has significant and continuing fixed costs and expenses, which it may not be able to reduce adequately to sustain such profitability if its revenue continues to decrease, or if revenue does not increase commensurately with an increase in costs. In addition, the Company may encounter unforeseen expenses, difficulties, complications, delays and other unknown events that may cause its costs to exceed its expectations. In addition, the Company will incur certain additional legal, accounting and other expenses that it would not occur as a wholly-owned subsidiary of Exela, as further described in the risk factor entitled “The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations” below.

The Company’s revenues have declined over the last few years due to, among other things, the COVID-19 pandemic, a loss of clients, the completion of certain one-off projects, currency fluctuation exposure, the transition of the Company’s clients to lower revenue but higher margin systems and platforms, and changes of clients’ technology that has resulted in less transactions that fall under the contractual arrangements with the Company. In addition, one of the Company’s top 10 clients ended its contract with the Company in April 2023, and another one of the Company’s top 10 clients in 2022 was for a one-off project and will not generate revenue in 2023. Contracts with several other large clients are up for renewal. Although these contracts are expected to be renewed, there can be no assurances that they will be renewed on favorable terms or at all.

Further, the Company’s revenues may be adversely affected by many factors, including but not limited to the COVID-19 pandemic or a future pandemic; a potential recession in Europe; the inability to attract new clients to use its services; a failure by existing clients to renew their contracts or use additional services (or a decision by existing clients to cease or reduce using the Company’s services); the lengthening of its sales cycles and implementation periods; changes in its client mix; failure of clients to pay invoices on a timely basis or at all; a failure in the performance of the Company’s solutions or internal controls that adversely affects its reputation or results in loss of business; the loss of market share to existing or new competitors; the failure to enter or succeed in new markets; regional or global economic conditions or regulations affecting perceived need for or value of the Company’s services; or the Company’s inability to develop new offerings, expand its offerings or drive adoption of its new offerings on a timely basis and thus potentially not meeting evolving market needs.

The Company’s future profitability also may be impacted by non-cash charges and potential impairment of goodwill, which will negatively affect its reported financial results. Even if it achieves profitability on an annual basis, the Company may not be able to achieve profitability on a quarterly basis. The Company may incur significant losses in the future for a number of reasons, including those described elsewhere herein. Any inability of the Company to achieve continued and sustained profitability may adversely impact its financial position and may require the Company to seek additional financing (which will be subject to the risks described in the risk factor below entitled “The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all”).

The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all. In addition, the Company must obtain the consent of the Sponsor and an affiliate of BTC International prior to any additional issuances of equity in excess of approximately 3,026,000 shares of Common Stock prior to the one year anniversary of the closing of the Business Combination.

The Company may be unable to generate continued and sustained profitability, or may incur significant losses in the future. As a result, the Company may need to raise additional capital through debt and/or equity financing at some point in the future. Any debt agreements the Company enters into at such time may include financial or operational covenants which may constrain its ability to operate its business, and any inability to satisfy covenants contained in any debt agreements may require prepayment and/or refinancing of such debt. The Company may also be unable to raise debt and/or equity financing at an attractive price or on attractive terms or at all.

Under the Approval Rights Agreements described under the heading “The Business Combination — Related Agreements — Approval Rights Agreements,” the Company is subject to restrictions on its ability to issue new equity following Closing without the consent of the Sponsor and ETI-MNA LLC (an affiliate of BTC International). Accordingly, the Company may be prohibited from raising any equity financing at a time when available cash may be limited, which could impact the Company’s ability to carry out its business operations as currently anticipated and adversely affect its business and financial position and/or the price of its Common Stock. Under the Approval Rights Agreements, if the consent of the Sponsor and ETI-MNA LLC is required and not obtained, the maximum number of shares of Common Stock the Company may issue would be approximately 3,026,000, excluding any exercise of Warrants. In addition, under an Approval Rights Agreement, the Company may be required to publicly disclose material non-public information previously shared with the party with approval rights under such agreement, which may hinder the Company’s ability to confidentially market certain offerings.

The limited public float of the Company may also adversely affect its ability to raise debt and/or equity financing on attractive terms or at all. For more, see “The Company has a limited public float, which adversely affects trading volume and liquidity, and may adversely affect the price of the Common Stock and access to additional capital.”

The Company relies on Exela, which is a highly leveraged public company and faces substantial doubt about its ability to continue as a going concern, and due to a change in auditor is delinquent in filing its third quarter Form 10-Q with the SEC and subject to a notice of non-compliance from Nasdaq. An adverse event affecting Exela may affect the delivery and availability of the services the Company relies on Exela to provide.

The Company is majority owned by Exela. The Company relies on the services that Exela has provided in the past and Exela has agreed to continue to provide certain services and fulfill other obligations in the future as more fully described in “Certain Relationships and Related Person Transactions,” pursuant to the Tax Sharing Agreement, the Services Agreement and the License Agreement.

Exela remains highly leveraged. In January 2023, a subsidiary of Exela initially did not make the semi-annual interest payments due under certain of its secured notes on time. The payment was subsequently made in February 2023 within a 30 day grace period permitted under such secured notes. To provide sufficient capital to make such payments, Exela arranged a financing and issued a substantial number of additional shares in the first quarter of 2023. As of March 31, 2023, Exela had a total of $1.1 billion in third-party debt, and Exela’s financial statements in its Form 10-Q for the quarter ended June 30, 2023 described a substantial doubt about Exela’s ability to continue as a going concern under the standards of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern (along with actions Exela has taken to try to mitigate such doubt). On July 11, 2023, certain of Exela’s subsidiaries completed an exchange offer, which resulted in a reduction of its long-term indebtedness to approximately $792 million (excluding $314 million of notes held by Exela’s subsidiaries). There can be no assurance that Exela will not become more leveraged in the future. Considering the Company’s relationship with Exela, stockholders are encouraged to review Exela’s public filings relating to the foregoing matters and negotiations with its noteholders.

As disclosed in Exela’s filings with the SEC, Exela has from time to time been at risk of being delisted from Nasdaq. Due to the engagement of a new auditor, on October 24, 2023, Exela was unable to timely file its Forms 10-Q for the quarters ended June 30, 2023 and September 30, 2023 and as a result, received a notice of noncompliance from Nasdaq. Under Nasdaq listing rules, Exela has up to 180 calendar days from the Form 10-Q due date to regain compliance. There can be no assurance that Exela will be able to make its required SEC filings or regain compliance with the Nasdaq listing requirements. If Exela were no longer listed on Nasdaq, investors in its equity securities might only be able to trade on one of the over-the-counter markets, thereby impairing the liquidity of those securities. As a result, Exela might face adverse consequences, including a decreased ability to issue additional securities or obtain additional financing.

All of the directors on the Board, other than Mr. Jonovic, are currently directors of Exela. Thus, there will be no members of the Company’s Board who do not owe a separate fiduciary duty to Exela, except for Mr. Jonovic. Mr. Jonovic, who is the son-in-law of Mr. Chadha and an Executive Vice President of Exela, also has an interest in Exela. In the event of a conflict of interest between the Company and Exela, there may be no member of the Board of the Company who would not have a conflicting fiduciary duty or other conflicting interest.

In the event of adverse developments with respect to Exela, including as a result of the events described above, the services that the Company will rely on Exela to provide under the Services Agreement and/or the License Agreement and Exela’s ability and willingness to comply with its obligations under those agreements and under the Tax Sharing Agreement, could be adversely affected. Any such event would impact the ability of the Company to carry out its business operations as currently anticipated, which could adversely affect its business and financial position and/or the price of its Common Stock.

If the Company is unable to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner or there may be misstatements in its financial statements (which may include material misstatements), any of which may adversely affect investor confidence and materially and adversely affect business and operating results.

The Company’s financial statements were prepared in reliance on information provided by, and personnel of, Exela. There can be no assurance that its internal controls will be effective, which could adversely affect its ability to accurately report its financial statements in a timely manner or there may be misstatements in its financial statements (which may be material misstatements). The occurrence of any such events may adversely affect investor confidence and materially and adversely affect business and operating results.

As described in Exela’s audited financial statements for the years ended December 31, 2022 and December 31, 2021, Exela’s independent auditor and management concluded that Exela had material weaknesses in internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary to provide reliable financial reports and prevent fraud. Exela has reported that it is continuing to implement a remediation plan to address such material weaknesses.

There can be no assurances that Exela will continue to control the Company in the future. Any change in control of the Company may impact its strategy or business, including in a manner adverse to the Company’s stockholders.

For various strategic reasons, Exela may need to raise additional financing and may choose to engage in non-strategic divestitures and/or liquidations of assets including, potentially, dispositions of shares of Common Stock (subject to compliance with the lock-up restrictions further described in the section entitled “Certain Relationships and Related Person Transactions — Lock-Up Agreement”). In the event Exela disposes of shares of Common Stock, such dispositions may cause the market value of the Common Stock to decline or could result in a change of control of the Company. Any change in control of the Company may result in a change in the Company’s strategy or business, including in a manner adverse to the Company’s stockholders.

Historical or new adverse issues associated with Exela or its management, such as litigation and missed projections, as well as issues associated with the Company, such as missed projections, may adversely impact the Company’s reputation, business and financial position and share price.

Significant negative news, adverse legal or regulatory findings, material litigation, reputational damage and other adverse developments associated with Exela and/or members of its management team, whether historical or in the future, may adversely impact the Company’s reputation, business and financial position and share price.

In 2022, subsidiaries of Exela engaged in an internal stock purchase where the Company was purchased from a group of highly-leveraged Exela subsidiaries. It is possible that the creditors of such subsidiaries could bring a claim against the Company related to such transaction. In addition, Exela and its predecessor entities and management have been subject to a variety of claims (including members of the Company’s management and may in the future be subject to claims), including claims that resulted in certain adverse settlements and judgments against Exela.

Missed projections by the Company (or, potentially, by Exela, which continued to control the Company following the Closing and has missed certain of its projections in the past), may have a negative impact on the Company or the perception of the Company and its management in the capital markets. The Company’s actual results for the year ended December 31, 2022 included revenue of $180.5 million and Adjusted EBITDA of $14.5 million. Such results were lower than those that XBP Europe had previously forecasted and provided to CF VIII in connection with the Business Combination. The missed projections by XBP Europe resulted from a combination of factors including, among others, lower than expected revenues, delayed revenues, higher than expected costs and change in foreign exchange rates. XBP Europe’s revenue and Adjusted EBITDA figures for the year ended December 31, 2022 can be located in the section entitled “Management’s Discussion and Analysis Section of Financial Condition and Results of Operations” of this prospectus.

Such historical claims, settlements or judgments, or any new claims, whether or not successful, as well as missed projections by Exela or the Company, may adversely affect the reputation or perception of the Company and its management team, and ultimately, the Company’s business, financial position, and share price.

Certain of the Company’s contracts are subject to rights of termination, audit and/or investigation, which, if exercised, could negatively impact the Company’s reputation and reduce the Company’s ability to compete for new contracts and have an adverse effect on its business, results of operation and financial condition.

Many of the Company’s client contracts may be terminated by its clients without cause and without any fee or penalty, with only limited notice. Any failure to meet a client’s expectations, as well as factors beyond the Company’s control, including a client’s financial condition, strategic priorities, or mergers and acquisitions, could result in a cancellation or non-renewal of such a contract or a decrease in business provided to the Company and cause its actual results to differ from its forecasts. The Company may not be able to replace a client that elects to terminate or not renew its contract with it, which would reduce its revenues. As described in the risk factor entitled “The Company’s ability to achieve continued and sustained profitability is uncertain” above, one of the Company’s top 10 clients ended its contract with the Company in April 2023, and another one of the Company’s top 10 clients in 2022 was for a one-off project and will not generate revenue in 2023.

In addition, a portion of the Company’s revenues is derived from contracts with foreign governments and their agencies. Government entities typically finance projects through appropriated funds. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of, or terminate, these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions (e.g., during a government transition or other debt or funding constraints could result in lower governmental sales and in the Company’s projects being reduced in price or scope or terminated altogether, which also could limit its recovery of incurred costs, reimbursable expenses and profits on work completed prior to the termination. The public procurement environment is unpredictable and this could adversely affect the Company’s ability to perform work under new and existing contracts. These risks can potentially have an adverse effect on the Company’s revenue growth and profit margins.

Moreover, government contracts are generally subject to a right to conduct audits and investigations by government agencies. Additionally, if the government discovers improper or illegal activities or contractual non-compliance (including improper billing), the Company may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with the government. Any resulting penalties or sanctions could be substantial. Further, the negative publicity that could arise from any such penalties, sanctions or findings in such audits or investigations could have an adverse effect on the Company’s reputation in the industry and reduce its ability to compete for new contracts and could materially adversely affect the Company’s results of operations and financial condition.

The Company may not be able to offset increased costs with increased fees under its contracts.

The pricing and other terms of the Company’s client contracts are based on estimates and assumptions the Company makes at the time it enters into these contracts. These estimates reflect the Company’s best judgments regarding the nature of the engagement and the Company’s expected costs to provide the contracted services and could differ from actual results. Not all of the Company’s larger long-term contracts allow for escalation of fees as the Company’s costs of operations increase and those that allow for such escalations do not always allow increases at rates comparable to increases that the Company experiences. In circumstances where the Company cannot negotiate long-term contract terms that provide for fee adjustments to reflect increases in the Company’s cost of service delivery, the Company’s business, financial conditions, and results of operation could be materially impacted. Any such increase in costs may require the Company to seek additional financing (which will be subject to the risks described in the risk factor above entitled “The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all”).

The Company’s business process automation solutions often require long selling cycles and long implementation periods that may result in significant upfront expenses that may not be recovered.

The Company often faces long selling cycles to secure new contracts for its business process automation solutions. If the Company is successful in obtaining an engagement, the selling cycle may be followed by a long implementation period during which it plans its services in detail and demonstrates to the client its ability to successfully integrate its solutions with the client’s internal operations. The Company’s clients may experience delays in obtaining internal approvals or delays associated with technology or system implementations which can further lengthen the selling cycle or implementation period, and certain engagements may also require a ramping up period after implementation before the Company can commence providing its services. Even if the Company succeeds in developing a relationship with a potential client and begin to discuss the services in detail, the potential client may choose a competitor or decide to retain the work in-house prior to the time a contract is signed. In addition, once a contract is signed, the Company sometimes does not begin to receive revenue until completion of the implementation period and its solution is fully operational. The extended lengths of the Company’s selling cycles and implementation periods can result in the incurrence of significant upfront expenses that may never result in profits or may result in profits only after a significant period of time has elapsed, which may negatively impact its financial performance. For example, the Company generally hires new employees to provide services in connection with certain large engagements once a new contract is signed. Accordingly, the Company may incur significant costs associated with these hires before it collects corresponding revenues. The Company’s inability to obtain contractual commitments after a selling cycle, maintain contractual commitments after the implementation period or limit expenses prior to the receipt of corresponding revenue may have a material adverse effect on its business, results of operations and financial condition.

Further, under the United Kingdom’s Transfer of Undertakings (Protection of Employees) Regulations, 2006, as well as similar regulations in European Union member countries, employees who are dismissed by an incumbent outsourced services supplier that is being replaced could seek compensation from their current or new employer. This could adversely impact the Company’s clients’ ability to outsource and result in additional costs due to redundancy payment liabilities. Such events could have an adverse impact on the Company’s results of operations and its financial position and require the Company to seek additional financing (which will be subject to the risks described in the risk factor above entitled “The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all”).

The Company faces significant competition, including from clients who may elect to perform their business processes in-house or invest in their own technologies in-house.

The Company’s industry is highly competitive, fragmented and subject to rapid change. The Company competes primarily against local, national, regional and large multi-national information and payment technology companies, including focused business process outsourcing (“BPO”) companies based in offshore locations, as well as other BPO and business process automation, consulting services and digital transformation solution providers that focus on the in-house capabilities of the Company’s clients and potential clients. These competitors may include entrants from adjacent industries or entrants in geographic locations with lower costs than those in which the Company operates.

Some of the Company’s competitors have greater financial, marketing, technological or other resources, larger client bases and more established reputations or brand awareness than it does. In addition, some of the Company’s competitors who do not have, or have limited, global delivery capabilities may expand their delivery centers to the countries in which it operates or increase their capacity in lower cost geographies, which could result in increased competition. Some of the Company’s competitors may also enter into strategic or commercial relationships among themselves or with larger, more established companies in order to benefit from increased scale and enhanced scope capabilities or enter into similar arrangements with potential clients. Further, the Company expects competition to intensify in the future as more companies enter its markets and clients consolidate the services they require among fewer vendors. Increased competition, the Company’s inability to compete successfully against competitors, pricing pressures or loss of market share could result in reduced operating margins, which could adversely affect its business, results of operations and financial condition.

The Company’s industry is characterized by rapid technological change and failure to compete successfully within the industry and address such changes could adversely affect its results of operations and financial condition.

The process of developing new services and solutions is inherently complex and uncertain. It requires accurate anticipation of clients’ changing needs and emerging technological trends. The Company must make long-term investments and commit significant resources before knowing whether these investments will eventually result in services that achieve client acceptance and generate the revenues required to provide desired returns. If the Company fails to accurately anticipate and meet its clients’ needs through the development of new technologies and service offerings or if its new services are not widely accepted, it could lose market share and clients to its competitors and that could materially adversely affect its results of operations and financial condition.

More specifically, the business process automation industry in which part of the Company’s business operates is characterized by rapid technological change, evolving industry standards and changing client preferences. The success of the Company’s business depends, in part, upon its ability to develop technology and solutions that keep pace with changes in its industry and the industries of its clients. Although the Company has made, and will continue to make, significant investments in the research, design and development of new technology and platforms-driven solutions, it may not be successful in addressing these changes on a timely basis or in marketing the changes it implements. In addition, products or technologies developed by others may render the Company’s services uncompetitive or obsolete. Failure to address these developments could have a material adverse effect on the Company’s business, results of operations and financial condition.

In addition, existing and potential clients are actively shifting their businesses away from paper-based environments to electronic environments with reduced needs for physical document management and processing. This shift may result in decreased demand for the physical document management services the Company provides. Though the Company has solutions for clients seeking to make these types of transitions, a significant shift by its clients away from physical documents to non-paper based technologies, whether now existing or developed in the future, could adversely affect its business, results of operation and financial condition.

Also, some of the large international companies in the industry have significant financial resources and compete with us to provide document processing services and/or business process services. The Company competes primarily on the basis of technology, performance, price, quality, reliability, brand, distribution and client service and support. The Company’s success in future performance is largely dependent upon its ability to compete successfully, to promptly and effectively react to changing technologies and client expectations and to expand into additional market segments. To remain competitive, The Company must develop services and applications; periodically enhance its existing offerings; remain cost efficient; and attract and retain key personnel and management. If the Company is unable to compete successfully, the Company could lose market share and important clients to its competitors and that could materially adversely affect its results of operations and financial condition.

The Company’s business could be materially and adversely affected if it does not protect its intellectual property or if its services are found to infringe on the intellectual property of others, or if the intellectual property Exela or its subsidiaries provides under the License Agreement is not protected or is found to infringe on the intellectual property of others.

The Company’s success depends in part on certain methodologies and practices it utilizes in developing and implementing applications and other proprietary intellectual property rights. In order to protect such rights, the Company relies upon a combination of nondisclosure, license and other contractual arrangements, as well as trade secret, copyright, trademark and patent laws but the Company has limited registered intellectual property and, as a result, could in the future be subject to infringement claims which could lead to substantial additional costs. After the Closing, the Company’s operations will depend on its ability to independently manage its intellectual property portfolio (which it has not had to do in the past). The Company also generally enters into confidentiality agreements with its employees, clients and potential clients, and limits access to and distribution of its proprietary information. There can be no assurance that the laws, rules, regulations and treaties in effect in the jurisdictions in which the Company operates and the contractual and other protective measures it takes are or will be adequate to protect it from misappropriation or unauthorized use of its intellectual property, or that such laws will not change. There can be no assurance that the resources invested by the Company to protect its intellectual property will be sufficient or that its intellectual property portfolio will adequately deter misappropriation or improper use of its technology, and its intellectual property rights may not prevent competitors from independently developing or selling products and services similar to or duplicative of the Company’s. The Company may not be able to detect unauthorized use and take appropriate steps to enforce its rights, and any such steps may be costly and unsuccessful. Infringement by others of the Company’s intellectual property, and the costs to the Company of enforcing its intellectual property rights, may have a material adverse effect on its business, results of operations and financial condition. The Company could also face competition in some countries where it has not invested in an intellectual property portfolio. If the Company is not able to protect its intellectual property, the value of its brand and other intangible assets may be diminished, and its business may be adversely affected. Further, although the Company believes that it is not infringing on the intellectual property rights of others, claims may nonetheless be successfully asserted against it in the future, and the Company may be the target of enforcement of patents or other intellectual property by third parties, including aggressive and opportunistic enforcement claims by non-practicing entities. Regardless of the merit of such claims, responding to infringement claims can be expensive and time-consuming. If the Company is found to infringe any third-party rights, the Company could be required to pay substantial damages or it could be enjoined from offering some of its products and services. The costs of defending any such claims could be significant, and any successful claim may require the Company to modify its services. The value of, or the Company’s ability to use, its intellectual property may also be negatively impacted by dependencies on third parties, such as its ability to obtain or renew on reasonable terms licenses that the Company needs in the future, or its ability to secure or retain ownership or rights to use data in certain software analytics or services offerings. Any such circumstances may have a material adverse effect on the Company’s business, results of operations and financial condition.

In addition, as described above, the Company will rely on Exela for certain services following the Closing, including intellectual property of Exela and its subsidiaries, which will be provided pursuant to the License Agreement. Such intellectual property to be provided will be subject to many of the same risks described above. In particular, the Company will rely on Exela and its subsidiaries to protect such intellectual property, and its business operations may be materially impacted if such intellectual property is determined to have infringed on the intellectual property rights of others. In addition, if Exela or its subsidiaries is or are unwilling or unable to provide such intellectual property in accordance with the terms of the License Agreement, the Company’s business could be adversely affected. For more, see the risk factor above entitled “The Company relies on Exela, which is a highly leveraged public company and faces substantial doubt about its ability to continue as a going concern, and due to a change in auditor is delinquent in filing its third quarter Form 10-Q with the SEC and subject to a notice of non-compliance from Nasdaq. An adverse event affecting Exela may affect the delivery and availability of the services the Company relies on Exela to provide.”

The Company’s revenues are highly dependent on the banking and finance industries, and any decrease in demand for business process solutions in these industries could reduce its revenues and adversely affect the results of operations.

A substantial portion of the Company’s revenues are derived from the banking and finance industries. Clients in banking and financial services accounted for 53% and 46% of the Company’s revenues in 2022 and 2021, respectively. Clients who provide commercial services accounted for 6% and 9% of the Company’s revenues in 2022 and 2021, respectively. Clients in the services, technology, and manufacturing industries accounted for 22% and 25% of the Company’s revenues in 2022 and 2021, respectively. The Company’s success largely depends on continued demand for its services from clients in these segments, and a downturn or reversal of the demand for business process solutions in any of these segments, or the introduction of regulations that restrict or discourage companies from engaging its services, could materially adversely affect the Company’s business, financial condition and results of operations. For example, consolidation in any of these industries or combinations or mergers, particularly involving the Company’s clients, may decrease the potential number of clients for its services. The Company has been affected by the worsening of economic conditions and significant consolidation in the financial services industry and the continuation of this trend may negatively affect its revenues and profitability. Europe’s persistently high inflation, caused in part by increasing energy prices, as a result of the conflict in the Ukraine, may not ease despite measures aimed at reducing inflation. This may ultimately result in a recession. A recession in Europe (including the EU and/or the UK) may lead to further consolidation in the financial services industry, a reduction in demand for the Company’s services or otherwise adversely affect the Company’s operations or financial performance.

The Company derives significant revenue and profit from contracts awarded through competitive bidding processes, including renewals, which can impose substantial costs on the Company, and the Company will not achieve revenue and profit objectives if it fails to accurately and effectively bid on (and win or renew) such projects. In addition, even if bids are won and a contract is awarded to the Company, revenue and profit objectives may not be achieved due to a number of factors outside its control, including cases where an applicable contract or framework arrangement does not guarantee transaction volume.

Many of the contracts awarded to the Company through competitive bidding procedures are extremely complex and require the investment of significant resources in order to prepare accurate bids and proposals. Competitive bidding imposes substantial costs and presents a number of risks, including: (i) the substantial cost and managerial time and effort that the Company spends to prepare bids and proposals for contracts that may or may not be awarded to it; (ii) the need to estimate accurately the resources and costs that will be required to implement and service any contracts the Company is awarded, sometimes in advance of the final determination of their full scope and design; (iii) the expense and delay that may arise if the Company’s competitors protest or challenge awards made to it pursuant to competitive bidding and the risk that such protests or challenges could result in the requirement to resubmit bids and in the termination, reduction or modification of the awarded contracts; and (iv) the opportunity cost of not bidding on and winning other contracts the Company might otherwise pursue. If the Company’s competitors protest or challenge an award made to it on a government contract, it could involve litigation that could take years to resolve.

The Company’s profitability is dependent upon its ability to obtain adequate pricing for its services and to improve its cost structure.

The Company’s success depends on its ability to obtain adequate pricing for its services. Depending on competitive market factors, future prices the Company obtains for its services may decline from previous levels. If the Company is unable to obtain adequate pricing for its services, that could materially adversely affect the Company’s results of operations and financial condition.

The Company regularly reviews its operations with a view towards reducing its cost structure, including, without limitation, reducing its employee base, exiting certain businesses, improving process and system efficiencies and outsourcing some internal functions. The Company, from time to time, engages in operational restructuring to reduce costs. If the Company is unable to continue to maintain its cost base at or below the current level and maintain process and systems changes resulting from prior restructuring actions or to realize the expected cost reductions in the ongoing strategic transformation program, it could materially adversely affect the Company’s results of operations and financial condition. In addition, in order to meet the service requirements of the Company’s clients, which often includes 24/7 service, and to optimize its employee cost base, including its back-office support, the Company often relies on delivery service and back-office support centers in lower-cost locations, including several developing countries. Relying on centers in these locations presents a number of operational risks, many of which are beyond its control, including the risks of political instability, natural disasters, safety and security risks, labor disruptions, excessive employee turnover and rising labor rates. Additionally, a change in the political environment in Europe or the adoption and enforcement of legislation and regulations curbing the use of such centers outside of Europe could materially adversely affect its results of operations and financial condition. These risks could impair the Company’s ability to effectively provide services to its clients and keep its costs aligned to its associated revenues and market requirements.

The Company’s ability to sustain and improve profit margins is dependent on a number of factors, including its ability to continue to improve the cost efficiency of its operations through such programs as robotic process automation, to absorb the level of pricing pressures on its services through cost improvements and to successfully complete information technology initiatives. If any of these factors adversely materialize or if the Company is unable to achieve and maintain productivity improvements through restructuring actions or information technology initiatives, its ability to offset labor cost inflation and competitive price pressures would be impaired, each of which could materially adversely affect its results of operations and financial condition and could require the Company to seek additional financing (which will be subject to the risks described in the risk factor above entitled “The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all”). Furthermore, these restructurings may lead to negative implications or disruptions to client experience and therefore the Company could face unexpected consequences.

Fluctuations in the costs of labor, paper, ink, energy, by-products and other materials and resources may adversely impact the results of the Company’s operations.

Purchases of paper, ink, energy and other raw materials represent a material portion of the Company’s costs. Increases in the costs of these inputs, especially as a result of the current high-inflationary environment in the countries in which the Company operates, may not be able to be passed on to the Company’s clients through higher prices. The Company further expects that inflation may continue to increase or remain higher than in the recent past, resulting in growing costs. In addition, the Company may not be able to resell waste paper and other print-related by-products or may be adversely impacted by decreases in the prices for these by-products. Increases in the cost of materials may adversely impact clients’ demand for the Company’s printing and printing-related services.

The Company relies, in some cases, on third-party hardware, software and services, which could cause errors or failures of the Company’s services and resulting in adverse effects for the Company’s business and reputation.

Although the Company developed many of its platform-driven solutions internally or with the help of Exela and its other affiliates, the Company relies, in some cases, on third-party hardware and software in connection with its service offerings which the Company either purchases or leases from third-party vendors. The Company is generally able to select from a number of competing hardware and software applications, but the complexity and unique specifications of the hardware or software makes design defects and software errors difficult to detect. Any errors or defects in third-party hardware or software that are incorporated into the Company’s service offerings may result in a delay or loss of revenue, diversion of resources, damage to its reputation, the loss of the affected client, loss of future business, increased service costs or potential litigation claims against the Company.

Further, this hardware and software may not continue to be available on commercially reasonable terms or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of the Company’s services, which could negatively affect its business until equivalent technology is either developed by it or, if available, is identified, obtained and integrated. In addition, it is possible that the Company’s hardware vendors or the licensors of third-party software could increase the prices they charge, which could have a material adverse impact on the Company’s results of operations. Further, changing hardware vendors or software licensors could detract from management’s ability to focus on the ongoing operations of the Company’s business or could cause delays in the operations of its business.

The Company is subject to regular client and third-party security reviews and failure to pass these reviews may have an adverse impact on the Company’s operations.

Many of the Company’s client contracts require that it maintain certain physical and/or information security standards, and, in certain cases, permit a client to audit the Company’s compliance with these contractual standards. Any failure to meet such standards or pass such audits can constitute a breach of contract which may result in damages or clients enforcing other remedies under the client contracts which may have a material adverse impact on the Company’s business. Further, clients from time to time may require stricter physical and/or information security than they negotiated in their contracts, and may condition continued volumes and business on the satisfaction of such additional requirements. Some of these requirements may be expensive to implement or maintain, and may not be factored into the Company’s contract pricing. Further, on an annual basis the Company obtains third-party audits of certain of its locations in accordance with third party attestation standards, and many of its clients expect that the Company will engage in such procedures, and report to them the results. Negative findings in such an audit and/or the failure to adequately remediate in a timely fashion such negative findings may cause clients to terminate their contracts or otherwise have a material adverse effect on the Company’s reputation, results of operation and financial condition.

Currency fluctuations among the Euro, British Pound, Polish Zloty, Norwegian Krona, Danish Krona, Swedish Krona and any other local currencies of any locations where the Company operates in the future, could have a material adverse effect on the Company’s results of operations.

The functional currencies of the Company’s businesses are the local currencies in Europe including the Euro, British Pound, Polish Zloty, Norwegian Krona, Danish Krona, Swedish Krona, Swiss Franc and Serbian Dinar, as well as the Moroccan Dirham, U.S. Dollar and Indian Rupee. Changes in exchange rates between any of these currencies (other than the U.S. Dollar) and the U.S. Dollar will affect the recorded levels of the Company’s assets, liabilities, net sales, cost of goods sold and operating margins and could result in exchange gains or losses. Exchange rates between these currencies in recent years have fluctuated significantly and may do so in the future. The Company’s operating results and profitability may be affected by any volatility in currency exchange rates and its ability to manage effectively currency transaction and translation risks. In addition, to the extent the U.S. Dollar strengthens against the functional currencies of the Company’s business (other than the U.S. Dollar), revenues and profits will be reduced when converted into and reported in U.S. Dollars.

The Company’s results of operations could be adversely affected by economic and political conditions, creating complex risks, many of which are beyond the Company’s control.

The Company’s business depends on the continued demand for its services, and if current global economic conditions worsen, its business could be adversely affected by its clients’ financial condition and level of business activity. Along with its clients, the Company is subject to global political, economic and market conditions, including inflation, interest rates, energy costs, the impact of natural disasters, disease, military action and the threat of terrorism. In particular, the Company currently derives, and is likely to continue to derive, almost all of its revenue from clients located in Europe. Any future decreases in the general level of economic activity in European markets, such as decreases in business and consumer spending and increases in unemployment rates as the Company experienced as a result of the COVID-19 pandemic, could result in a decrease in demand for the Company’s services, thus reducing its revenue. For example, certain clients may decide to reduce or postpone their spending on the services the Company provides, and the Company may be forced to lower its prices. Other developments in response to economic events, such as consolidations, restructurings or reorganizations, particularly involving the Company’s clients, could also cause the demand for the Company’s services to decline, negatively affecting the amount of business that it is able to obtain or retain. The Company may not be able to predict the impact such conditions will have on the industries it serves and may be unable to plan effectively for or respond to such impact. In response to economic and market conditions, from time to time the Company has undertaken or may undertake initiatives to reduce its cost structure where appropriate, such as consolidation of resources to provide functional region-wide support to its international subsidiaries in a centralized fashion. These initiatives, as well as any future workforce and facilities reductions the Company may implement, may not be sufficient to meet current and future changes in economic and market conditions and allow us to continue to achieve the growth rates expected. Any future workforce and/or facility reductions that may be implemented will be subject to local employment laws which may impose expenses and logistical challenges in connection with any such workforce reductions. Costs actually incurred in connection with certain restructuring actions may also be higher than the Company’s estimates of such costs and/or may not lead to the anticipated cost savings.

In addition, any future disruptions or turbulence in the global capital markets may adversely affect the Company’s liquidity and financial condition, and the liquidity and financial condition of its clients. Such disruptions may limit the Company’s ability to access financing, increase the cost of financing needed to meet liquidity needs and affect the ability of its clients to use credit to purchase its services or to make timely payments to the Company, in each case adversely affecting its financial condition and results of operations.

If the Company is unable to attract, train and retain skilled professionals, including highly skilled technical personnel to satisfy client demand and senior management to lead its business, or its labor expenses increase or otherwise comprise a larger percentage of its revenue, its business and results of operations may be materially adversely affected.

The Company’s success is dependent, in large part, on its ability to keep its supply of skilled professionals, including project managers, IT engineers and senior technical personnel, in balance with client demand around the world, and on its ability to attract and retain senior management with the knowledge and skills to lead its business globally. Each year, the Company must hire several hundred new professionals and retrain, retain, and motivate its workforce across Europe and its nearshore jurisdictions. Competition for skilled labor is intense and, in some jurisdictions in which the Company operates, there are more jobs for certain professionals than qualified persons to fill these jobs. Costs associated with recruiting and training professionals can be significant. If the Company is unable to hire or deploy employees with the needed skillsets or if it is unable to adequately train or equip its employees with the skills or tools needed, this could materially adversely affect its business. Additionally, if the Company is unable to maintain an employee environment that is competitive and contemporary, it could have an adverse effect on engagement and retention, which may materially adversely affect the Company’s business. If more stringent labor laws become applicable to the Company or if a significant number of its employees unionize, the profitability of the Company may be adversely affected.

Increased labor costs due to competition, increased minimum wage or employee benefits costs, unionization activity or other factors would adversely impact the Company’s cost of sales and operating expenses. For example, as minimum wage rates increase, the Company may need to increase not only the wages of its minimum wage employees but also the wages paid to employees at wage rates that are above minimum wage. As a result, the Company anticipates that its labor costs will continue to increase. In addition, the Company may face increased costs related to other employee benefits, such as in respect of unfunded UK pension liabilities, which amounted to approximately $23.0 million as of December 31, 2022. Such UK pension liabilities are subject to a fixed payment plan and, pursuant to an agreement with the pension plan’s trustee, are expected to be fully funded by the Company by February 2030 (although there can be no assurance that it will be fully funded by such date). Any such increase, or any increase in labor costs as a percentage of the Company’s revenue could adversely affect the Company’s financial results, as further described in the risk factor entitled “The Company’s ability to achieve continued and sustained profitability is uncertain.”

The Company is also subject to applicable rules and regulations relating to its relationship with its employees, including minimum wage and break requirements, health benefits, unemployment taxes, overtime, and working conditions and immigration status. Legislated increases in the minimum wage and increases in additional labor cost components, such as employee benefit costs, workers’ compensation insurance rates, compliance costs and fines, as well as the cost of litigation in connection with these regulations, would increase the Company’s labor costs. Further, the Company’s employees may form labor unions or workers’ councils, and the Company may become subject to new labor-related requirements that may impose additional requirements or costs on our business. As is the case with any negotiation, the Company may not be able to negotiate or renew acceptable collective bargaining agreements in such cases, which could result in strikes or work stoppages by affected workers. Renewal of collective bargaining agreements could also result in higher wages or benefits paid to union members. In addition, negotiations with labor unions and/or workers’ councils could hinder the pace of innovation by diverting management’s attention away from discovering and implementing the type of innovative strategies that we believe are crucial to the success of our business. A disruption in operations, higher ongoing labor costs or a hindrance to the pace of innovation could have a material adverse effect on our business, financial condition and results of operations.

While the Company is already subject to oversight by workers’ councils in France and Germany, if the Company becomes subject to oversight by any workers’ councils in additional jurisdictions, it may be required to consult with such workers’ councils with respect to certain decisions and to provide specific information and records upon request. Any failure to engage with or provide information to a workers’ council could result in actual or threatened legal challenges or proceedings. Additionally, consultation with and/or obtaining approvals from a workers’ councils may involve additional expense and unanticipated delays, particularly if the Company is required to make changes to accommodate feedback and recommendations from such workers’ councils. If consultations with a workers’ council does not yield a desired result, or if a workers’ council withholds or delays its approvals, the Company may be unable to execute key transactions in a timely fashion or at all, which may impede the ability of the Company to execute its growth strategy and/or have a material adverse effect on its business, financial condition and results of operations.

Failure to comply with data privacy and data protection laws in processing and transferring personal data across jurisdictions may subject the Company to fines, and the enactment of more stringent data privacy and data protection laws may increase its compliance costs.

Any inability by the Company to adequately address privacy and security concerns could result in expenses and liabilities, and an adverse impact on the Company. Moreover, international privacy and data security regulations may become more complex and have greater consequences. Europe’s General Data Protection Regulation, or

the GDPR, governs the collection and use of personal data of data subjects in the European Economic Area and extraterritorially as well, and imposes several stringent requirements for controllers and processors of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, increased requirements pertaining to health data, other special categories of personal data and pseudonymized (i.e., key-coded) data and additional obligations when the Company contracts third-party processors in connection with the processing of the personal data. The GDPR provides that European Union member states may make their own further laws and regulations limiting the processing of personal data, including genetic, biometric or health data, which could limit the Company’s ability to use and share personal data or could cause its costs to increase, and harm its business and financial condition. Failure to comply with the requirements of the GDPR and the applicable national data protection laws of the European Union member states may result in fines of up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties.

In addition to the GDPR, the Company is also subject to data privacy and security laws in other jurisdictions in which it operates. Any future failure by the Company to comply with the GDPR or other applicable data privacy and security laws could have a material adverse effect on its business, results of operations or financial condition. Industry groups also impose self-regulatory standards that bind the Company by their incorporation into the contracts that the Company executed and failing to comply with such standards could have a binding impact on its business.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s business, investments and results of operations.

The Company is subject to laws, regulations and rules enacted by national, regional and local governments and will be subject to the listing requirements of Nasdaq. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on the Company’s business and results of operations.

The Company’s business is subject to governmental regulation and oversight. Any failure or perceived failure to comply with laws and/or regulations in one or more of the jurisdictions in which it operates, could subject it to legal actions and materially adversely affect its results of operations and financial condition.

The Company’s business is subject to governmental regulation and oversight, as well as extensive, complex, overlapping and frequently changing rules, regulations and legal interpretations. Financial and political events have increased the level of regulatory scrutiny on the Company’s industry, and regulatory agencies may view matters or interpret laws and regulations differently than they have in the past and/or may increase their oversight over the Company’s business practices, in each case in a manner adverse to the Company’s business. The Company is subject to the general legal framework in the numerous jurisdictions which it operates. For example, in the European Union the comprehensive GDPR which went into effect in May 2018 introduced significant privacy-related changes for companies operating both in and outside the European Union and this has impacted the processing of personal information of the Company’s employees and the processing of personal information on behalf of the Company’s clients In addition, the Company provides support to clients in highly regulated sectors, including banking, healthcare, insurance and utilities, which in some cases will result in the clients placing contractual obligations on the Company to comply with certain rules and regulations applicable to those sectors in the performance of its services. Currently there are no sector specific licenses or authorizations required for the Company to provide such services If the Company’s business is or becomes subject to additional laws and/or regulations in one or more of the jurisdictions in which it operates, including as a result of changing laws or regulations, changing interpretations of previously enacted laws or regulations, or increased oversight, then a failure to comply with such laws and/or regulations could subject the Company to legal actions and/or otherwise adversely affect its ability to continue its operations as they are currently conducted or are expected to be conducted in the future. In particular, the Company is in the process of applying for a PSP license in the European Union to further expand its payment offerings and better compete in the open banking space and such license will result in oversight by the Central Bank of Ireland in respect of the licensed activities.

Failure to comply with the UK Bribery Act, economic and trade sanctions, regulations, and similar laws could subject the Company to penalties and other adverse consequences.

The Company operates internationally and is subject to anti-corruption laws and regulations, including the UK Bribery Act and other laws that prohibit the making or offering of improper payments to foreign government officials and political figures, including accounting provisions enforced by the SEC. These laws prohibit improper payments or offers of payments to foreign governments and their officials and political parties by the Company business entities for the purpose of obtaining or retaining business. The Company has implemented policies to identify and address potentially impermissible transactions under such laws and regulations; however, there can be no assurance that all of its and its subsidiaries’ employees, consultants, and agents, including those that may be based in or from countries where practices that violate laws may be customary, will not take actions in violation of the Company policies, for which it may be ultimately responsible. The Company is also subject to certain economic and trade sanctions programs that prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. The Company subsidiaries may be subject to additional foreign or local sanctions requirements in other relevant jurisdictions.

The invasion of Ukraine by Russia, and the financial and economic sanctions and import and/or export controls imposed on Russia by the United Kingdom, the European Union, and others, has caused, and may continue to cause, significant economic and social disruption, and its impact on the Company’s business is uncertain.

In addition to adverse effects on the Company’s operations and on the wider global economy and market conditions, a continuation or escalation of the Russian invasion of Ukraine could result in significant increases in energy prices in Europe and other parts of the world. This has already resulted, and may continue to result, in clients and potential clients (both direct and indirect) of the Company diverting a larger proportion of their available cash towards paying their energy bills and delaying capital investments, particularly for purchases of software solutions such as the Company’s, which may be seen as “luxury” purchases under such conditions. Any of these impacts or increases in these conditions could, in turn, have a material adverse effect on the business, financial condition, cash flows, and results of operations of the Company and could cause the market value of its securities to decline.

COVID-19 caused a global health crisis that caused significant economic and social disruption, and a similar public health event could impact the Company’s business adversely.

The Company’s results of operations could in the future be materially adversely impacted by the ongoing COVID-19 pandemic or similar public heath events. The global spread of COVID-19 created significant volatility and uncertainty and economic disruption. The extent to which the coronavirus pandemic will, or a similar public health event could, continue to impact the Company’s business, operations and financial results will depend on numerous evolving factors that it may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken; the impact on economic activity; the effect on the Company’s clients and client demand for its services and solutions; the Company’s ability to sell and provide its services and solutions, including as a result of travel restrictions and people working from home; the ability of its clients to pay for its services and solutions; and any closures of its and its clients’ offices and facilities. The spread of the coronavirus caused the Company to modify its business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of its employees, clients and business partners.

The Company may incur losses and liabilities resulting from an unfavorable outcome of pending or anticipated legal disputes.

As of the date of this prospectus, a group of 71 former employees has brought a claim against a subsidiary of the Company related to their dismissals resulting from the closure of two production sites in France in 2020. From time to time, the Company and its subsidiaries may become involved in other legal proceedings, inquiries, claims and disputes in the ordinary course of its business. Although we believe we have adequately reserved for potential liabilities related to pending litigation, there can be no assurances that we have done so. In addition, litigation or potential claims can be time-consuming, divert management’s attention and resources, cause the Company to incur significant expenses or liability or require it to change its’ business practices. Because of the potential risks, expenses and uncertainties of litigation, the Company may, from time to time, settle disputes, even where it believes that it has meritorious claims or defenses. Because litigation is inherently unpredictable, the Company cannot assure you that the results of any of these actions will not have a material adverse effect on its business.

The Company operates in a number of jurisdictions and, as a result, may incur additional expenses in order to comply with the laws of those jurisdictions.

The Company’s business operates throughout Europe, and therefore, is required to comply with the laws of multiple jurisdictions. These laws regulating the internet, payments, payments processing, privacy, taxation, terms of service, website accessibility, consumer protection, intellectual property ownership, services intermediaries, labor and employment, wages and hours, worker classification, background checks, and recruiting and staffing companies, among others, could be interpreted to apply to us, and could result in greater rights to competitors, users, and other third parties. Compliance with these laws and regulations may be costly, and at times, may require the Company to change its business practices or restrict its product offerings, and the imposition of any such laws or regulations on it, its clients, or third parties that the Company or its clients utilize to provide or use its services, may adversely impact its revenue and business. In addition, the Company may be subject to multiple overlapping legal or regulatory regimes that impose conflicting requirements and enhanced legal risks.

Cybersecurity issues, vulnerabilities, and criminal activity resulting in a data or security breach could result in risks to the Company’s systems, networks, products, solutions and services resulting in liability or reputational damage.

The Company collects and retains large volumes of internal and client data, including personally identifiable information and other sensitive data both physically and electronically, for business purposes, and its various information technology systems enter, process, summarize and report such data. The Company also maintains personally identifiable information about its employees. Safeguarding client, employee and the Company’s own data is a key priority for the Company, and its clients and employees have come to rely on it for the protection of their personal information. Augmented vulnerabilities, threats and more sophisticated and targeted cyber-related attacks pose a risk to the Company’s security and the security of its clients, partners, suppliers and third-party service providers, and to the confidentiality, availability and integrity of data owned by the Company or its clients. Despite the Company’s efforts to protect sensitive, confidential or personal data or information, it may be vulnerable to material security breaches, theft, misplaced or lost data, programming errors, employee errors and/or malfeasance that could potentially lead to the compromise of sensitive, confidential or personal data or information, improper use of its systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions. Despite protective measures, the Company may not be successful in preventing security breaches which compromise the confidentiality and integrity of this data. While the Company attempts to mitigate these risks by employing a number of measures, including employee training, monitoring and testing, and maintenance of protective systems and contingency plans, the Company remains vulnerable to such threats.

The sensitive, confidential or personal data or information that the Company has access to is also subject to privacy and security laws, regulations or client imposed controls. The regulatory environment, as well as the requirements imposed on the Company by the industries it serves governing information, security and privacy laws is increasingly demanding. Maintaining compliance with applicable security and privacy regulations may increase the Company’s operating costs and/or adversely impact its ability to provide services to its clients. Furthermore, a compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of client, employee or the Company data which could harm the Company’s reputation or result in remedial and other costs, fines or lawsuits. In addition, a cyber-related attack could result in other negative consequences, including damage to the Company’s reputation or competitiveness, remediation or increased protection costs, litigation or regulatory action. Fraud, employee negligence, and unauthorized access, including, malfunctions, viruses and other events beyond the control of the Company, may lead to the misappropriation or unauthorized disclosure of sensitive or confidential information the Company processes, stores and transmits, including personal information, for its clients. Such failure to prevent or mitigate data loss or other security breaches, including breaches of its vendors’ technology and systems, could expose the Company or its clients to a risk of loss or misuse of such information, adversely affect its operating results, result in litigation or potential liability for it and otherwise harm its business. As a result, among other things, the Company may be subject to monetary damages, regulatory enforcement actions or fines under the GDPR in the European Union or the United Kingdom. In addition to any legal liability, data or security breaches may lead to negative publicity, reputational damage and otherwise adversely affect the results of operations of the Company.

Risks Related to the Business Combination

The Company incurred significant transaction costs in connection with the Business Combination.

The Company incurred significant, non-recurring costs in connection with consummating the Business Combination. The Company may also incur additional costs to retain key employees. The Company’s financial position may require the Company to seek additional financing (which will be subject to the risks described in the risk factor above entitled “The Company may need to raise debt or equity financing, which it may be unable to do on favorable terms or at all”).

The focus and resources of the Company’s management may be diverted from operational matters and other strategic opportunities.

Completion of the Business Combination placed a significant burden on management and other internal resources of the Company. The diversion of management’s attention and any difficulties encountered in the period following the closing of the Business Combination could harm the Company’s business, financial condition, results of operations and prospects and those of the Company. In addition, uncertainty about the effect of the Business Combination on the Company’s employees, consultants, clients, suppliers, partners, and other third-parties, including regulators, may have an adverse effect on the Company. These uncertainties may impair the Company’s ability to attract, retain and motivate key personnel.

The historical financial results of XBP Europe and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what XBP Europe’s actual financial position or results of operations would have been if it were a public company.

The Company’s historical financial results included in this prospectus do not reflect the financial condition, results of operations or cash flows it would have achieved as a standalone public company during the periods presented or those that the Company will achieve in the future. The Company’s financial condition and future results of operations could be materially different from amounts reflected its historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare the Company’s future results to historical results or to evaluate its relative performance or trends in its business.

As a result of the Business Combination, the Company became a public company with significant operations, and as such (and particularly after it is no longer an “emerging growth company” or “smaller reporting company”), will face increased legal, accounting, administrative and other costs and expenses as a public company that it did not previously incur. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations implemented by the SEC, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require the Company to carry out activities that XBP Europe has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. If any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or material weakness in the internal control over financial reporting), the Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, the Company has purchased director and officer liability insurance, which has substantial additional premiums. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. The additional reporting and other obligations associated with being a public company will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. See also “Risks Related to the Business Combination — The Company is an “emerging growth company” within the meaning of the Securities Act and it has taken advantage of certain exemptions from disclosure requirements available to EGCs; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.”

Exela has previously identified material weaknesses in its internal controls over financial reporting and the Company’s financial statements were prepared in reliance on information provided by, and personnel of, Exela. For more, see the risk factor entitled “If the Company is unable to maintain an effective system of internal controls over financial reporting, it may not be able to accurately report its financial results in a timely manner or there may be misstatements in its financial statements (which may include material misstatements), any of which may adversely affect investor confidence and materially and adversely affect business and operating results.”

The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, the Company being treated as the “acquiror” for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of the Company on the date the Business Combination closes and the number of CF VIII Public Shares that are redeemed in connection with the Business Combination.

Accordingly, such pro forma financial information may not be indicative of the Company’s future operating or financial performance and the Company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The Company has a limited public float, which adversely affects trading volume and liquidity, and may adversely affect the price of the Common Stock and access to additional capital.

As of December 14, 2023, Exela and Sponsor own 72.3% and 21.9% of our outstanding shares of Common Stock as of the date of this prospectus. All of Exela’s shares, and the majority of Sponsor’s shares of Common Stock may not be publicly transferred until the earlier of November 29, 2024 and the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, unless such restrictions are earlier waived. Due to the limited post-Closing public float, the trading price of Common Stock may fluctuate widely due to various factors, including the volume of purchase or sales of Common Stock relative to the public float. The sale of shares of Common Stock registered hereunder could have a significant negative impact on the public trading price of Common Stock. The limited public float could adversely affect the Company’s business and financing opportunities, and may make it difficult for you to sell your Common Stock at a price that is attractive to you.

The Company is an “emerging growth company” within the meaning of the Securities Act and it has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and intends to elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, holders of Common Stock may not have access to certain information they may deem important. There can be no assurances whether investors will find the Company’s securities less attractive because of such exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of its financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Pursuant to the JOBS Act, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as it is an “emerging growth company”.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of internal controls over financial reporting, and generally requires in the same report a report by a public company’s independent registered public accounting firm on the effectiveness of its internal controls over financial reporting. The Company will continue to be required to provide management’s attestation on internal controls effective with respect to the year ended December 31, 2023, in accordance with applicable SEC guidance.

However, under the JOBS Act, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until it is no longer an “emerging growth company.” The Company could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following March 16, 2026, the fifth anniversary of the IPO, (b) in which the Company has total annual gross revenue of at least $1.235 billion, (c) the Company’s non-convertible debt issued within a three year period exceeds $1 billion, or (d) if the market value of the Company’s shares that are held by non-affiliates exceeds $700 million on the last day of its second fiscal quarter.

The provision of the Company’s Charter that authorizes the Board to issue preferred stock from time to time based on terms approved by the Board may delay, defer or prevent a tender offer or takeover attempt that public stockholders might consider in their best interest.

The provision of the Company’s Charter that authorizes the Board to issue preferred stock from time to time based on terms approved by the Board may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest. Authorized but unissued preferred stock may enable the Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may negatively impact the market price of the Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Board was to determine that a takeover proposal was not in the best interests of the Company, such preferred stock could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or an insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

The Company’s Charter contains forum limitations for certain disputes between the Company and its stockholders that could limit the ability of stockholders to bring claims against the Company or its directors, officers and employees in jurisdictions preferred by stockholders.

The Company’s Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative lawsuit brought on the Company’s behalf, (ii) any lawsuit against the Company’s current or former directors, officers, employees or stockholders asserting a breach of a fiduciary duty owed by any such person to the Company or its stockholders, (iii) any lawsuit asserting a claim arising under any provision of the DGCL, the Company’s Charter or Bylaws (each, as in effect from time to time), or (iv) any lawsuit governed by the internal affairs doctrine of the State of Delaware. The foregoing forum provisions do not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. The Company’s Charter also provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The foregoing forum provisions may prevent or limit a stockholder’s ability to file a lawsuit in a judicial forum that it prefers for disputes with the Company or its directors, officers, employees or stockholders, which may discourage such lawsuits, make them more difficult or expensive to pursue, and result in outcomes that are less favorable to such stockholders than outcomes that may have been attainable in other jurisdictions, although stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

There is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act because Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act claims.

In addition, notwithstanding the inclusion of the foregoing forum provisions in the Company’s Charter, courts may find the foregoing forum provisions to be inapplicable or unenforceable in certain cases that the foregoing forum provisions purport to address, including claims brought under the Securities Act. If this were to occur in any particular lawsuit, the Company may incur additional costs associated with resolving such lawsuit in other jurisdictions or resolving lawsuits involving similar claims in multiple jurisdictions, all of which could harm the Company’s business, results of operations, and financial condition.

The Company does not expect to declare any dividends in the foreseeable future.

The Company does not anticipate declaring any cash dividends to holders of its Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

The exercise price for the Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

The Company may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

The Company may redeem the Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby significantly impairing the value of the Warrants. The Company will have the ability to redeem outstanding Warrants (other than with respect to the Private Warrants as described herein) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period ending on the third trading day prior to the date on which a notice of redemption is sent to the holders of the Warrants. If and when the Warrants become redeemable by the Company, if the Company has elected to require the exercise of Warrants on a cashless basis, the Company may not redeem the Warrants as described above if the issuance of Common Stock issuable upon exercise of the Warrants is not exempt from registration or qualification under applicable state securities laws or the Company is unable to effect such registration or qualification. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then current market price when you might otherwise wish to hold your Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.

Risks Related to Being a Public Company

The Company is a controlled company, and thus not subject to all of the corporate governance rules of Nasdaq. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is considered a “controlled company” under the rules of Nasdaq. Controlled companies are exempt from the Nasdaq corporate governance rules requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting the Nasdaq requirements and (iii) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of Nasdaq. It is expected that the Company will take advantage of some or all of the exemptions described above for so long as it is a controlled company. If the Company uses some or all of these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

So long as Exela controls the Company, other holders of the Company’s Common Stock will have limited ability to influence matters requiring stockholder approval, and Exela’s interests may conflict with (or may be adverse to) the interests of the other holders of Common Stock. Exela, along with its directors and management team, may make decisions that adversely impact the Company’s other stockholders.

As of December 14, 2023, Exela beneficially owns approximately 72.3% of the Company’s outstanding shares of Common Stock. So long as this ownership and control continues, Exela, along with its directors and management team, including its Executive Chairman, Par Chadha, generally will have the ability to control the outcome of any matter submitted for the vote of Company’s stockholders, including the election and removal of directors, changes to the size of the Board, any amendment to the Company’s Charter and Bylaws, and the approval of any merger or other significant corporate transaction, including a sale of substantially all of the Company’s assets (other than in certain circumstances set forth in the Company’s Charter or Bylaws).

The interests of Exela may not coincide with (or may be adverse to) the interests of the other Company stockholders. Exela’s ability, subject to the limitations in the Company’s Charter and Bylaws, to control all matters submitted to the Company’s stockholders for approval will limit the ability of other stockholders to influence corporate matters and, as a result, the Company may take actions that its stockholders do not view as beneficial and/or that adversely affect the Company’s stockholders other than Exela. Exela may also pursue acquisition opportunities that may be complementary to the Company’s business, and, as a result, those acquisition opportunities may not be available to the Company. As a result of the foregoing, the market price of Common Stock could be adversely affected. In addition, the existence of a controlling stockholder of the Company may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, the Company. A third party would be required to negotiate any such transaction with Exela, and the interests of Exela with respect to such transaction may be different from the interests of Company’s stockholders other than Exela.

Considering the Company’s relationship with Exela and Par Chadha, stockholders are encouraged to review Exela’s public filings relating to the relationships between such parties and their respective affiliates.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that the Company does not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the SEC and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities the Company has not been directly required to do (although Exela, as its parent and a public company, has been required to do). For example, the Company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the Board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to delisting of its Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

There can be no assurance that the Company will be able to comply with the continued listing standards of Nasdaq.

The Company’s continued eligibility for listing may depend on a number of factors. If Nasdaq delists the Company’s shares from trading on its exchange for failure to meet the listing standards (including in the event the Company fails to satisfy the Nasdaq “round lot” holder requirement and/or public float requirement) and the Company is not able to list such securities on another national securities exchange, the securities of the Company could be quoted on an over-the-counter market. If this were to occur, the Company and its stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for the Company’s securities;

•        reduced liquidity for the Company’s securities;

•        a determination that the Common Stock is a “penny stock,” which will require brokers trading the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline.

The trading market for the Company’s securities will be influenced by the research and reports that industry or securities analysts may publish about the Company, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on the Company, except to the extent currently included or in the future covered in analysts’ reports on Exela. If no securities or industry analysts commence coverage of the Company, the Company’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding the Company’s Common Stock adversely, or provide more favorable relative recommendations about the Company’s competitors, the price of the Company’s shares of Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, the Company could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $76.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. With respect to the issuance of shares of Common Stock underlying the Warrants, we will not receive any proceeds from the sale of such shares. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Capital Market under the symbol “XBPEW.”

We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock is listed on the Nasdaq Global Market under the symbol “XBP”, and our Public Warrants are listed on the Nasdaq Capital Market under the symbol “XBPEW”. Prior to the consummation of the Business Combination, CF VIII Class A Common Stock was listed on Nasdaq Capital Market under the symbol “CFFE” and the Public Warrants were listed on Nasdaq Capital Market under the symbol “CFFEW”. As of December 14, 2023, there were 30,166,102 shares of Common Stock issued and outstanding held of record by approximately 285 holders (excluding DTC participants or beneficial owners holding shares through nominee names) and 6,635,000 Warrants held of record by 2 holders.

Dividends

The payment of future dividends on the shares of the Common Stock is subject to the rights of the holders of the Company’s preferred stock (if any) and will depend on the revenues and earnings (if any), capital requirements and financial condition of the Company subject to the discretion of the Board. The Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms of any financing and other agreements entered into by the Company or its subsidiaries from time to time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 present the historical financial statements of XBP Europe and CF VIII, adjusted to reflect the Business Combination and its related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of XBP Europe and the historical balance sheet of CF VIII, on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 combine the historical statements of operations of XBP Europe, including autonomous entity adjustments which are presented separately, and the historical statements of operations of CF VIII for such periods, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical audited combined financial statements of XBP Europe as of and for the year ended December 31, 2022 and the related notes and the historical unaudited combined financial statements of XBP Europe as of and for the nine months ended September 30, 2023 and the related notes included elsewhere in this prospectus; the historical audited consolidated financial statements of CF VIII as of and for the year ended December 31, 2022 and the related notes and the historical unaudited combined financial statements of CF VIII as of and for the nine months ended September 30, 2023 and the related notes included elsewhere in this prospectus;

•        the discussion of the financial condition and results of operations of XBP Europe in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

•        other information relating to XBP Europe and CF VIII contained in this prospectus, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Description of the Business Combination and Related Transaction

On October 9, 2022, CF VIII, Merger Sub, BTC International and XBP Europe entered into the Merger Agreement. Pursuant to the Merger Agreement, on November 29, 2023, Merger Sub merged with and into XBP Europe, with XBP Europe surviving as a direct wholly owned subsidiary of CF VIII. As a result of the Merger, (i) each share of capital stock of Merger Sub was automatically converted into an equal number of shares of common stock of XBP Europe, (ii) each share of stock of XBP Europe was cancelled and exchanged for the right to receive a number of shares of CF VIII Class A Common Stock equal to (a) the quotient of (1) (A) the sum of $220,000,000 minus (B) the Company Closing Indebtedness (as defined in the Merger Agreement) divided by (2) $10.00 plus (b) 1,330,650, and (iii) CF VIII amended its charter to, among other matters, change its name to XBP Europe Holdings, Inc. The Sponsor agreed that the 537,500 Placement Shares and 135,000 Placement Warrants it holds will not be sold or transferred until December 29, 2023 (30 days after Closing), and the Sponsor agreed that the 5,494,600 will not be sold or transferred until the earlier of the one year anniversary of the initial business combination and the date on which the Company completes certain material transactions that result in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Additionally, in accordance with the Ultimate Parent Support Agreement, related party receivable in the amount of $12,148,777 were eliminated at Closing, along with the elimination of related party notes payable in the amount of $11,163,944 and a reduction of related party payables in the amount of $15,796,897, with a corresponding impact to additional paid-in capital. Also, in accordance with the Ultimate Parent Support Agreement, related party payables were further reduced by $4,182,900 in consideration for the issuance of Common Stock to BTC International with a corresponding increase to Common Stock of $418 and additional paid-in capital in the amount of $4,182,482.

The unaudited pro forma condensed combined financial information contained herein reflects consummation of the Business Combination and the fact that 36,658 CF VIII Public Shares remained outstanding upon consummation of the Business Combination (after taking into account the redemption of 669,661 CF VIII Public Shares in connection with the Closing).

CF VIII will be treated as the “acquired” company for financial reporting purposes, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The following summarizes the actual number of shares of Common Stock outstanding following the consummation of the Business Combination.

Name and Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Exela Technologies, Inc.(1)	21,802,364	72.3%
CFAC Holdings VIII, LLC(2)	7,087,580	23.2%
Cantor Partners not Affiliated with CF VIII	1,600,000	5.3%
Independent Directors of CF VIII	24,500	* (3)
Public Shareholders (converted from CF VIII Class A Common Stock not redeemed)	36,658	* (3)

____________

(1)      Exela Technologies, Inc.’s (“Exela”) wholly owned subsidiary, BTC International, is the record holder of the shares. BTC International is a direct, wholly owned subsidiary of XCV-EMEA, LLC. ETI-XCV, LLC is the sole member of XCV-EMEA, LLC. ETI-XCV Holdings, LLC is the sole member of ETI-XCV, LLC. Exela Technologies, Inc. is the sole member of ETI-XCV Holdings, LLC, and, therefore, is deemed to have beneficial ownership of the shares of Common Stock held directly by BTC International. The business address of Exela is 2701 E. Grauwyler Rd., Irving, TX.

(2)      The Sponsor is the record holder of the shares. Cantor is the sole member of the Sponsor. CFGM is the managing general partner of Cantor. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM, and is the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares of Common Stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes an aggregate of 385,000 shares of Common Stock underlying 135,000 Placement Warrants and 250,000 Forward Purchase Warrants, each of which is exercisable by the Sponsor commencing on December 29, 2023. The business address of the Sponsor is 110 East 59th Street, New York, NY 10022.

(3)      Less than 1%.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what XBP Europe’s financial condition or results of operations would have been had XBP Europe operated historically as a company independent of Exela, or if the Business Combination and related transactions had occurred on the dates indicated. The unaudited pro forma combined financial information also should not be considered representative of XBP Europe’s future combined financial condition or combined results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023
(in thousands except share and per share data)

			Actual Redemptions
	As of September 30, 2023				As of September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$65	$2,819	$407	(A)	$7,848
			10,000	(B)
			(1,743)	(C)
			(3,700)	(L)
Accounts receivable, net	—	32,454	—		32,454
Inventories, net	—	4,157	—		4,157
Prepaid expenses and other current assets	18	8,793	—		8,811
Related party note receivable	—	13,110	(12,149)	(J)	961
Total current assets	83	61,333	(7,184)		54,231

Non-current assets:
Cash held in Trust Account	7,835	—	(7,835)	(I)	—
Property and equipment, net	—	14,111	—		14,111
Operating lease right-of-use asset	—	8,123	—		8,123
Goodwill	—	21,841	—		21,841
Deferred contract costs	—	1,196	—		1,196
Deferred income tax assets	—	7,456	—		7,456
Other noncurrent assets	—	699	—		699
Total non-current assets	7,835	53,426	(7,835)		53,426
TOTAL ASSETS	$7,918	$114,759	$(15,020)		$107,657

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$14,171	$(560)	(L)	$13,611
Accrued expenses	1,703	25,955	(1,703)	(C)	25,955
Related party payables	—	29,918	—		9,938
			(15,797)	(J)
			(4,183)	(K)
Accrued compensation and benefits	—	15,577	—		15,577
Sponsor loan – promissory notes	9,906	—	(9,906)	(D)	—
Current portion of deferred revenue	—	6,448	—		6,448
Franchise tax payable	40	—	(40)	(C)	—
Customer deposits	—	635	—		635
Current portion of finance lease liabilities	—	546	—		546
Current portion of operating lease liabilities	—	2,162	—		2,162
Current portion of long-term debts	—	3,456	—		3,456
Total current liabilities	11,649	98,868	(32,189)		78,328

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF SEPTEMBER 30, 2023
(in thousands except share and per share data)

			Actual Redemptions
	As of September 30, 2023				As of September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities:
Warrant liability	1,596	—	(1,500)	(E)	96
Forward purchase securities liability	20,050	—	(19,988)	(B)	—
			(63)	(E)
Related party notes payable		11,164	(11,164)	(J)	—
Long-term debt, net of current maturities	—	13,902	—		13,902
Finance lease liabilities, net of current portion	—	211	—		211
Pension liabilities	—	15,969	—		15,969
Operating lease liabilities, net of current portion	—	5,912	—		5,912
Other non-current liabilities	—	1,517	—		1,517
Total non-current liabilities	21,647	48,675	(32,714)		37,607
TOTAL LIABILITIES	$33,295	$147,543	$(64,903)		$115,936

Stockholders’ Equity (Deficit):
Class A stock subject to possible redemption	7,628	—	(7,628)	(I)	—
Total Stockholders’ Equity (Deficit):	7,628	—	(7,628)		—

STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock	1		0	(B)	2
			0	(G)
			(0)	(I)
			1	(D)
			0	(K)
Class B common stock	—	—	(0)	(G)	—
Additional paid-in capital	329		29,988	(B)	(18,399)
			(30,782)	(F)
			1,563	(E)
			425	(I)
			9,905	(D)
			(1,197)	(L)
			(33,335)	(H)
			525	(J)
			4,182	(K)
Net Parent Investment		(30,782)	30,782	(F)	—
Accumulated other comprehensive income	—	(2,002)	—		(2,002)

Retained earnings/(Accumulated deficit)	(33,335)	—	47,398	(H)	12,120
			(1,943)	(L)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$(33,006)	$(32,784)	$57,512		$(8,278)

TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,918	$114,759	$(15,020)		$107,657

UNAUDITED PRO FORMA CONDENSED COMBINED DETAILED
ADJUSTED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands except share and per share data)

			Actual Redemptions
	For the Nine Months Ended September 30, 2023				For the Nine Months Ended September 30, 2023
	CF Acquisition Corp. VIII (Historical)	XBP Europe, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Total revenues	$—	$125,413			$125,413

Cost of revenues:
Total cost of revenues	—	95,401	—		95,401
Gross margin	—	30,012	—		30,012

Operating expenses:
Sales and marketing	—	24,336	—		24,336
General and administrative	1,709	—	—		1,709
Related party expense	—	3,627	—		3,627
Depreciation and amortization	—	2,951	—		2,951
Administrative expenses – related party	90	—	—		90
Franchise tax expense	160	—	—		160
Total operating expenses	1,959	30,914	—		32,873
Loss from operations:	(1,959)	(902)	—		(2,861)
Interest income on cash and investments held in Trust Account	753	—	(753)	(O)	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	(789)	—	789	(O)	—
Changes in fair value of warrant liability	(1,417)	—	1,388	(P)	(30)
Changes in fair value of FPS liability	(17,546)	—	17,546	(Q)	—
Interest expense, net	—	(3,705)	—		(3,705)
Related party interest income, net	—	1	—		1
Other income, net	—	589	—		589
Foreign exchange losses, net	—	(411)	—		(411)
Income (loss) before income taxes	(20,957)	(4,428)	18,969		(6,416)
Income tax expense	(67)	(1,523)	—		(1,590)
Net income (loss)	$(21,025)	$(5,951)	$18,969		$(8,007)
Deemed dividends on preferred stock	—	—	—		—
Net income (loss) available to common shareholders	$(21,025)	$(5,951)	$18,969		$(8,007)

Weighted average number of shares of common stock outstanding:
Class A – Public Shares	1,769,140
Class A – Private Placement Shares	4,381,912
Class B – Common stock	2,408,088
Common stock					30,166,102

Basic and diluted net loss per share:
Class A – Public Shares	$(2.46)
Class A – Private Placement Shares	$(2.46)
Class B – Common stock	$(2.46)
Common stock				(S)	$(0.27)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands except share and per share data)

	For the Fiscal Year Ended December 31, 2022								Actual Redemptions
											For the Fiscal Year Ended December 31, 2022
	CF Acquisition Corp. VIII (Historical)	Adjustment to CF Acquisition Corp. VIII (Historical)		Pro Forma CF Acquisition Corp. VIII	XBP Europe, Inc. (Historical)	Autonomous Entity Adjustments		Pro Forma XBP Europe, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Total revenues	—			—	180,492	—		180,492			180,492
				—							—
Cost of revenues:				—							—
Total cost of revenues	—			—	136,787	—		136,787			136,787
Gross margin	—			—	43,705	—		43,705	—		43,705

Operating expenses:
Sales and marketing	—			—	32,956			32,956	—		32,956
General and administrative	2,602			2,602				—	3,700	(R)	6,302
Related party expense				—	8,309	(3,269)	(N)	5,040			5,040
Depreciation and amortization				—	4,390			4,390	—		4,390
Administrative expenses – related party	120			120	—			—			120
Franchise tax expense	163			163	—			—	—		163
Total operating expenses	2,885			2,885	45,655	(3,269)		42,386	3,700		48,971
Income (loss) from operations	(2,885)			(2,885)	(1,950)	3,269		1,319	(3,700)		(5,266)
Interest income on investments held in the Trust Account	1,240			1,240	—			—	(1,240)	(O)	—
Interest expense on Sponsor Loans and mandatorily redeemable Class A common stock	(1,054)	(225)	(M)	(1,279)	—	—		—	1,279	(O)	—
Changes in fair value of warrant liability	5,121			5,121	—	—		—	(5,013)	(P)	108
Changes in fair value of FPS liability	(498)			(498)	—	—		—	498	(Q)	—
Interest expense, net				—	(3,062)	—		(3,062)	—		(3,062)
Related party interest income, net				—	25	—		25			25
Other income, net	579			579	804	—		804	—		1,383
Gain on loan forgiveness				—		—			26,436	(T)	26,436
Foreign exchange losses, net				—	(1,184)	—		(1,184)			(1,184)
Income (loss) before income taxes	2,504	(225)		2,279	(5,367)	3,269		(2,098)	18,260		18,441
Income tax expense	(111)			(111)	(2,562)	—		(2,562)	—		(2,673)
Net income (loss) available to common shareholders	$2,393	$(225)		$2,168	$(7,929)	$3,269		$(4,660)	$18,260		$15,768
Deemed dividends on preferred stock	—			—	—			—	—		—
Net income (loss) available to common shareholders	$2,393	$(225)		$2,168	$(7,929)	$3,269		$(4,660)	$18,260		$15,768

Weighted average number of shares of common stock outstanding:
Class A – Public Shares	17,420,341
Class A – Private Placement Shares	540,000
Class B – Common stock	6,250,000
Common stock											30,166,102

Basic net income per share:
Class A – Public Shares	$0.10
Class A – Private Placement Shares	$0.10
Class B – Common stock	$0.10
Common stock										(S)	$0.52

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, the Forward Purchase Contract and certain other adjustments.

The Business Combination will be accounted for as a reverse capitalization in accordance with ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of XBP Europe, with the Business Combination treated as the equivalent of XBP Europe issuing stock for the net assets of CF VIII, accompanied by a recapitalization. The net assets of CF VIII will be stated at historical cost, with no goodwill or other intangible assets recorded.

The determination is primarily based on the evaluation of the following facts and circumstances:

•        BTC International comprising a relative majority of the voting power of the Company;

•        BTC International will have the ability to nominate the majority of the Board;

•        Senior management of XBP Europe will comprise the senior management of the Company;

•        Operations of XBP Europe will comprise the ongoing operations of the Company; and

•        XBP Europe is significantly larger than CF VIII in terms of revenue, total assets (excluding cash) and employees.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of XBP Europe and the historical balance sheet of CF VIII, on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, combine the historical statements of operations of XBP Europe and the historical statements of operations of CF VIII for such periods, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2022.

The historical audited and unaudited combined financial statements of XBP Europe have been derived from Exela’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Exela’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of XBP Europe business had it been operated as a standalone company during the periods or at the dates presented.

For purposes of the preparation of the pro forma financial information, the per-share redemption price was assumed to be approximately $11.11, based on the Trust Account balance on September 30, 2023 of approximately $7.8 million, which was subject to CF VIII’s right to withdraw interest from the Trust Account to pay taxes.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information that is currently available. However, such adjustments are subject to change.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had XBP Europe and CF VIII filed consolidated income tax returns during the periods presented.

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)    Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination and related transactions at Closing. After taking into account the redemption of 669,661 shares of CF VIII Class A Common Stock validly tendered for redemption by CF VIII Stockholders in connection with the Business Combination, cash and cash equivalents increased by $407,106 with a corresponding decrease to cash and cash equivalents held in Trust Account. Further, redeemable shares of Class A Common Stock decreased by $7,628,136 as discussed in adjustment (I) below. Please refer to “Basis of Presentation” above for calculations including actual redemptions.

(B)    Represents the issuance of 1,250,000 shares of CF VIII Class A Common Stock in accordance with the Forward Purchase Contract with the Sponsor in exchange for $10,000,000. Accordingly, cash and cash equivalents increased by $10,000,000 with a corresponding increase in CF VIII Class A Common Stock of $125 and $9,999,875 to additional paid-in capital.

In conjunction with the Forward Purchase Contract, CF VIII has also issued 250,000 Warrants to purchase shares of CF VIII Class A Common Stock, the related liability for which is included within warrant liability as discussed in adjustment (E) below. As a result of the issuance of shares, the liability for the Forward Purchase Contract of $20,050,252 will be reclassified with corresponding increase to additional paid-in capital.

(C)    Reflects the settlement of the historical liabilities of CF VIII in the amount of $1,742,927 which were settled at Closing.

(D)    Represents the repayment of the outstanding $9,906,062 balance on the Sponsor loan — promissory notes with the issuance of shares of CF VIII Class A Common Stock. As a result, 990,606 shares of CF VIII Class A Common Stock were issued resulting in an increase in CF VIII Class A Common Stock of $990 and additional paid-in capital of $9,905,071.

(E)    Represents the reclassification of the public warrant liability to equity. Warrant liability was adjusted for (a) reclass to additional paid-in capital in the amount of $1,562,500 which represents the value of the CF VIII Public Warrants as of September 30, 2023 and (b) recording of the warrant liability of $62,500 for the 250,000 Forward Purchase Warrants to purchase shares of CF VIII Class A Common Stock for $11.50 per share which were purchased pursuant to the Forward Purchase Contract (as discussed in adjustment (B)). The Forward Purchase Warrants are liability classified while CF VIII Public Warrants are equity classified. CF VIII Private Warrants in the liability amount of $33,750 have not been adjusted for and remain outstanding.

Under the Warrant Agreement, dated March 11, 2023, by and between CF VIII and Continent Stock Transfer &Trust Company, upon certain merger or consolidation events and if a majority of the voting interest is obtained by the purchasing parties via a cash purchase, the holders of the public warrants will also receive cash consideration and be entitled to the same treatment as the holders of common stock. Applicable U.S. GAAP provides that if a change in control provision results in delivery of the same form of consideration as holders of the shares underlying the contract, permanent equity classification would not be precluded.

(F)    This adjustment reflects recapitalization of XBP Europe’s historical equity and issuance of 21,480,431 shares of CF VIII Class A Common Stock (based on Company Closing Indebtedness as of November 24, 2023), which excludes 418,290 shares issued at transaction close in accordance with the Ultimate Parent Support Agreement, as described in adjustment (K).

(G)    Represents the conversion of existing shares of CF VIII Class B Common Stock into shares of CF VIII Class A Common Stock resulting in a $125 increase to CF VIII Class A Common Stock and corresponding decrease to CF VIII Class B Common Stock.

(H)    Represents the elimination of CF VIII’s historical accumulated deficit of $33,335,315.

(I)     Represents the release of the cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Based on the actual number of shares validly tendered for redemption in connection with the Business Combination, cash and cash equivalents increased by $407,106, cash held in Trust Account decreased by $7,835,221 and redeemable shares of CF VIII Class A Common Stock decreased by $7,628,136, with a difference in the amount of $224,681 contributed to retained earnings, $424,706 contributed to additional paid-in capital and $4 to CF VIII Class A Common Stock. Please refer to “Basis of Pro Forma Presentation”.

(J)     Represents elimination, as of the date of the Merger Agreement, of the related party note receivable in the amount of $12,148,777, elimination of related party notes payable in the amount of $11,163,944, and a reduction of related party payables in the amount of $15,796,897 with a corresponding impact to additional paid-in capital and gain on loan forgiveness (as discuss in adjustment (T)), as required by the Ultimate Parent Support Agreement.

(K)    In accordance with the Ultimate Parent Support Agreement, related party payables were further reduced by $4,182,900 in consideration for the issuance of 418,290 shares of Common Stock to BTC International with a corresponding increase to Common Stock of $418 and additional paid-in capital in the amount of $4,182,482.

(L)    Represents the payment of $3,699,712 of transaction costs at Closing in connection with the Business Combination. Of the total, $1,196,946 relates to advisory, legal and other fees, which are reflected as equity issuance costs. The remaining amounts of $560,000 and $1,942,755 relate to audit and other fees and are included within accounts payable and accumulated deficit, respectively.

Adjustment to CF VIII Audited Consolidated Statement of Operations for the Nine Months Ended September 30, 2023 and for the Year Ended December 31, 2022

The pro forma adjustments included in the audited consolidated statement of operations for the year ended December 31, 2022 are as follows:

(M)   Represents additional interest expense on Sponsor loan — promissory notes and on mandatorily redeemable Class A Common Stock due to redemption events that took place subsequent to December 31, 2022.

Autonomous Entity Adjustments

(N)    Represents related party management fee charged by the Parent in the amount of $3,626,639 for the year ended December 31, 2022, which is not expected to continue following the closing of the Business Combination, net of $357,475 of incremental expenses for the year ended December 31, 2022, expected to be incurred for transitional services under Annex A of the Services Agreement.

Transaction Accounting Adjustments

(O)    Represents the elimination of investment income on the Trust Account and interest expense on Sponsor loans and mandatorily redeemable Class A Common Stock.

(P)    Represents removal of the mark-to-market activity on the warrant liability associated with the CF VIII Public Warrants. Upon the consummation of the Business Combination, the CF VIII Public Warrants were converted to equity classified warrants, and the CF VIII Private Warrants are expected to remain as liability classified. Accordingly, the change in fair value of the warrant liability increased by $1,387,500 and decrease by $5,013,125 for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively.

(Q)    Represents removal of the mark-to-market activity on the Forward Purchase Contract liability. Upon the consummation of the Business Combination, the Forward Purchase Contract liability will be removed as described in adjustment (B) above.

(R)    Represents the payment of transaction costs at Closing in connection with the Business Combination, computed as total transaction costs impacting the Unaudited Pro Forma Condensed Combined Statement of Operations less the amounts already incurred for the year ended December 31, 2022 and for the nine months ended September 30, 2023.

(S)    Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of CF VIII Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the annual period presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

(T)    Represents gain on loan forgiveness resulting from the elimination of the related party payables, pursuant to the Merger Agreement.

	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Numerator
Pro forma net (loss) attributable to common stockholders, basic and diluted	$(8,006,574)	$15,768,306

Denominator
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	30,166,102	30,166,102
Dilutive potential shares	*	*
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	30,166,102	30,166,102
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.27)	$0.52

The combined financial information has been prepared taking into consideration the actual number of shares of CF VIII Class A Common Stock validly tendered for redemption by CF VIII Stockholders in connection with the Business Combination. The combined financial information also takes into consideration, as of November 29, 2023, the Company Closing Indebtedness and Sponsor loans and out-of-pocket expenses paid at Closing in shares. For the nine months ended September 30, 2023, as XBP Europe was in a net loss, giving effect to outstanding warrants was not considered in the calculation of diluted net loss per share, since the inclusion of such warrants would be anti-dilutive. For the year ended December 31, 2022, as XBP Europe was in a net income in the scenario presented, diluted earnings per share was calculated using the treasury stock method. However, as warrants were considered to be out of the money, no dilutive impact was computed.

THE BUSINESS COMBINATION

On November 29, 2023, the Company consummated the Business Combination pursuant to the Merger Agreement. On the Closing Date, the registrant changed its name from CF Acquisition Corp. VIII to XBP Europe Holdings, Inc. At the effective time of the Merger, in accordance with the terms and subject to the conditions of the Merger Agreement:

•        each share of capital stock of XBP Europe that was issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive a number of shares of CF VIII Class A Common Stock equal to the quotient of (a) (i) (A) the sum of $220,000,000 minus (B) $19,465,761, representing the Company Closing Indebtedness (as defined in the Merger Agreement) divided by (ii) $10.00, plus (b) 1,330,650;

•        each outstanding share of CF VIII Class B Common Stock was automatically exchanged for one share of CF VIII Class A Common Stock.

•        Immediately thereafter, upon effectiveness of the Charter, each outstanding share of CF VIII Class A Common Stock not subject to redemption was automatically converted into one share of Common Stock.

•        Pursuant to the Charter, CF Acquisition Corp. VIII changed its name to XBP Europe Holdings, Inc.

•        Par Chadha, the Executive Chairman of Exela, the Company’s indirect, majority stockholder, was appointed as the Executive Chairman of the Company.

In connection with the Closing, and pursuant to the Merger Agreement and the Sponsor Support Agreement, in consideration for the repayment of certain amounts owed by the Company to the Sponsor, the Company issued to the Sponsor 1,020,480 shares of Class A Common Stock (the “Loan Shares”). Further, pursuant to the Forward Purchase Contract, dated as of March 11, 2021, by and between Sponsor and the Company (the “Forward Purchase Contract”), the Company issued and sold to the Sponsor (i) an aggregate of 1,250,000 shares of CF VIII Class A Common Stock (the “Forward Purchase Shares”), consisting of 1,000,000 shares of CF VIII Class A Common Stock that the Sponsor purchased (the “Non-Promote Forward Purchase Shares”) and 250,000 shares of Class A Common Stock that the Sponsor acquired for no additional consideration (the “Promote Forward Purchase Shares”), and (ii) 250,000 Warrants (the “Forward Purchase Warrants”), for an aggregate purchase price of $10.0 million. The Forward Purchase Shares and the Loan Shares were converted into shares of Common Stock pursuant to the New Charter.

Additionally, prior to the Closing, the Company filed a registration statement on Form S-1, on August 14, 2023, which was amended on September 28, 2023, October 10, 2023 and November 17, 2023 (as amended, the “Resale S-1”) relating to the resale of up to 2,739,089 shares of Common Stock, by the selling securityholders named in that prospectus (or their permitted transferees), comprised of (i) the Loan Shares, (ii) the Non-Promote Forward Purchase Shares, (iii) 178,609 Promote Forward Purchase Shares, (iv) 537,500 shares of CF VIII Class A Common Stock included in the units issued to the Sponsor in a private placement that closed concurrently with the Company’s initial public offering on March 11, 2021 (the “Private Placement”), and (v) 2,500 shares of CF VIII Class A Common Stock included in the units issued to the Sponsor in the Private Placement and currently held by one of the Company’s prior independent directors (the shares in clauses (iv) and (v), the “Placement Shares”).

Furthermore, in connection with the consummation of the Business Combination, 669,661 shares of CF VIII Class A common stock issued and sold in CF VIII’s IPO consummated on March 11, 2021 were redeemed at a redemption price of approximately $11.11 per share, or approximately $7.4 million in the aggregate.

As of the open of trading on November 30, 2023, the Common Stock of the Company began trading on the Nasdaq Global Market and the Public Warrants began trading on the Nasdaq Capital Market under the ticker symbols “XBP” and “XBPEW,” respectively.

Concurrently with the Closing, the Company and other parties involved in the Business Combination, and their affiliates, entered into a Tax Sharing Agreement, Registration Rights Agreement, Services Agreement, Intercompany Confidentiality and Intellectual Property License Agreement. For information regarding these agreements, see “Certain Relationships and Related Person Transactions” in this prospectus.

Intercompany Confidentiality and Intellectual Property License Agreement

Concurrently with the execution of the Merger Agreement, XBP Europe entered into the License Agreement with certain affiliates of the Ultimate Parent, pursuant to which the XBP Companies both granted to their affiliates and received from their affiliates, a world-wide, non-exclusive, royalty-free, perpetual, irrevocable license to intellectual property in existence at Closing for use in the same manner as used by prior to Closing. The License Agreement includes limited restrictions on sublicenses and assignments to certain parties, and contemplates the purchase of post-Closing improvements at negotiated royalties. Additionally, the License Agreement includes customary confidentiality and indemnification obligations from both licensors and licensees.

Approval Rights Agreements

On July 13, 2023, each of the Sponsor and ETI-MNA LLC (an affiliate of BTC International) entered into an Approval Rights Agreement with the Acquiror. Copies of such agreements are included as exhibits to the Registration Statement of which this prospectus is a part. Under the Approval Rights Agreements, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, without the prior written consent of the Sponsor and ETI-MNA LLC, the Company shall not, and shall cause its current and future subsidiaries not to, issue any equity securities or any instruments convertible into any such securities, except for issuances by the Company of Common Stock in the aggregate not exceeding 10% of the total number of shares of Common Stock as of the Closing Date (the “Cap”) after giving effect to the Closing (including redemptions), which amounts to approximately 3,026,000 shares, provided that forward or reverse stock splits or similar transactions to maintain compliance with Nasdaq listing requirements are allowed, and the Cap will be adjusted to reflect such transactions. If, in connection with any request for consent from the party with the approval rights, the Company discloses material non-public information to such party, the Company will, within five Business Days following the response by such party, either publicly disclose the information or notify such party in writing of its good faith determination that such information no longer constitutes material non-public information.

OUR BUSINESS

OVERVIEW

We are a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of businesses. The Company’s name — “XBP” stands for “exchange for bills and payments” and reflects the Company’s strategy to connect buyers and suppliers, within multiple industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. We believe our business ultimately advances digital transformation, improves market-wide liquidity by expediting payments, and encourages sustainable business practices.

The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for its clients. The Company believes its offerings are crucial to allowing clients to streamline complex and disconnected processes. The Company serves over 2,000 clients across Europe. Our client concentration is relatively low, with its top 10 clients accounting for 22% of revenue in 2021 and 26% in 2022, respectively.

For the fiscal year ended December 31, 2022, we generated $180 million of revenue.

The Company processed in excess of 900 million payment transactions in 2021 and 1 billion payment transactions in 2022. This volume is achieved using its cloud-based structure, which enables the Company to deploy its business solutions to clients across the European market, and also to the Middle East and Africa (together with Europe, “EMEA”), where it has a smaller number of clients. In addition, the Company’s physical footprint, spanning 15 countries with 34 locations, utilization of a strong asset light financial model and significant operating leverage also contributes to such scale.

The Company intends to enhance and expand its product and service offerings by adding emerging standards to its bills and payments solutions, such as Request to Pay. These products and services would further enable the Company’s clients to transform their organizations while creating a higher-value relationship for their end clients. This expansion should also position us as one of the few companies within the broader open banking initiatives that can offer solutions and services across multiple industries and departments.

OUR BUSINESS

We are a leading, pan-European provider of bills and payments services and solutions. Its digital foundation was developed to deliver fully outsourced solutions to address current and evolving client needs. The Company hosts its products both on client premises and as a SaaS offering in the cloud. These offerings, along with several hybrid solutions are available to clients based on their needs and preferences. The Company offers a business process management (“BPM”) model, whereby clients may choose among licenses covering a maximum number of transactions, multi-year term licenses with flexible recurring options, or per user monthly subscriptions. The Company expects an increasing portion of its products to be offered through the subscription model in the future.

The Company’s flexible deployment model has attracted many leading banking and financial institutions, including some of the largest in Europe. Among these institutions is Finanz Informatik (“FI”), the IT service provider of the Savings Banks Finance Group, a German financial institution with approximately $3.5 trillion in assets and 67 million customers.

The Company’s product lines are equally suitable for small and medium businesses (“SMBs”). The Company has recently made a concerted effort to expand its offerings to these smaller enterprises. It now offers monthly subscription Digital Mailroom and e-signature Drysign platforms to such entities across the United Kingdom, Germany and France.

Across both SMBs and large enterprises, the Company’s primary source of revenue stems from transactions processed by its products, including bill and payments processing. In 2022, this revenue stream generated approximately $137 million (approximately 76% of total revenues) and constituted the Company’s Bills and Payments reporting segment. Other sources of revenue include the sale of recurring software licenses and related maintenance, professional services, and sale of its hardware solutions and related maintenance, which represented the remainder of the Company’s revenue or $44 million (24% of total revenues) in 2022 and constituted the Company’s Technology segment.

The Company offers a multi-industry and departmental suite of products, which centers around finance and accounting (“F&A”) solutions and services and is comprised of the XBP Platform, Request to Pay, enterprise information management, robotic process automation, Digital Mailroom, business process management and workflow automation, and integrated communication services. The Company also offers core industry solutions for banking and financial services, and has rolled out a suite of Work From Anywhere (“WFA”) applications with enterprise software for connectivity and productivity to enable remote work.

Multi-Industry and Cross-departmental Solutions

XBP Platform — exchange for bills and payments

The XBP platform provides a secure messaging service, allowing billers, consumers and businesses to communicate and transact utilizing a modern technology stack that can connect to any client system without significant capital investments by new clients. Business-to-business (“B2B”) billers are able to communicate with payers electronically, offering transparency and simplified reconciliations. By structuring and linking data across disparate client systems, the Company’s XBP platform can be rapidly implemented using each client’s existing infrastructure and in-country settlement processes. This product allows payers to receive their bills in a single place, with analytics, alerts and several payment options. Downstream processes can be integrated with actionable data that is offered as a value-added service.

The XBP platform payment solutions enable consolidation of inbound payment channels and data continuity to enhance treasury management. Among other things, the product offers integrated receivables dashboards, multi-channel bill presentment and payment, reconciliation, exception and dispute management, ageing analytics, collections management, and targeted engagements.

Through the introduction of the XBP platform for SMBs, clients are able to access the Company’s XBP web portal and leverage rich features to organize their clients’ invoices, initiate communication and manage account receivables (“AR”) effectively, all designed to improve liquidity by expediting payments.

The Company’s accounts payable (“AP”) solution enables clients to simplify the complexities of supplier onboarding and management through a user-friendly user-interface (“UI”). The Company’s AP solution can be integrated with its Digital Mailroom technology, which is able to process both digital and non-digital (e.g., paper) data. The AP solution process begins by initiating a requisition. Once approved, the requisition moves to procurement, where bids are solicited from an approved supplier network. The Company believes that supporting its clients by making its supplier network available may be a key differentiator in enabling a complete AP solution. The Company’s AP solution also records receipt of goods and invoices and performs three-way matching digitally. Exceptions are processed and once approved in accordance with the client’s processes, the purchase is recorded in the client’s ERP system, so that it can be paid. The Company then uses its system to generate and deliver a payment file in the format the bank needs so that a payment can be processed. Some of its clients also authorize the Company to process the payment on their behalf. Additionally, the Company deploys advanced AI-enabled solutions to decipher complex invoices and provide forecasts and insights into legacy accounting platforms.

Plug and play solutions across the Procure-to-Pay (P2P) and Order-to-Cash (o2C) cycle to simplify and personalize user experience, optimize treasury management, and facilitate compliance while reducing administrative cost

Request To Pay (RTP)

The Company’s consistent focus on innovation in the open banking space allowed it to become one of the first market participants to develop an approved Request to Pay (“RTP”) solution for the United Kingdom market. This product was developed in cooperation with a key partner, Mastercard, and was approved by the United Kingdom’s regulatory body, Pay.UK in 2020. Meanwhile, the post-Brexit European Union is advancing its own RTP solution known as “R2P”, through the Single European Payment Area (“SEPA”) framework, sponsored by the European Payments Council (the “EPC”). Whether in the United Kingdom or EU, RTP enables billers to make payment requests and allows payers to act on such requests through a secure, unified messaging service that provides end-to-end audit trails for billers and facilitates two-way communication throughout the payment process. The solution is designed to help reduce the number of late payments by allowing the payer to exercise more options, including opening a line of communication regarding the amount, frequency and time of payment. According to a study by the Euro Banking Association, RTP has multiple potential uses, which include POS (point of sale) transactions, e-commerce, e-invoicing, and recurring payments. The benefits across these use cases are multifold and include: improved liquidity management, reduction of payment defaults, avoidance of credit card fees and reduced reliance on cash by enabling a low cost real time account to account transfer.

Enterprise Information Management

The Company’s enterprise information management (“EIM”) solutions consume and organize large amounts of data across multiple formats and store the information in cloud-enabled proprietary platforms. The Company also gathers transaction data from enterprise systems for hosting. The collected, extracted data is usually used to complete a client-mandated process, and is then made available to the Company’s clients and their end-consumers for a period of time in return for an access fee as part of the hosting service.

Robotic Process Automation

The Company has been at the forefront of using robotic process automation (“RPA”). The Company’s deployment model for RPA is desktop automation, followed by server level automation if the usage is reaching its capacity. The Company has built up a large library of RPA rules by both industry and client and embeds it into its solution suite. The Company views RPAs as a step towards the automation of processes in instances where application programming interfaces (“APIs”) do not exist. An example of this is old legacy systems, which may only be accessed through UI that were intended for a human operator to access. In these instances, RPAs will allow a bot to mimic the human interaction.

Digital Mailroom Solutions

The Company is one of the leading providers of digital mailroom and records digitization solutions and often handles the entire mailroom operation for its clients. The Company’s digital mailroom product, called “DMR,” employs the Company’s technology and uses either the Company’s or a client’s infrastructure to process mailroom transactions. The end-to-end digital mailroom accommodates inputs from paper, fax, emails and other electronic data. The Company also offers recorded voice, image, microfiche and video input channels. Users of DMR are able to view any of these inputs the same way they view emails in their inbox. The versatility of DMR means that it is used as both a module inside the XBP platform and as part of the Company’s WFA suite. The UI also connects to other Company offerings, such as the Drysign e-signature platform, shipping and receiving services with digital receipt, and delivery and routing to the Company’s intelligent lockers.

The Company offers DMR for enterprise wide deployment to captive mailrooms of clients, mailrooms outsourced to the Company and others. It is also suitable for business locations with no dedicated mailroom, such as a client’s front desk. DMR also functions as a virtual address solution, enabling businesses to acquire desirable addresses to support their evolution without needing to invest in additional physical office locations. Digital mailroom solutions are available as SaaS, BpaaS or as enterprise licenses. The Company’s largest DMR deployment is with the German Savings Banks Finance Group, to which 67 million users have access. Since late 2021, the Company has been offering DMR to SMBs on a monthly subscription basis in the United Kingdom, France and Germany.

Business Process Management and Intelligent Workflow Automation

The Company has built extensive workflow automation and case management platforms for business process management, which can be leveraged to use the Company’s EIM engines. These platforms are designed to integrate popular databases and enterprise systems and are offered across three user categories: enterprise class (10,000 or more users or tasks), interdepartmental class (collaboration across departments), and case-management (off the shelf workflow automation platform which can be customized). Most of the Company’s deployments of its workflow automation suite are with banking clients in Germany and the United Kingdom.

Integrated Communications

The Company’s comprehensive multi-channel integrated communications solutions help clients communicate with other businesses or clients. This suite of solutions can link through several channels, including email, print and mail, SMS, web, voice, and chat. The Company’s solutions and services can be expanded to include design and marketing, selection of optimal engagement and least cost routing for mission critical communications. The cost of bills, statements, enrollments, client support, targeted marketing, mass notifications, reprographics, and regulatory notices can each be evaluated using these solutions. The Company also partners with clients to promote digital migration and improve user experience and help reduce, and even eliminate inefficient, wasteful communications.

Banking and Financial Industry Solutions and Services

The Company is one of the largest non-bank processors of payments in Europe, having handled in excess of 900 million payment transactions in 2021 and 1 billion payment transactions in 2022. The Company’s banking and financial industry offerings include solutions for payment processing and payment enablement, mortgage enrollment, lending and loan management, confirmation of payee, know your client (“KYC”), anti-money laundering, governance, compliance and information management solutions and accounted for approximately 53% of revenue in 2022. The Company can provide these services as an end-to-end solution or as an augmentation of existing banking processes. It may also offer them as a technology license or through its employees who service clients.

The Company handles a variety of payment channels in addition to checks and credit cards including Real Time Payments (called Faster Payments in the UK), SEPA, Bank Giro in the Nordics and other payment networks. It performs these services on behalf of banks or their clients. Open banking is changing the regulatory environments in many of the Company’s markets, which are beginning to permit non-bank payment processors to connect to the payment networks directly. The Company is in the process of applying for a PSP license in the European Union to further expand its payment offerings and better compete in the open banking space. The Company operates core and mission critical payments services for a number of banks in Europe. These banks look to the Company to manage the payment infrastructure (software, hardware and hosting), the process design, the operational aspects of the services, payment scheme compliance (to the in-country interbank clearing schemes) and the application of the appropriate governance processes covering this heavily regulated industry. The bank clients outsource functions from their payments infrastructure and operations to the Company, which manages the end-to-end design, build, test and operates aspects of the payments processes using the Company’s in-house resources, software and know-how. The Company has internal policies and procedures that conform to the standards required by banks and regulators for such sensitive and crucial activities and to comply with local laws and regulations.

The services that the Company provides are for certain services so critical to the banks’ core operational activities, that they are exempt from value added tax. As part of its services, Company staff and systems collect and aggregate outgoing payments, initiate and process payments, check those payments for validity and compliance, and submit them directly to the national interbank payments networks to which the Company is directly connected. Similarly, when payments are arriving (incoming requests for payment), Company systems and operational staff validate them, perform anti-fraud checks (rejecting fraudulent payments) and make payment decisions if funds are available and the account credentials are met. Post-settlement, the time after a payment has been made, the Company operates systems and services that handle payment queries or errors.

Cross-border Payments

As well as domestic payments, the Company operates foreign currency services for five banks in the United Kingdom and Ireland. These services are more complex than domestic payments as they require the Company to comply with international sanctions regimes (e.g., OFAC) and involve much more regulations, rules and downstream processes such as exchange rates charging tariffs.

Digitization of Checks

The Company provides mobile and remote deposit technologies to its banking and financial services clients. For example, when the United Kingdom transitioned from traditional check processing to an image based check clearing system (“ICS”) in 2017, to speed up the settlement of checks, the Company and Vocalink (now part of Mastercard) were selected to jointly build and run the infrastructure of this new inter-bank clearing system. Today, all checks in the United Kingdom are processed via ICS. Separately, the Company has delivered ICS compliant services to seven of the nineteen participant banks in the United Kingdom and has been working to upgrade their mobile and remote deposit capabilities.

Confirmation of Payee

Payments in the United Kingdom and the European Union are moving toward real time account-to-account payments, which is expected to shift transactional volumes from traditional services such as card schemes, and batch-based payments such as direct debit. This move is largely driven by regulation in part due to cost and speed benefits. Both the United Kingdom and the European Union payments regulators have encouraged the adoption of so-called overlay services that provide greater benefits to end users and reduced opportunities for fraud. Two of these overlays are RTP, which is described above, and Confirmation of Payee (“CoP”) and the Company is part of a select few in the industry that has adopted and deployed both of these services.

CoP is a service that verifies the payee’s bank account name and details before transmitting payments. This is a standard mandated by Pay.UK and conforms to the security requirements of open banking. CoP acts as an additional layer of payment protection and warns against sending payments to any non-verified payee account. This serves to transfer the fraud liability to the payer should the payer ignore any warnings. These validations help reduce the risk of payments to the wrong account holder, subsequent payment investigations and adjustment costs, and losses from, among other things, fraud. The Company was among the first service providers to launch a live client on its CoP service with the Co-operative Bank in 2020. The Company has since implemented the product with additional bank clients. Ultimately, CoP delivers revenue to the Company through license sales and transaction volume.

Mortgage and loan management

To improve the speed and provide cost efficiencies within a compliant mortgage and lending completion process, the Company’s proprietary mortgage and loan management solutions enable lenders to originate and service loans with greater efficiency by automating the entire mortgage lifecycle, from origination to submission and post-completion disbursements. The Company sells this solution on a software license basis.

INDUSTRY TRENDS

B2B Bills and Payments are Complex.

There is at present no uniform solution for B2B bills and payments in Europe. Further, the billing and payment processes within an organization are often disconnected. The market is served by a group of diverse players who typically address client needs based on scale. This leads to a disproportionate focus towards large enterprises that typically produce a large number of outbound invoices with a higher degree of complexity. Large enterprises also tend to contract with a greater number of suppliers, which leads to complexities when matching invoices to purchase orders and making subsequent payments. In response, some large enterprises have made significant capital investments to develop extensive, automated AP and AR capabilities. However, these functions typically operate without integration leading to manual reconciliation, which can be labor intensive.

On the SMB side, only a selection of SMBs maintain automated bills and payments systems. These entities tend to purchase accounts payable and/or accounts receivable solutions off the shelf while they are still small and then keep such off the shelf solutions as they grow, leading to inefficiencies as their needs become more complex. Many other SMBs still rely on a heavily manual process. Typically, these are organizations that did not purchase an accounts payable or accounts receivable system, grew through acquisitions and inherited disparate accounts payable and accounts receivable processes, or are geographically dispersed and require different processes based on local regulations and languages.

B2B Bills and Payments Solutions are Transforming.

In recent years, the payment solutions industry has undergone a fundamental change. The market has increasingly demanded faster payment solutions initiated through cost effective account-to-account transfers and instant communication among businesses, consumers and their financial institutions. Habits too, are changing, as businesses are increasingly run by the digital generation, which expects payment channels that can provide instantaneous solutions. However, these changes have also brought about an increased risk of billing fraud.

Client demands for faster payments have attracted the focus of a number of national regulators. Across Europe, regulators have turned their attention to increasing the speed of payments, so that businesses may be better scaled and system wide liquidity can improve. Regulators have also placed heightened focus on environmental factors promoting the move to digitized processes including mandates for migration to e-invoices in some countries. There is a clear agenda in several European countries including Germany, Norway, Sweden, the United Kingdom, and France towards an aggressive full conversion to e-invoices. Such initiatives have also resulted in RTP from Pay.UK in the United Kingdom and SEPA R2P for most of Europe. Despite the evolving regulatory environment, the journey towards full digital transformation of bills and payments is still in its early stages and these steps have not yet compelled a widespread change in how businesses manage invoices and payments.

Broader Open Banking Initiatives.

Open banking allows secure sharing of customer financial data between banks and third-party service providers. Historically, customer financial data was kept by banks within their own systems. Open banking enables authorised third-party providers (TPPs), such as fintech companies and payment providers, to use open application programming interfaces (APIs) to securely connect to banks’ systems and access customer financial data, thereby promoting better competition in payments and banking while maintaining high security standards.

In Europe, open banking falls under the revised Payment Services Directive (PSD2 - Directive (EU) 2015/2366). The purpose of PSD2 is to increase competition and participation in the payments market. PSD2 details the responsibilities of financial institutions and TPPs to provide secure access to customers’ financial data whilst protecting customers and preventing unauthorised access.

To date, open banking has mainly been used for selling financial services products but also by TPPs for initiation of direct account-to-account money transfers which is a cheap, quick and secure payment method. There are also opportunities in relation to billing, invoicing and end-to-end finance processes for companies and individuals. With open banking, pre-payment, payment and post-payment processes can be seamlessly connected to allow processing efficiencies, automation and brand new value-add services, such as liquidity management.

While the market for open banking services has grown significantly since 2018, opportunities for significant growth remain. As an example, the Open Banking Implementation Entity announced in February 2023 that there are seven million users of open banking services across the UK, which represents 14% of the adult population. Forrester Research predicts that this number will grow to 45% of the adult population by 2027. This same research shows that 59% of UK adults expressed an interest in utilizing open banking in 2021. Payment volumes per capita in the UK are expected to rise from one per person per annum to 30 per person per annum, which would set the stage for exponential growth in this area. In addition, in the Open Banking Impact Report published by Open Banking Limited in March 2023, it was noted that in the UK, there are around 750,000 SMEs using open banking services (a 16% penetration rate).

Specifically within the major markets in Europe including the UK, Forrester shows an interest level in the adult population of between 50% and 64%. Further, the adoption rate of open banking is expected to double across each European country by 2027. Payment volumes across these markets are set to show exponential growth with Sweden leading the way from four open banking initiated payments per person per annum to 37.

MARKET SIZE

According to the World Bank, the combined GDP of the European Union and the UK was approximately $20.3 trillion in 2021, making it the second largest market in the world (after the United States), with the largest individual markets in Europe being France, Germany, and the UK.

The 2021/2022 Annual Report on European SMEs by the European Commission reported that in 2021, there were approximately 22.8 million small and medium enterprises and approximately 50,000 large enterprises (where a small and medium enterprise is defined as an enterprise with fewer than 250 employees, annual turnover of less than €50 million and balance sheet total of less than €43 million, and large enterprises are enterprises other than a small or medium enterprise), in the European Union. At the beginning of 2021, the United Kingdom had an additional 5.5 million small and medium businesses and 7,700 large enterprises according to statistics provided by the UK Department for Business, Energy & Industrial Strategy (where a small and medium business is defined as a business with fewer than 250 employees, and a large business as a business other than a small or medium business).

Bills and Payments

Straits Research has reported that the Global B2B payments market size was valued at $1 trillion in 2021, and it is projected to reach $2.5 trillion by 2030 (growing at a CAGR of 10.8% during that period). It further reported that the B2B market in Europe (which is the second-largest B2B region) is projected to reach $640 billion by 2030 (including all payment methods), growing at a CAGR of 9.4% between 2022 and 2030.

According to a release by the European Central Bank, in 2021, the total number of non-cash payments in the Eurozone area (comprised of 20 out of 27 of the EU member countries) increased by 12.5% to 114.2 billion, and total value increased by 18.6% to €197.0 trillion in 2021 (approximately $214.3 trillion), in each case based on the EUR/USD exchange rate as of January 20, 2023. The same release also reported that card payments accounted for 49% of total number of non-cash payments, credit transfers accounted for 22% of such payments, and direct debits accounted for 20% of such payments.

Market Catalysts

According to a report by Allied Market Research, the European Open Banking market size was valued at $6.1 billion in 2020 and is projected to reach $48.3 billion by 2030, growing at a 23.2% CAGR during the forecast period.

The IMARC Group reported that the global e-invoicing market reached a value of $8.7 billion in 2021, and is expected to reach $29.7 billion by 2027, with a 21.5% CAGR during 2022-2027. Insight Partners reported that the e-invoicing market in Europe was valued at $1.2 billion in 2019 and is projected to reach $4.2 billion by 2027; it is expected to grow at a CAGR of 17.1% from 2020 to 2027, as fragmented invoicing solutions market and high amount of intra-European trade drive continuous demand.

HOW WE COMPETE

The Company’s business strategy aims to accelerate clients’ digital transformation through deployment of Company software and automation techniques, hosted within a single, cloud platform. The Company’s overarching goal is to provide the highest value and lowest cost of ownership to its clients. The Company attempts to accomplish this by building scalable systems that are used by its employees to deliver business process automation services across Europe. The key elements of the Company’s growth strategy are described below:

•        Expand Penetration of Solution Stack Across Client Base.    The Company seeks to move up in what it calls “the seven layers of technology enabled solutions and services stack,” climbing the value chain from discrete services to end-to-end processes through use of front-end enterprise software. It believes continued deployment of its single sign-on portals with on-demand applications will drive expansion of the Company’s front-end software (B2B/B2C/SaaS) and integrated offerings.

Seven layers of technology enabled solutions and services stack

•        Layer 1 — Data Fabric — Host, gather, extract all types of structured and unstructured data, digital and analog

•        Layer 2 — Information Management — Digital classifications, data enhancement and normalization driving downstream processes improvement

•        Layer 3 — Intelligent Workflow Automation — Digital connectivity and automated decisioning driving productivity and quality

•        Layer 4 — Process Components — Operations partner for component(s) of larger process, handing off output file for downstream execution

•        Layer 5 — Platform Integrations — Company platforms directly connected to clients’ core systems, accessed through single sign-on and common interfaces

•        Layer 6 — End-to-End Process — Full cycle operations and technology for multi-channel process through execution of business outcomes

•        Layer 7 — Front-End Software (B2B/B2C/SaaS) — Company front end applications (branded or private label) directly interfacing with end user experience

•        Expand relationships with existing clients.    The Company intends to continue pursuing cross-selling and up-selling opportunities within its existing client base. With an existing base of over 2,000 clients, the Company believes it has meaningful opportunities to offer a bundled suite of services and to be a “one-stop-shop” for its clients’ bills and payments automation and broader digital transformation. As an example, the Company offers a full suite of solutions by bundling integrated accounts payable and receivables, payment solutions, finance and accounting services, master data management, reporting analytics along with integrated communication services for enterprises and SMBs.

•        Expand XBP network of billers and payers.    The Company processed in excess of 1 billion payment transactions in 2022. The transactions it processes touch tens of millions of consumers, buyers and suppliers across Europe, and present a significant opportunity to connect many more of them. The Company intends to expand the scope and scale of services it offers by leveraging the integration value its existing network provides as it endeavors to further connect buyers and suppliers to communicate and transact digitally.

•        Work-from-Anywhere (WFA) enablement — The Company believes the modern workforce will continue to become more globalized, dynamic, and dispersed, demanding applications that support digital workflows, remote connectivity, productivity optimization and flexible facilities. The Company plans to continue expanding its WFA suite of enterprise software to meet the evolving needs of its clients and their employees.

•        Pursue new client opportunities.    The Company plans to continue to develop new long-term, strategic client relationships, particularly where it has an opportunity to deliver a wide range of its capabilities and can have a meaningful impact on its clients’ business outcomes. For example, the Company plans to leverage the solutions it has already introduced in some European markets, like CoP or RTP (which the Company has introduced in the United Kingdom), and offer them to clients in other European markets. Additionally, the Company plans to become a registered PSP. This would further its ability to serve new clients.

•        Capitalize on its enhanced scale and operating capacity.    The Company intends to utilize its pan-European scale and track record of success to strengthen its ability to bid on new opportunities. The Company plans to dedicate additional resources to expand its range of service offerings and pursue additional cross-selling opportunities. The Company also plans to use its scale and operations expertise to improve utilization of its assets.

ABOUT THE COMPANY

The Company was formed in September 2022 to facilitate the Business Combination. Together with its subsidiaries, the Company constitutes a collection of entities, which have comprised Exela’s core European business since the 1995 merger between Texas-based BancTec, Inc. and Recognition International, Inc. The Company’s subsidiaries and predecessor entities have been serving clients in the European marketplace for over 45 years. In 2018, through the acquisitions of Asterion International and Drescher Full-Service Versand, Exela further expanded its geographic and client reach across Europe.

Clients

The Company serves over 2,000 clients across a variety of industries. Its clients are among the leading companies in their respective industries, and many of them are recurring clients that have maintained long-term relationships with the Company and its predecessor companies.

The Company has leveraged its relationships with clients to offer extended value chain services. The Company believes that clients turn to it due to a demonstrated ability to work on large-scale projects, past performance and record of delivery, and deep domain expertise accumulated from years of experience in key verticals. The Company believes its stable and significant base of clients and long-term relationships can contribute to predictable revenues.

The Company maintains a strong mix of diversified clients with low client concentration. No single client accounted for more than 6% of 2022, 2021 or 2020 revenue and the top 10 clients only accounted for 26%, 22% and 22% of 2022, 2021 and 2020 revenue, respectively.

Competitor Landscape

The Company’s competitors include both large and small businesses, as well as global companies. Such competitors broadly fall into the following categories: (a) bills and payments aggregators and processors, multinational companies providing data aggregation, information management and workflow automation, (b) consulting, discrete process and platform integration service providers, (c) platform and front-end software providers, (d) BPO companies, and (e) niche local providers in specific verticals and/or geographies. The Company believes the principal competitive factors in providing its solutions include platforms, industry specific knowledge, quality, reliability and security of service, and price. The Company continues to integrate best practice delivery processes into its service-delivery capabilities to improve quality and service levels and to increase operational efficiencies.

Regulation and Compliance

The Company operates across numerous jurisdictions and provides client solutions in a number of fields, any number of which could be subject to regulation in the future. The Company is subject to the general legal framework in such jurisdictions. Whilst the Company provides support to clients in highly regulated industries, including banking, healthcare, insurance and utilities, which in some cases will result in the clients placing contractual obligations on the Company to comply with certain rules and regulations applicable to those industries in the performance of its services, currently there are no industry-specific licenses or authorizations required for the Company to provide such services.

However, the Company believes that the current regulatory environment in many geographies presents opportunities for growth as many geographies allow non-bank payment processes to connect directly to payment networks. In connection with accessing such opportunities and expanding its business the Company may choose to opt into certain regulatory frameworks, or may be required to comply with new or existing regulations, any of which may impact its business operations and practices. The Company may, in the future, decide to subject itself to regulation to expand its service offerings. The Company recently partnered with Mastercard to develop an approved RTP solution for the United Kingdom market, which was approved by Pay.UK in 2020. In addition, the post-Brexit European Union is advancing R2P, which could be subject to regulation from the EPC. Further, the Company is also in the process of applying for a PSP license in the European Union to further expand its payment offerings and better compete in the open banking space.

There has been increased public attention regarding the use of personal information and data transfer, accompanied by legislation and regulations intended to strengthen data protection, information security and consumer and personal privacy. The law in these areas continues to develop and the changing nature of privacy laws in the European Union and elsewhere could impact the Company’s processing of personal information of its employees and its processing of personal information on behalf of its clients. In the European Union the comprehensive GDPR went into effect in May 2018. The GDPR has introduced significant privacy-related changes for companies operating both in and outside the European Union. The Company has resources dedicated to compliance with existing and emerging laws and regulations. It also relies on outside experts and licenses technologies to help supplement its knowledge and resource base and to validate and audit its processes.

Research and Development

The Company’s ability to compete successfully depends heavily upon its ability to ensure a timely flow of competitive products, services and technologies to the marketplace while leveraging its domain expertise. Through regular and sustained investment, licensing of intellectual property and acquisition of third-party businesses and technology, the Company expects to continue to develop new knowledge platforms, applications and supporting service bundles that enhance and expand its existing suite of services.

The Company’s seven-layer model described above requires the Company to continue to harness its capabilities in each layer and the ultimate measure of success will be how many clients are in each layer. XBP Europe believes that a greater client concentration in the top layers will reflect the success of its R&D strategy.

Intellectual Property

The Company deploys a combination of proprietary knowledge platforms and applications, as well as generally available third-party licensed software. The Company has a worldwide, non-exclusive, fully paid perpetual irrevocable intellectual property license with Exela and its worldwide subsidiaries pursuant to which it has access to all of the intellectual property in existence at Closing and able to be sub-licensed, of Exela and those other subsidiaries for use in the EMEA region on an exclusive basis. Until such time as it is no longer an affiliate of Exela, the Company may also employ any intellectual property improvements developed by Exela. The Company believes that the intellectual property it has at its disposal is a competitive strength.

The Company’s platforms aim to enhance information management and workflow processes through automation and process optimization to minimize labor requirements or to improve labor performance. The Company’s decisioning engines have been built with years of deep domain expertise, incorporating hundreds of thousands of client and industry specific rules, which enable efficiency and lower the cost of preparing and decisioning transactions. The Company business processes and implementation methodologies are confidential and proprietary and include trade secrets that are important to its business.

The Company’s licensed intellectual properties are generally governed by written agreements of varying duration, including some with fixed terms that are subject to renewal based on mutual agreement. Generally, each agreement may be further extended, and the Company has historically been able to renew most existing agreements before they expire. The Company expects these and other similar agreements to be extended so long as it is mutually advantageous to both parties at the time of renewal.

Human Capital

The Company considers its employees to be the foundation for the Company’s growth and success.

As of September 30, 2023, the Company had approximately 1,462 employees (of which approximately 164 were part-time employees) across 15 European countries and in Morocco. Employee count fluctuates based upon the timing and duration of client engagements. The Company’s senior leadership team has extensive experience with business process management, and while the Company has grown through a number of acquisitions, it has retained an experienced and cohesive leadership team.

The Company is also fully committed to developing and fostering a culture of diversity and inclusion, and understands that its ability to attract, train, and retain talented individuals from all backgrounds and perspectives is key to its continued success.

•        Diversity and inclusion.    The Company continues to focus on the hiring, retention, and advancement of women and underrepresented populations. Recently, the Company has been expanding its efforts to recruit and hire world-class diverse talent, and has engaged with strategic partners to accelerate its inclusion and diversity programs.

•        Compensation and benefits.    The Company offers its employees a complete set of benefits, including competitive base salaries and bonus opportunities. In addition, the Company expects to establish an equity incentive plan through which it will use targeted equity-based grants with vesting conditions to attract and retain personnel.

•        Health, safety, and wellness.    The Company is committed to the health, safety and wellness of its employees. In response to the COVID-19 pandemic, the Company implemented significant changes in the best interest of its employees and the communities in which it operates, by having the majority of the Company’s employees work from home, while implementing additional safety measures for employees continuing critical on-site work.

•        Talent development.    The Company invests significant resources to develop the talent needed to continue to be a leader in its industry. The Company delivers numerous training opportunities, provides rotational assignment opportunities, has expanded its focus on continuous learning and development, and has implemented industry-leading methodologies to manage performance, provide feedback and develop talent. The Company’s talent development programs provide employees with the resources they need to help achieve their career goals, build management skills and lead their organizations.

•        Building connections.    The Company believes that building connections between its employees, their families, and its communities creates a more meaningful, fulfilling and enjoyable workplace. The Company is active and involved in the communities in which its employees live and work, and promotes a culture of volunteering and giving back.

The Company locates its operation centers in areas where the value proposition it offers is attractive relative to other local opportunities, resulting in an engaged educated multilingual workforce that is able to make a meaningful contribution from their local marketplace. The Company’s platforms enable rapid employee learning and facilitate knowledge transfer among employees, reducing training time, and allowing employees to increase their skills and leadership capabilities with the goal of creating a long-term funnel of talent to support the Company’s growth.

Legal Proceedings

Subsidiary Litigation

A group of 71 former employees brought a claim against a subsidiary of the Company related to their dismissal resulting from the closure of two production sites in France in 2020. The employees filed complaints with the Labor Court on June 9, 2022. Conciliation hearings at the Labor Court were held on September 27, 2022, December 13, 2022, March 7, 2023, September 5, 2023 and November 14, 2023.

The Company accrued $2.2 million and $2.2 million, respectively in accrued liabilities on the condensed combined and consolidated balance sheets as of September 30, 2023 and December 31, 2022 based on the estimate at such time of the range of possible losses, however, the settlement discussions have included amounts up to $4.3 million. The Company is in settlement discussions with plaintiff ’s counsel. As of November 16, 2023, the Company has reached an in principle settlement with 5 claimants with a settlement amount of approximately $0.2 million and the Company is engaged in a settlement discussion with additional 20 claimants and expects to arrive at an in principle settlement with these claimants shortly based on current stage of negotiations. The Company made a settlement offer of $1.5 million to the remaining 46 claimants where in principle settlement is yet to be reached. The settlement negotiations for the remaining claimants are ongoing simultaneously with the court proceedings. In March 2023, 67 claimants (after the in principle settlement was agreed with the first 4 claimants) filed an application for summary proceedings in respect of part of the claim for a total claim of $1.1 million. The summary proceedings hearing was held on April 11, 2023 and the court issued its decision on May 9, 2023 upholding all of the plaintiffs’ claims for a total amount of $1.1 million, however the court’s decision does not increase the Company’s anticipated exposure for the overall claim.

The Company has appealed the decision (and paid the amount of $1.1 million on November 10, 2023 pending the appeal), the appeal hearing is scheduled for March 7, 2024. A procedural hearing for the overall claim is scheduled for February 6, 2024 and the substantive hearing is scheduled for February 16, 2024.

Other

We are, from time to time, involved in other legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although our management cannot predict the outcomes of these matters, our management believes these actions will not have a material, adverse effect on our financial position, results of operations or cash flows.

management

XBP Europe was incorporated in Delaware on September 28, 2022 and formed for the purpose of holding Exela’s European business to facilitate the Business Combination. As a result, the directors and officers put in place during XBP Europe’s formation are not representative of the individuals who have managed the business across the various EMEA Companies prior to the Business Combination.

Those individuals who are referred to as our named executive officers in the Executive Compensation section do not necessarily reflect the individuals who managed the business across the various EMEA Companies prior to the Business Combination. Since the EMEA Companies were wholly owned subsidiaries of Exela, management decisions related to the EMEA Companies have been made by representatives of Exela prior to the Business Combination. See “Executive Compensation” for the list of the named executive officers of the Company prior to the Business Combination.

The following table sets forth the executive officers and directors of the Company as of November 30, 2023.

Name	Age	Title
Par Chadha	68	Director, Executive Chairman
Andrej Jonovic	43	Director, Chief Executive Officer
Vitalie Robu	52	President
Dejan Avramovic	40	Chief Financial Officer
J. Coley Clark	78	Director
James G. Reynolds	55	Director
Martin P. Akins	57	Director

Par Chadha has served as a director and as the Executive Chairman of the Company since the consummation of the Business Combination. Mr. Chadha is also the Executive Chairman of Exela and is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha served as the Chairman of Exela since the closing of business combination among Exela, SourceHOV Holdings, Inc. (“SourceHOV”), and Novitex Holdings, Inc. (“Novitex”) on July 12, 2017 (“Novitex Business Combination”), and most recently became Executive Chairman of Exela in September 2021. He also served as Chairman of SourceHOV from 2011 to July 2017 when it was acquired by Exela, and was Chairman of Lason Inc. from 2007 to 2011 until its merger with SourceCorp, a predecessor company of SourceHOV. Mr. Chadha currently serves as the Chairman of HOV Services Limited (NSE:HOVS), a company listed on the National Stock Exchange of India. He previously held this position from 2009 to 2011 and has otherwise served as a Director since 2005. Mr. Chadha is co-founder of Rule 14, LLC, an artificial intelligence led automation company formed in 2011. During his career, Mr. Chadha has been a cofounder of technology companies in the fields of metro optical networks, systems-on-silicon, and communications. Mr. Chadha previously participated in director and executive roles in portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and AI industries. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India. Mr. Chadha is the father-in-law of Andrej Jonovic.

Andrej Jonovic has served as a director and as the Chief Executive Officer of the Company since the consummation of the Business Combination. Mr. Jonovic is responsible for the development and execution of business strategy, shaping the company culture and enhancing shareholder value. Mr. Jonovic has served as the Executive Vice President, Business Strategy and Corporate Affairs of Exela since July 2017, where he has been responsible for the oversight of several companywide functions, including M&A and strategic transactions, legal affairs, human resources, marketing and the Digital Assets Group. Mr. Jonovic has retained his role at Exela, however his primary role will be as Chief Executive Officer of XBP Europe. Prior to Exela, Mr. Jonovic was a managing director in the family office of HandsOn Global Management, based in London, and oversaw the integration of BancTec’s European operations with SourceHOV following their combination in October 2014. Earlier in his career, Mr. Jonovic was an associate at Freshfields Bruckhaus Deringer, LLP, a global law firm headquartered in London. Mr. Jonovic holds a bachelor’s degree in International Studies from The American University,

Washington D.C., and a law degree from the London School of Economics and Political Science. Mr. Jonovic is registered with the Law Society of England and Wales however is not currently practicing. Mr. Jonovic is the son-in-law of Par Chadha.

Vitalie Robu has served as the President of the Company since the consummation of the Business Combination. Previously, Mr. Robu served as the President of the EMEA region of Exela from January 2019 until November 2023 and served as Chief Operating Officer of the EMEA region since the Novitex Business Combination until January 2019. As President of the Company, Mr. Robu is responsible for all sales, operations and business strategy functions across the EMEA region. Mr. Robu specializes in transaction processing services, technology products, and software solutions, and has over 25 years of international management experience in the private and public sectors. Prior to the Novitex Business Combination, he served as Senior Vice President, Operations for the European region of SourceHOV from 2014. From 2010 to 2014, Mr. Robu held the position of President and Executive Director of DataForce UK, a business process outsourcing and software provider that was part of SourceHOV. Prior to joining the SourceHOV group, Mr. Robu served as Manager of Investment and Insurance Products for Citibank EMEA in London from 2007 to 2010. Mr. Robu has degrees in International Relations from the National School for Political Studies, Bucharest and Physics from the State University of Moldova, and earned an MBA from IMD — International Institute for Management Development, Lausanne.

Dejan Avramovic has served as Chief Financial Officer of the Company since the consummation of the Business Combination. Mr. Avramovic is responsible for finance, accounting, financial reporting, internal controls and investor relations. Previously, Mr. Avramovic served in various finance positions continuously since joining affiliates of Exela in May 2017, including most recently as Senior Vice President, Global Finance, from July 2019 until November 2023. Mr. Avramovic’s prior experience includes eleven years of public company audit and transaction advisory services at Deloitte & Touche LLP, a global accounting and advisory firm. Mr. Avramovic holds an undergraduate degree in accounting from Chicago State University and an M.B.A. degree from the University of Chicago Booth School of Business. Mr. Avramovic is a registered Certified Public Accountant, however, the license is currently inactive.

J. Coley Clark has served as a director of the Company since the consummation of the Business Combination. Mr. Clark has served as a director of Exela since December 2019. Mr. Clark is the retired Chief Executive Officer and Chairman of the board of BancTec, Inc., a global provider of document and payment processing solutions, and former member of the board of directors of Moneygram International, Inc. At BancTec, Inc., Mr. Clark was Co-Chairman of the board from 2014 to December 2016, and Chairman of the board and Chief Executive Officer from September 2004 to 2014. In 2004, Mr. Clark retired from Electronic Data Systems Corporation, or EDS, an outsourcing services company that was acquired by Hewlett-Packard in 2008, as Senior Vice President and head of the Financial and Transportation Industry Group. Mr. Clark joined EDS in 1971 in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. Prior to his time at EDS, Mr. Clark served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia. Mr. Clark received a Bachelor of Arts in Sociology from the University of Texas.

James G. Reynolds has served as a director of the Company since the consummation of the Business Combination. Mr. Reynolds was Exela’s Chief Financial Officer from the closing of the Novitex Business Combination until May 2020. Mr. Reynolds currently serves as a director of Exela, and has done so since July 2017. Mr. Reynolds served as Co-Chairman of SourceHOV from 2014 until the closing of the Novitex Business Combination in 2017. Mr. Reynolds was also the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Prior to HGM Mr. Reynolds held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was a Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University.

Martin P. Akins has served as a director of the Company since the consummation of the Business Combination. Mr. Akins has served as a director of Exela since July 2019. Prior to that, Mr. Akins worked at publicly traded Express Scripts Holding Company (“Express Scripts”), a Fortune 25 company and the largest independent pharmacy benefit management company in the United States. In December of 2018, Express Scripts merged with

Cigna Corporation. As Senior Vice President and General Counsel, at Express Scripts Mr. Akins served as the chief legal advisor and was also a member of Express Scripts’ senior executive team where he advised the CEO and outlined strategy to the board of directors. Mr. Akins was at Express Scripts from 2001 through 2019, serving in various legal capacities including Vice President, Deputy General Counsel and Associate General Counsel. Prior to his time at Express Scripts, Mr. Akins was with the Polsinelli law firm. Mr. Akins began his legal career with the firm Thompson Coburn LLP. He received his Juris Doctorate from the University of Illinois College of Law.

Controlled Company

For purposes of the Nasdaq Listing Rules, the Company is a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Exela, through its ownership of BTC International, owns a majority of the issued and outstanding Common Stock.

Director Independence

As a “controlled company,” the Company is exempt from the requirement that a majority of the Board be independent. An “independent director” is defined generally as a person who is not an executive officer or employee of the relevant company and who, in the opinion of the Board, has no relationship with the company which would “interfere with the exercise of independent judgment” in carrying out director responsibilities. Each director, other than Par Chadha and Andrej Jonovic, qualifies as an independent director under Nasdaq listing standards.

Committees of the Board

The Board has three standing committees: an audit committee, a compensation committee and a nominating committee. The Company may from time to time establish other committees. Copies of the charters for each committee are available on the Company’s website.

Audit Committee

The members of our audit committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Reynolds serves as the chairperson of the audit committee. Under the Nasdaq Listing Rules, we are required to have at least three (3) members on the audit committee. The Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each member qualifies as an independent director under applicable rules. Each of Mr. Reynolds, Mr. Clark and Mr. Akins is financially literate and Mr. Reynolds qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The functions of this committee include, among other things:

•        selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors;

•        setting the compensation of the Company’s independent auditors;

•        overseeing the work done by the Company’s independent auditors;

•        pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establishing policies and procedures for the Committee’s pre-approval of such permitted services;

•        at least annually, obtaining and reviewing a written statement by the Company’s independent auditors that describes all relationships between the firm and the Company or any of its subsidiaries; and discussing with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors;

•        at least annually, evaluating the qualifications, performance and independence of the Company’s independent auditors;

•        reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;

•        reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;

•        reviewing with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation;

•        reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures;

•        reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;

•        setting clear Company hiring policies for employees or former employees of the Company’s independent auditors;

•        establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

•        reviewing, approving and overseeing any transaction between the Company and any related person on an ongoing basis and to develop policies and procedures for the Committee’s approval of related party transactions.

Compensation Committee

The members of our compensation committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Clark serves as the chairperson of the compensation committee. Under the Nasdaq Listing Rules, we are required to have at least two members on the compensation committee. The Nasdaq Listing Rules require that the compensation committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of James G. Reynolds, J. Coley Clark and Martin P. Akins qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

•        reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;

•        approving the compensation of all other executive officers;

•        reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending for approval by the stockholders of the Company;

•        reviewing and approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans;

•        reviewing, approving and, when appropriate, recommending to the Board for approval, all employee benefit plans for the Company;

•        reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•        reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;

•        reviewing the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits; and

•        assisting the Board in its oversight of the development and implementation of the Company’s human capital management.

Nominating Committee

The members of our nominating committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Reynolds serves as the chairperson of the nominating committee. The Nasdaq Listing Rules require that the nominating committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of James G. Reynolds, J. Coley Clark and Martin P. Akins qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

•        determining the qualifications, qualities, skills, and other expertise required to be a director;

•        identifying and screening individuals qualified to become members of the Board;

•        making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote;

•        developing and recommending to the Board corporate governance guidelines, reviewing these guidelines and recommending any changes to the Board, and overseeing the Company’s corporate governance practices;

•        identifying and making recommendations to the Board regarding the selection and approval of candidates to fill any vacancies that may occur.

Code of Ethics

The Board has adopted a code of business conduct and ethics (“Code of Ethics”) that applies to all of the Company’s directors, officers and employees in accordance with applicable federal securities laws. The Code of Ethics is available on the Corporate Governance section of the Company’s website. In addition, the Company intends to post on the Corporate Governance section of the Company’s website all disclosures that are required by law or the listing standards of the Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics rather than by filing a Current Report on Form 8-K. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

EXECUTIVE COMPENSATION

Throughout this section, unless noted otherwise, “Exela Technologies” refers to Exela Technologies, Inc., and “Exela” refers to Exela Technologies and its consolidated subsidiaries.

Compensation of Our Named Executive Officers

The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of the Company’s executive officers during the fiscal year ended December 31, 2022. As an emerging growth company, the Company has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this prospectus, these three officers are referred to as the Company’s “named executive officers.”

The compensation reported in this summary compensation table below is not necessarily indicative of how the Company will compensate its named executive officers in the future. We expect that we will continue to review, evaluate and modify our compensation framework and our compensation program could vary significantly from our historical practices.

Summary Compensation Table

The following table sets forth compensation information for our named executive officers for services performed for XBP Europe for the fiscal years ended December 31, 2022.

Name and Principal Position(1)	Fiscal Year	Salary ($)(2)	Bonus ($)(2)	All Other Compensation ($)(2)(3)	Total ($)(2)
Vitalie Robu President, EMEA	2022	$285,643	$228,475	$14,977	$529,095
Jason Steward Senior Vice President, EMEA Business Solutions and Services	2022	$191,425	$92,625	$25,290	$309,340
David Jones(4) Senior Vice President, Business Strategy, Sales and Marketing	2022	$210,200	$0	$22,870	$233,070

____________

(1)      Prior to the Business Combination, we were a wholly owned subsidiary of Exela Technologies, consisting of the entirety of Exela Technologies’ European business.

(2)      With respect to each of Messrs. Robu and Steward, the salary, bonus and other compensation amounts have been converted from Great British pounds to U.S. dollars using the average end of month conversion ratio as of November 30, 2022: 1.00 GBP to 1.235 USD. With respect to Mr. Jones, the salary and other compensation amounts have been converted from Euros to U.S. dollars using the average end of month conversion ratio as of November 30, 2022: 1.00 EUR to 1.051 USD. Messrs. Robu and Steward received a bonus of GBP 185,000 and GBP 75,000 for their service in 2022, respectively. No bonus was awarded to Mr. Jones but he continued to earn commission based upon the performance of the Company’s sales team, but such commissions earned during 2022 are not included herein. Each of Messrs. Robu and Steward received a discretionary bonus with respect to 2022.

(3)      The amounts reported in this column for 2022 include: (i) for Mr. Robu, $4,720 for the cost of his private medical insurance plan in the United Kingdom, $8,626 for a company car, and contributions of $1,631 to a UK-based, defined pension plan; (ii) for Mr. Steward, $1,455 for the cost of his private medical insurance plan in the United Kingdom, $12,350 for a car allowance, and pension contribution of $11,486 to a UK-based, defined contribution plan; and (iii) for Mr. Jones, $1,892 for the cost of his private medical insurance plan in the Netherlands, $4,162 for a travel allowance, and contributions of $16,816 toward holiday pay.

(4)      Mr. Jones and Exela Technologies B.V. mutually agreed to terminate his employment agreement, effective January 1, 2024.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to the named executive officers reflected in the summary compensation table was provided pursuant to employment agreements with Exela Technologies or one of its subsidiaries, which are summarized below. For a discussion of the severance pay and other benefits to be provided to our named executive officers generally in connection with a termination of employment and/or a change in control, please see “— Potential Payments Upon Termination or Change In Control” below.

Vitalie Robu.    HOV Global Services Limited is party to an employment agreement with Mr. Robu, dated April 23, 2010, pursuant to which Mr. Robu served as President, EMEA. The employment agreement provides for an indefinite term. Mr. Robu currently receives an annual base salary of $285,643, and pursuant to the employment agreement, is entitled to annual increases in his base salary by the greater of (i) ten percent (10%) of his base salary (“Adjustment Percentage”), and (ii) the annual consumer price index of inflation published by the Office for National Statistics of the United Kingdom as of the end of the monthly period following the respective commencement date anniversary, provided that the Company may in its absolute discretion change the Adjustment Percentage, provided, however that the Adjustment Percentage may not be less than the consumer price index. He also receives an annual bonus determined at the discretion of the board of directors of Exela Technologies, currently with a target of 100% of his base salary, and the use of a company car with an associated allowance of $8,626. The employment agreement also provides that Mr. Robu will be eligible to participate in the HOV Global Services Limited’s private medical health insurance, travel insurance, and, at the expense of the HOV Global Services Limited, a life insurance plan. The severance provisions contained in Mr. Robu’s employment agreement are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Robu’s employment agreement also contains restrictive covenants, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and a covenant not to make use of the Company’s confidential information for personal purposes or on behalf of any other company during the term of employment and at all times thereafter.

Jason Steward.    Exela Technologies Limited (f/k/a BancTec Limited) is party to an employment agreement with Mr. Steward, dated February 5, 2018, pursuant to which he currently serves as Senior Vice President, EMEA Business Solutions and Services. The employment agreement provides for an indefinite term. Mr. Steward is currently entitled to an annual base salary of $191,425, and pursuant to the employment agreement is entitled to an advance against any annual bonus in the amount of $29,640 paid in equal amounts at the end of each quarter, with the potential for an additional incentive bonus, and an annual company car allowance of $12,350. The employment agreement also provides that Mr. Steward is entitled to participate in the private medical insurance, life insurance, and a pension scheme. The severance provisions contained in Mr. Steward’s employment agreement are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Steward’s employment agreement also contains restrictive covenants, including customary confidentiality and invention assignment covenants, as well as a non-compete clause that applies during the term of employment and for a period of six months thereafter and a non-solicit clause that applies during the term of employment and for a period of six months thereafter.

David W. Jones.    Exela Technologies B.V., an indirect wholly owned subsidiary of the Company, is party to an employment agreement with Mr. Jones, dated January 2, 2019, pursuant to which he serves as Senior Vice President, Business Strategy, Sales and Marketing. Mr. Jones’ employment with the Company will terminate on January 1, 2024 by mutual agreement of Exela Technologies B.V. and himself. Under the employment agreement, Mr. Jones has been entitled to an annual base salary of $210,200, and pursuant to the employment agreement, a holiday allowance to be paid on June 1 of each year in an amount equal to eight percent (8%) of his annual base salary, and has been entitled to participate in a bonus plan, commission, or incentive scheme based on individually-assigned key performance indicators. The employment agreement also provides that Mr. Jones has been entitled to a stipend for the cost of his private medical insurance and a travel allowance of $4,162.

The terms of a separation agreement entered into by Exela Technologies B.V. and Mr. Jones are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Jones’ employment agreement also contains restrictive covenants, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and for a period of 12 months thereafter, and a non-solicitation clause that applies during the term of employment and for a period of 12 months thereafter.

Short-Term Incentives

Mr. Jones earned commissions based on the sales performance of XBP Europe’s sales team. Mr. Steward’s ultimate annual bonus amount is tied to XBP Europe’s revenue and gross profit actual results for the year.

Stock Plans, Health and Welfare Plans, and Retirement Plans

2018 Stock Incentive Plan.

Exela Technologies maintains the 2018 Stock Incentive Plan, which was approved by its Board of Directors on December 19, 2017 and subsequently approved by a majority of its stockholders by written consent on December 20, 2017. The 2018 Stock Incentive Plan became effective on January 17, 2018 and there were originally 2,774,589 shares of Exela Technologies’ common stock reserved for issuance under the 2018 Stock Incentive Plan. On December 31, 2021, the shareholders of Exela Technologies approved the Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”) increasing the number of shares of common stock reserved for issuance from an original 2,774,589 shares to 17,848,076. The 2018 Plan is administered by the Compensation Committee of the Board of Directors of Exela Technologies. Under the 2018 Plan, Exela Technologies is authorized to issue shares of its common stock to eligible participants in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based on its common stock.

Each of the equity awards held by the named executive officers as of December 31, 2022 is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below, which have not been modified to reflect any adjustment in connection with the Business Combination transaction.

Health and Welfare Plans.

Our named executive officers were generally eligible to participate in the employee benefit plans generally offered to those employees based in the same country. Each of Messrs. Robu and Steward was entitled to participate in the private medical insurance and life insurance made available to those employees in the United Kingdom. Mr. Jones was eligible to participate in the employee benefit plans that Exela Technologies B.V. offers to its employees generally, including a private insurance stipend for those employees in the Netherlands.

Retirement Plans.

The Company’s named executive officers are generally eligible to participate in the retirement plans generally offered to those employees based in the same country. Each of Messrs. Robu and Steward was entitled to participate in the pension scheme made available to those employees in the United Kingdom. With respect to those employees in the Netherlands, Exela Technologies B.V. does not offer any collective or individual pension scheme to its employees.

Outstanding Equity-Based Awards at Fiscal Year-End

The following table sets forth outstanding equity awards in Exela held by each of the Company’s named executive officers as of December 31, 2022, which were granted under the 2018 Plan. The numbers in the following table have not been adjusted to reflect any adjustment in connection with the Business Combination.

Option Awards
Name	Number of securities underlying unexercised options exercisable(1)		Equity incentive plan awards: Number of securities underlying unexercised unearned options(2)	Option exercise price ($)	Option expiration date
Vitalie Robu	1,430	(3)	0	$358.00	August 31, 2028
	572		858	$78.00	August 26, 2029
Jason Steward	200		300	$22.80	September 30, 2030
David W. Jones	133		200	$22.80	September 30, 2030

____________

(1)      Pursuant to the provisions in the 2018 Plan, the exercise price and number of shares subject to certain of these stock options were adjusted in connection with the one-for-three reverse stock split per share of common stock that occurred on January 25, 2021 and the one-for-20 reverse stock split per share of common stock on July 25, 2022. Accordingly, the share totals and exercise prices shown in the above table reflect XBP Europe’s named executive officers’ post-reverse stock splits holdings.

(2)      This option grant became fully vested as of August 28, 2022.

(3)      The option grant is subject to a four-year vesting schedule, with 40% of the option vesting on the second anniversary of date of grant and 60% vesting on the fourth anniversary of the date of grant, subject to the option holder’s continuous service through each vesting date. Upon a participant’s termination of service, other than for cause, a participant may exercise the vested portion of his option for a period of 90 days following such termination (12 months in the event of participant’s death or disability). If a participant’s service terminates for cause, all options held by such participant, whether vested or unvested, will terminate immediately.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that XBP Europe would provide to each of Messrs Robu and Steward in connection with a termination of employment and/or a change in control, in each case, as of December 31, 2022, the last day of XBP Europe’s 2022 fiscal year. In connection with Mr. Jones termination of employment, effective January 1, 2024, he entered into a Termination/Amicable Settlement Agreement, the terms of which are described below.

Vitalie Robu.    Pursuant to Mr. Robu’s employment agreement, if Mr. Robu is terminated by HOV Global Services Limited, other than for gross misconduct or material breach of the terms of his employment agreement (as further detailed in Mr. Robu’s employment agreement), in addition to any statutory entitlements, Mr. Robu will be entitled to six months’ prior notice or payment of his base salary in lieu thereof, payable in the form of salary continuation payments.

Jason Steward.    Pursuant to Mr. Steward’s employment agreement, if Mr. Steward is terminated by Exela Technologies Limited, other than for gross misconduct or material breach of his employment agreement (as detailed in Mr. Steward’s employment agreement), in addition to any statutory entitlements, Mr. Steward will be entitled to three months’ prior notice or payment of his base salary in lieu thereof, payable in the form of salary continuation payments.

David W. Jones.    In connection with the termination of Mr. Jones’ employment, effective January 1, 2024, Mr. Jones and Exela Technologies B.V. entered into a Termination/Amicable Settlement Agreement, pursuant to which Mr. Jones is expected to receive a one-time payment of €50,000, subject to withholding of any applicable (wage and/or income) taxes and/or the employee part of social security contributions (if any) or other mandatory employee contributions (if any), plus the value of accrued and unused vacation, within one month after the effective date of termination, in exchange for a customary release of claims. Under the Settlement Agreement, Mr. Jones will remain bound by the post-termination provisions of his employment agreement with Exela dated January 2, 2019, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant and a non-solicitation clause.

Vesting and Settlement of Outstanding Equity Awards

Certain of the Company’s named executive officers hold vested and unvested stock options in Exela granted pursuant to the 2018 Plan. The 2018 Plan provides that in the event of a significant “corporate event,” as defined therein, each outstanding award will be treated as the administrator determines. In addition, unless otherwise provided in an award agreement, with respect to each outstanding equity award under the 2018 Plan that is assumed or substituted in connection with a change in control of Exela, the vesting, payment, purchase or distribution of such award may not be accelerated by reason of the change in control for any award holder unless the award holder experiences an involuntary termination as a result of the change in control. For these purposes, an award holder will be deemed to experience an involuntary termination as a result of a change in control if the award holder experiences a termination other than for cause, or otherwise experiences a termination under circumstances which entitle the award holder to mandatory severance payment(s) pursuant to applicable law.

DIRECTOR COMPENSATION

For the fiscal year ended December 31, 2022 and 2023, members of the Company’s Board of Directors received no compensation for services rendered. The Company will reimburse its directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services for the Company in their capacities as directors. In December 2023, based on the recommendations of an independent compensation consultant, our Compensation Committee approved, and expects to recommend that the Board adopt in early 2024, a compensation policy for its non-employee directors for 2024, which would consist of an annual cash retainer of $60,000 and an equity award anticipated to have a value of $140,000, pursuant to and subject to the adoption by our stockholders of an equity incentive plan, as well as annual cash compensation for committee service ranging from $8,000 to $20,000 for chairing a committee and $4,000 to $10,000 for service as a committee member.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that the Company’s management believes is relevant to an assessment and understanding of the Company’s combined results of operations and financial condition. The discussion should be read together with the Company’s historical audited annual combined financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020 (as restated), and its condensed consolidated interim financial statements as of and for the three and nine months ended September 30, 2023 and 2022, in each case together with related notes thereto, included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon the Company’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

The Company is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of businesses. The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for Company’s clients’ strategic journeys and streamlining their complex, disconnected payment processes. The Company serves over 2,000 clients across Europe. The Company serves clients of varying sizes and across multiple industries with a strategy of optimizing the Company clients’ bills and payments processes which the Company believes ultimately advances digital transformation, improves market-wide liquidity, and encourages sustainable business practices.

The Company’s digital foundation was developed to deliver fully outsourced solutions to address current and evolving client needs. The Company hosts its products both on client premises and as a SaaS offering in the cloud. These offerings, along with several hybrid solutions are available to clients based on the client’s needs and preferences. When distributing its licenses, the Company offers a business process management (“BPM”) model, whereby clients may choose among licenses covering a maximum number of transactions, multi-year term licenses with flexible recurring options, perpetual licenses, or per user monthly subscriptions.

The Company’s primary source of revenue stems from transactions processed by its products, including bills and payments processing. Other sources of revenue include the sale of recurring software licenses and professional services, perpetual software licenses, as well as hardware solutions and related maintenance. The Company offers a multi-industry and departmental suite of products, which center around finance and accounting (“F&A”) solutions and services comprised of the XBP Platform, Request to Pay, enterprise information management, Digital Mailroom, business process management and workflow automation, and integrated communication services. The Company also offers core industry solutions for banking and financial services sector, and has rolled out a suite of Work From Anywhere (“WFA”) applications with enterprise software for connectivity and productivity to enable remote work.

The continued success of the Company’s business is driven by its people. Its operation centers are located in areas where the value proposition the Company offers is attractive relative to other local opportunities, resulting in an engaged, educated multi-lingual workforce that is able to make a meaningful global contribution from their local marketplace. As of September 30, 2023, the Company had approximately 1,462 employees (of which 164 were part-time employees) across 15 European countries and in Morocco.

Company Segments

The Company’s two reportable segments are Bills & Payments and Technology. These segments are comprised of significant business units that align the Company’s products and services with how the Company manages its business, approaches its key markets and interacts with its clients based on their respective industries.

Bills and Payments:    The Bills & Payments business unit primarily focuses on optimizing how bills and payments are processed by businesses of all sizes and industries. The Company offers automation of AP and AR processes and through an integrated platform, seeks to integrate buyers and suppliers across Europe.

Technology:    The Technology business unit primarily focuses on sales of recurring software licenses and related maintenance, hardware solutions and related maintenance and professional services.

Recent developments

Separation from Exela

On October 10, 2022, Exela announced its intent to effect the separation of its EMEA business through the formation of XBP Europe, and subsequent merger with CF VIII.

Merger

On October 9, 2022, XBP Europe entered into the Merger Agreement with CF VIII, BTC International and Merger Sub. Pursuant to the Merger Agreement, assuming closing conditions are satisfied or waived, Merger Sub, a newly formed subsidiary of CF VIII, will be merged with and into XBP Europe, with XBP Europe surviving the Merger.

The Merger is anticipated to be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of the Company issuing stock for the net assets of CF VIII, accompanied by a recapitalization. The net assets of CF VIII will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of the Company.

The most significant change in the Company’s future reported financial position and results are expected to be an increase in cash (as compared to the Company’s combined balance sheet at September 30, 2023) of approximately $5.6 million. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Merger, XBP Europe will become the successor to an SEC-registered and Nasdaq-listed company, which will require the Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The Company expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Conflict between Russia and Ukraine

The ongoing military conflict between Russia and Ukraine has created volatility in the global capital markets and is expected to have further global economic consequences. The economic sanctions and controls imposed by the United Kingdom, the European Union, and others on Russia have caused, and may continue to cause, significant economic and social disruption, and its impact on the Company’s business is uncertain.

Although, it is not possible to predict the short term and long-term impact of the conflict on the global economy, escalation of this conflict could result in significant increases in energy prices in Europe and other parts of the world. This has already resulted, and may continue to result, in clients and potential clients (both direct and indirect) of the Company diverting a larger proportion of their available cash towards paying their energy bills and delaying capital investments, particularly for purchases of software solutions such as the Company’s, which may be seen as more of a “luxury” purchase under such conditions. Any of these impacts or increases in these conditions could, in turn, have a material adverse effect on the business, financial condition, cash flows, and results of operations of the Company and could cause the market value of its securities to decline.

Key Factors Affecting Company’s Business

The Company believes that its performance and future success depend upon several factors that present significant opportunities for us but also pose risks and challenges including those discussed below and in the section of this prospectus titled “Risk Factors.”

Investment in Technology

The Company’s revenue growth depends heavily upon its ability to ensure a timely flow of competitive products, services and technologies to the marketplace while also leveraging its domain expertise. Through regular and sustained investment, licensing of intellectual property and acquisition of third-party businesses and technology, the Company continues to develop new knowledge platforms, applications and supporting service bundles that enhance and expand its existing suite of services. These efforts will require the Company to invest significant financial and other resources.

Acquiring new clients

The Company plans to continue developing new long-term, strategic client relationships, particularly where there is an opportunity to deliver a wide range of capabilities that have meaningful impact on clients’ business outcomes. As such, the Company plans to leverage the solutions it has already introduced in some European markets, like Confirmation of Payee or Request To Pay, part of the XBP platform, and offer them to clients in other European markets as well as solutions and products within Finance and Accounting offering such ERP Consolidation services. Additionally, the Company continues to evaluate becoming a registered payment service provider to supplement its existing solutions and services. The Company believes there is a long-term opportunity to expand in these markets to serve new clients.

The Company’s ability to attract new clients also depends on a number of factors, including the effectiveness and pricing of its products, its competitors’ offerings, and successfully executing its marketing efforts. Acquisition of new clients is expected to have a positive impact on the Company’s long-term profitability and operations.

Expanding the Company’s relationships with existing clients

In addition to acquiring new clients, the Company intends to continue retaining existing clients and pursue cross-selling and up-selling opportunities. With an existing base of over 2,000 clients, the Company believes there is meaningful opportunities to offer a bundled suite of services and to be a “one-stop-shop” for its clients’ bills and payments automation and broader digital transformation journeys.

The Company’s ability to influence clients to process more transactions and payments on its platforms has a direct impact on its revenue. As such, the Company offers a full suite of solutions by bundling integrated accounts payable and receivables, payment solutions, F&A services, master data management, reporting analytics along with integrated communication services for enterprise and small and medium businesses.

Basis of Presentation

Refer to Note 1 to our audited combined and consolidated financial statements as of and for the years ended December 31, 2022, 2021 (restated) and 2020 (restated) contained elsewhere in this prospectus for a summary of the underlying basis used to prepare our financial statements.

Key Performance Indicators

The Company uses a variety of operational and financial measures to assess performance. Among the measures considered by management are the following:

•        Revenue by segment;

•        Gross profit by segment; and

•        Adjusted EBITDA (which is a non-GAAP measure).

Revenue by segment

The Company analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods across its operating segments in order to assess performance, identify potential areas for improvement, and determine whether segments are meeting management’s expectations.

Gross profit by segment

The Company defines Gross Profit as revenue less cost of revenue (exclusive of depreciation and amortization). The Company uses Gross Profit by segment to assess financial performance at the segment level.

Non-GAAP Measures

To supplement its combined financial data presented on a basis consistent with GAAP, this prospectus contains certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. The Company has included these non-GAAP financial measures because they are financial measures used by management to evaluate the Company’s core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments. These measures exclude certain expenses that are required under GAAP. The Company excludes these items because they are non-recurring or non-cash expenses that are determined based in part on the Company’s underlying performance.

Adjusted EBITDA

The Company defines Adjusted EBITDA as EBITDA plus restructuring and related expenses, related party management fees and royalties, foreign exchange gains or losses, one-time, non-recurring professional and legal expenses and transaction costs incurred in connection with the Business Combination.

Note Regarding Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. The Company believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing its financial performance and results of operations as the Exela’s board of directors and management use EBITDA and Adjusted EBITDA to assess its financial performance, because it allows them to compare the Company’s operating performance on a consistent basis across periods by removing the effects of the Company’s capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team. Net income/loss is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. The Company’s non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the Company’s definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following tables present a reconciliation of EBITDA and Adjusted EBITDA to the net loss, the most directly comparable GAAP measure, for the years ended December 31, 2022, 2021 and 2020 and for the three and nine months ended September 30, 2023 and September 30, 2022:

	Three months ended September 30,
	2023	2022
Net income loss	$(2,887)	$(5,302)
Income Tax Expense	1,046	539
Interest expense including related party interest expense, net	1,270	650
Depreciation and amortization	1,095	1,136
EBITDA	$524	$(2,977)
Restructuring and related expenses(1)	374	1,325
Related party management fees and royalties(2)	334	1,724
Foreign exchange losses (gains), net	(529)	682
Transaction Fees(3)	244	—
Adjusted EBITDA	$947	$754

	Nine months ended September 30,
	2023	2022
Net income loss	$(5,950)	$(6,796)
Income Tax Expense	1,523	1,933
Interest expense including related party interest expense, net	3,704	2,241
Depreciation and amortization	2,951	3,357
EBITDA	$2,228	$734
Restructuring and related expenses(1)	2,008	2,350
Related party management fees and royalties(2)	1,156	4,783
Foreign exchange losses, net	410	2,861
Transaction Fees(3)	1,545	—
Adjusted EBITDA	$7,348	$10,728
	Year Ended December 31,
	2022	2021	2020
Net Loss	$(7,929)	$(12,728)	$(28,377)
Income Tax Expense	2,562	2,920	4,502
Interest expense including related party interest expense, net	3,037	2,695	2,627
Depreciation and amortization	4,390	5,166	6,312
EBITDA	2,060	(1,947)	(14,936)
Restructuring and related expenses(1)	2,247	12,737	7,223
Related party management fees and royalties(2)	5,401	6,291	7,524
Foreign exchange losses, net	1,184	1,162	2,195
Gain on sale of assets(5)	—	(2,226)	—
Adverse Arbitration Order expenses(4)	—	—	8,688
Transaction Fees(3)	3,595	—	—
Adjusted EBITDA	14,487	16,018	10,695

____________

(1)      Adjustment represents costs associated with restructuring, including employee severance and vendor and lease termination costs.

(2)      Primarily represents management fees paid to Exela in exchange for management services, which included provision of legal, human resources, corporate finance, and marketing support, along with compensation and benefits for certain executives. The management services agreement will terminate in connection with the Business Combination.

(3)      Represents transaction costs incurred as part of the Business Combination.

(4)      Represents legal and other expenses incurred in connection with Adverse Arbitration Settlement.

(5)      Represents a gain recognized on the disposal of property, plant, and equipment and other assets.

Key Components of Revenue and Expenses

Revenue

The Company earns revenue from transactions processed using its products. In addition, the Company also sells recurring licenses, as well as maintenance and other professional services. Licensing options include, among other things, a BPM model, where clients can purchase a license covering a maximum number of transactions, multi-year term licenses with flexible recurring options and per-user monthly subscriptions. The Company derives a majority of its revenue from bills and payments, which is comprised of transactions processing as well as from the sale of licenses and technology implementation revenue. The remainder of its revenue stems from the sale of hardware solutions, including proprietary software, to enable the digital transformation of the Company’s clients.

Related party revenue — Related party revenue consists of sales of the above products or services to related parties.

Costs and Expenses

Cost of revenue — Cost of revenue consists primarily of salaries and employee benefits, including performance bonuses, and cost of products.

Related party cost of revenue — Related party cost of revenue consists of the cost of the products or services purchased or acquired from related parties, plus a related party transfer pricing markup.

Selling, general and administrative expenses — Selling, general and administrative expenses consist primarily of administrative personnel and officers’ salaries and benefits including performance bonuses, legal and audit expenses, insurance, operating lease expenses (mainly facilities and vehicles) and other facility costs.

Related party expenses — Related party expenses primarily consist of management fee, allocated shared service center expenses and intercompany royalties.

Depreciation and amortization — Depreciation and amortization of intangible assets expenses consist of depreciation of property and equipment, and amortization of developed technology, definite life intangibles, client relationship, and trade names.

Interest expense — Interest expense consists of interest related to pensions, debt, and finance leases.

Related party interest expense — Related party interest expense consists of interest incurred on amounts due to related parties.

Foreign exchange losses, net — Foreign exchange losses, net is comprised of losses and gains due to foreign currency remeasurement that are netted together for reporting purposes.

Other expenses, net — Other expenses, net consists of expected return on plan assets, amortization of prior service cost, amortization of net loss and legal expenses.

Income tax expense — Income taxes consist primarily of income taxes related to federal, and foreign jurisdictions in which the Company conducts its business. The Company maintains a full valuation allowance on net deferred tax assets for its U.S. federal taxes and certain foreign and state taxes as the Company has concluded that it is not more likely than not that the deferred assets will be utilized.

Results of Operations

Three Months Ended September 30, 2023 Compared to Three Months Ended September 30, 2022 (US dollars in thousands)

	Three Months Ended September 30,
	2023	2022
Revenue:
Bills and Payments	$28,093	$29,654
Technology	12,152	9,432
Revenue, net	40,245	39,086
Cost of revenue (exclusive of depreciation and amortization):
Bills and Payments	25,743	26,413
Technology	5,637	5,195
Total cost of revenues	31,380	31,608
Selling, general and administrative expenses (exclusive of depreciation and amortization)	7,741	7,396
Related party expense	1,329	2,417
Depreciation and amortization	1,095	1,136
Operating loss	(1,300)	(3,471)
Interest expense, net	1,265	569
Related party interest expense, net	5	80
Foreign exchange losses (gains), net	(529)	684
Other income, net	(200)	(41)
Net loss before income taxes	(1,841)	(4,763)
Income tax expense	1,046	539
Net loss	$(2,887)	$(5,302)

For the purposes of trend analysis, constant currency refers to the prevailing rate of the US dollar against relevant currencies for the quarter ended September 30, 2022.

Revenue

For the quarter ended September 30, 2023, the Company’s revenue on a combined basis increased by $1.2 million, or 3.0%, to $40.2 million (including related party revenue of $0.1 million) from $39.1 million (including related party revenue of $0.0 million) for the quarter ended September 30, 2022. On a constant currency basis, revenue declined by 3.3% or $1.3 million, while positive impact of foreign currency accounted for a revenue increase of 6.3% or $2.5 million of the revenue increase.

Bills & Payments and Technology segments constituted 69.8%, and 30.2% of total revenue, respectively, for the quarter ended September 30, 2023, compared to 75.9%, and 24.1%, respectively, for the quarter ended September 30, 2022. The revenue changes by reporting segment were as follows:

Bills & Payments — Revenue attributable to bills and payments segment was $28.1 million for the quarter ended September 30, 2023 compared to $29.7 million for the quarter ended September 30, 2022. The revenue decline of $1.6 million, or 5.3% is primarily attributable to lower volumes. On a constant currency basis, revenue declined by 11.1% or $3.3 million, while positive impact of foreign currency accounted for a 5.8% or $1.7 million increase in revenue for the period. Lower volumes were primarily due to customer exits and volume reductions being partially compensated by the increased volumes and new customer wins.

Technology — For the quarter ended September 30, 2023, revenue attributable to the Technology segment increased by $2.7 million, or 28.8%, to $12.2 million from $9.4 million for the quarter ended September 30, 2022. The revenue increase in Technology segment was primarily due to higher perpetual license software sales and higher technology implementation and professional services revenue. On a constant currency basis, revenue increased by 21.1% or $2.0 million, while the positive impact of foreign currency accounted for 7.8% or $0.7 million.

Cost of Revenue

For the quarter ended September 30, 2023, the cost of revenue decreased by $0.2 million (with a $0.1 million decrease in related party revenue), or 0.7%, to $31.4 million from $31.6 million for the quarter ended September 30, 2022. Total cost of revenue decreased by 7.4% or $2.4 million on a constant currency basis with the positive impact of foreign currency accounting for 6.6% or $2.1 million when compared to the cost of revenue for the quarter ended September 30, 2022.

In the Bills & Payments segments, the decrease was primarily attributable to the corresponding decline in revenues and executed savings initiatives. Costs to the Bills & Payments segment decreased by $0.7 million, or 2.5%. On a constant currency basis, cost of revenue at Bills & Payments segment declined by 9.1% or $2.4 million, with the positive impact of foreign currency of 6.6% or $1.7 million as a result of proactive actions to adjust the cost base in line with revenue levels and streamline and automate processes.

The cost of revenue in the Technology segment increased by $0.4 million, or 8.5%, primarily due to revenue mix change in the Technology segment as a result of higher volume of license and technology implementation sales which more than compensated lower revenues in the hardware segment. On constant currency basis, cost of revenue at the Technology segment increased by 1.4% or $0.1 million, with foreign currency accounting for another 7.1% or $0.4 million.

The decrease in cost of revenues on a combined basis was primarily due to the revenue mix for the relevant period, as technology revenue accounted for a higher proportion of overall revenue for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022. Cost of revenue for the quarter ended September 30, 2023 was 78.0% of revenue compared to 80.9% of revenue for the quarter ended September 30, 2022. Margin expansion was due to higher revenues resulting from an increased number of software license and technology implementation sales and lower volume of work processed in our Bills & Payments segment.

Selling, General and Administrative Expenses

SG&A expenses increased by $0.3 million, or 4.7%, to $7.7 million for the quarter ended September 30, 2023, compared to $7.4 million for the quarter ended September 30, 2022. The increase was primarily attributable to an increase in professional service fees for the quarter ended September 30, 2023 relative to the quarter ended September 30, 2022. SG&A expenses increased as a percentage of revenue to 19.2% for the quarter ended September 30, 2023 as compared to 18.9% for the quarter ended September 30, 2022.

Related Party Expenses

Related party expense was $1.3 million for the quarter ended September 30, 2023 compared to $2.4 million for the quarter ended September 30, 2022. The decrease was primarily driven by a decrease in the related party management fee incurred during the current period. On October 9, 2022, the management fee was terminated in connection with the execution of the Merger Agreement and was replaced by the related party service fee which reduced the fees and modified the services provided.

Depreciation & Amortization

Total depreciation and amortization expense was $1.1 million and $1.1 million for the quarters ended September 30, 2023 and 2022, respectively.

Interest Expense

Interest expense was $1.3 million for the quarter ended September 30, 2023, compared to $0.6 million for the quarter ended September 30, 2022, largely due to an increase in borrowing costs due to an increase in relevant borrowing reference rates and higher pension interest cost during the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022.

Related Party Interest Expense, Net

Related party interest expense, net was $0.0 million for the quarter ended September 30, 2023 and was $0.1 million lower compared to related party interest expense, net of $0.1 million for the quarter ended September 30, 2022.

Foreign Exchange Gains, net

Foreign exchange gains were $0.6 million compared to a foreign exchange loss of $0.7 million for the quarter ended September 30, 2022 due to unrealized foreign exchange gains for the quarter ending September 30, 2023 relative to the quarter ended September 30, 2022.

Other Income, net

Other income, net was $0.2 million for the quarter ended September 30, 2023 compared to other income, net of $0.0 million for the quarter ended September 30, 2022. The increase in income was primarily due to an increase in pension-related income recorded in the quarter ended September 30, 2023.

Income Tax Expense

The Company had an income tax expense of $1.0 million for the quarter ended September 30, 2023 compared to income tax expense of $0.5 million for the quarter ended September 30, 2022. The increase in the tax expense is due largely to increased year-over-year quarterly profitability in jurisdictions with no valuation allowances, specifically in the UK and Germany.

	Nine Months Ended September 30,
	2023	2022
Revenue:
Bills and Payments	$91,859	$106,412
Technology	33,554	30,444
Revenue, net	125,413	136,856
Cost of revenue (exclusive of depreciation and amortization):
Bills and Payments	80,933	88,094
Technology	14,468	15,486
Total cost of revenues	95,401	103,580
Selling, general and administrative expenses (exclusive of depreciation and amortization)	24,336	22,721
Related party expense	3,627	7,052
Depreciation and amortization	2,951	3,357
Operating income (loss)	(902)	146
Interest expense, net	3,705	2,094
Related party interest (income) expense, net	(1)	146
Foreign exchange losses, net	411	2,863
Other income, net	(589)	(94)
Net loss before income taxes	(4,428)	(4,863)
Income tax expense	1,523	1,933
Net loss	$(5,951)	$(6,796)

For the purposes of trend analysis, constant currency refers to the prevailing rate of the US dollar against relevant currencies for the nine months ended September 30, 2022.

Revenue

For the nine months ended September 30, 2023, the Company’s revenue on a combined basis decreased by $11.4 million, or 8.4%, to $125.4 million (including related party revenue of $0.2 million) from $136.9 million (including related party revenue of $0.1 million) for the nine months ended September 30, 2022. On a constant currency basis, revenue declined by 8.0% or $10.9 million, while negative impact of foreign currency accounted for another 0.4% or $0.6 million of the revenue decline.

Bills & Payments and Technology segments constituted 73.2%, and 26.8% of total revenue, respectively, for the nine months ended September 30, 2023, compared to 77.8%, and 22.2%, respectively, for the nine months ended September 30, 2022. The revenue changes by reporting segment were as follows:

Bills & Payments — Revenue attributable to bills and payments segment was $91.9 million for the nine months ended September 30, 2023 compared to $106.4 million for the nine months ended September 30, 2022. The revenue decline of $14.6 million, or 13.7%, is primarily attributable to lower volumes. On a constant currency basis, revenue declined by 13.4% or $14.2 million, while foreign currency accounted for a 0.3% or $0.3 million of the overall revenue decline for the period. Lower volumes were primarily due to customer exits and less transactions processed which were partially compensated by new customer wins.

Technology — For the nine months ended September 30, 2023, revenue attributable to the Technology segment increased by $3.1 million, or 10.2%, to $33.6 million from $30.4 million for the nine months ended September 30, 2022. The revenue increase in Technology segment was largely due to a higher volume of software licenses sold and an increase in technology implementation and professional services revenue, which was partially offset by lower hardware revenues and the negative impact of foreign currency for the relevant period. On a constant currency basis, revenue increased by 11.0% or $3.4 million, while the negative impact of foreign currency accounted for 0.8% or $0.2 million.

Cost of Revenue

For the nine months ended September 30, 2023, the cost of revenue decreased by $8.2 million (including decrease in related party cost of $0.3 million), or 7.9%, compared to the nine months ended September 30, 2022. Total cost of revenue decreased by 8.1% or $8.4 million on a constant currency basis with the positive impact of foreign currency of 0.2% or $0.2 million when compared to the cost of revenue for the nine months ended September 30, 2022.

In the Bills & Payments segments, the decrease was primarily attributable to the corresponding decline in revenues. Costs to the Bills & Payments segment decreased by $7.2 million, or 8.1%. On a constant currency basis, cost of revenue at Bills & Payments segment declined by 8.3% or $7.3 million, with the positive impact of foreign currency of 0.2% or $0.1 million.

The cost of revenue in the Technology segment decreased by $1.0 million, or 6.6%, primarily due to the change in the revenue mix within the Technology segment. On a constant currency basis, cost of revenue at the Technology segment decreased by 6.7% or $1.0 million, with a negative foreign currency impact accounting for 0.1% or $0.0 million.

The decrease in cost of revenues on a combined basis was primarily due to a decrease in cost of supplies for resale and external services. Cost of revenue for the nine months ended September 30, 2023 was 76.1% of revenue compared to 75.7% of revenue for the nine months ended September 30, 2022, primarily as a result of lower revenues in the Bills & Payments segment. Margin expansion was due to higher revenues resulting from an increased number of software license and technology implementation sales offset by lower volume of work processed in our Bills & Payments segment.

Selling, General and Administrative Expenses

SG&A expenses increased by $1.6 million, or 7.1%, to $24.3 million for the nine months ended September 30, 2023, compared to $22.7 million for the nine months ended September 30, 2022. The increase was primarily attributable to an increase in professional services which was partially offset by reducing operating lease expenses for the nine months ended September 30, 2023 relative to the nine months ended September 30, 2022. SG&A expenses increased as a percentage of revenue to 19.4% for the nine months ended September 30, 2023 as compared to 16.6% for the nine months ended September 30, 2022.

Related Party Expenses

Related party expense was $3.6 million for the nine months ended September 30, 2023 compared to $7.1 million for the nine months ended September 30, 2022. The decrease was primarily driven by a decrease in the related party management fee incurred during the current period. On October 9, 2022, the management fee was terminated in connection with the execution of the Merger Agreement and was replaced by the related party service fee which reduced the fees and modified the services provided.

Depreciation & Amortization

Total depreciation and amortization expense was $3.0 million and $3.4 million for the nine months ended September 30, 2023 and 2022, respectively. The decrease in total depreciation and amortization expense by $0.4 million was primarily due to a reduction in depreciation expense as a result of the expiration of the lives of assets acquired in prior periods and decrease in intangibles amortization expense due to end of the useful lives for certain intangible assets during the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022.

Interest Expense

Interest expense was $3.7 million for the nine months ended September 30, 2023, compared to $2.1 million for the nine months ended September 30, 2022, largely due to an increase in borrowing costs due to an increase in relevant borrowing reference rates and higher pension interest cost during the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022.

Related Party Interest Income, Net

Related party interest income, net was $0.0 million for the nine months ended September 30, 2023 and was $0.1 million lower compared to related party interest expense, net of $0.1 million for the nine months ended September 30, 2022.

Foreign Exchange Losses, net

Foreign exchange losses were $0.4 million for the nine months ended September 2023 compared to foreign exchange losses of $2.9 million for the nine months ended September 30, 2022 predominantly due to a reduction in unrealized foreign exchange losses for the nine months ended September 30, 2023 relative to the nine months ended September 30, 2022.

Other Income, net

Other income, net was $0.6 million for the nine months ended September 30, 2023 compared to other income, net of $0.1 million for the nine months ended September 30, 2022. The increase in income was primarily due to an increase in pension-related income recorded in the nine months ended September 30, 2023.

Income Tax Expense

The Company had an income tax expense of $1.5 million for the nine months ended September 30, 2023 compared to an income tax expense of $1.9 million for the nine months ended September 30, 2022. The decrease in tax expense over the prior year was largely due to a decrease in profitability in France.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021 (US dollars in thousands)

	Year Ended December 31,
	2022	2021 (Restated)
Revenue:
Bills and Payments	$136,858	$166,356
Technology	43,634	39,594
Revenue, net	180,492	205,950
Cost of revenue (exclusive of depreciation and amortization):
Bills and Payments	114,297	144,077
Technology	22,490	20,945
Total cost of revenues	136,787	165,022
Selling, general and administrative expenses (exclusive of depreciation and amortization)	32,956	29,764
Related party expense	8,309	9,807
Depreciation and amortization	4,390	5,166
Operating loss	(1,950)	(3,809)
Interest expense, net	3,062	2,836
Related party interest income, net	(25)	(141)
Foreign exchange losses, net	1,184	1,162
Other expense (income), net	(804)	2,142
Net loss before income taxes	(5,367)	(9,808)
Income tax expense	2,562	2,920
Net loss	$(7,929)	$(12,728)

For the purposes of trend analysis, constant currency refers to the prevailing rate of the US dollar against relevant currencies for the financial year ended December 31, 2021.

Revenue

For the year ended December 31, 2022, the Company’s revenue on a combined basis decreased by $25.5 million, or 12.4%, to $180.5 million (including related party revenue of $0.1 million) from $206.0 million (including related party revenue of $0.2 million) for the year ended December 31, 2021. On a constant currency basis, revenue declined by 1.7% or $3.5 million, while negative impact of foreign currency accounted for another 10.7% or 22.0 million of the revenue decline.

Bills & Payments and Technology segments constituted 75.8%, and 24.2% of total revenue, respectively, for the year ended December 31, 2022, compared to 80.8%, and 19.2%, respectively, for the year ended December 31, 2021. The revenue changes by reporting segment were as follows:

Bills & Payments — Revenue attributable to bills and payments segment was $136.9 million for the year ended December 31, 2022 compared to $166.4 million for the year ended December 31, 2021. The revenue decline of $29.5 million, or 17.7% is primarily attributable to lower volumes and the adverse movement in foreign currency as European currencies depreciated against the dollar during 2022. On a constant currency basis, revenue declined by 7.7% or $12.8 million, while negative impact of foreign currency accounted for another 10.0% or $16.7 million of the decline.

Technology — For the year ended December 31, 2022, revenue attributable to the Technology segment increased by $4.0 million, or 10.2%, to $43.6 million from $39.6 million for the year ended December 31, 2021. The revenue growth in Technology segment in FY 2022 vs FY 2021 was due to increased volume of business won despite the negative impact of dollar appreciation against the European currencies. On a constant currency basis, revenue increased by 23.6% or $9.3 million, offset by the negative impact of foreign currency accounting for 13.4% or $5.3 million.

Cost of Revenue

For the year ended December 31, 2022, the cost of revenue decreased by $28.2 million (including decrease in related party cost of $0.3 million), or 17.1%, compared to the year ended December 31, 2021. Total cost of revenue decreased by 6.3% or $10.4 million on a constant currency basis with foreign currency impact accounting for another 10.8% or $17.8 million to the overall decrease when compared to the cost of revenue for the year ended December 31, 2021.

In the Bills & Payments segments, the decrease was primarily attributable to the corresponding decline in revenues. Costs to the Bills & Payments segment decreased by $29.8 million, or 20.7%. On a constant currency basis, cost of revenue at Bills & Payments segment declined by 10.8% or $15.5 million, with foreign currency accounting for another 9.9% or $14.3 million of the decline.

The cost of revenue in the Technology segment increased by $1.5 million, or 7.4% due to a higher volume of work. On constant currency basis, cost of revenue at the Technology segment increased by 24.3% or $5.1 million, offset by foreign currency impact of 17.0% or $3.6 million.

The decrease in cost of revenues on a combined basis was primarily due to a decrease in employee related cost. The lower costs were attributable to cost and capacity management, cost optimization as part of process automation initiatives, lower restructuring expenses and the foreign exchange impact. Cost of revenue for the year ended December 31, 2022 was 75.8% of revenue compared to the 80.1% of revenue for the year ended December 31, 2021 as a result of cost optimization initiatives and a shift in revenue mix towards technology. The decrease in ratio was also due to adverse effects of COVID-19 for the year ended December 31, 2021 in the amount of $7.5 million compared to prior year.

Selling, General and Administrative Expenses

SG&A expenses increased by $3.2 million, or 10.7%, to $33.0 million for the year ended December 31, 2022, compared to $29.8 million for the year ended December 31, 2021. The increase was primarily attributable to transaction costs incurred in connection with Business Combination in the amount of $3.6 million and the recording of the gain on sale of assets of $2.2 million for the year ended December 31, 2021. SG&A expenses increased as a percentage of revenue to 18.3% for the year ended December 31, 2022 as compared to 14.5% for the year ended December 31, 2021.

Related Party Expenses

Related party expense was $8.3 million for the year ended December 31, 2022 compared to $9.8 million for the year ended December 31, 2021. The decrease was primarily driven by a decrease in the related party management fee incurred during the current period. On October 9, 2022, the management fee was terminated in connection with the Merger Agreement and was replaced by the related party service fee which reduced the fees and modified the services provided.

Depreciation & Amortization

Total depreciation and amortization expense was $4.4 million and $5.2 million for the years ended December 31, 2022 and 2021, respectively. The decrease in total depreciation and amortization expense by $0.8 million was primarily due to a reduction in depreciation expense as a result of the expiration of the lives of assets acquired in prior periods and decrease in intangibles amortization expense due to end of useful lives for certain intangible assets during the year ended December 31, 2022 compared to the year ended December 31, 2021.

Interest Expense

Interest expense was $3.1 million for the year ended December 31, 2022, compared to $2.8 million for the year ended December 31, 2021, largely due to new borrowings and higher pension interest cost during the year ended December 31, 2022 compared to the year ended December 31, 2021.

Related Party Interest Income

Related party interest income, net was ($0.0) million for the year ended December 31, 2022 compared to related party interest income ($0.1) million for the year ended December 31, 2021.

Foreign Exchange Losses, net

Foreign exchange losses were $1.2 million for the year ended December 31, 2022, nearly flat from $1.2 million for the year ended December 31, 2021 due to lower realized exchange gains and higher unrealized exchange losses by an approximately equal amount relative to FY 2021.

Other Expense (Income), net

Other income, net was $0.8 million for the year ended December 31, 2022 compared to other expense, net of $2.2 million for the year ended December 31, 2021. The decrease in expense of $3.0 million was primarily due to a loss on sale of business for the year ended December 31, 2021 and a decrease in the pension expense.

Income Tax Expense

The Company had an income tax expense of $2.6 million for the year ended December 31, 2022 compared to income tax expense of $2.9 million for the year ended December 31, 2021. The decrease in tax expense from the prior year was attributable to the impact of the change in the valuation allowances due to improved profitability in France and Northern Europe partially offset by increase in current expense in the Netherlands.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020 (US dollars in thousands)

	Years Ended December 31,
	2021 (restated)	2020 (restated)
Revenue:
Bills and Payments	$166,356	$177,634
Technology	39,594	39,910
Revenue, net	205,950	217,544
Cost of revenue (exclusive of depreciation and amortization):
Bills and Payments	144,077	153,121
Technology	20,945	22,376
Total cost of revenues	165,022	175,497
Selling, general and administrative expenses (exclusive of depreciation and amortization)	29,764	44,199
Related party expense	9,807	10,606
Depreciation and amortization	5,166	6,312
Operating loss	(3,809)	(19,070)
Interest expense, net	2,836	2,844
Related party interest income, net	(141)	(217)
Foreign exchange losses, net	1,162	2,195
Other (income) expense, net	2,142	(17)
Net loss before income taxes	(9,808)	(23,875)
Income tax expense	2,920	4,502
Net loss	$(12,728)	$(28,377)

For the purposes of trend analysis, constant currency refers to the prevailing rate of the US dollar against relevant currencies for the financial year ended December 31, 2020.

Revenue

For the year ended December 31, 2021, the Company’s revenue on a combined basis decreased by $11.5 million, or 5.3%, to $206.0 million (including related party revenue of $0.2 million) from $217.5 million (including related party revenue of $0.3 million) for the year ended December 31, 2020. On a constant currency basis, revenue declined by 9.8% or $21.4 million, with an offsetting impact of foreign currency accounting for 4.6% or $9.9 million.

Bills & Payments — Revenue attributable to Bills & Payments segment was $166.4 million for the year ended December 31, 2021 compared to $177.6 million for the year ended December 31, 2020. The revenue decline of $11.2 million, or 6.3%, is primarily attributable to lower volumes and underutilization of resources as a result of COVID-19. On a constant currency basis, revenue declined by 10.9% or $19.4 million, with an offsetting impact of foreign currency accounting for 4.6% or $8.2 million.

Technology — For the year ended December 31, 2021, revenue attributable to the Technology segment decreased by $0.3 million, or 0.8%, to $39.6 million from $39.9 million for the year ended December 31, 2020. The negative impact on revenue in Technology segment in FY 2021 vs FY 2020 was due to a continued slowdown in client spending due to COVID-19. On a constant currency basis, revenue declined by 5.0% or $2.0 million, with an offsetting impact of foreign currency accounting for 4.2% or $1.7 million.

Bills & Payments and Technology segments constituted 80.8% and 19.2% of total revenue, respectively, for the year ended December 31, 2021, compared to 81.7% and 18.3%, respectively, for the year ended December 31, 2020.

Cost of Revenue

For the year ended December 31, 2021, the cost of revenue decreased by $10.5 million (including increase in related party cost of $0.4 million), or 6.0%, compared to the year ended December 31, 2020. Total cost of revenue decreased by 10.5% or $18.5 million, on a constant currency basis with an offsetting impact of foreign currency accounting for 4.5% or $8.0 million when compared to the cost of revenue for the year ended December 31, 2020.

In the Bills & Payments and Technology segments, the decrease was primarily attributable to the corresponding decline in revenues and operational efficiencies. Costs to the Bills & Payments segment decreased by $9.0 million, or 5.9%. On a constant currency basis, cost of revenue at Bills & Payments segment declined by 10.2% or $15.6 million, with an offsetting impact of foreign currency accounting for 4.3% or $6.6 million.

The cost of revenue in the Technology segment decreased by $1.4 million, or 6.4%. On a constant currency basis, cost of revenue at the Technology segment declined by 12.4% or $2.8 million, with an offsetting impact of foreign currency accounting for 6.0% or $1.4 million.

Cost of revenue for the year ended December 31, 2021 was 80.1% of revenue compared to the 80.7% of revenue for the year ended December 31, 2020.

The decrease in cost of revenues on a combined basis was primarily due to a decrease in employee related cost. The lower costs were attributable to cost and capacity management as a result of COVID-19.

Selling, General and Administrative Expenses

SG&A expenses decreased $14.4 million, or 32.7%, to $29.8 million for the year ended December 31, 2021, compared to $44.2 million for the year ended December 31, 2020. The decrease was primarily attributable to a reduction in litigation expenses recorded during the year ended December 31, 2020, in the amount of $8.7 million, a gain on sale of assets recorded during the year ended December 31, 2021 in the amount of $2.1 million, other income of $1.4 million, miscellaneous expenses of $0.8 million and legal and professional fees of $0.7 million. SG&A expenses decreased as a percentage of revenues to 14.5% for the year ended December 31, 2021 as compared to 20.3% for the year ended December 31, 2020.

Related Party Expenses

Related party expense was $9.8 million for the year ended December 31, 2021 compared to $10.6 million for the year ended December 31, 2020. The decrease was primarily driven by a decrease in the related party management fee incurred during the current period.

Depreciation & Amortization

Total depreciation and amortization expense was $5.2 million and $6.3 million for the years ended December 31, 2021 and 2020, respectively. The decrease in total depreciation and amortization expense by $1.1 million was primarily due to a reduction in depreciation expense as a result of the expiration of the lives of assets acquired in prior periods and decrease in intangibles amortization expense due to end of useful lives for certain intangible assets during the year ended December 31, 2021 compared to the year ended December 31, 2020.

Interest Expense

Interest expense was $2.8 million for the year ended December 31, 2021, which was nearly unchanged compared to $2.8 million for the year ended December 31, 2020.

Related Party Interest Income

Related party interest income, net was ($0.1) million for the year ended December 31, 2021 compared to related party interest income ($0.2) million for the year ended December 31, 2020. The decrease in related party interest income is primarily due to increase in the borrowings from related parties.

Foreign Exchange Losses, net

Foreign exchange losses were $1.2 million for the year ended December 31, 2021 compared to $2.2 million for the year ended December 31, 2020. The decrease in losses by $1.0 million over the prior year period was primarily attributable to exchange rate fluctuations on foreign currency transactions.

Other (Income) Expense, net

Other expense, net was $2.1 million for the year ended December 31, 2021 compared to other income, net of $17 thousand for the year ended December 31, 2020. Other expense, net decreased primarily due to a loss on sale of business in 2021 and an increase in the pension expense.

Income Tax Expense

The Company had an income tax expense of $2.9 million for the year ended December 31, 2021 compared to income tax expense of $4.5 million for the year ended December 31, 2020. The decrease in tax expense from the prior year was attributable to the impact of the change in the Company’s judgment in 2020 related to the realizability of deferred tax assets in France and Sweden partially offset by an increase in 2021 permanent adjustments relating to unrealized foreign currency gains and losses.

Liquidity and Capital Resources

Overview

At September 30, 2023, and December 31, 2022 cash and cash equivalents totaled $2.8 million and $7.5 million, respectively.

The Company currently expects to spend approximately $1.5 to $2.5 million on total capital expenditures over the next twelve months. The Company will continue to evaluate additional capital expenditure needs that may arise.

As of September 30, 2023, and in comparison to December 31, 2022, total debt decreased by $2.0 million primarily due the entry into the Amended Factoring Agreement on September 15, 2023 which resulted in an off-balance sheet treatment of the Secured Borrowing Facility and due to a reduction in the term loans.

The Company may receive additional financing through the Merger. On a pro forma basis and taking into account the actual number of shares of CF VIII Class A Common Stock validly tendered for redemption by CF VIII Stockholders in connection with the Business Combination, cash and cash equivalents would have amounted to approximately $8.4 million as of September 30, 2023. The Company plans to use its current cash on hand and additional financing raised through the Merger to support its core business operations and strategic plan.

The Company has utilized COVID-19 relief measures in various European jurisdictions, including permitted deferrals of certain payroll, social security and value added taxes. At the end of the third quarter 2023, the Company paid a significant portion of these deferred payroll taxes, social security and value added taxes. The remaining balance of deferred payroll taxes, social security and value added taxes will be paid by the end of fiscal 2025 as per deferment timeline as established by local laws and regulations.

Upon the consummation of the Merger, the Company will also assume all of CF VIII’s outstanding obligations at that time. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The Company believes the current cash, cash equivalents and cash flows from financing activities, including the reduction in cash used in principal repayment on borrowings under factoring arrangement, are sufficient to meet the Company’s working capital and capital expenditure requirements for a period of at least twelve months. To the extent existing cash, cash from operations, and amounts available for borrowing are insufficient to fund future activities, the Company may need to raise additional capital. The Company may require funding for a variety of reasons, including, but not limited to, cost overruns for reasons outside of its control and it may experience slower sales than anticipated. If the Company’s current cash on hand is not sufficient to meet its financing requirements for the next twelve months, it may have to raise funds to allow it to continue to operate its business and execute on its business plan. The Company cannot be certain that funding will be available on acceptable terms or at all particularly given the amount of Company securities being offered, the terms of such securities and the potential duration of any offering. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact the Company’s ability to conduct business or return capital to investors. If the Company is unable to raise additional capital on acceptable terms, it may have to significantly scale back, delay or discontinue certain businesses, restrict its operations or obtain funds by entering into agreements on unattractive terms.

Cash Flows

The following table summarizes the Company’s cash flows for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2023	2022	2022	2021	2020
Net cash provided by (used in) operating activities	1,743	(994)	9,890	(3,037)	5,401
Net cash provided by (used in) investing activities	(2,254)	(4,161)	(6,366)	1,153	(2,189)
Net cash provided by (used in) financing activities	(3,938)	294	(1,329)	(4,623)	6,228
Subtotal	(4,449)	(4,861)	2,194	(6,507)	9,440
Effect of exchange rates on cash	(205)	3,457	2,369	166	(3,574)
Net increase (decrease) in cash and cash equivalents	(4,654)	(1,404)	4,562	(6,341)	5,866

Analysis of Cash Flow Changes between the nine months ended September 30, 2023 and September 30, 2022

Operating Activities — Net cash provided by operating activities was $1.7 million for the nine months ended September 30, 2023, compared to net cash used by operating activities of $1.0 million for the nine months ended September 30, 2022. The increase of $2.7 million in cash provided by operating activities was largely due to a lower net loss, inflows related to accounts receivable and accrued expenses and other liabilities, both of which were partially offset by higher outflows from accounts payable and related party payables.

Investing Activities — Net cash used in investing activities was $2.3 million for the nine months ended September 30, 2023, compared to net cash used in investing activities of $4.2 million for the nine months ended September 30, 2022. The reduction of $1.9 million in cash used by investing activities was a result of a purchase of the Company’s Irish headquarters in Dublin, Ireland, which took place during the nine months ended September 30, 2022.

Financing Activities — Net cash used in financing activities was $3.9 million for the nine months ended September 30, 2023, compared to net cash provided by financing activities of $0.3 million for the nine months ended September 30, 2022. The decrease of $4.2 million in cash provided by financing activities for the nine months ended September 30, 2022 was primarily due to a reduction in net borrowings under the securitization facility.

Analysis of Cash Flow Changes between the year ended December 31, 2022, December 31, 2021 and December 31, 2020

Operating Activities — Net cash provided by operating activities was $9.9 million for the year ended December 31, 2022, compared to net cash used by operating activities of $3.0 million for the year ended December 31, 2021. The increase of $12.9 million in cash provided by operating activities was due to an improved operating performance leading to a lower net loss, an increase in related party payables primarily due to transaction costs incurred as part of Business Combination and a lower outflow from accrued expenses due to reduction in legal reserves, VAT liabilities and other accrued expenses for the year ended December 31, 2021 that did not occur for the year ended December 31, 2022.

Net cash used in operating activities was $3.0 million for the year ended December 31, 2021, compared to cash provided by operating activities of $5.4 million for the year ended December 31, 2020. The decrease of $8.4 million in cash provided by operating activities for the year ended December 31, 2021 was driven by restructuring expenses recorded in the year ended December 31, 2021, offset by working capital initiatives which resulted in inflows from accounts receivable and prepaid expenses and other assets and an inflow from related party payables due to the timing of cash remittances to the Parent. Accrued expenses and other liabilities resulted in an outflow due to a reduction in legal reserves, VAT liabilities and other accrued expenses.

Investing Activities — The cash outflow of $6.4 million in investing activities for the year ended December 31, 2022 was primarily due to higher additions to property, plant and equipment in 2022. Property additions were primarily related to a purchase of the Company’s Irish headquarters in Dublin, Ireland.

Net cash provided by investing activities was $1.2 million for the year ended December 31, 2021, compared to cash used in investing activities of $2.2 million for the year ended December 31, 2020. The decrease of $3.4 million in cash used in investing activities for the year ended December 31, 2021 was primarily due to $3.1 million in cash proceeds received from sale of asset in 2021.

Financing Activities — Net cash used in financing activities was $1.3 million for the year ended December 31, 2022, compared to net cash used in financing activities of $4.6 million for the year ended December 31, 2021. The decrease of $3.3 million in cash used in financing activities for the year ended December 31, 2022 was primarily due to proceeds related to the 2022 Committed Facility Agreement and lower principal repayments of finance leases.

Net cash used in financing activities was $4.6 million for the year ended December 31, 2021, compared to cash provided by financing activities of $6.2 million for the year ended December 31, 2020. The decrease of $10.8 million in cash used in financing activities for the year ended December 31, 2021 was primarily the result of $8.0 million of net proceeds from borrowings for the year ended December 31, 2020.

Indebtedness

Secured Borrowing Facility

On August 25, 2020, certain entities entered into an agreement wherein amounts due from customers were pledged to a third party, in exchange for a borrowing facility in amounts up to a total of €31.0 million (the “Secured Borrowing Facility”). The proceeds from the Secured Borrowing Facility are determined by the amounts invoiced to our customers. The amounts due from customers are recorded in accounts receivable and the amount due to the third party as a liability, presented under “Current portion of long-term debt” on the condensed combined and consolidated balance sheets. The cost of the Secured Borrowing Facility is 0.08% of newly assigned receivables with minimum of €0.1 million in annual fees and the Secured Borrowing Facility bears interest at the Euribor rate plus 0.55% on the unpaid principal amount. The Company incurred interest expense of $0.1 million for each of the three months ended September 30, 2023 and 2022, and $0.4 million and $0.2 million, respectively, for the nine months ended September 30, 2023 and 2022, related to the Secured Borrowing Facility. As of September 30, 2023 and December 31, 2022, the outstanding balances payable under the Secured Borrowing Facility were $1.5 million and $4.1 million, respectively.

On September 15, 2023, the relevant entities entered into an amendment to the Secured Borrowing Facility (the “Amended Factoring Agreement”) to convert the existing arrangement into a non-recourse factoring program wherein an unrelated third party (the “Factor”) shall provide financing to certain subsidiaries of the Company by purchase of certain approved and partially approved accounts receivables (as defined in the Amended Factoring Agreement) up to a maximum amount of €15.0 million while assuming the risk of non-payment on the purchased accounts receivables up to the level of approval. The relevant entities shall have no continuing involvement in the transferred accounts receivable, other than collection and administrative responsibilities and, once sold, the accounts receivable shall no longer be available to satisfy creditors of the relevant entities.

The Company accounted for the transactions under the Amended Factoring Agreement as a sale under ASC 860, Transfers and Servicing, and treats it as an off-balance sheet arrangement. Net funds received from the transfers reflect the face value of the account less a fee, which is recorded as an increase to cash and a reduction to accounts receivable outstanding in the condensed combined and consolidated balance sheets. The Company reports the cash flows attributable to the sale of account receivables to the Factor and the cash receipts from collections made on behalf of and paid to the Factor under the Amended Factoring Agreement, on a net basis as trade accounts receivables in cash flows from operating activities in the Company’s condensed combined and consolidated statement of cash flows.

During the three and nine months ended September 30, 2023, the Company factored accounts receivable invoices totaling approximately $2.1 million pursuant to the Amended Factoring Agreement, representing the face value of the invoices. The Company recognizes factoring costs upon disbursement of funds. The Company incurred a loss on sale of accounts receivables including expenses pursuant to the Amended Factoring Agreement totaling approximately $0.1 million for the three and nine months ended September 30, 2023, which is presented in selling, general and administrative expenses (exclusive of depreciation and amortization) on the condensed combined and consolidated statements of operations and comprehensive loss.

2019 Credit Agreement

In October 2019, a wholly-owned UK subsidiary of XBP Europe (the “UK Subsidiary”) entered into a secured credit agreement (the “2019 Credit Agreement”) for a £9.0 million Secured Credit Facility (the “Secured Credit Facility”) consisting of (i) a secured Term Loan A facility in an aggregate principal amount of £2.0 million (the “Term Loan A Facility”), (ii) a secured Term Loan B facility in an aggregate principal amount of £2.0 million (the “Term Loan B Facility”), and (iii) a secured revolving credit facility in an aggregate principal amount of £5.0 million (the “Revolving Credit Facility”). On December 21, 2022, the UK Subsidiary amended its 2019 Credit Agreement, allowing the UK Subsidiary to affirm to extend the maturity of Term Loan A Facility and Term Loan B Facility to October 31, 2024 subject to compliance with financial covenants. On February 9, 2023, the UK Subsidiary amended its 2019 Credit Agreement, allowing the UK Subsidiary to extend the maturity of the Revolving Credit Facility to October 31, 2024 subject to compliance with financial covenants. On October 29, 2023, the maturity of the Revolving Credit Facility was further extended to January 31, 2025. As of September 30, 2023, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $1.8 million, $0.5 million, and $6.1 million, respectively. As of December 31, 2022, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $1.9 million, $1.0 million, and $6.0 million, respectively.

The 2019 Credit Agreement contains financial covenants including, but not limited to (a) a Combined Cashflow Coverage Ratio, which measures the ratio of (i) Combined Cashflow and (ii) Debt Service defined as finance charges in addition to mandatory repayments in respect to the 2019 Credit Agreement, (b) Combined Interest Coverage Ratio, which measures the ratio of (i) Combined EBITDA to (ii) Combined Finance Charges, (c) a Combined Total Net Leverage Ratio, which measures the ratio of (i) Combined Net Indebtedness in respect to the last day of the most recent period to (ii) EBITDA, (d) Guaranteed Intragroup Balances, (e) the Loan to Market Value defined as the Facility A Loan outstanding to the market value of the property in each case, as defined in the 2019 Credit Agreement. The term “Combined” refers to the UK Subsidiary and its wholly-owned subsidiaries.

The 2019 Credit Agreement and indenture governing the Secured Credit Facility contains limitations on the ability of the UK subsidiary to effect mergers and change of control events as well as certain other limitations, including limitations on: (i) the declaration and payment of dividends or other restricted payments (ii) substantial changes of the general nature of the business, (iii) acquisition of a company, (iv) enter a joint venture, (v) or effect a dormant subsidiary to commence trading or cease to satisfy the criteria of a dormant subsidiary.

The UK Subsidiary’s obligations under the 2019 Credit Agreement are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly owned subsidiaries. The 2019 Credit Agreement and the 2022 Committed Facility Agreement (defined below) contain cross default provisions which relate to the UK Subsidiary and its subsidiaries, but not any other entities within the consolidated group.

At inception, borrowings under the Secured Credit Facility bore interest at a rate per annum equal to the LIBOR plus the applicable margin of 2%, 2.5%, and 3% per annum for the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility respectively. Effective October 29, 2021, borrowings under the Revolving Credit Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%. Effective December 31, 2021, borrowings under the Term Loan A Facility and the Term Loan B Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 2% and 2.5%, respectively.

In June 2020, the UK Subsidiary entered into an amendment to the 2019 Credit Agreement, to provide an additional aggregate principal amount of £4.0 million under a credit agreement (the “Revolving Working Capital Loan Facility” or “2020 Credit Agreement”). At the inception of the Revolving Working Capital Loan Facility, the borrowing bore an interest rate per annum equal to the LIBOR plus the applicable margin of 3.5% per annum. Effective December 31, 2022, borrowings under the Revolving Working Capital Loan Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%. The Revolving Working Capital Loan Facility matures on January 31, 2025 subject to compliance with financial covenants (the term was extended on October 29, 2023). As of September 30, 2023 and December 31, 2022, the Revolving Working Capital Loan Facility had an outstanding principal balance of $5.9 million, and $4.8 million, respectively.

As of September 30, 2023, the Company had $11.0 million in outstanding principal balance and less than $0.1 million available for additional borrowings under the Revolving Credit Facilities to the extent the Company’s compliance with financial covenants permits such borrowings.

As of September 30, 2023 and December 31, 2022, the UK Subsidiary was in compliance with all affirmative and negative covenants under the 2019 Credit Agreement, including any financial covenants, pertaining to its financing arrangements.

2022 Committed Facility Agreement

In May 2022, the UK Subsidiary entered into a committed facility agreement (the “2022 Committed Facility Agreement”), which includes a term loan for £1.4 million to be used in refinancing a property owned by XBP Europe in Dublin, Ireland (the “Property”). At inception of the 2022 Committed Facility Agreement, the borrowing bore an interest rate equal to 3.5% per annum in addition to the Bank of England Base Rate. The maturity of the 2022 Committed Facility Agreement is May 2027. As of September 30, 2023 and December 31, 2022, the 2022 Committed Facility Agreement had an outstanding balance of $1.5 million, and $1.6 million, respectively.

The 2022 Committed Facility Agreement contains financial covenants including, but not limited to (a) a Combined Debt Service Coverage Ratio, which measures the cashflow less dividends, net capital expenditure, and taxation relative to the debt service for that relevant period, (b) interest cover, which measures EBITDA relative to the aggregate of (i) interest charges and (ii) interest element of finance leases in any relevant period, (c) Total Net Debt to EBITDA, which measures the total net debt relative to EBITDA for any relevant period, and (d) loan to market value, which measures the loan as a percentage of the aggregate market value of The Property. The term “Combined” refers to the UK subsidiary and its wholly-owned subsidiaries.

As of September 30, 2023 and December 31, 2022, the UK Subsidiary was in compliance with all affirmative and negative covenants under the 2022 Committed Facility Agreement, including any financial covenants pertaining to its financing arrangements. The Company continually monitors its compliance with such covenants. The Company believes it will remain in compliance with all such covenants for the next twelve months; however, due to the inherent uncertainty, management’s estimates of the achievement of its financial covenants may change in the future.

Changes to Covenant Ratios and Compliance

The Company is not aware of any changes in the required covenant ratio under the 2019 Credit Agreement or the 2022 Committed Facility Agreement at future compliance dates. The Company continually monitors its compliance with the covenants. The Company believes it will remain in compliance with all such covenants for the next 12 months based on the expected future performance; however, due to the inherent uncertainty, management’s estimates of the achievement of its financial covenants may change in the future. The Company believes there are multiple mechanisms available to the Company in case of non-compliance with the provisions of any of its debt covenants, which would ensure ongoing sufficient liquidity for the Company, including but not limited to, entering into bona fide negotiations with its lenders to amend the existing facilities as appropriate, refinancing existing credit facilities with alternative providers of capital or curing any potential breaches.

Contractual Obligations and Commitments

The Company leases numerous facilities in Europe. Its facilities house general offices, sales offices, service locations, and production facilities. Substantially all of the Company’s operations facilities are leased under long-term leases with varying expiration dates, except for the few owned locations. The Company regularly obtains various machinery, equipment, vehicles and furniture on leases. The machinery and equipment leases mainly include leasing of computers, servers, other IT equipment, mailing system, production equipment, generators, office equipment, printers, copiers and miscellaneous warehouse equipment.

Adverse Arbitration Order

In April 2020, one of the Company’s Nordic subsidiaries commenced an arbitration in Finland against a customer alleging breach of contract and other damages in connection with an outsourcing services agreement and transition services agreement executed in 2017. In September 2020, the customer submitted counterclaims against the Company in an aggregate amount in excess of €10.0 million. Following an expedited arbitration, in late November 2020, the arbitrator awarded the customer approximately $13.0 million in the aggregate for the counterclaimed damages and costs. The Company filed an application to annul the award in late January 2021 with the relevant court asserting, among other bases, that the arbitrator violated due process and procedural rules by disallowing the Company’s witness and expert testimony and maintaining the expedited format following the assertion of significant counterclaims which would ordinarily have required the application of normal rather than expedited rules. On May 28, 2021, the parties entered into a settlement agreement resolving this dispute for a total of $8.9 million including the reimbursement of certain third party charges (the “Adverse Arbitration Settlement”). As of September 30, 2023 and December 31, 2022, there was a net outstanding balance of $0.9 million and $1.6 million, respectively, for this matter included in accrued liabilities on the condensed combined and consolidated balance sheets.

Company Subsidiary Litigation

A group of 71 former employees brought a claim against a subsidiary of XBP Europe related to their dismissal resulting from the closure of two production sites in France in 2020. The employees filed complaints with the Labor Court on June 9, 2022. Conciliation hearings at the Labor Court were held on September 27, 2022, December 13, 2022, March 7, 2023, September 5, 2023 and November 14, 2023.

The Company accrued $2.2 million and $2.2 million, respectively in accrued liabilities on the condensed combined and consolidated balance sheets as of September 30, 2023 and December 31, 2022 based on the estimate at such time of the range of possible losses, however, the settlement discussions have included amounts up to $4.3 million. The Company is in settlement discussions with plaintiff ’s counsel. As of November 16, 2023, the Company has reached an in principle settlement with 5 claimants with a settlement amount of approximately $0.2 million and the Company is engaged in a settlement discussion with additional 20 claimants and expects to arrive at an in principle settlement with these claimants shortly based on current stage of negotiations. The Company made a settlement offer of $1.5 million to the remaining 46 claimants where in principle settlement is yet to be reached. The settlement negotiations for the remaining claimants are ongoing simultaneously with the court proceedings. In March 2023, 67 claimants (after the in principle settlement was agreed with the first 4 claimants) filed an application for summary proceedings in respect of part of the claim for a total claim of $1.1 million. The summary proceedings hearing was held on April 11, 2023 and the court issued its decision on May 9, 2023 upholding all of the plaintiffs’ claims for a total amount of $1.1 million, however the court’s decision does not increase the Company’s anticipated exposure for the overall claim.

The Company has appealed the decision (and paid the amount of $1.1 million on November 10, 2023 pending the appeal), the appeal hearing is scheduled for March 7, 2024. A procedural hearing for the overall claim is scheduled for February 6, 2024 and the substantive hearing is scheduled for February 16, 2024.

Contract-Related Contingencies

The Company has certain contingent obligations that arise in the ordinary course of providing services to its customers. These contingencies are generally the result of contracts that require the Company to comply with certain performance measurements or the delivery of certain services to customers by a specified deadline. The Company believes the adjustments to the transaction price, if any, under these contract provisions will not result in a significant revenue reversal or have a material adverse effect on the Company’s condensed combined and consolidated balance sheets, condensed combined and consolidated statements of operations and comprehensive loss or combined and consolidated statements of cash flows.

Critical Accounting Policies and Estimates

The preparation of financial statements requires the use of judgments and estimates. The critical accounting policies are described below to provide a better understanding of how the Company develops its assumptions and judgments about future events and related estimations and how they can impact the Company’s financial statements. A critical accounting estimate is one that requires subjective or complex estimates and assessments and is fundamental to the Company’s results of operations. The Company bases its estimates on historical experience and on various other assumptions it believes to be reasonable according to the current facts and circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company believes the current assumptions, judgments and estimates used to determine amounts reflected in the combined financial statements are appropriate; however, actual results may differ under different conditions. This discussion and analysis should be read in conjunction with the Company’s financial statements and related notes included elsewhere in this prospectus.

Goodwill and other intangible assets:    Goodwill and other intangible assets are initially recorded at their fair values. Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired. Goodwill and other intangible assets not subject to amortization are tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

Benefit Plan Accruals:    The Company has defined benefit plans in the UK, Germany, Norway and France under which participants earn a retirement benefit based upon a formula set forth in the respective plans. The Company records annual amounts relating to its pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, and compensation increases. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so.

Impairment of goodwill, long-lived and other intangible assets:    Long-lived assets, such as property and equipment and finite-lived intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Recoverability is measured by a comparison of their carrying amount to the estimated undiscounted cash flows to be generated by those assets. If the undiscounted cash flows are less than the carrying amount, the Company records impairment losses for the excess of the carrying value over the estimated fair value. Fair value is determined, in part, by the estimated cash flows to be generated by those assets. The Company’s cash flow estimates are based upon, among other things, historical results adjusted to reflect the Company’s best estimate of future market rates, and operating performance. Development of future cash flows also requires us to make assumptions and to apply judgment, including timing of future expected cash flows, using the appropriate discount rates, and determining salvage values. The estimate of fair value represents the Company’s best estimates of these factors, and is subject to variability. Assets are generally grouped at the lowest level of identifiable cash flows, which is the reporting unit level for us. Changes to the key assumptions related to future performance and other economic factors could adversely affect the impairment valuation.

The Company conducts its annual goodwill impairment tests on October 1 of each year, or more frequently if indicators of impairment exist. When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment test for goodwill. A quantitative test requires comparison of fair value of the reporting unit to its carrying value, including goodwill. The Company uses a combination of the Guideline Public Company Method of the Market Approach and the Discounted Cash Flow Method of the Income Approach to determine the reporting unit fair value. For the Guideline Public Company Method, the Company’s annual impairment test utilizes valuation multiples of publicly traded peer companies. For the Discounted Cash Flow Method, the annual impairment test utilizes discounted cash flow projections using market participant weighted average cost of capital calculation. If the fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded for the amount by which a reporting unit’s carrying amount exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, allocation of assets and liabilities to reporting units, and determination of fair value. The determination of reporting unit fair value is sensitive to the amount of Revenue and EBITDA generated by us, as well as the Revenue and EBITDA market multiples used in the calculation. Additionally, the fair value is sensitive to changes in the valuation assumptions such as expected income tax rate, risk-free rate, asset beta, and various risk premiums. Unanticipated changes, including immaterial revisions, to these assumptions could result in a provision for impairment in a future period. Given the nature of these evaluations and their application to specific assets and time frames, it is not possible to reasonably quantify the impact of changes in these assumptions.

Revenue:    The Company accounts for revenue in accordance with ASC 606. A performance obligation is a promise in a contract to transfer a distinct good or service to the client, and is the unit of account in ASC 606. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. All of the Company’s material sources of revenue are derived from contracts with clients, primarily relating to the provision of business and transaction processing services within each of the segments. The Company does not have any significant extended payment terms, as payment is received shortly after goods are delivered or services are provided. Refer to Note 2 — Basis of Presentation and Summary of Significant Accounting Policies to our audited combined and consolidated financial statements as of and for the years ended December 31, 2022, 2021 and 2020 contained elsewhere in this prospectus for additional information regarding the Company’s revenue recognition policy.

Income Taxes:    We account for income taxes by using the asset and liability method. We account for income taxes regarding uncertain tax positions and recognize interest and penalties related to uncertain tax positions in income tax benefit/(expense) in the consolidated statements of operations.

Emerging Growth Company Status

The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recently Adopted and Recently Issued Accounting Pronouncements

Refer to Note 2 — Basis of Presentation and Summary of Significant Accounting Policies to our unaudited condensed combined and consolidated financial statements.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

We are exposed to market risk related to changes in interest rates. At December 31, 2022, we had $19.4 million of debt outstanding, with a weighted average interest rate of 6.55%. Interest is calculated under the terms of our credit agreements based on the greatest of certain specified base rates plus an applicable margin that varies based on certain factors. Assuming no change in the amount outstanding, a 1.0% increase or decrease in the assumed weighted average interest rate would not have a material impact in the results of operations.

At September 30, 2023, we had $17.4 million of debt outstanding, with a weighted average interest rate of 7.80%. Assuming no change in the amount outstanding, a 1.0% increase or decrease in the assumed weighted average interest rate would not have a material impact in the results of operations.

Foreign Currency Risk

The Company is exposed to foreign currency risks that arise from normal business operations. These risks include transaction gains and losses associated with intercompany loans with foreign subsidiaries and transactions denominated in currencies other than a location’s functional currency. Contracts are denominated in currencies of major industrial countries.

Market Risk

The Company is exposed to market risks primarily from changes in interest rates and foreign currency exchange rates. The Company does not use derivatives for trading purposes, to generate income or to engage in speculative activity.

Inflation Risk

The Company does not believe that inflation has had a material effect on its business, results of operations, or financial condition. Nonetheless, if the Company’s costs were to become subject to significant inflationary pressures, the Company may not be able to fully offset such higher costs. The Company’s inability or failure to do so could harm our business, results of operations, and financial condition.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of December 14, 2023, by:

•        each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;

•        each of the Company’s named executive officers and directors; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages of Common Stock of the Company are based on 30,166,102 shares of Common Stock issued and outstanding as of December 14, 2023 and, for the Sponsor, includes an aggregate of 385,000 shares of Common Stock underlying the 135,000 Placement Warrants and 250,000 Forward Purchase Warrants owned by the Sponsor, each of which is exercisable by the Sponsor on December 29, 2023.

This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13D and Forms 3 and 4 filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers(1)
Par Chadha	—	*
Andrej Jonovic	—	*
Vitalie Robu	—	*
Dejan Avramovic	—	*
J. Coley Clark	—	*
James G. Reynolds	—	*
Martin P. Akins	—	*
All executive officers and directors as a group (seven individuals)	—	*

5% or More Stockholders:
Exela Technologies, Inc.(2)	21,802,364	72.3%
CFAC Holdings VIII, LLC(3)	6,986,904	22.9%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o XBP Europe Holdings, Inc., 2701 E. Grauwyler Rd., Irving, TX.

(2)      Exela’s wholly owned subsidiary, BTC International, is the record holder of the shares. BTC International is a direct, wholly owned subsidiary of XCV-EMEA, LLC. ETI-XCV, LLC is the sole member of XCV-EMEA, LLC. ETI-XCV Holdings, LLC is the sole member of ETI-XCV, LLC. Exela Technologies, Inc. is the sole member of ETI-XCV Holdings, LLC, and, therefore, is deemed to have beneficial ownership of the shares of Common Stock held directly by BTC International. The business address of Exela is 2701 E. Grauwyler Rd., Irving, TX.

(3)      The Sponsor is the record holder of the shares. Cantor is the sole member of the Sponsor. CFGM is the managing general partner of Cantor. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM, and is the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares of Common Stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes an aggregate of 385,000 shares of Common Stock underlying 135,000 Placement Warrants and 250,000 Forward Purchase Warrants, each of which is exercisable by the Sponsor commencing on December 29, 2023. The business address of the Sponsor is 110 East 59th Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Founder Shares

On July 8, 2020, the Sponsor purchased 5,750,000 shares of CF VIII Class B Common Stock for an aggregate price of $25,000 or approximately $0.004 per share. In March 2021, the Sponsor transferred 10,000 shares of CF VIII Class B Common Stock to each of Mr. Hochberg and Ms. Blechman, each an independent director of CF VIII. On March 11, 2021, CF VIII effected a 1.1-for-1 stock split. All share and per share amounts included in CF VIII’s financial statements elsewhere in this prospectus have been retroactively adjusted. On March 16, 2021, following consummation of the IPO, the Sponsor returned to CF VIII, at no cost, an aggregate of 75,000 shares of CF VIII Class B Common Stock in connection with the underwriters’ decision not to exercise the remaining portion of their over-allotment option, all of which were cancelled, resulting in an aggregate of 6,250,000 shares of CF VIII Class B Common Stock outstanding on such date and held by the Sponsor and two of the independent directors of CF VIII.

On March 6, 2023, CF VIII issued 5,000,000 shares of CF VIII Class A Common Stock to the Sponsor upon the conversion of 5,000,000 shares of CF VIII Class B Common Stock held by the Sponsor.

Upon effectiveness of the Merger, the outstanding shares of CF VIII Class B Common Stock automatically converted into shares of CF VIII Class A Common Stock on a one-to-one basis (and immediately thereafter, upon effectiveness of the Charter, converted into shares of Common Stock (of the Company), also on a one-to-one basis. The Founder Shares are subject to certain transfer restrictions described herein. The Sponsor is a Delaware limited liability company. It is not controlled by, and does not have substantial ties to, any non-U.S. person.

Placement Units

Simultaneously with the closing of the IPO, the Sponsor purchased 540,000 Placement Units at a price of $10.00 per Placement Unit ($5,400,000 in the aggregate). Each Placement Unit consists of one share of CF VIII Class A Common Stock and one-fourth of one Placement Warrant. Each whole Placement Warrant sold as part of the Placement Units is exercisable for one share of CF VIII Class A Common Stock at a price of $11.50 per share. The proceeds from the Placement Units were added to net proceeds from the IPO that were deposited in the Trust Account (resulting in, upon consummation of the IPO, the Trust Account holding $10.00 per share of CF VIII Class A Common Stock). The Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Placement Warrants will expire November 29, 2028 or earlier upon redemption or liquidation.

In March 2022, the Sponsor transferred 2,500 Placement Shares to Mr. Sharp and CF VIII agreed to pay Mr. Sharp $25,000 to serve as a director of CF VIII, which payment was made on March 1, 2023 (and concurrently with the Closing, Mr. Sharp resigned as director).

Underwriting Agreement

Pursuant to an underwriting agreement, dated March 11, 2021, between CF VIII, on the one hand, and CF&Co. and Odeon Capital Group LLC (“Odeon”), on the other hand, CF VIII paid a total of $4,400,000 in underwriting discounts and commissions for CF&Co.’s services as the representative of the underwriters in the IPO and $100,000 to Odeon for serving as the qualified independent underwriter.

Forward Purchase Contract

In connection with the closing of the IPO, on March 11, 2021, the Sponsor and CF VIII entered into the Forward Purchase Contract, pursuant to which the Sponsor agreed to purchase, and CF VIII agreed to issue and sell to the Sponsor, concurrently with the consummation of CF VIII’s initial business combination, 1,250,000 shares of CF VIII Class A Common Stock and 250,000 Warrants, for an aggregate purchase price of $10.0 million. These securities were issued on the closing date of the Business Combination and the shares were converted into shares of Common Stock.

Business Combination Marketing Agreement

Pursuant to the Business Combination Marketing Agreement, CF VIII engaged CF&Co. as an advisor in connection with CF VIII’s initial business combination to assist CF VIII in arranging meetings with CF VIII Stockholders to discuss any potential initial business combination and the target business’ attributes, introducing CF VIII to potential investors that are interested in purchasing CF VIII’s securities, and assisting CF VIII with its press releases and public filings in connection with any initial business combination. Pursuant to the Business Combination Marketing Agreement, CF VIII agreed to pay CF&Co. a cash fee for such services upon the consummation of its initial business combination in an amount equal to $9,350,000. However, in connection with the Merger, CF&Co. waived such fee (which became effective upon the Closing).

Engagement Letter

Pursuant to the Engagement Letter, CF VIII engaged CF&Co. to act as its exclusive financial advisor for the Business Combination, in connection with which CF&Co. agreed to perform customary services for CF VIII in connection with the Business Combination. CF&Co. was not entitled to any fees for its services under the Engagement Letter, although it was entitled to reimbursement for expenses incurred in connection with its services and is entitled to indemnification by the Company.

Related Party Loans and Other Transactions

In order to finance transaction costs in connection with an intended business combination, the Sponsor loaned CF VIII $1,750,000 pursuant to the Sponsor Loan to fund CF VIII’s expenses relating to investigating and selecting a target business and for other working capital requirements after the IPO and prior to a business combination.

Because the Sponsor Loan was insufficient to cover the working capital requirements of CF VIII, the Sponsor agreed to make loans to CF VIII.

On June 30, 2022, CF VIII entered into the First Working Capital Loan, which was fully drawn by CF VIII.

On October 14, 2022, CF VIII entered into the Second Working Capital Loan, which was fully drawn by CF VIII.

On March 31, 2023, CF VIII entered into the Third Working Capital Loan, which was fully drawn by CF VIII.

On August 31, 2023, CF VIII entered into the Fourth Working Capital Loan.

Each of the First Working Capital Loan, the Second Working Capital Loan, the Third Working Capital Loan and the Fourth Working Capital Loan bore no interest and were due and payable upon the Closing.

On March 9, 2022, the Sponsor loaned CF VIII $4,424,015 ($0.20 for each CF VIII Public Share not redeemed in connection with the First Extension) pursuant to the First Extension Loan.

On September 30, 2022, the Sponsor loaned CF VIII $976,832 ($0.33 for each CF VIII Public Share that was not redeemed in connection with the Second Extension) pursuant to the Second Extension Loan.

On March 15, 2023, CF VIII entered into the Third Extension Loan pursuant to which the Sponsor loaned CF VIII $344,781 ($0.04 per share per month, or $0.24 per share for all six months of the Third Extension, for each CF VIII Public Share that was not redeemed in connection with the Third Extension).

In connection with the execution of the Merger Agreement, the Sponsor agreed that the Sponsor Loan, the Extension Loans and the Working Capital Loans would be repaid in the form of newly issued shares of CF VIII Class A Common Stock, at a value of $10.00 per share, in accordance with, and subject to the exceptions set forth in, the Merger Agreement. On November 29, 2023, in connection with the consummation of the Merger and as contemplated by the Merger Agreement, the Company issued 1,020,480 Loan Shares to the Sponsor in satisfaction of such outstanding amounts.

As of September 30, 2023 and December 31, 2022, the carrying amounts of the loans payable by CF VIII to the Sponsor were approximately $9,906,000 and $8,200,000, respectively. As of September 30, 2023 and December 31, 2022, the face amounts of these loans were approximately $9,906,000 and $8,500,000, respectively.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, CF VIII entered into a Sponsor Support Agreement with the Sponsor, BTC International and XBP Europe, pursuant to which, among other things, the Sponsor agreed (i) to vote its shares of CF VIII Capital Stock in favor of the Merger Agreement and each of the Proposals, and to not transfer such shares, (ii) to subject certain of its shares of CF VIII Capital Stock to additional transfer restrictions after Closing, (iii) not to redeem any of its shares of CF VIII Capital Stock in connection with the Transactions, (iv) to waive the anti-dilution rights with respect to the shares of CF VIII Class B Common Stock under the CF VIII Charter, (v) upon Closing, to forfeit for cancellation 733,400 of its Founder Shares, and (vi) to convert its right to repayment under any outstanding loans from the Sponsor (including the Sponsor Loan, the Extension Loans, and the Working Capital Loans) due by CF VIII upon Closing to be in the form of newly issued shares of CF VIII Class A Common Stock at a value of $10.00 per share, except as otherwise set forth in the Merger Agreement. Additionally, the Sponsor agreed not to solicit, negotiate or enter into competing transactions as further provided in the Sponsor Support Agreement.

Pursuant to the Sponsor Support Agreement, 5,494,600 Founder Shares and 250,000 Promote Forward Purchase Shares (including the 178,609 registered on the Prior Registration Statement), which collectively represent approximately 19% of our outstanding Shares of Common Stock as of December 14, 2023, may not be sold or transferred until the earlier of (i) the one year anniversary of the consummation of the Business Combination and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Notwithstanding the foregoing, Sponsor is permitted to transfer its securities, among other ways, (i) to any current or future affiliate of the Sponsor or to any member(s), officers, directors or employees of the Sponsor or any of its current or future affiliates, (ii) in the case of an individual by gift to an immediate family member or trust, which has a beneficiary that is a member of such individual’s immediate family, a current affiliate of such individual or a charitable organization, by private sale or transfer made in connection with any forward purchase agreement or similar arrangement, (iii) upon dissolution of Sponsor, provided that such permitted transferees agree in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

Each of the of the 1,000,000 Non-Promote Forward Purchase Shares (registered on the Prior Registration Statement) and the 537,500 Placement Shares were subject to a 30 day lock-up period following the completion of the Business Combination. However, the Sponsor requested a waiver of such lock-up period, and each of BTC International, CF VIII and CF&Co. agreed to such waiver. Such parties may also agree to waivers of the lock-up periods on other securities held by Sponsor.

In connection with the Closing, the Sponsor Support Agreement and certain of its provisions terminated and are of no further force or effect.

Underwriting Agreement

Pursuant to an underwriting agreement, dated January 15, 2015, between QAC 2, on the one hand, and Deutsche Bank Securities Inc. and CF&Co., as representatives of the several underwriters, on the other hand, at closing of its initial public offering, QAC 2 paid CF&Co. a total of $3.25 million in underwriting discounts and commissions for CF&Co.’s services as a representative of the underwriters in QAC 2’s initial public offering, and upon consummation of QAC 2’s initial business combination with Exela, CF&Co. was entitled to be paid by QAC 2 an additional $6.125 million in deferred underwriting fees, a portion of which fees were paid in July 2017 pursuant to a combination of cash and shares of Exela. CF&Co. also acted as capital markets advisor in connection with QAC 2’s initial business combination with Exela.

Share Buyback Program

CF&Co. acted as agent in connection with Exela’s share buyback program announced in November 2017 and which expired in November 2019, and pursuant to which Exela repurchased shares of common stock for an aggregate purchase price of approximately $10.8 million. In connection with its role as agent, CF&Co. was paid customary fees.

At-the-Market Sales Program

CF&Co. is currently acting as a distribution agent in the ATM Program announced by Exela in May 2022 pursuant to which it may offer and sell up to $250 million of newly issued shares of common stock. In connection with its role as a distribution agent, CF&Co. may be paid a commission of up to 5.0% of gross sales made by it as agent in the ATM Program. CF&Co. last made sales under the ATM Program in July 2022.

Ultimate Parent Support Agreement

Concurrently with the execution of the Merger Agreement, CF VIII entered into an Ultimate Parent Support Agreement with the Ultimate Parent, an indirect parent of BTC International and wholly owned subsidiary of Exela, pursuant to which, among other things, the Ultimate Parent agreed (i) to cause its direct and indirect subsidiaries to vote their shares of BTC International in favor of the Merger Agreement and other resolutions needed to consummate the Business Combination and the Transactions, and to not transfer such shares, and (ii) not to take any action that would hinder or prevent the consummation of the Business Combination or the other Transactions. Additionally, Ultimate Parent agreed not to solicit, negotiate or enter into competing transactions as further provided in the Ultimate Parent Support Agreement. In addition, on or prior to Closing, (i) $13,105,851 of intercompany loans due to the Ultimate Parent and/or certain of its subsidiaries from XBP Europe were contributed to the capital of XBP Europe (or such intercompany loans were otherwise satisfied without payment by XBP Europe), and (ii) on Closing, out of an additional amount of $8,365,801 of intercompany payables due from XBP Europe to the Ultimate Parent and/or certain of its subsidiaries, CF VIII issued to the Ultimate Parent or such other payees 418,290 shares of Common Stock (in satisfaction of $4,182,900 of intercompany payables), with the remaining $4,182,901 still outstanding.

In connection with the Closing, the Ultimate Parent Support Agreement and all of its provisions terminated and are of no further force or effect.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, CF VIII entered into the Lock-Up Agreement with XBP Europe and BTC International, pursuant to which BTC International agreed that all securities of the Company held by it immediately following the Closing (representing 72.3% or our outstanding shares of Common Stock as of December 14, 2023) will be locked-up and subject to transfer restrictions until the earlier of: (i) the one year anniversary of the date of the Closing, and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Closing which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that BTC International shall be permitted to make transfers (i) by virtue of the laws of the state the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (ii) as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value, and (iii) to a subsidiary of Exela, that is not a restricted subsidiary or subsidiary guarantor as defined in Exela’s credit documents, provided that any such permitted transferee agrees in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

The restrictions on transfer pursuant to the Lock-up Agreement may be waived upon the agreement of the Company, XBP Europe and BTC International.

Services Agreement

Concurrently with the Closing, XBP Europe and Exela BPA entered into a Services Agreement. The Services Agreement requires Exela BPA, its affiliates and its permitted subcontractors to provide to XBP Europe and its subsidiaries, the services, access to facilities, personnel, equipment, software and hardware and other assistance that were provided to XBP Europe and its subsidiaries during the twelve (12) months prior to the Closing Date. Exela BPA is also required to respond in good faith to any request from XBP Europe for new services or services in excess of those provided in the twelve (12) months prior to the Closing Date.

The Services Agreement provides that, prior to the earlier of (i) the two year anniversary of the Closing Date, and (ii) the date on which Exela BPA no longer beneficially owns 80% of the issued and outstanding Common Stock of XBP Europe, XBP Europe will not solicit, negotiate or enter into competing transactions (other than pursuant to any post-Closing acquired entities or as consented to by Exela BPA), outside of Europe, Africa, or the Middle East. The Services Agreement also provides that prior to the two year anniversary of the Closing Date, Exela BPA, its subsidiaries, and Exela will not solicit, negotiate or enter into competing transactions services (other than pursuant to any post-Closing acquired entities or as consented to by Exela BPA), in Europe, Africa or the Middle East.

The Services Agreement has an initial term of twelve (12) months and will continue beyond such term to the extent that the parties thereto have mutually agreed a longer term for any individual service. Services shall generally be charged at cost plus 8%, or as otherwise agreed or required by law.

Intercompany Confidentiality and Intellectual Property License Agreement

Concurrently with the execution of the Merger Agreement, XBP Europe entered into the License Agreement with certain affiliates of the Ultimate Parent, pursuant to which the XBP Companies both granted to their affiliates and received from their affiliates, a world-wide, non-exclusive, royalty-free, perpetual, irrevocable license to intellectual property in existence at Closing for use in the same manner as used by prior to Closing. The License Agreement includes limited restrictions on sublicenses and assignments to certain parties, and contemplates the purchase of post-Closing improvements at negotiated royalties. Additionally, the License Agreement includes customary confidentiality and indemnification obligations from both licensors and licensees.

Tax Sharing Agreement

Concurrently with the Closing, Exela, XBP Europe, and the Company entered into a Tax Sharing Agreement. The Tax Sharing Agreement requires Exela to indemnify and hold harmless the Company and its subsidiaries from and against any taxes of any consolidated, combined, or unitary group for U.S. federal (and applicable state and local) tax purposes that includes any of Exela and its affiliates (excluding XBP Europe and its subsidiaries) and any of the Company and its subsidiaries (the “Exela Consolidated Group”) imposed on the Company or any of its subsidiaries as a result of being a member of such Exela Consolidated Group for any tax year of XBP Europe or its subsidiaries ending on or prior to the Closing Date.

The Tax Sharing Agreement also provides that if the Company (or its subsidiaries) is eligible to be included in an Exela Consolidated Group after the Closing Date, (i) Exela will file income tax returns for the Exela Consolidated Group, (ii) the Company will make periodic payments to Exela in such amounts as the estimated tax payments that would be due from the consolidated group that consisting of the Company and its subsidiaries (the “XBP Consolidated Group”) if the XBP Consolidated Group were not included in the Exela Consolidated Group, and (iii) Exela will pay the entire federal (and applicable state and local) income tax liability of the Exela Consolidated Group and will indemnify and hold harmless the XBP Consolidated Group against any such liability (other than the XBP Consolidated Group’s share of such liability). The Tax Sharing Agreement also sets forth rules related to allocating income, losses and credits to the XBP Consolidated Group, preparing consolidated tax returns of the Exela Consolidated Group, and conducting tax audits and litigation involving the Exela Consolidated Group.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, the Company, the Sponsor, the former independent directors of the Company, and BTC International entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Common Stock held by the parties to the Registration Rights Agreement after the Closing. Holders of CF VIII Class A Common Stock who were party to the Registration Rights Agreement dated March 11, 2021 between CF VIII and such holders (the “Existing Holders”) or the parties listed under the New Holders on the signature page to the Registration Rights Agreement (the “New Holders”), in each case holding a majority of the registrable securities owned by all the Existing Holders or New Holders, as applicable, are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of two demand registrations by the Sponsor, or five demand registrations by the New Holders). In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Company must file a registration statement on Form S-1 to register the resale of the registrable securities of the Company held by Existing Holders and the New Holders and any person or entity who becomes a party to the Registration Rights Agreement (“Holders”). The Registration Rights Agreement also provides such Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Company indemnifies such Holders and certain persons or entities related to such Holders such as their officers, directors, and control persons against any losses or damages resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus pursuant to which the Holders sell their registrable securities, or any omission or alleged omission of a material fact required to be stated therein to make any statements made therein not misleading, unless such liability arose from such Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Holders including registrable securities in any registration statement or prospectus will indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Exela Technologies, Inc.

Prior to the Business Combination, XBP Europe was wholly owned by Exela. The Company (and indirectly, XBP Europe) continues to be majority owned by Exela and, therefore, Exela continues to control a significant percentage of the outstanding voting power of the Company and XBP Europe. So long as this ownership and control continues, Exela, along with its directors and management team, including its Executive Chairman, Par Chadha, will generally will have the ability to control the outcome of any matter submitted for the vote of the Company’s stockholders, including the election and removal of directors, changes to the size of the Board, any amendment to the Charter and Bylaws, and the approval of any merger or other significant corporate transaction, including a sale of substantially all of the Company’s assets (other than in certain circumstances set forth in the Charter or Bylaws). In addition, XBP Europe relies on the services that Exela has provided in the past and in the event that Exela fails to provide such services in the future, as more fully described in “Certain Relationships and Related Person Transactions — Services Agreement.” Given these relationships, the Company will continue to rely on Exela.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Common Stock or Private Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted pledgees, donees, transferees, or other successors in interest who later come to hold any of the shares of our Common Stock or Private Warrants covered by this prospectus.

The following table sets forth, based upon information provided to us by the Selling Securityholders, certain information as of December 14, 2023 regarding the beneficial ownership of our Common Stock and Private Warrants by the Selling Securityholders and the shares of Common Stock and Private Warrants being offered by the Selling Securityholders under this prospectus. The applicable percentage ownership of Common Stock is based on approximately 30,166,102 shares of Common Stock outstanding as of December 14, 2023. Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock and Private Warrants offered pursuant to this prospectus and no other purchases or sales of our Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
Exela Technologies, Inc.(2)	21,802,364	—	21,802,364	—	0	—	—	—
CFAC Holdings VIII, LLC(3)	6,986,904	385,000	5,950,991	385,000	1,035,913	3.4%	0	—
Robert Hochberg	11,000	—	11,000	—	0	—	—	—
Charlotte Blechman	11,000	—	11,000	—	0	—	—	—

____________

(1)      The amounts set forth in this column are the number of shares of Common Stock that may be offered by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.

(2)      Exela’s wholly owned subsidiary, BTC International, is the record holder of the shares. BTC International is a direct, wholly owned subsidiary of XCV-EMEA, LLC. ETI-XCV, LLC is the sole member of XCV-EMEA, LLC. ETI-XCV Holdings, LLC is the sole member of ETI-XCV, LLC. Exela Technologies, Inc. is the sole member of ETI-XCV Holdings, LLC, and, therefore, is deemed to have beneficial ownership of the shares of Common Stock held directly by BTC International. The business address of Exela is 2701 E. Grauwyler Rd., Irving, TX.

(3)      The Sponsor is the record holder of the shares. Cantor is the sole member of the Sponsor. CFGM is the managing general partner of Cantor. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM, and is the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares of Common Stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes an aggregate of 385,000 shares of Common Stock underlying 135,000 Placement Warrants and 250,000 Forward Purchase Warrants, each of which is exercisable by the Sponsor commencing on December 29, 2023. The business address of the Sponsor is 110 East 59th Street, New York, NY 10022.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and Bylaws and the Warrant-related documents described herein are included as an exhibits to the Registration Statement of which this prospectus is a part. You are urged to read the Company’s Charter and Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized Capitalization

The total amount of the Company’s authorized capitalized stock consists of (a) 160,000,000 shares of Common Stock, par value $0.0001 per share, and (b) 10,000,000 shares of preferred stock of the Company. The Company had 30,166,102 shares of Common Stock outstanding and no shares of preferred stock outstanding immediately after the consummation of the Business Combination.

Common Stock

Voting rights.    Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of Common Stock will not have cumulative voting rights. Except as otherwise required in our Charter or by applicable law, the holders of the Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend rights.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Rights upon liquidation.    Subject to the applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock of the Company, in any event of an voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Preferred Stock

The Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix for each such series the designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as stated and expressed in the resolution or resolutions adopted and filed by the Board in accordance with the DGCL.

The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Redeemable Warrants

Public Warrants

Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on December 29, 2023. Pursuant to the warrant agreement, a warrantholder may exercise its Warrants only for a whole number of shares of

Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. No fractional Warrants will be issued and only whole Warrants will trade. The warrants will expire November 29, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, to use our commercially reasonable best efforts to file with the SEC a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the Closing, and to maintain a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, we may call the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•        if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three trading days before we send the notice of redemption to the warrantholders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants. If we call our Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Common Stock if we do not complete our initial business combination within 12 months from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the Warrant due to the requirement that the warrantholder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York in the Borough of Manhattan or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

The Private Warrants (including the Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until December 29, 2023 (except, among other limited exceptions, to persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average last reported sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent.

In addition, holders of our Private Warrants are entitled to certain registration rights and any Private Warrants held by the Sponsor will not be exercisable by the Sponsor after March 11, 2026.

Dividends

The payment of future dividends on the shares of the Common Stock is subject to the rights of the holders of the Company’s preferred stock (if any) and will depend on the revenues and earnings (if any), capital requirements and financial condition of the Company subject to the discretion of the Board. The Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms of any financing and other agreements entered into by the Company or its subsidiaries from time to time.

Election of Directors

The Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. Class I directors were elected to an initial one-year term (and three-year terms subsequently), the Class II directors were elected to an initial two-year term (and three-year terms subsequently) and the Class III directors were elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Immediately following consummation of the Business Combination, Exela indirectly (through its ownership of BTC International) holds more than 50% of the voting power of the Company’s capital stock.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Charter, a director serving on a classified board may be removed by the stockholders only for cause. Our Charter provides that, subject to the rights, if any, of the holders of shares of the Company’s preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of 75% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Charter provides that, subject to the rights granted to one or more series of the Company’s preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors, and any vacancy that results from the death, resignation, disqualification, removal or another cause, may be filled by a majority vote of the Board then in office, even if they do not represent a quorum, and even if only a single director is then in office (unless the Board determines that such vacancy should be filled by a vote of the stockholders).

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, the Board may conduct meetings by remote communications. The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of Company capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit the Company’s stockholders’ ability to bring matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Quorum

Unless otherwise required by the DGCL or our Charter, the Bylaws provide that holders of a majority of the aggregate voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Special Meetings

Our Bylaws provide that special meetings of stockholders may be called only by or at the direction of the Board, pursuant to a resolution adopted by a majority of the Board. Stockholders are not eligible and have no right to call a special meeting.

Our Bylaws also provide that any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto must be filed with the minutes of proceedings of the Board or committee thereof.

Charter and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our Bylaws may be amended, altered or repealed (A) at any annual or regular meeting of our Board, or at any special meeting of our Board if notice of the proposed alteration, amendment or repeal is contained in written notice of such special meeting, by the affirmative vote of a majority of the Board then present (at which meeting a quorum of the Board is present); or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company has entered, and expects to continue to enter into, agreements to indemnify the directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. The Company will be required to indemnify its officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

Our Charter requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breaches of fiduciary duty, actions asserting a claim against the Company or any directors, officers or other employees arising pursuant to the DGCL, our Charter or our Bylaws, actions asserting a claim against the Company or any directors, officers or other employees governed by the internal affairs doctrine, or actions asserting an “internal corporate claim” (as defined in the DGCL) may be brought only in the Court of Chancery in the State of Delaware, all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants provided, that if the Court of Chancery in the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

Listing of Securities

The Company’s Common Stock is listed on the Nasdaq Global Market under the symbol “XBP”, and the Company’s Public Warrants are listed on the Nasdaq Capital Market under the symbol “XBPEW”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is discussion of material U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as a capital asset for U.S. federal income tax purposes. Unless otherwise indicated or the context otherwise requires, references in this subsection to “we,” “us,” “our” and other similar terms refer to the Company. This discussion is limited to U.S. federal income tax considerations, and does not address estate, gift or other non-income tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker dealers;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to the securities;

•        persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies (RICs) or real estate investment trusts (REITs);

•        persons who received their securities as compensation;

•        partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and any beneficial owners of such entities; and

•        tax-exempt entities.

If a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes owns our securities, the U.S. federal income tax treatment of the partners (or other owners) thereof will generally depend on the status of the partners and the activities of the partnership. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them of the purchase, ownership and disposition of our securities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

The discussion below regarding material U.S. federal income tax considerations of the purchase, ownership and disposition of the securities is intended to provide only a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the securities. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of ownership. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or non-U.S. income or other tax consequences to you.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of our Common Stock or Warrants who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•        an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of Common Stock, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its shares of Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Common Stock and will be treated as described below under the section titled “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.    A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock or Warrants which, in general, would include a redemption of Warrants that is treated as a sale as described below. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Warrants (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. holder’s initial basis for such Common Stock, as discussed below under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant”) less, in the case of a share of Common Stock, any prior distributions treated as a return of capital. The amount and character of gain or loss generally will be computed separately for each block of Common Stock or Warrant so disposed by the U.S. holder.

Exercise, Lapse or Redemption of a Warrant.    Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrants and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrants exercised. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Common Stock would either include the period during which the U.S. holder held the Warrant or be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant. It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder could be deemed to have surrendered a number of Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Warrants to be exercised. In such case, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in the surrendered warrants. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial tax basis in the Warrants exercised (except for any such tax basis allocable to the surrendered warrants) and the exercise price of the exercised Warrants. A U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities - Redeemable Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.”

Possible Constructive Distributions.    The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities - Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “— Taxation of Distributions” in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of shares of Common Stock or Warrants who, or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. holders of Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. holder in the United States), we or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of Common Stock, which will be treated as described below under the section titled “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.”.

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).

Exercise, Lapse or Redemption of a Warrant.    The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders - Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of Warrants for cash described in the section of this prospectus entitled “Description of Securities - Redeemable Warrants” (or if we purchase Warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Common Stock and Warrants.    Upon a sale or other taxable disposition of Common Stock or Warrants (including a redemption of our Warrants), subject to the discussion of backup withholding and FATCA below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the sale or disposition, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•        such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held shares of Common Stock and, in the circumstance in which shares of Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than five percent (5%) of the issued and outstanding shares of Common Stock at any time within the shorter of the five-year period preceding the sale or other disposition or such Non-U.S. holder’s holding period for the shares of Common Stock. There can be no assurance that shares of Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we or an applicable withholding agent may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such sale or other taxable disposition. We would be classified as a “United States real property holding corporation” if the fair market value of our “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Possible Constructive Distributions.    The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities - Redeemable Warrants.” An adjustment which has the effect of preventing dilution is generally not taxable. The Non-U.S. holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of a stock dividend to the holders of our Common Stock, in each case which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder.

Information Reporting and Backup Withholding

Dividend payments with respect to shares of Common Stock and proceeds from the sale, taxable exchange or taxable disposition of shares of Common Stock and Warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) impose withholding of 30 percent (30%) on payments of dividends (including constructive dividends) on shares of Common Stock. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

The Selling Securityholders, which may include their permitted transferees, may offer and sell, from time to time, the securities covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•        on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•        in privately negotiated transactions;

•        in underwritten transactions;

•        in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•        through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•        in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•        through the distribution of the securities by any Selling Securityholder to its partners, members, stockholders or other equityholders, to the extent that such transaction constitutes a sale under this prospectus;

•        in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•        by pledge to secured debts and other obligations;

•        to or through underwriters or agents;

•        in “at the market” or through market makers or into an existing market for the securities; or

•        through any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market.

The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In addition, a Selling Securityholder (or its ultimate parent) that is an entity may elect to make a pro rata in-kind distribution of securities to its shareholders, partners, members or affiliates pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such shareholders, members, partners or affiliates would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Lock-up Restrictions

Each of the BTC International and Sponsor are subject to transfer restrictions on shares of our Common Stock owned by them. In the case of BTC International the transfer restriction applies to all shares owned by them, and in the case of Sponsor, only a portion.

BTC International

Concurrently with the execution of the Merger Agreement, CF VIII entered into the Lock-Up Agreement with XBP Europe and BTC International, pursuant to which BTC International agreed that all securities of the Company held by it immediately following the Closing (representing 72.3% or our outstanding shares of Common Stock as of December 14, 2023) will be locked-up and subject to transfer restrictions until the earlier of: (i) the one year anniversary of the date of the Closing, and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that BTC International shall be permitted to make transfers (i) by virtue of the laws of the state the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (ii) as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value, and (iii) to a subsidiary of Exela, that is not a restricted subsidiary or subsidiary guarantor as defined in Exela’s credit documents, provided that any such permitted transferee agrees in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

The restrictions on transfer pursuant to the Lock-up Agreement may be waived upon the agreement of the Company, XBP Europe and BTC International.

Sponsor

Pursuant to the Sponsor Support Agreement, the 5,494,600 Founder Shares and the 250,000 Promote Forward Purchase Shares (including the 178,609 registered on the Prior Registration Statement) (which collectively represent approximately 19% of our outstanding Shares of Common Stock as of December 14, 2023) may not be sold or transferred until the earlier of (i) the one year anniversary of the consummation of the Business Combination and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Closing which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Notwithstanding the foregoing, Sponsor is permitted to transfer its securities, among other ways, (i) to any current or future affiliate of the Sponsor or to any member(s), officers, directors or employees of the Sponsor or any of its current or future affiliates, (ii) in the case of an individual by gift to an immediate family member or trust, which has a beneficiary that is a member of such individual’s immediate family, a current affiliate of such individual or a charitable organization, by private sale or transfer made in connection with any forward purchase agreement or similar arrangement, and (iii) upon dissolution of Sponsor, provided that such permitted transferees agrees in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

Each of the of the 1,000,000 Non-Promote Forward Purchase Shares (registered on the Prior Registration Statement) and the 537,500 Placement Shares were subject to a 30 day lock-up period following the completion of the Business Combination. However, the Sponsor requested a waiver of such lock-up period, and each of BTC International, CF VIII and CF&Co. agreed. Such parties may agree to waivers of the lock-up periods on other securities held by Sponsor.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of Common Stock and the Warrants to be offered hereunder have been passed upon by Bryan Cave Leighton Paisner LLP.

EXPERTS

The financial statements of CF VIII as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to CF VIII’s ability to continue as a going concern) appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined and consolidated financial statements of XBP Europe, Inc. and its subsidiaries as of December 31, 2022 and 2021, and for the years ended December 31, 2022, 2021 and 2020 appearing in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On December 15, 2023, the Audit Committee of the Board approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective December 20, 2023, and dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective December 20, 2023. Withum has served as the Company’s auditor since 2020.

Withum’s reports on the Company’s consolidated financial statements issued during each of the two most recent years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to CF VIII’s ability to continue as a going concern if it did not complete a business combination by September 16, 2023.

During the two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Withum with a copy of this Current Report on Form 8-K and requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Withum agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated December 20, 2023 is filed as an exhibit to the registration statement of which this prospectus forms a part.

During the Company’s two most recent years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, neither the Company nor anyone on its behalf consulted with UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

The Company’s investor relations website is located at https://investors.xbpeurope.com/. The Company uses its investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. The Company also makes available, free of charge, on its investor relations website under “SEC Filings,” its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

XBP Europe, Inc. and Subsidiaries

Page
Report of Independent Registered Public Accounting Firm	F-2
Combined and Consolidated Balance Sheets as of December 31, 2022 and 2021	F-3
Combined and Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2022, 2021 and 2020	F-4
Combined and Consolidated Statements of Changes in Net Parent Investment for the Years Ended December 31, 2022, 2021 and 2020	F-5
Combined and Consolidated Statements of Cash Flows for the Years Ended December 31, 2022, 2021 and 2020	F-6
Notes to the Combined and Consolidated Financial Statements	F-7

Condensed Combined and Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022 (Unaudited)	F-40
Condensed Combined and Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2023 and 2022 (Unaudited)	F-41
Condensed Combined and Consolidated Statements of Changes in Net Parent Investment for the three and nine months ended September 30, 2023 and 2022 (Unaudited)	F-42
Condensed Combined and Consolidated Statements of Cash Flows for the nine months ended September 30, 2023 and 2022 (Unaudited)	F-43
Notes to the Unaudited Condensed Combined and Consolidated Financial Statements	F-44

CF ACQUISITION CORP. VIII

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

of XBP Europe Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of XBP Europe Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related combined and consolidated statements of operations and comprehensive loss, changes in net parent investment and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Correction of a Misstatement

As discussed in Note 19 to the combined and consolidated financial statements, the 2021 and 2020 financial statements have been restated to correct misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2022.

Sterling Heights, Michigan

May 12, 2023, except for Notes 13, 16, 18 and 19, which are as of July 14, 2023

XBP Europe, Inc. and Subsidiaries

Combined and Consolidated Balance Sheets

As of December 31, 2022 and 2021

(in thousands of United States dollars)

	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$7,473	$2,910
Accounts receivable, net of allowance for doubtful accounts of $2,366 and $1,447 respectively	35,977	35,109
Inventories, net	4,526	4,093
Prepaid expenses and other current assets	8,773	10,033
Related party note receivable	13,266	14,064
Total current assets	70,014	66,209
Property, plant and equipment, net of accumulated depreciation of $44,629 and $44,448 respectively	14,620	13,014
Operating lease right-of-use assets, net	5,848	10,383
Goodwill	22,062	23,952
Intangible assets, net	1,529	2,288
Deferred income tax assets	7,055	9,554
Other noncurrent assets	1,712	1,596
Total assets	$122,841	$126,996

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities
Accounts payable	$16,863	$14,099
Related party payables	32,658	16,607
Accrued liabilities	24,724	22,222
Accrued compensation and benefits	13,401	17,786
Customer deposits	1,061	2,147
Deferred revenue	5,660	5,760
Current portion of finance lease liabilities	757	1,073
Current portion of operating lease liabilities	1,796	4,120
Current portion of long-term debt	4,970	18,603
Total current liabilities	101,891	102,417
Related party notes payable	11,164	11,164
Long-term debt, net of current maturities	14,446	3,220
Finance lease liabilities, net of current portion	658	1,426
Pension liabilities	16,076	27,357
Operating lease liabilities, net of current portion	3,963	6,255
Other long-term liabilities	1,576	1,687
Total liabilities	$149,775	$153,526
Commitments and Contingencies (Restated) (Note 13)

STOCKHOLDER’S DEFICIT
Net parent investment	(5,845)	2,084
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(17,789)	(18,233)
Unrealized pension actuarial losses, net of tax	(3,298)	(10,381)
Total accumulated other comprehensive loss	(21,087)	(28,614)
Total stockholder’s deficit	(26,932)	(26,530)
Total liabilities and stockholder’s deficit	$122,841	$126,996

The accompanying notes are an integral part of these combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries

Combined and Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2022, 2021 and 2020

(in thousands of United States dollars)

	Year ended December 31,
	2022	2021 (Restated)	2020 (Restated)
Revenue, net	$180,349	$205,772	$217,272
Related party revenue, net	143	178	272
Cost of revenue (exclusive of depreciation and amortization)	136,276	164,256	175,117
Related party cost of revenue	511	766	380
Selling, general and administrative expenses (exclusive of depreciation and amortization)	32,956	29,764	44,199
Related party expense	8,309	9,807	10,606
Depreciation and amortization	4,390	5,166	6,312
Operating loss	(1,950)	(3,809)	(19,070)
Other expense (income), net
Interest expense, net	3,062	2,836	2,844
Related party interest income, net	(25)	(141)	(217)
Foreign exchange losses, net	1,184	1,162	2,195
Other (income) expense, net	(804)	2,142	(17)
Net loss before income taxes	(5,367)	(9,808)	(23,875)
Income tax expense	2,562	2,920	4,502
Net loss	(7,929)	(12,728)	(28,377)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	444	(744)	3,622
Unrealized pension actuarial gains (losses)	7,083	6,188	(8,508)
Total other comprehensive loss, net of tax	$(402)	$(7,284)	$(33,263)

The accompanying notes are an integral part of these combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries

Combined and Consolidated Statements of Changes in Net Parent Investment

December 31, 2022, 2021 and 2020

(in thousands of United States dollars)

		Accumulated Other Comprehensive Loan
	Net Parent Investment	Foreign Currency Translation Adjustment	Unrealized Pension Actuarial Losses, net of tax	Total Net Parent Investment
Balances at January 1, 2020	$43,189	$(21,111)	$(8,061)	$14,017
Net loss January 1, 2020 to December 31, 2020	(28,377)	—	—	(28,377)
Foreign currency translation adjustment	—	3,622	—	3,622
Net unrealized pension actuarial losses, net of tax		—	(8,508)	(8,508)
Balances at December 31, 2020	$14,812	$(17,489)	$(16,569)	$(19,246)
Net loss January 1, 2021 to December 31, 2021	(12,728)	—	—	(12,728)
Foreign currency translation adjustment	—	(744)	—	(744)
Net unrealized pension actuarial gains, net of tax	—	—	6,188	6,188
Balances at December 31, 2021	$2,084	$(18,233)	$(10,381)	$(26,530)
Net loss January 1, 2022 to December 31, 2022	(7,929)	—	—	(7,929)
Foreign currency translation adjustment	—	444	—	444
Net unrealized pension actuarial gains, net of tax	—	—	7,083	7,083
Balances at December 31, 2022	$(5,845)	$(17,789)	$(3,298)	$(26,932)

The accompanying notes are an integral part of these combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries

Combined and Consolidated Statements of Cash Flows

For the years ended December 31, 2022, 2021 and 2020

(in thousands of United States dollars)

	Year ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net loss	$(7,929)	$(12,728)	$(28,377)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,779	4,159	4,624
Amortization of developed technology	237	294	489
Intangible amortization	379	451	1,220
Provision for doubtful accounts	181	216	259
Unrealized foreign currency losses	1,550	2,513	1,950
Loss on disposal of assets	82	1,565	47
Gain on sales of assets	—	(2,226)	—
Change in deferred income taxes	1,668	3,003	2,160

Change in operating assets and liabilities
Accounts receivable	(3,369)	3,707	3,945
Inventories	(688)	939	237
Prepaid expense and other assets	4,253	6,414	1,205
Accounts payable	3,834	1,573	(620)
Related parties payable	14,073	9,849	1,384
Accrued expenses and other liabilities	(7,727)	(23,964)	17,581
Deferred revenue	510	(524)	(1,028)
Customer deposits	(943)	1,722	325

Net cash provided by (used in) operating activities	9,890	(3,037)	5,401

Cash flows from investing activities
Purchase of property, plant and equipment	(6,366)	(1,915)	(2,189)
Proceeds from sale of property, plant and equipment	—	3,068	—

Net cash provided by (used in) investing activities	(6,366)	1,153	(2,189)

Cash flows from financing activities
Revolver borrowings	123,079	144,216	90,213
Revolver paydowns	(124,291)	(146,968)	(82,223)
Principal payments on long-term obligations	(829)	(271)	(618)
Proceeds from Credit Facility	1,732
Principal payments on finance leases	(1,021)	(1,600)	(1,144)

Net cash provided by (used in) financing activities	(1,329)	(4,623)	6,228

Effect of exchange rates on cash	2,369	166	(3,574)
Net increase (decrease) in cash and equivalents	4,562	(6,341)	5,866

Cash and equivalents, beginning of period	2,910	9,251	3,385
Cash and equivalents, end of period	7,473	2,910	9,251

Supplemental Cashflow information
Income tax payments, net of refunds received	1,288	(130)	710
Interest paid	3,028	2,909	2,906

The accompanying notes are an integral part of these combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

1. Description of the Business

XBP Europe, Inc. (“XBP”, “the Business” or “our”) is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of businesses. The Business’ name — “XBP” — stands for “exchange for bills and payments” and reflects the Business’ strategy to facilitate connections between buyers and suppliers to optimize clients’ bills and payments and related digitization processes. XBP believes its business ultimately advances digital transformation, improves market-wide liquidity, and encourages sustainable business practices.

The Business provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and operations partner for its clients’ strategic journeys and streamlining their complex, disconnected payment processes. The Business serves over 2,000 clients across Europe, the Middle East and Africa (“EMEA”). The Business client relationships span multiple industries, including banking, healthcare, insurance, and the public sector. The Business is able to deploy its solutions to clients in any EMEA market due to its cloud-based structure. Its physical footprint spans 15 countries with 34 locations.

Merger/Business Combination with CF Acquisition Corp. VIII

On October 9, 2022, XBP entered into an Agreement and Plan of Merger (“Merger Agreement”) with CF Acquisition Corp. VIII, a special purpose acquisition company (“CF VIII”), whereby the business combination will be accounted for as a reverse capitalization in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes with XBP surviving as a direct wholly-owned subsidiary of CF VIII.

The Merger Agreement contains customary representations, warranties, closing conditions and other terms relating to the business combination. The transaction is expected to close in the second half of 2023, subject to approval from CF VIII shareholders.

2. Basis of Presentation and Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies consistently applied in the preparation of the accompanying combined and consolidated financial statements.

Basis of Presentation

Throughout the period covered by the combined and consolidated financial statements, the Business operated as part of Exela Technologies, Inc. (“Exela” or “Parent”). Consequently, stand-alone financial statements have not historically been prepared for the Business. The accompanying combined and consolidated financial statements have been prepared from Exela’s historical accounting records and are presented on a stand-alone basis as if the Business’ operations had been conducted independently from Exela. The operations of the Business are in various legal entities with a direct ownership relationship. Accordingly, Exela and its subsidiaries’ net parent investment in these operations is shown in lieu of a statement of stockholder’s equity in the combined and consolidated financial statements. The combined and consolidated financial statements and related notes to the combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The combined and consolidated statements of operations and comprehensive loss include all revenues and costs directly attributable to XBP, including costs for facilities, functions and services used by XBP. Costs for certain functions and services such as accounting, finance and IT delivered by Exela are directly charged to XBP based on specific identification when possible or based on a reasonable allocation driver such as net sales, headcount, usage or other allocation methods. Current and deferred income taxes have been determined based on the stand-alone results of XBP. However, because the Business filed as part of Exela’s tax group in certain jurisdictions, the Business’ actual tax balances may differ from those reported. The Business’ portion of its domestic and certain income taxes for jurisdictions outside the United States are deemed to have been settled in the period the related tax expense was recorded.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

All intercompany transactions and balances within the Business have been eliminated. The combined and consolidated financial statements of the Business include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Business. Transactions with affiliated companies owned by Exela or its subsidiaries which are not a part of the Business are reflected as related party transactions.

All of the allocations and estimates in the combined and consolidated financial statements are based on assumptions that management of Exela believes are reasonable. However, the combined and consolidated financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Business in the future or if the Business had been a separate, stand-alone entity during the periods presented.

Actual costs that would have been incurred if XBP had been a stand-alone business would depend on multiple factors, including organizational structure and strategic decisions.

Use of Estimates in Preparation of the Combined and Consolidated Financial Statements

Estimates and judgments relied upon in preparing these combined and consolidated financial statements include revenue recognition for multiple element arrangements, allowance for doubtful accounts, inventory obsolescence costs, income taxes, depreciation, amortization, employee benefits, contingencies, goodwill, intangible assets, right of use assets and obligation, pension obligations, pension assets, and asset and liability valuations. The Business regularly assesses these estimates and records changes in estimates in the period in which they become known. The Business bases its estimates on historical experience and various other assumptions that the Business believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Segment Reporting

The Business consists of two segments:

1.      The Bills & Payments business unit primarily focuses on simplifying how bills and payments are processed by businesses of all sizes and industries. It offers automation of AP and AR processes and through its platform, XBP, seeks to integrate buyers and suppliers across Europe.

2.      The Technology business unit primarily focuses on sales of recurring software licenses and related maintenance, hardware solutions and related maintenance and professional services.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited with financial institutions and liquid investments with original maturity dates equal to or less than three months. All bank deposits and money market accounts are considered cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the original invoice amount less an estimate made for doubtful accounts. Revenue that has been earned but remains unbilled at the end of the period is recorded as a component of accounts receivable, net. The Business specifically analyzes accounts receivable and historical bad debts, customer credit-worthiness, current economic trends, and changes in customer payment terms and collection trends when evaluating the adequacy of its allowance for doubtful accounts. The Business writes off accounts receivable balances against the allowance for doubtful accounts, net of any amounts recorded in deferred revenue, when it becomes probable that the receivable will not be collected.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Inventories

Inventories primarily include heavy-duty scanners and related parts, toner, paper stock, envelopes and postage supplies. Inventories are stated at the lower of cost or net realizable values and include the cost of raw materials, labor, and purchased subassemblies. Cost is determined using the weighted average method.

Property, Plant and Equipment

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method (which approximates the use of the assets) over the estimated useful lives of the assets. When these assets are sold or otherwise disposed of, the asset and related depreciation is relieved, and any gain or loss is included in the combined and consolidated statements of operations and comprehensive loss for the period of sale or disposal. Leasehold improvements are amortized over the lease term or the useful life of the asset, whichever is shorter. Repair and maintenance costs are expensed as incurred.

Intangible Assets

Customer Relationships

Customer relationship intangible assets represent customer contracts and relationships obtained as part of acquired businesses. Customer relationship values are estimated by evaluating various factors including historical attrition rates, contractual provisions and customer growth rates, among others. The estimated average useful lives of customer relationships range from 4 to 16 years depending on facts and circumstances. These intangible assets are primarily amortized straight-line over the estimated useful life. The Business evaluates the remaining useful life of intangible assets on an annual basis to determine whether events and circumstances warrant a revision to the remaining useful life.

Developed Technology

The Business has acquired various developed technologies embedded in its technology platform. Developed technology is an integral asset to the Business in providing solutions to customers and is recorded as an intangible asset. The Business amortizes developed technology on a straight-line basis over the estimated useful life, which is typically 5 to 8.5 years.

Capitalized Software Costs

The Business capitalizes certain costs incurred to develop software products to be sold, leased or otherwise marketed after establishing technological feasibility in accordance with ASC section 985-20, Software — Costs of Software to Be Sold, Leased, or Marketed, and the Business capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Significant estimates and assumptions include determining the appropriate period over which to amortize the capitalized costs based on estimated useful lives and estimating the marketability of the commercial software products and related future revenues. The Business amortizes capitalized software costs on a straight-line basis over the estimated useful life, which is typically 5 years.

Outsourced Contract Costs

Costs of outsourcing contracts, including costs incurred for bid and proposal activities, are generally expensed as incurred. However, certain costs incurred upon initiation of an outsourcing contract are deferred and expensed on a straight-line basis over the estimated contract term, which is typically 3 to 5 years. These costs represent incremental external costs or certain specific internal costs that are directly related to the contract acquisition or fulfillment activities and can be separated into two principal categories: contract commissions

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

and set-up/fulfillment costs. Contract fulfillment costs are capitalized only if they are directly attributable to a specifically anticipated future contract; represent the enhancement of resources that will be used in satisfying a future performance obligation (the services under the anticipated contract); and are expected to be recovered.

Impairment of Long-Lived Assets

The Business reviews the recoverability of its long-lived assets, including finite-lived trade names, trademarks, customer relationships, developed technology, capitalized software costs, outsourced contract costs, acquired software, workforce, and property, plant and equipment, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The primary measure of fair value is based on discounted cash flows based in part on the financial results and the expectation of future performance.

The Business did not record any impairment related to its property, plant, and equipment, customer relationships, developed technology, capitalized software cost or outsourced contract costs for the years ended December 31, 2022, 2021, and 2020.

Goodwill

Goodwill represents the excess purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations. Goodwill is generally allocated to reporting units based upon relative fair value (taking into consideration other factors such as synergies) when an acquired business is integrated into multiple reporting units. The Business’ reporting units are at the operating segment level, for which discrete financial information is prepared and regularly reviewed by management. When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method.

The Business conducts its annual goodwill impairment tests on October 1st of each year, or more frequently if indicators of impairment exist. When performing the annual impairment test, the Business has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Business would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The Business uses a combination of the Guideline Public Company Method of the Market Approach and the Discounted Cash Flow Method of the Income Approach to determine the reporting unit fair value. Refer to Note 8- Intangible Assets and Goodwill for additional discussion of goodwill.

Benefit Plan Accruals

The Business has defined benefit plans in the UK, Germany, Norway and France under which participants earn a retirement benefit based upon a formula set forth in the respective plans. The Business records annual amounts relating to its pension plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, and compensation increases. The Business reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Leases

The Business determines if a contract is, or contains, a lease at contract inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities, net of current portion in the combined and consolidated balance sheet. Finance leases are included in property, plant and equipment, current portion of finance lease liabilities and finance lease liabilities, net of current portion in the combined and consolidated balance sheet.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. In addition, ROU assets include initial direct costs incurred by the lessee as well as any lease payments made at or before the commencement date and exclude lease incentives. As most of the Business’ leases do not provide an implicit rate, the Business uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The implicit rate in the lease is used when readily determinable. Lease terms include options to extend or terminate the lease when it is reasonably certain that the Business will exercise that option. Leases with a term of one year or less are not recorded on the balance sheet.

Finance lease ROU assets are amortized over the lease term or the useful life of the asset, whichever is shorter. The amortization of finance lease ROU assets is recorded in depreciation expense in the combined and consolidated statements of operations and comprehensive loss. For operating leases, expense is recognized for lease payments on a straight-line basis over the lease term.

Revenue Recognition

The Business accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. Revenue is measured as the amount of consideration that is expected to receive in exchange for transferring goods or providing services. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. All of the Business’ material sources of revenue are derived from contracts with customers, primarily relating to the provision of business and transaction processing services within each of the Business’ segments. The Business does not have any significant extended payment terms, as payment is received shortly after goods are delivered or services are provided.

Nature of Services

The primary performance obligations are to stand ready to provide various forms of business processing services, consisting of a series of distinct services that are substantially the same and have the same pattern of transfer over time, and accordingly are combined into a single performance obligation. The Business’ promise to our customers is typically to perform an unknown or unspecified quantity of tasks and the consideration received is contingent upon the customers’ use (i.e., number of transactions processed, requests fulfilled, etc.); as such, the total transaction price is variable. The variable fees are allocated to the single performance obligation charged to the distinct service period in which the Business has the contractual right to bill under the contract.

Revenue from the sale of recurring software licenses is recognized ratably over the contractual term, unless perpetual licenses are granted, which are recognized at a point in time. Professional services revenue consists of implementation services for new customers, or implementations of new products for existing customers. Professional services are typically sold on a time-and-materials basis and billed monthly based on actual hours incurred.

Revenue from the sale of hardware solutions is recognized on a point in time basis and related maintenance are recognized ratably over the contractual term.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Disaggregation of Revenues

The following tables disaggregate revenue from contracts by geographic region for the years ended December 31, 2022, 2021, and 2020:
	Year ended December 31,
(dollars in thousands)	2022	2021	2020
France	$66,054	$74,305	$74,637
Germany	55,668	56,906	62,401
United Kingdom	32,061	39,226	40,839
Sweden	17,640	23,680	24,598
Other	8,926	11,655	14,797
Total Combined Revenue	$180,349	$205,772	$217,272

Contract Balances

The following table presents contract assets, contract liabilities and contract costs recognized at December 31, 2022 and 2021:
(dollars in thousands)	Balance at Beginning of Period	Change	December 31, 2021	Change	December 31, 2022
Accounts receivable, net	$41,752	$(6,643)	$35,109	$868	$35,977
Deferred revenues	6,398	(638)	5,760	(100)	5,660
Customer deposits	531	1,616	2,147	(1,086)	1,061
Costs to obtain and fulfill a contract	107	(47)	60	(16)	44

Accounts receivable, net includes $9.5 million and $8.3 million as of December 31, 2022 and 2021, respectively, representing amounts not billed to customers. Unbilled receivables are accrued and represent work performed in accordance with the terms of contracts with customers.

Deferred revenues relate to payments received in advance of performance under a contract. A significant portion of this balance relates to maintenance contracts or other service contracts where the Business received payments for upfront conversions or implementation activities which do not transfer a service to the customer but rather are used in fulfilling the related performance obligations that transfer over time. The advance consideration received from customers is deferred over the contract term. The Business recognized revenue of $5.0 million during the year ended December 31, 2022 that had been deferred as of December 31, 2021. The Business recognized revenue of $4.4 million during the year ended December 31, 2021 that had been deferred as of December 31, 2020.

Costs incurred to obtain and fulfill contracts are deferred and presented as part of intangible assets, net and expensed on a straight-line basis over the estimated benefit period. These costs represent incremental external costs or certain specific internal costs that are directly related to the contract acquisition or fulfillment and can be separated into two principal categories: contract commissions and fulfillment costs. Applying the practical expedient in ASC 340-40-25-4, the incremental costs of obtaining contracts are recognized as an expense when incurred if the amortization period would have been one year or less. These costs are included in Selling, general and administrative expenses. The effect of applying this practical expedient was not material.

Customer deposits consist primarily of amounts received from customers in advance for postage. These advanced postage deposits are used to cover the costs associated with postage, with the corresponding postage revenue being recognized as services are performed.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Performance Obligations

At the inception of each contract, the Business assesses the goods and services promised in the Business’ contracts and identifies each distinct performance obligation. The majority of our contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts. For the majority of our business and transaction processing service contracts, revenues are recognized as services are provided based on an appropriate input or output method, typically based on the related labor or transactional volumes.

Certain of our contracts have multiple performance obligations, including contracts that combine software implementation services with post-implementation customer support. For contracts with multiple performance obligations, the Business allocates the contract’s transaction price to each performance obligation using the best estimate of the standalone selling price of each distinct good or service in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which the Business estimates the expected costs of satisfying a performance obligation and add an appropriate margin for that distinct good or service. The adjusted market approach is also used whereby the Business estimates the price that customers in the market would be willing to pay. In assessing whether to allocate variable consideration to a specific part of the contract, the Business considers the nature of the variable payment and whether it relates specifically to its efforts to satisfy a specific part of the contract. Certain of our software implementation performance obligations are satisfied at a point in time, typically when customer acceptance is obtained.

When evaluating the transaction price, the Business analyzes, on a contract-by-contract basis, all applicable variable consideration. The nature of our contracts gives rise to variable consideration, including volume discounts, contract penalties, and other similar items that generally decrease the transaction price. These amounts are estimated based on the expected amount to be provided to customers and reduce revenues recognized. The Business does not anticipate significant changes to our estimates of variable consideration.

Reimbursements from customers, such as postage costs, are included in revenue, while the related costs are included in cost of revenue.

Transaction Price Allocated to the Remaining Performance Obligations

In accordance with optional exemptions available under ASC 606, the Business did not disclose the value of unsatisfied performance obligations for (a) contracts with an original expected length of one year or less, and (b) contracts for which variable consideration relates entirely to an unsatisfied performance obligation, which comprise the majority of the Business’ contracts. The business has certain non-cancellable contracts where a fixed monthly fee is received in exchange for a series of distinct services that are substantially the same and have the same pattern of transfer over time, with the corresponding remaining performance obligations as of December 31, 2022 in each of the future periods below:
(dollars in thousands)
2023	$2,953
2024	832
2025	669
2026 and thereafter	1,206
Total	$5,660

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2022, 2021, and 2020, were $0.3 million, $0.2 million, and $0.1 million, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Research and Development

Research and development costs are expensed as incurred. Research and development expenses for the years ended December 31, 2022, 2021, and 2020, were $1.1 million, $1.1 million, and $1.0 million, respectively.

Restructuring Charges

Restructuring charges for exit and disposal activities are recognized when the liability is incurred. The liability for the restructuring charge associated with an exit or disposal activity is measured initially at its fair value. Restructuring charges for the years ended December 31, 2022, 2021, and 2020, were $0.3 million, $6.4 million, and $0.1 million, respectively.

Income Taxes

The Business accounts for income taxes by using the asset and liability method. The Business accounts for income taxes regarding uncertain tax positions and recognized interest and penalties related to uncertain tax positions in income tax expense in the consolidated statements of operations and comprehensive loss.

Deferred income taxes are recognized on the tax consequences of temporary differences by applying enacted statutory tax rates applicable in future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as determined under tax laws and rates. A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax assets will not be realized. The Business did not consider future book income as a source of taxable income when assessing if a portion of the deferred tax assets are more likely than not to be realized. However, scheduling the reversal of existing deferred tax liabilities indicated that a portion of the deferred tax assets are likely to be realized. Therefore, partial valuation allowances were established against a portion of the Business’ deferred tax assets. In the event the Business determines that it would be able to realize deferred tax assets that have valuation allowances established, an adjustment to the net deferred tax assets would be recognized as a component of income tax expense through continuing operations.

The Business engages in transactions (i.e. acquisitions) in which the tax consequences may be subject to uncertainty and examination by the varying taxing authorities. Therefore, judgment is required by the Business in assessing and estimating the tax consequences of these transactions. While the Business’ tax returns are prepared and based on the Business’ interpretation of tax laws and regulations, in the normal course of business the tax returns are subject to examination by the various taxing authorities. Such examinations may result in future assessments of additional tax, interest and penalties. For purposes of the Business’ income tax provision, a tax benefit is not recognized if the tax position is not more likely than not to be sustained based solely on its technical merits. Considerable judgment is involved in determining which tax positions are more likely than not to be sustained. Refer to Note 11 — Income Taxes for further information.

Loss Contingencies

The Business reviews the status of each significant matter, if any, and assesses its potential financial exposure considering all available information including, but not limited to, the impact of negotiations, settlements, rulings, advice of legal counsel and other updated information and events pertaining to a particular matter. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Business accrues a liability for the estimated loss. Judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to loss contingencies, accruals are based on the best information available at the time. As additional information becomes available, the Business reassesses the potential liability related to its pending claims and litigation and may revise its estimates. These revisions in the estimates of the potential liabilities could have a material impact on the results of operations and financial position of the Business. Our liabilities exclude any estimates for legal costs not yet incurred associated with handling these matters.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Foreign Currency Translation

The Business has determined all international subsidiaries’ functional currency is the local currency. These assets and liabilities are translated at exchange rates in effect at the balance sheet date while income and expense amounts are translated at average exchange rates during the period. The resulting foreign currency translation adjustments are disclosed as a separate component of other comprehensive loss.

Included as foreign exchange losses, net in the combined and consolidated statements of operations and comprehensive loss are net exchange loss of $1.2 million, $1.2 million and $2.2 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Fair Value Measurements

The Business records the fair value of assets and liabilities in accordance with ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, ASC 820 expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 — unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability at fair value.

Refer to Note 12 — Employee Benefit Plans and Note 14 — Fair Value Measurement for further discussion.

Concentration of Credit Risk

Financial instruments that potentially subject the Business to concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. The Business maintains its cash and cash equivalents and certain other financial instruments with highly rated financial institutions and limits the amount of credit exposure with any one financial institution. From time to time, the Business assesses the credit worthiness of its customers. Credit risk on trade receivables is minimized because of the large number of entities comprising our client base and their dispersion across many industries and geographic areas. The Business generally has not experienced any material losses related to receivables from any individual customer or groups of customers. The Business does not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in our accounts receivable, net. The Business does not have any significant customers that account for 10% or more of the total combined revenues.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Recently Adopted Accounting Pronouncements

Effective January 1, 2022, the Business adopted Accounting Standards Update (“ASU”) no. 2021-05, Leases (Topic 842): Lessors — Certain Leases with Variable Lease Payments. The ASU requires a lessor to classify a lease with variable lease payments that do not depend on an index or rate as an operating lease on the commencement date of the lease if specified criteria are met. The adoption had no material impact on the Business’s combined and consolidated results of operations, cash flows, financial position or disclosures.

Effective January 1, 2021, the Business adopted ASU no. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU simplifies the accounting for income taxes by eliminating some exceptions to the general approach in ASC 740, Income Taxes, for recognizing deferred taxes for investments, performing intraperiod allocation and calculating income taxes in interim periods. The ASU adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a combined group. It also clarifies certain aspects of the existing guidance to promote more consistent application, among other things. The adoption had no material impact on our combined and consolidated results of operations, cash flows, financial position or disclosures.

Effective March 12, 2020, the Business adopted ASU no. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the guidance in GAAP on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate (“SOFR”). Entities can elect not to apply certain modification accounting requirements to contracts affected by what the guidance calls reference rate reform, if certain criteria are met. An entity that makes this election would not have to remeasure the contracts at the modification date or reassess a previous accounting determination. The guidance is effective upon issuance and generally can be applied through December 31, 2022. The adoption had no impact on the Business’ combined and consolidated results of operations, cash flows, financial position or disclosures.

Effective March 9, 2020, the Business adopted ASU no. 2020-03, Codification Improvements to Financial Instruments. This ASU represents changes to clarify or improve the Codification. The amendments make the Codification easier to understand and apply by eliminating inconsistencies and providing clarifications in relation to financial instruments. This guidance was effective immediately upon issuance. The additional elements of the ASU did not have a material impact on the Business’ combined and consolidated results of operations, cash flows, financial position, or disclosures.

Effective January 1, 2020, the Business adopted ASU no. 2018-13, Fair Value Measurement (Topic 820); which changes the fair value measurement disclosure requirements of Accounting Standards Codification (“ASC 820”). The amendments in this ASU are the result of a broader disclosure project called FASB Concepts Statement, Conceptual Framework for Financial Reporting. The FASB used the guidance in the Concepts Statement to improve the effectiveness of ASC 820’s disclosure requirements. The objective of the disclosure requirements in this subtopic is to provide users of financial statements with information about assets and liabilities measured at fair value in the statement of financial position or disclosed in the notes to financial statements. The ASU includes but is not limited to the valuation techniques and inputs that a reporting entity uses to arrive at its measures of fair value, including judgments and assumptions that the entity makes, the uncertainty in the fair value measurements as of the reporting date, and how changes in fair value measurements affect an entity’s performance and cash flows. The adoption had no material impact on the Business’ combined and consolidated results of operations, cash flows, financial position, or disclosures.

Effective January 1, 2020, the Business adopted ASU no. 2018-14, “Disclosure Framework — Changes to the Disclosure Requirements for Defined Benefit Plans”. The standard revises the annual disclosure requirements by removing disclosures no longer considered cost beneficial, clarifying specific requirements of disclosures and

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

2. Basis of Presentation and Summary of Significant Accounting Policies (cont.)

adding certain disclosures identified as relevant. ASU 2018-14 is effective for fiscal years ending after December 15, 2020. The standard should be applied on a retrospective basis to all periods presented. The standard did not have an impact on the Business’ combined and consolidated results of operations, financial condition, or cash flows.

Effective January 1, 2020, the Business adopted ASU no. 2018-15, Intangibles, Goodwill, and Other — Internal Use Software (Subtopic 350-40): Customer’s accounting for implementation costs incurred in a Cloud Computing Arrangement that is a service contract. The amendments align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). Accordingly, the amendments require an entity (customer) in a hosting arrangement that is a service contract to follow the guidance in Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. The amendments also require the entity (customer) to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement, which includes reasonably certain renewals. The adoption had no material impact on the Business’ combined and consolidated results of operations, cash flows, financial position, or disclosures.

Recently Issued Accounting Pronouncements

In September 2022, the FASB issued ASU 2022-04, Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations. This ASU requires that a buyer in a supplier finance program disclose the key terms of supplier finance programs, the amount of obligations outstanding at the end of the reporting period that the entity has confirmed as valid to the finance provider, where these obligations are recorded in the balance sheet, and a roll forward of the obligations. The new standard is effective for fiscal years beginning after December 15, 2022, on a retrospective basis, including interim periods within those fiscal years. The Business is currently evaluating the impact that adopting this standard will have on the combined and consolidated financial statements.

In October 2021, the FASB issued ASU no. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The ASU amends ASC 805 to add contract assets and contract liabilities to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. While primarily related to contract assets and contract liabilities that were accounted for by the acquiree in accordance with ASC 606, the amendments also apply to contract assets and contract liabilities from other contracts to which the provisions of Topic 606 apply, such as contract liabilities from the sale of nonfinancial assets within the scope of Subtopic 610-20. The ASU should be applied prospectively and is effective for the Business for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted. The Business is currently evaluating the impact that adopting this standard will have on the combined and consolidated financial statements.

In June 2016, the FASB issued ASU no. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Business will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. This ASU along with related additional clarificatory guidance in the ASU No. 2019-05, “Financial Instruments — Credit Losses (Topic 326)” and ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses”, is effective for the Business for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Business is currently evaluating the impact that adopting this standard will have on the combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

3. Inventories

Inventories, net consist of the following:

	December 31,
(dollars in thousands)	2022	2021
Finished goods	$6,607	$6,135
Allowance for obsolescence	(2,081)	(2,042)
Total inventories, net	$4,526	$4,093

Finished goods inventory includes of $2.1 million and $2.0 million of allowance for obsolescence as of December 31, 2022 and 2021, respectively. Our allowance for obsolescence is based on a policy developed by historical experience and management judgment.

4. Accounts Receivable

Accounts receivable, net consist of the following:

	December 31,
(dollars in thousands)	2022	2021
Billed receivables	$28,704	$28,285
Unbilled receivables	9,639	8,271
Less: Allowance for doubtful accounts	(2,366)	(1,447)
Total accounts receivable, net	$35,977	$35,109

Unbilled receivables represent balances recognized as revenue that have not been billed to the customer. Our allowance for doubtful accounts is based on a policy developed by historical experience and management judgment. Adjustments to the allowance for doubtful accounts may occur based on market conditions or specific client circumstances.

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	December 31,
(dollars in thousands)	2022	2021
Prepaid postage	$2,048	$2,406
Prepaid insurance	765	701
Prepaid maintenance	390	793
Government receivables	3,496	3,942
Deferred stock issuance costs	478	—
Other prepaids	1,596	2,191
Total prepaid expenses and other current assets	$8,773	$10,033

6. Leases

The Business leases numerous facilities in Europe. Our facilities house general offices, sales offices, service locations, and production facilities. Substantially all of our operations facilities are leased under long-term leases with varying expiration dates, except for the few owned locations. The Business regularly obtains various machinery, equipment, vehicles and furniture on leases. The machinery and equipment leases mainly include leasing of computers, servers, other IT equipment, mailing system, production equipment, generators, office equipment, printers, copiers and miscellaneous warehouse equipment.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

6. Leases (cont.)

Our ROU assets and lease liabilities as of December 31, 2022 and 2021 recorded on the combined and consolidated balance sheets are as follows:

	December 31,
Combined and consolidated balance sheet location (dollars in thousands)	2022	2021
Operating Lease
Operating lease right-of-use assets, net	$5,848	$10,383
Current portion of operating lease liabilities	1,796	4,120
Operating lease liabilities, net of current position	3,963	6,255
Finance Lease
Finance lease right-of-use assets, net (included in property, plant and equipment, net)	1,345	2,138
Current portion of finance lease liabilities	757	1,073
Finance lease liabilities	658	1,426

Supplemental combined and consolidated balance sheet information related to leases is as follows:

	December 31,
	2022	2021
Weighted-average remaining lease term
Operating Leases	4.16	3.98
Finance leases	1.38	2.17

Weighted-average discount rate
Operating Leases	8.5%	8.0%
Finance leases	8.0%	8.8%

The interest on financing lease liabilities was $0.1 million, $0.3 million, and $0.1 million for the years ended December 31, 2022, 2021, and 2020, respectively. The amortization expense on finance lease right-of-use assets was $0.2 million, $0.2 million, and $0.1 million for the years ended December 31, 2022, 2021, and 2020 respectively.

Maturities of finance and operating lease liabilities based on lease term for the next five years are as follows:

(dollars in thousands)	Finance Leases	Operating Leases
2023	$852	$2,184
2024	646	1,437
2025	15	1,211
2026	—	794
2027	—	741
2028 and thereafter	—	363
Total lease payments	1,513	6,730
Less: Imputed interest	(98)	(971)
Present value of lease liabilities	$1,415	$5,759

Combined rental expense for all operating leases was $5.4 million, $6.6 million, and $7.3 million for the years ended December 31, 2022, 2021, and 2020, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

6. Leases (cont.)

The following table summarizes the cash paid and related right-of-use operating finance or operating lease recognized for the years ended December 31, 2022 and 2021.

(dollars in thousands)	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$4,347	$5,336
Financing cash flows from finance leases	1,021	1,600
Right-of-use lease assets obtained in the exchange for lease liabilities:
Operating leases	$34	$1,796
Finance leases	104	286

7. Property, Plant and Equipment, Net

Property, plant, and equipment, which include assets recorded under finance leases, are stated at cost less accumulated depreciation, and amortization, and consist of the following:

(dollars in thousands)	Expected Useful Lives (in Years)	December 31,
		2022	2021
Buildings and improvements	7 – 40	$8,788	$5,074
Leasehold improvements	Shorter of life of improvement or lease term	967	1,039
Vehicles	5 – 7	—	3
Machinery and equipment	5 – 15	6,986	7,133
Computer equipment and software	3 – 8	29,870	30,958
Furniture and Fixtures	5 – 15	7,805	8,129
Finance lease right-of use assets	Shorter of life of the asset or lease term	4,833	5,126
		59,249	57,462
Less: Accumulated depression and amortization		(44,629)	(44,448)
Total property, plant and equipment, net		$14,620	$13,014

Depreciation expense related to property, plant and equipment was $3.7 million, $4.2 million, and $4.6 million for the years ended December 31, 2022, 2021, and 2020, respectively.

8. Intangible Assets and Goodwill

Intangibles

Intangible assets are stated at cost or acquisition-date fair value less amortization and impairment and consist of the following:

(dollars in thousands)	Weighted Average Remaining Useful Life (in Years)	December 31, 2022
		Gross Carrying Amount(a)	Accumulated Amortization	Intangible Asset, net
Customer relationships	5	$3,049	$(1,564)	$1,485
Outsource contract costs	1.5	449	(405)	44
Internally developed software	0.9	2,485	(2,485)	—
Developed technology	—	4,759	(4,759)	—
Total intangibles, net		$10,742	$(9,213)	$1,529

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

8. Intangible Assets and Goodwill (cont.)

(dollars in thousands)	Weighted Average Remaining Useful Life (in Years)	December 31, 2021
		Gross Carrying Amount(a)	Accumulated Amortization	Intangible Asset, net
Customer relationships	5	$3,232	$(1,263)	$1,969
Outsource contract costs	2.1	489	(429)	60
Internally developed software	0.9	2,777	(2,518)	259
Developed technology	—	4,759	(4,759)	—
Total intangibles, net		$11,257	$(8,969)	$2,288

____________

(a)      Amounts include intangibles acquired in business combinations and asset acquisitions

In connection with the completion of the annual impairment tests as of October 1, 2022 and 2021, the Business recorded no impairment charge to goodwill.

Aggregate amortization expense related to intangibles was $0.6 million, $1.0 million, and $1.7 million for the years ended December 31, 2022, 2021, and 2020, respectively.

Estimated intangibles amortization expense for the four years consists of the following:

(dollars in thousands)	Estimated Amortization Expenses
2023	$414
2024	375
2025	372
2026	368
$1,529

Goodwill

Goodwill by reporting segment consists of the following:

(dollars in thousands)	Balances as of January 1, 2022	Additions	Disposals	Impairments	Currency Translation Adjustments	Balances as at December 31, 2022
Bills and Payments	$10,447	$—	$—	$—	$(758)	$9,689
Technology	13,505	—	—	—	(1,132)	12,373
Total	$23,952	$—	$—	$—	(1,890)	$22,062
(dollars in thousands)	Balances as of January 1, 2021	Additions	Disposals	Impairments	Currency Translation Adjustments	Balances as at December 31, 2021
Bills and Payments	$11,419	$—	$(253)	$—	$(719)	$10,447
Technology	14,341	—	—	—	(836)	13,505
Total	$25,760	$—	$(253)	$—	(1,555)	$23,952

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

9. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
(dollars in thousands)	2022	2021
Accrued taxes (exclusive of income taxes)	$10,691	$7,284
Accrued professional and legal fees	827	581
Accrued legal reserve for pending litigation	3,977	3,621
Accrued employee related expenses	377	418
Accrued postage and shipping	1,980	2,950
Other accruals	6,872	7,368
Total accrued liabilities	$24,724	$22,222

10. Debt

Secured Borrowing Facility

On June 4, 2015, and prior to being acquired by Exela, certain entities entered into an agreement wherein amounts due from customers were pledged to a third party, in exchange for a borrowing facility in amounts up to a total of €2.6 million. The agreement was amended on December 10, 2019 and was terminated on August 25, 2020. The proceeds from the facility are determined by the amounts invoiced to our customers. The amounts are recorded as short-term borrowing secured by customer accounts receivable, presented under “Current portion of long-term debt” on the combined and consolidated balance sheets. The cost of this secured borrowing facility is 0.16% of receivables transferred. During the years ended December 31, 2022, 2021 and 2020, the Business included $0.0 million, $0.0 million and $0.2 million, respectively, in interest expense, related to this secured borrowing facility.

On August 25, 2020, certain entities entered into an agreement wherein amounts due from customers were pledged to a third party, in exchange for a borrowing facility in amounts up to a total of €31 million. The proceeds from the facility are determined by the amounts invoiced to our customers. The amounts due from customers are recorded in accounts receivable and the amount due to the third party as a liability, presented under “Current portion of long-term debt” on the combined and consolidated balance sheets. The cost of this secured borrowing facility is 0.8% of newly assigned receivables. During the years ended December 31, 2022, 2021 and 2020, the Business included $0.3 million, $0.3 million and $0.1 million, respectively, in interest expense, related to this secured borrowing facility. As of December 31, 2022 and 2021 the outstanding balances were $4.2 million and $5.7 million, respectively.

2019 Credit Agreement

In October 2019, a wholly-owned UK subsidiary of XBP Europe entered into a secured credit agreement (the “2019 Credit Agreement”) for a £9 million Secured Credit Facility (the “Secured Credit Facility”) consisting of (i) a secured Term Loan A facility in an aggregate principal amount of £2.0 million (the “Term Loan A Facility”), (ii) a secured Term Loan B facility in an aggregate principal amount of £2.0 million (the “Term Loan B Facility”), and (iii) a secured revolving credit facility in an aggregate principal amount of £5.0 million (the “Revolving Credit Facility”). On December 21, 2022 the UK subsidiary amended its 2019 Credit Agreement, allowing the UK subsidiary to affirm to extend the maturity of Term Loan A Facility and Term Loan B Facility to October 31, 2024 subject to compliance with financial covenants. On February 9, 2023, the Business amended its 2019 Credit Agreement, allowing the UK subsidiary to extend the maturity of the Revolving Credit Facility to October 31, 2024 subject to compliance with financial covenants. As of December 31, 2022, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $1.9 million, $1.0 million, and $6.2 million, respectively. As of December 31, 2021, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $2.4 million, $1.7 million, and $6.7 million, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

10. Debt (cont.)

The 2019 Credit Agreement contains financial covenants including, but not limited to (a) a Combined Cashflow Coverage Ratio, which measures the ratio of (i) Combined Cashflow and (ii) Debt Service defined as finance charges in addition to mandatory repayments in respect to the 2019 Credit Agreement, (b) Combined Interest Coverage Ratio, which measures the ratio of (i) Combined EBITDA to (ii) Combined Finance Charges, (c) a Combined Total Net Leverage Ratio, which measures the ratio of (i) Combined Net Indebtedness in respect to the last day of the most recent period to (ii) EBITDA, (d) Guaranteed Intragroup Balances, (e) the Loan to Market Value defined as the Facility A Loan outstanding to the market value of the property in each case, as defined in the 2019 Credit Agreement. The term “Combined” refers to the UK subsidiary and its wholly-owned subsidiaries.

The 2019 Credit Agreement and indenture governing the Secured Credit Facility contains limitations on the ability of the UK subsidiary to effect mergers and change of control events as well as certain other limitations, including limitations on: (i) the declaration and payment of dividends or other restricted payments (ii) substantial changes of the general nature of the business, (iii) acquisition of a company, (iv) enter a joint venture, (v) or effect a dormant subsidiary to commence trading or cease to satisfy the criteria of a dormant subsidiary.

The UK subsidiary’s obligations under the 2019 Credit Agreement are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly owned subsidiaries. The 2019 Credit Agreement and the 2022 Committed Facility Agreement (defined below) contain cross default provisions which relate to the wholly owned UK subsidiary and its subsidiaries, but not any other entities within the consolidated group.

At inception, borrowings under the Secured Credit Facility bore interest at a rate per annum equal to the LIBOR plus the applicable margin of 2%, 2.5%, and 3% per annum for the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility respectively. Effective October 29, 2021, borrowings under the Revolving Credit Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%. Effective December 31, 2021, borrowings under the Term Loan A Facility and the Term Loan B Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 2% and 2.5%, respectively.

In June 2020, the UK subsidiary entered into an amendment to the 2019 Credit Agreement, to provide an additional aggregate principal amount of £4.0 million GBP under a credit agreement (the “Revolving Working Capital Loan Facility” or “2020 Credit Agreement”). At the inception of the Revolving Working Capital Loan Facility, the borrowing bore an interest rate per annum equal to the LIBOR plus the applicable margin of 3.5% per annum. Effective December 31, 2021, borrowings under the Revolving Working Capital Loan Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%. The maturity of the Revolving Working Capital Loan Facility was October 2022. On February 9, 2023, the UK subsidiary further amended its 2019 Credit Agreement, allowing the UK subsidiary to extend the maturity of the Revolving Working Capital Loan Facility to October 31, 2024 subject to compliance with financial covenants. As of December 31, 2022 and 2021, the Revolving Working Capital Loan Facility had an outstanding balance of $4.8 million, and $5.4 million, respectively.

As of December 31, 2022, the UK subsidiary had $10.9 million in outstanding and less than $0.1 million available for additional borrowings under the Revolving Credit Facilities to the extent the Company’s compliance with financial covenants permits such borrowings.

As of December 31, 2021, the UK subsidiary was not in compliance with the Cashflow Coverage Ratio financial covenant and received a waiver from the lenders. Cashflow Coverage Ratio is computed as a ratio of (a) UK Subsidiary’s EBITDA for the relevant period adjusted for changes in working capital, taxes, capital expenditures paid, cash receipts and payments resulting from intracompany debt, pension cash costs and exceptional items including non-cash items, and (b) Debt service for the relevant period, comprised of finance charges, repayments of the Term Loan Facilities, the Revolving Multitranche Facility, the Revolving Working Capital Facility and the 2022 Committed Facility falling due and any voluntary prepayments made during that relevant period but excluding any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility and any prepayment of borrowings of any member of the group existing on the date of the credit agreement which is required to be repaid under the terms of the agreement, so that no amount shall be included more than once.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

10. Debt (cont.)

At December 31, 2021 measurement date, the subject covenant required a minimum ratio of 1.5x of Cashflow to Debt Service whereas the actual ratio was -0.61x.

As of December 31 2022, the UK Subsidiary was in compliance with the Combined Cashflow Coverage ratio as actual ratio of 1.93x exceeded the minimum covenant ratio of 1.1x. The actual ratio of 1.93x was computed as a ratio of UK Subsidiary’s cash flow to debt service costs applying Generally Accepted Accounting Practice in the UK (UK GAAP).

As of December 31, 2022, the UK subsidiary was in compliance with all affirmative and negative covenants under the 2019 Credit Agreement, including any financial covenants, pertaining to its financing arrangements.

Debt Outstanding

As of December 31, 2022, and 2021, the following debt instruments were outstanding:

	December 31,
(dollars in thousands)	2022	2021
Term loan	$4,489	$4,031
Revolvers	10,852	12,127
Secured borrowings under Securitization Facility	4,075	5,665
Total debt	19,416	21,823
Less: Current portion of long-term debt	4,970	18,603
Long-term debt, net of current maturities	$14,446	$3,220

As of December 31, 2022, maturities of long-term debt are as follows:

(dollars in thousands)	Maturity
2023	$4,970
2024	11,747
2025	169
2026	169
2027	931
Total debt	19,416
Less: Unamortized discount and debt issuance costs	23
Total maturities of long-term debt	19,393

2022 Committed Facility Agreement

In May 2022, a wholly-owned UK subsidiary of XBP Europe entered into a committed facility agreement (the “2022 Committed Facility Agreement”), which includes a term loan for £1.4 million to be used in refinancing a property owned by XBP Europe in Dublin, Ireland (the “Property”). At inception of the 2022 Committed Facility Agreement, the borrowing bore an interest rate equal to 3.5% per annum in addition to the Bank of England Base Rate. The maturity of the 2022 Committed Facility Agreement is May 2027. As of December 31, 2022, the 2022 Committed Facility Agreement had an outstanding balance of $1.6 million.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

10. Debt (cont.)

The 2022 Committed Facility Agreement contains financial covenants including, but not limited to (a) a Combined Debt Service Coverage Ratio, which measures the cashflow less dividends, net capital expenditure, and taxation relative to the debt service for that relevant period, (b) interest cover, which measures EBITDA relative to the aggregate of (i) interest charges and (ii) interest element of finance leases in any relevant period, (c) Total Net Debt to EBITDA, which measures the total net debt relative to EBITDA for any relevant period, and (d) loan to market value, which measures the loan as a percentage of the aggregate market value of The Property. The term “Combined” refers to the UK subsidiary and its wholly-owned subsidiaries.

As of December 31, 2022, the UK subsidiary was in compliance with all affirmative and negative covenants under the 2022 Committed Facility Agreement, including any financial covenants pertaining to its financing arrangements. The Business continually monitors its compliance with such covenants. The Business believes it will remain in compliance with all such covenants for the next 12 months; however, due to the inherent uncertainty, management’s estimates of the achievement of its financial covenants may change in the future.

11. Income Taxes

The income tax provision consists of the following:

	Years ended December 31,
(In thousands)	2022	2021	2020
Current income taxes
Federal	$—	$—	$—
State	—	—	—
Foreign	1,653	886	776
Total Current	$1,653	$886	$776

Deferred income taxes
Federal	$—	$—	$—
State	—	—	—
Foreign	909	2,034	3,726
Total Deferred	$909	$2,034	$3,726
Total income tax provision	$2,562	$2,920	$4,502

The following represents the domestic and foreign components of loss before income tax provision:

	Years ended December 31,
(In thousands)	2022	2021	2020
U.S.	$—	$—	$—
Foreign	(5,367)	(9,808)	(23,875)
Total	$(5,367)	$(9,808)	$(23,875)

At December 31, 2022, gross deferred tax assets totaled approximately $27.6 million while gross deferred tax liabilities totaled approximately $1.1 million. Deferred income taxes reflect the net of temporary differences between the carrying amount of assets and liabilities for financial reporting and income tax purposes. The company has gross foreign NOLs of $75.5 million. Applying jurisdictional tax rates, the total tax-effected foreign NOLs are $19.7 million. The amount of NOLs expiring beginning in 2023 is $9.0 million gross or $1.2 million tax-effected. The remaining foreign NOLs do not expire.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

11. Income Taxes (cont.)

Significant components of our deferred taxes assets (liabilities) are as follows:

	Years ended December 31,
(In thousands)	2022	2021
Deferred income tax assets:
Property, plant, and equipment	$228	$481
Defined benefit liability	4,214	5,684
Bad debt reserve	163	237
Inventories	160	136
Accrued liabilities	2,125	4,820
Accrued pension liabilities	699	845
Operating lease liabilities	258	992
Net operating loss	19,711	18,897
Total deferred income tax assets	$27,558	$32,092

Deferred income tax liabilities:
Stock-based compensation	$—	$(41)
Operating lease right of use assets	(280)	(986)
Intangible assets	(777)	(890)
Total deferred income tax liabilities	$(1,057)	$(1,917)

Valuation allowance	(19,446)	(20,621)
Total net deferred income tax assets	$7,055	$9,554

A reconciliation of the significant differences between the federal statutory income tax and the effective income tax on pretax loss is as follows:

	Years ended December 31,
(In thousands)	2022	2021	2020
Tax expense at statutory rate	$(1,128)	$(2,112)	$(5,041)
Foreign rate difference	428	(107)	(280)
Foreign tax expense	—	—	61
Return to provision adjustments	399	—	—
Rate change	(561)	—	—
Change in valuation allowance	2,296	4,153	11,243
Currency translation adjustment	—	—	—
Permanent differences	1,129	986	(1,220)
Tax credit	—	—	—
Trade tax	—	—	2
Other	—	—	(263)
Income tax expense	$2,562	$2,920	$4,502

The Company believes that based upon the range of data reviewed, no uncertain tax positions have been identified for the years ended December 31, 2022, 2021 and 2020.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans

UK Pension Plan

Two of our subsidiaries in the United Kingdom provide pension benefits to certain retirees and eligible dependents. Employees eligible for participation included all full-time regular employees who were more than three years from retirement prior to October 2001. A retirement pension or a lump-sum payment may be paid dependent upon length of service at the mandatory retirement age. The Business accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Business uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants as at the earlier of two dates, the participants leaving the Business or December 31, 2015.

The expected rate of return assumptions for plan assets relate solely to the UK plan and are based mainly on historical performance achieved over a long period of time (15 to 20 years) encompassing many business and economic cycles.

German Pension Plan

XBP’s subsidiary in Germany, Exela Technologies ECM Solutions GmbH, provides pension benefits to certain retirees. Employees eligible for participation include all employees who started working for the Business or its predecessors prior to September 30, 1987 and have finished a qualifying period of at least 10 years. The Business accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Business uses a December 31 measurement date for this plan. The German pension plan is an unfunded plan and therefore has no plan assets. No new employees are registered under this plan and the participants who are already eligible to receive benefits under this plan are no longer employees of the Business.

Norway Pension Plan

Our subsidiary in Norway provides pension benefits to eligible retirees and eligible dependents. Employees eligible for participation include all employees who were more than three years from retirement prior to March 2018. The Business accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Business uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants at the later of two dates, the participants leaving the Business or April 30, 2018.

Asterion Pension Plan

Exela Technologies Holding GmbH acquired in 2018 through the Asterion Business Combination the obligation to provide pension benefits to eligible retirees and eligible dependents. Employees eligible for participation included all full-time regular employees who were more than three years from retirement prior to July 2003. A retirement pension or a lump-sum payment may be paid dependent upon length of service at the mandatory retirement age. The Business accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Business uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants at the earlier of two dates, the participants leaving the Business or April 10, 2018.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans (cont.)

Funded Status

The change in benefit obligations, the change in the fair value of the plan assets and the funded status of our pension plans (except for the German pension plan which is unfunded) and the amounts recognized in our combined and consolidated financial statements are as follows:

	Year Ended December 31,
(dollars in thousands)	2022	2021
Change in Benefit Obligation:
Benefit obligation at beginning of period	$117,582	$122,069
Service cost	53	68
Interest cost	1,910	1,686
Actuarial gain	(44,748)	(2,243)
Plan amendments	—	(28)
Plan curtailment	149	98
Benefits paid	(1,915)	(2,497)
Foreign-exchange rate changes	(11,261)	(1,571)
Benefit obligation at end of year	$61,770	$117,582

Change in Plan Assets:
Fair value of plan assets at beginning of period	$90,225	$87,414
Actual (loss) return on plan assets	(36,818)	2,950
Employer contributions	2,862	3,249
Participants’ contributions	—	16
Benefits paid	(1,818)	(2,394)
Foreign-exchange rate changes	(8,757)	(1,010)
Fair value of plan assets at end of year	45,694	90,225
Funded status at end of year	$(16,076)	$(27,357)

Net amount recognized in the Consolidated Balance Sheets:
Pension liability, net(a)	$(16,076)	$(27,357)
Amounts recognized in accumulated other comprehensive loss, net of tax consist of:
Net actuarial gain	(6,959)	(6,061)
Net prior service costs	(124)	(127)
Net amount recognized in accumulated comprehensive loss, net of tax	$(7,083)	$(6,188)

Plans with underfunded or non-funded accumulated benefit obligation:
Aggregate projected benefit obligation	$61,770	$117,582
Aggregate accumulated benefit obligation	$61,770	$117,582
Aggregate fair value of plan assets	$45,694	$90,225

____________

(a)      Combined balance of $16.1 million as of December 31, 2022 includes pension liabilities (assets) of $13.7 million, $1.7 million, $1.2 million and ($0.5) million under UK, Asterion, German and Norway pension plans, respectively. Combined balance of $27.4 million as of December 31, 2021 includes pension liabilities of $23.0 million, $2.5 million, $1.8 million and less than $0.1 million under UK, Asterion, German and Norway pension plans, respectively.

Tax Effect on Accumulated Other Comprehensive Loss

As of December 31, 2022, and 2021, the Business had actuarial losses of $3.3 million and $10.4 million, respectively, which is net of a deferred tax benefit of $1.9 million for each period.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans (cont.)

Pension and Postretirement Expense

The components of the net periodic benefit cost are as follows:

	Year ended December 31,
(dollars in thousands)	2022	2021	2020
Service cost	$53	$68	$69
Interest cost	1,910	1,686	1,984
Expected return on plan assets	(2,856)	(2,410)	(2,530)
Amortization
Amortization of prior service cost	273	127	103
Amortization of net loss	1,768	3,103	1,741
Settlement loss	—	—	637
Net periodic benefit cost	$1,148	$2,574	$2,004

The Business records pension interest cost within Interest expense, net. Expected return on plan assets, amortization of prior service costs, and amortization of net losses are recorded within Other expense, net. Service cost is recorded within Cost of revenue.

Valuation

The Business uses the corridor approach and projected unit credit method in the valuation of its defined benefit plans for the UK, Germany, and Norway respectively. The corridor approach defers all actuarial gains and losses resulting from variances between actual results and economic estimates or actuarial assumptions. For defined benefit pension plans, these unrecognized gains and losses are amortized when the net gains and losses exceed 10% of the greater of the market-related value of plan assets or the projected benefit obligation at the beginning of the year. The amount in excess of the corridor is amortized over 15 years. Similarly, the Business used the Projected Unit Credit Method for the German Plan, and evaluated the assumptions used to derive the related benefit obligations consisting primarily of financial and demographic assumptions including commencement of employment, biometric decrement tables, retirement age, staff turnover. The projected unit credit method determines the present value of our defined benefit obligations and related service costs by taking into account each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately in building up the final obligation. Benefit is attributed to periods of service using the plan’s benefit formula, unless an employee’s service in later years will lead to a materially higher of benefit than in earlier years, in which case a straight-line basis is used.

The following tables set forth the principal actuarial assumptions used to determine benefit obligation and net periodic benefit costs:

	December 31,
	2022	2021	2022	2021	2022	2021	2022	2021
(dollars in thousands)	UK		Germany		Norway		Asterion
Weighted-average assumptions used to determine benefit obligations:
Discount rate	5.00%	1.80%	3.80%	1.00%	3.00%	1.90%	3.80%	1.13%
Rate of compensation increase	N/A	N/A	N/A	N/A	3.50%	2.75%	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit costs:
Discount rate	1.80%	1.40%	3.80%	1.00%	3.00%	1.90%	3.80%	1.13%
Expected asset return	3.45%	2.72%	N/A	N/A	4.15%	3.10%	3.80%	1.13%
Rate of compensation increase	N/A	N/A	N/A	N/A	3.50%	2.75%	N/A	N/A

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans (cont.)

The Germany plan is an unfunded plan and therefore has no plan assets. The expected rate of return assumptions for plan assets are based mainly on historical performance achieved over a long period of time (10 to 20 years) encompassing many business and economic cycles. Adjustments, upward and downward, may be made to those historical returns to reflect future capital market expectations; these expectations are typically derived from expert advice from the investment community and surveys of peer company assumptions.

The Business assumed a weighted average expected long-term rate of return on plan assets for the UK scheme of 3.45%. Our long-term expected rate of return on cash is determined by reference to UK government 10 year bond yields at the balance sheet dates. The long-term expected return on bonds is determined by reference to corporate bond yields at the balance sheet dates. The long-term expected rate of return on equities and diversified growth funds is based on the rate of return on UK long dated government bonds with an allowance for out-performance. The long-term expected rate of return on the liability driven investments holdings is determined by reference to UK government 20 year bond yields at the balance sheet dates.

The discount rate assumption was developed considering the current yield on an investment grade non-gilt index with an adjustment to the yield to match the average duration of the index with the average duration of the plan’s liabilities. The index utilized reflected the market’s yield requirements for these types of investments.

The inflation rate assumption was developed considering the difference in yields between a long-term government stocks index and a long-term index-linked stocks index. This difference was modified to consider the depression of the yield on index-linked stocks due to the shortage of supply and high demand, the premium for inflation above the expectation built into the yield on fixed-interest stocks and the government’s target rate for inflation (CPI) at 2.3%. The assumptions used are the best estimates chosen from a range of possible actuarial assumptions which, due to the time scale covered, may not necessarily be borne out in practice.

Plan Assets

The investment objective for the UK plan is to earn, over moving fifteen to twenty year periods, the long-term expected rate of return, net of investment fees and transaction costs, to satisfy the benefit obligations of the plan, while at the same time maintaining sufficient liquidity to pay benefit obligations and proper expenses, and meet any other cash needs, in the short-to medium-term.

Our investment policy related to the UK defined benefit plan is to continue to maintain investments in government gilts and highly rated bonds as a means to reduce the overall risk of assets held in the fund. No specific targeted allocation percentages have been set by category, but are set at the direction and discretion of the plan trustees. The weighted average allocation of plan assets by asset category is as follows:

	Year Ended December 31,
	2022	2021
U.K. and other international equities	27.1%	32.7%
U.K. government and corporate bonds	5.5	2.7
Diversified growth fund	18.4	25.7
Liability driven investments	44.3	34.6
Multi-asset credit fund	4.7	4.3
Total	100.0%	100.0%

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans (cont.)

The following tables set forth, by category and within the fair value hierarchy, the fair value of our pension assets at December 31, 2022 and 2021:

	December 31, 2022
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Asset Category:
Cash	$932	$932	$—	$—
Equity funds:
U.K.	11,400	—	11,400	—
Fixed income securities:
Corporate bonds/U.K. Gilts	2,529	—	2,529	—
Other investments:
Diversified growth fund	8,417	—	8,417	—
Liability driven investments	20,258	—	20,258	—
Multi-asset credit fund	2,158	—	2,158	—
Total fair value	$45,694	$932	$44,762	$—
	December 31, 2021
(dollars in thousands)	Total	Level 1	Level 2	Level 3
Asset Category:
Cash	$149	$149	$—	$—
Equity funds:
U.K.	17,423	—	17,423	—
Other international	11,909	—	11,909	—
Fixed income securities:
Corporate bonds/U.K. Gilts	2,444	—	2,444	—
Other investments:
Diversified growth fund	23,122	—	23,122	—
Liability driven investments	31,259	—	31,259	—
Multi-asset credit fund	3,919	—	3,919	—
Total fair value	$90,225	$149	$90,076	$—

The plan assets are categorized as follows, as applicable:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 — unobservable inputs reflecting management’s own assumptions about the inputs used in pricing the asset or liability at fair value.

Employer Contributions

Our funding is based on governmental requirements and differs from those methods used to recognize pension expense. The Business made contributions of $2.9 million and $3.2 million to its pension plans during the years ended December 31, 2022 and 2021, respectively. The Business has fully funded the pension plans for 2022 based on current plan provisions. The Business expects to contribute $2.7 million to the pension plans during 2023, based on current plan provisions.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

12. Employee Benefit Plans (cont.)

Estimated Future Benefit Payments

The estimated future pension benefit payments expected to be paid to plan participants are as follow:

(dollars in thousands)	Estimated Benefit Payments
Year ended December 31,
2023	$1,872
2024	2,067
2025	2,656
2026	2,674
2027	2,978
2028 – 2032	13,615
Total	$25,862

13. Commitments and Contingencies (Restated)

Litigation

The Business is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on our combined and consolidated balance sheets, combined and consolidated statements of operations and comprehensive loss or combined and consolidated statements of cash flows.

Adverse Arbitration Order

In April 2020, one of the Business’ Nordic subsidiaries commenced an arbitration in Finland against a customer alleging breach of contract and other damages in connection with an outsourcing services agreement and transition services agreement executed in 2017. In September 2020, the customer submitted counterclaims against the Business in an aggregate amount in excess of €10.0 million. Following an expedited arbitration, in late November 2020, the arbitrator awarded the customer approximately $13.0 million in the aggregate for the counterclaimed damages and costs. The Business filed an application to annul the award in late January 2021 with the relevant court asserting, among other bases, that the arbitrator violated due process and procedural rules by disallowing the Business’ witness and expert testimony and maintaining the expedited format following the assertion of significant counterclaims which would ordinarily have required the application of normal rather than expedited rules. On May 28, 2021, the parties entered into a settlement agreement resolving this dispute for a total of $8.9 million including the reimbursement of certain third party charges. The Business had accrued a liability balance of $8.9 million for this matter, which was included in Other (income) expense, net in the combined and consolidated statements of operations and comprehensive loss for the year ended December 31, 2020. The Company determined that the amount accrued as liability for this matter should have been included in Selling, general and administrative expenses (exclusive of depreciation and amortization) in the combined and consolidated statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020. Accordingly, we restated it to reclassify the amount accrued as liability from Other (income) expense, net to Selling, general and administrative expenses (exclusive of depreciation and amortization) in the restated combined and consolidated statements of operations and comprehensive loss for the year ended December 31, 2020. As of December 31, 2022 and 2021 there was a net outstanding balance of $1.6 million and $3.3 million, respectively for this matter included in Accrued liabilities on the combined and consolidated balance sheets.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

13. Commitments and Contingencies (Restated) (cont.)

Company Subsidiary Litigation

A group of 71 former employees brought a claim against a subsidiary of XBP Europe related to their dismissal resulting from the closure of two production sites in France in 2020. The employees filed complaints with the Labor Court on June 9, 2022. Conciliation hearings at the Labor Court were held on September 27, 2022, December 13, 2022 and March 7, 2023.

The Business accrued $2.2 million in Accrued Liabilities on the combined and consolidated balance sheet as of December 31, 2022 (see Note 15, Restructuring) based on the estimate at such time of the range of possible losses, however, the settlement discussions have included amounts up to €3.99 million. The Business has been in settlement discussions with plaintiff ’s counsel, and settlement has been agreed in principle with 4 claimants for a total of €0.1 million. The remaining 67 claimants have also filed an application for summary proceedings in respect of part of the claim for a total claim of €1.0 million.

The summary proceedings hearing was held on April 11, 2023 and the court issued its decision on May 9, 2023 upholding all of the plaintiffs’ claims for a total amount of €1 million. The Company has lodged an appeal against the decision, however the decision does not increase the anticipated exposure for the claim with the substantive hearing scheduled for September 29, 2023. Following the summary proceedings decision, a settlement in principle has been reached with 21 additional claimants for €0.6 million.

Contract-Related Contingencies

The Company has certain contingent obligations that arise in the ordinary course of providing services to its customers. These contingencies are generally the result of contracts that require the Company to comply with certain performance measurements or the delivery of certain services to customers by a specified deadline. The Company believes the adjustments to the transaction price, if any, under these contract provisions will not result in a significant revenue reversal or have a material adverse effect on the Company’s combined and consolidated balance sheets, combined and consolidated statements of operations and comprehensive loss or combined and consolidated statements of cash flows.

14. Fair Value Measurement

Assets and Liabilities Measured at Fair Value

The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable, accounts payable and current portion of long-term debt approximated their fair value as of December 31, 2022 and 2021, due to the relative short maturity of these instruments. The fair values of the Business’ loans and receivables under the factoring arrangement entered into by subsidiaries of the Business are equal to the carrying values. Property and equipment, intangible assets, capital lease obligations, and goodwill are not required to be re-measured to fair value on a recurring basis. These assets are evaluated for impairment if certain triggering events occur. If such evaluation indicates that impairment exists, the respective asset is written down to its fair value.

15. Restructuring

The Business periodically takes action to improve operating efficiencies, typically in connection with rationalizing the cost structure of the Business. The Business’ footprint and headcount reductions and organizational integration actions relate to discrete, unique restructuring events, primarily reflected in approved plans for reductions in force (“RIF”).

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

15. Restructuring (cont.)

The Business’ restructuring activity and balance of the restructuring liability is as follows:

	December 31,
(dollars in thousands)	2022	2021
Balance at January 1	$4,237	$108
Restructuring charges	267	6,379
Payment of benefits	(2,468)	(2,250)
Balance at December 31	2,036	4,237

As of December 31, 2022 and 2021, the current portion of the restructuring liability was $2.0 million and $4.2 million, respectively, and was included in “Accrued compensation and benefits” in the combined and consolidated balance sheets.

During the first half of 2021, the Business closed two of its French offices, Caen and Nantes, and incurred total restructuring costs of approximately $6.4 million, of which $5.6 million and $0.8 million is included in “Cost of revenue” and “Selling, general and administrative expenses”, respectively in the combined and consolidated statements of operations and comprehensive loss for the year ended December 31, 2021. As part of this restructuring, the Business sold one office building for $3.0 million, recording a gain of $1.9 million, included in Selling, general and administrative expenses in the combined and consolidated statements of operations and comprehensive loss for the year ended December 31, 2021.

16. Other (Income) Expense, Net (Restated)

The components of “Other (income) expense, net” in the combined and consolidated statements of operations and comprehensive loss are summarized as follows:

	Years ended December 31,
(dollars in thousands)	2022	2021 (Restated)	2020 (Restated)
Pension (income) expense, net	$(804)	$834	$(17)
Other expense, net	—	1,308	—
Total other (income) expense, net	$(804)	$2,142	$(17)

17. Related Parties

The components of “Related party expense” in the combined and consolidated statements of operations and comprehensive loss are summarized as follows:

	Years ended December 31,
(dollars in thousands)	2022	2021	2020
Related party shared services	$4,051	$4,280	$4,042
Related party royalty	631	530	538
Related party management fee	3,627	4,997	6,026
Total related party expense	$8,309	$9,807	$10,606

Historically, the Business has been managed and operated in the ordinary course of business with other affiliates of Exela. Accordingly, certain shared costs have been allocated to the Business and reflected as expenses in the combined and consolidated financial statements.

Related Party Sales

During the historical periods presented, the Business sold products and services to Exela and its non-XBP businesses. Revenue, net in the combined and consolidated statements of operations and comprehensive loss include sales to affiliates of Exela of $0.1 million, $0.2 million and $0.3 million for the years ended December 31, 2022, 2021 and 2020, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

17. Related Parties (cont.)

Shared Service Center Costs

The historical costs and expenses reflected in our financial statements include costs for certain shared service functions historically provided by the Business’ parent, Exela, including, but not limited to accounting and finance, IT and business process operations. Where possible, these charges were allocated based on full-time equivalents (FTE’s), formal agreements between XBP and Exela, or other allocation methodologies that Management determined to be a reasonable reflection of the utilization of services provided or the benefit received by XBP and all costs of operating XBP during the periods presented.

The allocated shared service expenses and general corporate expenses for the years ended December 31, 2022, 2021 and 2020 were $4.1 million. $4.3 million and $4.0 million, respectively, and are included in the Related party expense in the combined and consolidated statement of operations and comprehensive loss.

In the opinion of management of Exela and the Business, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during 2022, 2021 and 2020. The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, difference in management judgment, a requirement for more or fewer employees or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Related Party Royalty Fees

During the historical periods presented, the Business’ parent, Exela, charged royalty fees for allowing the Business to use tradenames and trademarks owned by Exela. The Business incurred royalty expense of $0.6 million, $0.5 million and $0.5 million for the years ended December 31, 2022, 2021 and 2020, respectively, included in Related party expense within the combined and consolidated statements of operations and comprehensive loss.

Related Party Management Fee

During the historical periods presented, Exela provided management services to the Business in exchange for a management fee. These management services included provision of legal, human resources, corporate finance, and marketing support, along with compensation and benefits for certain executives. The management fee was calculated based on a weighted average of total external revenue, headcount and total assets attributable to the Business. On October 9, 2022 the management fee was terminated when the Merger Agreement was entered into and was replaced by the related party service fee which reduced the fees and modified the services provided. The Business incurred total management fees of $3.6 million, $5.0 million and $6.0 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Note Receivable

The Business entered into an Intercompany Loan Agreement (“related party note receivable”) with an affiliate of Exela on January 1, 2016, where the Business agreed to lend up to €20 million to the affiliate. The related party note receivable has a six year term with the option to extend for an additional one year term and bears annual interest of 9.5%, due at the end of the term. The combined and consolidated balance sheets included $13.3 million and $14.1 million for the related party note as of December 31, 2022 and 2021, respectively. The combined and consolidated statements of operations and comprehensive loss included $1.3 million, $1.4 million, and $1.3 million of related party interest income for the years ended December 31, 2022, 2021 and 2020, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

17. Related Parties (cont.)

Notes Payable

The Business entered into three Intercompany Loan Agreements (“related party notes payable”) with an affiliate of Exela, in September 2009 and May 2010, whereby the affiliate of Exela agreed to lend up to £9.3 million to the Business. The related party notes payable which are denominated in United States dollars accrued interest daily at the one-month LIBOR rate for United States dollar deposits in the London interbank market plus four percentage points. These notes had an original maturity date of March 31, 2013 and were amended with an effective date of December 1, 2012. The amendment (a) amended the interest rate to a fixed rate of 4% plus LIBOR for the remainder of 2012, 12% plus LIBOR for 2013 and 13.5% thereafter and (b) extended the term of the agreement to December 31, 2024. The term is automatically extended without necessity of a separate written amendment for an additional period of one year. The combined and consolidated balance sheets included $11.2 million for the related party notes payable as of December 31, 2022 and December 31, 2021. The combined and consolidated statements of operations and comprehensive loss included $1.5 million of related party interest expense for the years ended December 31, 2022, 2021 and 2020 in the Related party interest expense, net.

18. Segment Information (Restated)

The Business’s operating segments are significant strategic business units that align its products and services with how it manages its business, approaches the markets and interacts with its clients. The Business is organized into two segments: Bills and Payments and Technology.

Bills and Payments

The Bills & Payments business unit primarily focuses on simplifying how bills and payments are processed by businesses of all sizes and industries. It offers automation of AP and AR processes and through its platform, XBP, seeks to integrate buyers and suppliers across Europe.

Technology

The Technology business unit primarily focuses on sales of recurring software licenses and related maintenance, hardware solutions and related maintenance and professional services.

The chief operating decision maker reviews segment profit to evaluate operating segment performance and determine how to allocate resources to operating segments. “Segment profit” is defined as revenue less cost of revenue (exclusive of depreciation and amortization). The Business does not allocate Selling, general, and administrative expenses, depreciation and amortization, interest expense and foreign exchange losses, net to reporting segments. The Business manages assets on a total company basis, not by operating segment, and therefore asset information and capital expenditures by operating segments are not presented. A reconciliation of segment profit to net loss before income taxes is presented below.

	Year ended December 31, 2022
(dollars in thousands)	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.1 million)	$136,858	$43,634	$180,492
Cost of revenue (including related party cost of revenue of $0.5 million, exclusive of depreciation and amortization)	114,297	22,490	136,787
Segment profit	22,561	21,144	43,705
Selling, general and administrative expenses (exclusive of depreciation and amortization)			32,956
Related party expense			8,309
Depreciation and amortization			4,390
Related party interest income, net			(25)
Interest expense, net			3,062
Foreign exchange losses, net			1,184
Other income, net			(804)
Net loss before income taxes			$(5,367)

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

18. Segment Information (Restated) (cont.)

	Year ended December 31, 2021 (Restated)
(dollars in thousands)	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.1 million)	$166,356	$39,594	$205,950
Cost of revenue (including related party cost of revenue of $0.5 million, exclusive of depreciation and amortization)	144,077	20,945	165,022
Segment profit	22,279	18,649	40,928
Selling, general and administrative expenses (exclusive of depreciation and amortization)			29,764
Related party expense			9,807
Depreciation and amortization			5,166
Related party interest income, net			(141)
Interest expense, net			2,836
Foreign exchange losses, net			1,162
Other expense, net			2,142
Net loss before income taxes			$(9,808)
(dollars in thousands)	Year ended December 31, 2020 (Restated)
	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.1 million)	$177,634	$39,910	$217,544
Cost of revenue (including related party cost of revenue of $0.5 million, exclusive of depreciation and amortization)	153,121	22,376	175,497
Segment profit	24,513	17,534	42,047
Selling, general and administrative expenses (exclusive of depreciation and amortization)			44,199
Related party expense			10,606
Depreciation and amortization			6,312
Related party interest income, net			(217)
Interest expense, net			2,844
Foreign exchange losses, net			2,195
Other (income), net			(17)
Net loss before income taxes			$(23,875)

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

19. Restatement of Previously Issued Financial Statements

The Company concluded it should restate its previously issued financial statements by amending its Preliminary Proxy Statement originally filed with the SEC on February 13, 2023 (the “Original Report”) and as amended on May 12, 2023 (“First Amendment”). This restatement resulted in a restatement of Note 13 (Commitments and Contingencies), Note 16 (Other Income (Expense), Net) and Note 18 (Segment Information) to the combined and consolidated financial statements and the restatement of combined and consolidated statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020. There was no impact of the restatement on our combined and consolidated balance sheets as of December 31, 2022, 2021, and 2020, combined and consolidated statements of operations and comprehensive loss for the years ended December 31, 2022, combined and consolidated statements of changes in net parent investment for the years ended December 31, 2022, 2021, and 2020, and combined and consolidated statements of cash flows for the years ended December 31, 2022, 2021, and 2020 or to such statements in any interim reports.

	Year ended December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Revenue, net	$217,272		$217,272
Related party revenue, net	272		272
Cost of revenue (exclusive of depreciation and amortization)	175,117		175,117
Related party cost of revenue	380		380
Selling, general and administrative expenses (exclusive of depreciation and amortization)	35,500	8,699	44,199
Related party expense	10,606		10,606
Depreciation and amortization	6,312		6,312
Operating loss	$(10,371)	$(8,699)	$(19,070)
Other expense (income), net
Interest expense, net	$2,844		$2,844
Related party interest income, net	(217)		(217)
Foreign exchange losses, net	2,195		2,195
Other (income) expense, net	8,682	(8,699)	(17)
Net loss before income taxes	$(23,875)	$—	$(23,875)
Income tax expense	(4,502)		(4,502)
Net loss	$(28,377)	$—	$(28,377)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	3,622		3,622
Unrealized pension actuarial losses	(8,508)		(8,508)
Total other comprehensive loss, net of tax	$(33,263)	$—	$(33,263)

XBP Europe, Inc. and Subsidiaries
Notes to the Combined and Consolidated Financial Statements

19. Restatement of Previously Issued Financial Statements (cont.)

	Year ended December 31, 2021
	As Previously Reported	Restatement Adjustment	As Restated
Revenue, net	$205,772		$205,772
Related party revenue, net	178		178
Cost of revenue (exclusive of depreciation and amortization)	164,256		164,256
Related party cost of revenue	766		766
Selling, general and administrative expenses (exclusive of depreciation and amortization)	31,895	(2,131)	29,764
Related party expense	9,807		9,807
Depreciation and amortization	5,166		5,166
Operating loss	$(5,940)	$2,131	$(3,809)
Other expense (income), net:
Interest expense, net	$2,836		$2,836
Related party interest income, net	(141)		(141)
Foreign exchange losses, net	1,162		1,162
Other expense, net	11	2,131	2,142
Net loss before income taxes	$(9,808)	$—	$(9,808)
Income tax expense	2,920		2,920
Net loss	$(12,728)	$—	$(12,728)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(744)		(744)
Unrealized pension actuarial gains	6,188		6,188
Total other comprehensive loss, net of tax	$(7,284)	$—	$(7,284)

20. Subsequent Events

The Business evaluated subsequent events through July 14, 2023, the date the financial statements were issued. All events that had a material impact on the Business’ financial statements are disclosed in the notes to the combined and consolidated financial statements.

2019 Credit Agreement Amendment

On February 9, 2023, the UK subsidiary amended its 2019 Credit Agreement, allowing the Business to extend the maturity of the Revolving Credit Facility and the Revolving Working Capital Loan Facility to October 31, 2024 subject to compliance with financial covenants.

Intercompany Loan Amendment

On January 1, 2023, the Business amended its 2016 Intercompany Loan Agreement, extending the maturity of the Intercompany Loan Agreement to December 31, 2023.

Related Party Notes Payable Amendment

On February 9, 2023, the Business amended its related party notes payable, extending the maturity date to December 31, 2024.

XBP Europe, Inc. and Subsidiaries
Condensed Combined and Consolidated Balance Sheets
As of September 30, 2023 and December 31, 2022
(in thousands of United States dollars)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,819	$7,473
Accounts receivable, net of allowance for credit losses of $1,200 and $929 respectively	32,454	35,977
Inventories, net	4,157	4,526
Prepaid expenses and other current assets	8,793	8,773
Related party note receivable	13,110	13,266
Total current assets	61,333	70,015
Property, plant and equipment, net of accumulated depreciation of $46,328 and $44,629 respectively	14,111	14,620
Operating lease right-of-use assets, net	8,123	5,848
Goodwill	21,841	22,062
Intangible assets, net	1,196	1,529
Deferred income tax assets	7,456	7,055
Other noncurrent assets	699	1,712
Total assets	$114,759	$122,841

LIABILITIES AND STOCKHOLDER’S DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$14,171	$16,863
Related party payables	29,918	32,658
Accrued liabilities	25,955	24,724
Accrued compensation and benefits	15,577	13,401
Customer deposits	635	1,061
Deferred revenue	6,448	5,660
Current portion of finance lease liabilities	546	757
Current portion of operating lease liabilities	2,162	1,796
Current portion of long-term debts	3,456	4,970
Total current liabilities	$98,868	$101,890
Related party notes payable	11,164	11,164
Long-term debt, net of current maturities	13,902	14,446
Finance lease liabilities, net of current portion	211	658
Pension liabilities	15,969	16,076
Operating lease liabilities, net of current portion	5,912	3,963
Other long-term liabilities	1,517	1,576
Total liabilities	$147,543	$149,773
Commitments and Contingencies (Note 13)

STOCKHOLDER’S DEFICIT
Net parent investment	(30,782)	(5,845)
Accumulated other comprehensive loss:
Foreign currency translation Adjustment	1,352	(17,789)
Unrealized pension actuarial losses, net of tax	(3,354)	(3,298)
Total accumulated other comprehensive loss	(2,002)	(21,087)
Total stockholder’s deficit	(32,784)	(26,932)
Total liabilities and stockholder’s deficit	$114,759	$122,841

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Condensed Combined and Consolidated Statements of Operations and Comprehensive Loss
For the three and nine months ended September 30, 2023 and 2022
(in thousands of United States dollars)
(Unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2023	2022	2023	2022
Revenue, net	$40,178	$39,053	$125,250	$136,722
Related party revenue, net	67	33	163	134
Cost of revenue (exclusive of depreciation and amortization)	31,368	31,478	95,326	103,172
Related party cost of revenue	12	130	75	408
Selling, general and administrative expenses (exclusive of depreciation and amortization)	7,741	7,396	24,336	22,721
Related party expense	1,329	2,417	3,627	7,052
Depreciation and amortization	1,095	1,136	2,951	3,357
Operating income	$(1,300)	$(3,471)	$(902)	$146
Other expense (income), net:
Interest expense, net	1,265	$569	3,705	$2,094
Related party interest expense (income), net	5	80	(1)	146
Foreign exchange losses, net	(529)	684	411	2,863
Other (income), net	(200)	(41)	(589)	(94)
Net loss before income taxes	$(1,841)	$(4,763)	$(4,428)	$(4,863)
Income tax expense	(1,046)	(539)	(1,523)	(1,933)
Net income (loss)	$(2,887)	$(5,302)	$(5,951)	$(6,796)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	853	1,863	154	3,569
Unrealized pension actuarial gains (losses)	147	1,103	(56)	1,934
Total other comprehensive income (loss), net of tax	$(1,887)	$(2,336)	$(5,853)	$(1,293)

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Condensed Combined and Consolidated Statements of Changes in Net Parent Investment
For the nine months ended September 30, 2023 and 2022
(in thousands of United States dollars)
(Unaudited)

		Accumulated Other Comprehensive Loss
	Net Parent Investment	Foreign Currency Translation Adjustment	Unrealized Pension Actuarial Losses, net of tax	Total Net Parent Investment
Balances at December 31, 2021	$2,084	$(18,233)	$(10,381)	$(26,530)
Net loss January 1, 2022 to September 30, 2022	(6,796)			(6,796)
Foreign currency translation adjustment		3,569		3,569
Net unrealized pension actuarial gains, net of tax			1,934	1,934
Balances at September 30, 2022	$(4,712)	$(14,664)	$(8,447)	$(27,823)
Balances at December 31, 2022	$(5,845)	$(17,789)	$(3,298)	$(26,932)
Net loss January 1, 2023 to September 30, 2023	(5,951)			(5,951)
Classification adjustment	(18,987)	18,987	—	—
Foreign currency translation adjustment		154		154
Net unrealized pension actuarial losses, net of tax			(56)	(56)
Balances at September 30, 2023	$(30,782)	$1,352	$(3,354)	$(32,784)

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Condensed Combined and Consolidated Statement of Cash Flows
For the nine months ended September 30, 2023 and 2022
(in thousands of United States dollars)
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(5,951)	$(6,796)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,662	2,865
Amortization of intangible assets	289	474
Credit loss expense	271	100
Unrealized foreign currency losses	215	4,016
Loss on sale of property, plant and equipment	—	97
Change in deferred income taxes	(357)	1,045

Change in operating assets and liabilities
Accounts receivable	2,874	(1,832)
Inventories	326	(1,371)
Prepaid expense and other assets	1,125	1,760
Accounts payable	(2,599)	1,073
Related parties payable	(2,246)	2,786
Accrued expenses and other liabilites	4,758	(5,950)
Deferred revenue	790	1,730
Customer deposits	(414)	(991)
Net cash provided by operating activities	1,743	(994)

Cash flows from investing activities
Purchase of property, plant and equipment	(2,254)	(4,161)
Net cash used in investing activities	(2,254)	(4,161)

Cash flows from financing activities:
Borrowings under secured borrowing facility	87,769	94,742
Principal repayment on borrowings under secured borrowing facility	(90,357)	(93,601)
Principal payments on long-term obligations	(690)	—
Principal payments on finance leases	(660)	(847)
Net cash provided by (used in) financing activities	(3,938)	294
Effect of exchange rates on cash	(205)	3,457
Net decrease in cash and equivalents	(4,654)	(1,404)

Cash and equivalents, beginning of period	7,473	2,910
Cash and equivalents, end of period	$2,819	$1,506

Supplemental Cashflow information
Income tax payments, net of refunds received	$1,112	$1,323
Interest paid	1,309	2,155

The accompanying notes are an integral part of these condensed combined and consolidated financial statements.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

1.      General

XBP Europe, Inc. (the “Company”, “XBP”, “the Business” or “our”) is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of businesses. The Company’s name — “XBP” — stands for “exchange for bills and payments” and reflects the Company’s strategy to facilitate connections between buyers and suppliers to optimize clients’ bills and payments and related digitization processes. XBP believes its business ultimately advances digital transformation, improves market-wide liquidity, and encourages sustainable business practices.

The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and operations partner for its clients’ strategic journeys and streamlining their complex, disconnected payment processes. The Company serves over 2,000 clients across Europe, the Middle East and Africa (“EMEA”). The Company’s client relationships span multiple industries, including banking, healthcare, insurance, and the public sector. The Company is able to deploy its solutions to clients in any EMEA market due to its cloud-based structure. Its physical footprint spans 15 countries with 34 locations.

Basis of Presentation

Throughout the period covered by the combined and consolidated financial statements, the Company operated as part of Exela Technologies, Inc. (“Exela” or “Parent”). Consequently, stand-alone financial statements have not historically been prepared for the Company. The accompanying combined and consolidated financial statements have been prepared from Exela’s historical accounting records and are presented on a stand-alone basis as if the Company’s operations had been conducted independently from Exela. The operations of the Company are in various legal entities with a direct ownership relationship. Accordingly, Exela and its subsidiaries’ net parent investment in these operations is shown in lieu of a statement of stockholder’s equity in the combined and consolidated financial statements. The combined and consolidated financial statements and related notes to the combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The combined and consolidated statements of operations and comprehensive loss include all revenues and costs directly attributable to XBP, including costs for facilities, functions and services used by XBP. Costs for certain functions and services such as accounting, finance and IT delivered by Exela are directly charged to XBP based on specific identification when possible or based on a reasonable allocation driver such as net sales, headcount, usage or other allocation methods. Current and deferred income taxes have been determined based on the stand-alone results of XBP. However, because the Company filed as part of Exela’s tax group in certain jurisdictions, the Company’s actual tax balances may differ from those reported. The Company’s portion of its domestic and certain income taxes for jurisdictions outside the United States are deemed to have been settled in the period the related tax expense was recorded.

All intercompany transactions and balances within the Company have been eliminated. The combined and consolidated financial statements of the Company include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company. Transactions with affiliated companies owned by Exela or its subsidiaries which are not a part of the Company are reflected as related party transactions.

All of the allocations and estimates in the combined and consolidated financial statements are based on assumptions that management of Exela believes are reasonable. However, the combined and consolidated financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Company in the future or if the Company had been a separate, stand-alone entity during the periods presented.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

1.      General (cont.)

Actual costs that would have been incurred if XBP had been a stand-alone Company would depend on multiple factors, including organizational structure and strategic decisions.

The accompanying condensed combined and consolidated financial statements have been prepared using accounting principles generally accepted in the United States of America (“GAAP”) as they apply to interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. These accounting principles require the Company to use estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from our estimates.

These condensed combined and consolidated financial statements should be read in conjunction with the audited combined and consolidated financial statements and the related notes to the combined and consolidated financial statements of the Company as of and for the year ended December 31, 2022 included as an index to financial statements in the CF Acquisition Corp. VIII Form S-1 Registration Statement under the Securities Act of 1933 (as amended, the “Form S-1”) filed with the Securities and Exchange Commission (“SEC”) on August 14, 2023, September 29, 2023 and October 10, 2023 and available at the SEC’s website at http://www.sec.gov.

The condensed combined and consolidated financial statements are unaudited, but in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim period. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.

Classification Adjustment

In preparing the condensed combined and consolidated financial statements for the three and six months ended June 30, 2023, the Company determined that net parent investment should be reduced by $18.9 million with an offsetting increase to foreign currency translation adjustment in the same amount, in order to conform carve-out financial statements of XBP Europe, Inc. to the transaction parameter of the Merger Agreement. Accordingly, the condensed combined and consolidated balance sheet as of September 30, 2023 and statement of changes in net parent investment for the nine months ended September 30, 2023 were adjusted for this reclass.

Merger/Business Combination with CF Acquisition Corp. VIII

On October 9, 2022, XBP entered into an Agreement and Plan of Merger (“Merger Agreement”) with CF Acquisition Corp. VIII, a special purpose acquisition company (“CF VIII”), whereby the business combination will be accounted for as a reverse capitalization in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, CF VIII will be treated as the “acquired” company for financial reporting purposes with XBP surviving as a direct wholly-owned subsidiary of CF VIII.

The Merger Agreement contains customary representations, warranties, closing conditions and other terms relating to the business combination. The transaction is expected to close in the second half of 2023.

2.      New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

Effective January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) no. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

2.      New Accounting Pronouncements (cont.)

and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company is required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. This ASU along with related additional clarificatory guidance in the ASU No. 2019-05, “Financial Instruments — Credit Losses (Topic 326)” and ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses”, was also adopted. Adoption of the standard was applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. The Company has performed its analysis of the impact on its financial instruments that are within the scope of this guidance, primarily cash and cash equivalents, restricted cash and accounts receivable, based on class of financing receivables which share the same or similar risk characteristics such as customer type and geographic location, among others. For accounts receivable, the Company applied this methodology using aging schedules reflecting how long the receivables have been outstanding, historical collection experience, current and future economic and market conditions. There was no impact to the Company’s opening retained earnings or its condensed consolidated balance sheet upon adoption and as a result, the balances presented for December 31, 2022, which were derived under the incurred loss model, are comparable to September 30, 2023.

The following table describes the changes in the allowance for expected credit losses for the nine months ended September 30, 2023 (all related to accounts receivables):

(dollars in thousands)
Balance at January 1, 2023 of the allowance for expected credit losses	$929
Change in the provision for expected credit losses for the period	271
Balance at September 30, 2023 of the allowance for expected credit losses	$1,200

In September 2022, the FASB issued ASU 2022-04, Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations. This ASU requires that a buyer in a supplier finance program disclose the key terms of supplier finance programs, the amount of obligations outstanding at the end of the reporting period that the entity has confirmed as valid to the finance provider, where these obligations are recorded in the balance sheet, and a roll forward of the obligations. The new standard is effective for fiscal years beginning after December 15, 2022, on a retrospective basis, including interim periods within those fiscal years. Effective January 1, 2023, the Company adopted this standard. The adoption of this standard did not have a material impact on the condensed combined and consolidated financial statements.

Recently Issued Accounting Pronouncements

In March 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-01, Leases (Topic 842): Common Control Arrangements. The FASB-issued guidance clarifies the accounting for leasehold improvements associated with common control leases by requiring that leasehold improvements associated with common control leases be amortized by the lessee over the useful life of the leasehold improvements to the common control group (regardless of the lease term), as long as the lessee controls the use of the underlying asset through a lease. Additionally, leasehold improvements associated with common control leases should be accounted for as a transfer between entities under common control through an adjustment to equity, if, and when, the lessee no longer controls the use of the underlying asset. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2023. The Company is currently evaluating the impact that adopting this standard will have on its consolidated financial statements.

Effective January 1, 2023, the Company adopted ASU no. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The ASU amends ASC 805 to add contract assets and contract liabilities to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity (acquirer) recognize and measure contract assets

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

2.      New Accounting Pronouncements (cont.)

and contract liabilities acquired in a business combination in accordance with Topic 606. While primarily related to contract assets and contract liabilities that were accounted for by the acquiree in accordance with ASC 606, the amendments also apply to contract assets and contract liabilities from other contracts to which the provisions of Topic 606 apply, such as contract liabilities from the sale of nonfinancial assets within the scope of Subtopic 610-20. The ASU was applied prospectively. The adoption had no material impact on the Company’s consolidated results of operations, cash flows, financial position or disclosures.

3.      Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies consistently applied in the preparation of the accompanying condensed combined and consolidated financial statements.

Significant Accounting Policies

The information presented below supplements the Significant Accounting Policies information presented in the notes to XBP Europe, Inc. combined and consolidated financial statements as of and for the year ended December 31, 2022.

Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. Revenue is measured as the amount of consideration that is expected to receive in exchange for transferring goods or providing services. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. All of the Company’s material sources of revenue are derived from contracts with customers, primarily relating to the provision of business and transaction processing services within each of the Company segments. The Company does not have any significant extended payment terms, as payment is received shortly after goods are delivered or services are provided.

Nature of Services

The primary performance obligations are to stand ready to provide various forms of business processing services, consisting of a series of distinct services that are substantially the same and have the same pattern of transfer over time, and accordingly are combined into a single performance obligation. The Company’s promise to our customers is typically to perform an unknown or unspecified quantity of tasks and the consideration received is contingent upon the customers’ use (i.e., number of transactions processed, requests fulfilled, etc.); as such, the total transaction price is variable. The variable fees are allocated to the single performance obligation charged to the distinct service period in which the Company has the contractual right to bill under the contract.

Revenue from the sale of recurring software licenses is recognized ratably over the contractual term, unless perpetual licenses are granted or a noncancelable license is granted for a nonrefundable fee, which are recognized at a point in time. Professional services revenue consists of implementation services for new customers, or implementations of new products for existing customers. Professional services are typically sold on a time-and-materials basis and billed monthly based on actual hours incurred.

Revenue from the sale of hardware solutions is recognized on a point in time basis and related maintenance are recognized ratably over the contractual term.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

3.      Summary of Significant Accounting Policies (cont.)

Disaggregation of Revenues

The following tables disaggregate revenue from contracts by geographic region for the three and nine months ended September 30, 2023 and 2022:
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
France	$12,659	$15,006	$44,564	$50,471
Germany	13,639	10,880	32,319	41,462
United Kingdom	7,482	7,686	26,903	24,291
Sweden	3,409	3,645	13,392	13,644
Other	2,989	1,836	8,072	6,854
Total Combined Revenue	$40,178	$39,053	$125,250	$136,722

Contract Balances

The following table presents contract assets, contract liabilities and contract costs recognized at September 30, 2023 and December 31, 2022:
(dollars in thousands)	September 30, 2023	December 31, 2022
Accounts receivable, net	$32,454	$35,977
Deferred revenues	6,448	5,660
Customer deposits	635	1,061
Costs to obtain and fulfill a contract	7	44

Accounts receivable, net includes $10.4 million and $9.6 million as of September 30, 2023 and December 31, 2022, respectively, representing amounts not billed to customers. Unbilled receivables are accrued and represent work performed in accordance with the terms of contracts with customers.

Deferred revenues relate to payments received in advance of performance under a contract. A significant portion of this balance relates to maintenance contracts or other service contracts where the Company received payments for upfront conversions or implementation activities which do not transfer a service to the customer but rather are used in fulfilling the related performance obligations that transfer over time. The advance consideration received from customers is deferred over the contract term. The Company recognized revenue of $0.5 million and $5.7 million during the three and nine months ended September 30, 2023, respectively, that had been deferred as of December 31, 2022.

Costs incurred to obtain and fulfill contracts are deferred and presented as part of intangible assets, net and expensed on a straight-line basis over the estimated benefit period. These costs represent incremental external costs or certain specific internal costs that are directly related to the contract acquisition or fulfillment and can be separated into two principal categories: contract commissions and fulfillment costs. Applying the practical expedient in ASC 340-40-25-4, the incremental costs of obtaining contracts are recognized as an expense when incurred if the amortization period would have been one year or less. These costs are included in Selling, general and administrative expenses. The effect of applying this practical expedient was not material.

Customer deposits consist primarily of amounts received from customers in advance for postage. These advanced postage deposits are used to cover the costs associated with postage, with the corresponding postage revenue being recognized as services are performed.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

3.      Summary of Significant Accounting Policies (cont.)

Performance Obligations

At the inception of each contract, the Company assesses the goods and services promised in the Company’s contracts and identifies each distinct performance obligation. The majority of our contracts have a single performance obligation, as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts. For the majority of our business and transaction processing service contracts, revenues are recognized as services are provided based on an appropriate input or output method, typically based on the related labor or transactional volumes.

Certain of our contracts have multiple performance obligations, including contracts that combine software implementation services with post-implementation customer support. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the best estimate of the standalone selling price of each distinct good or service in the contract. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which the Company estimates the expected costs of satisfying a performance obligation and add an appropriate margin for that distinct good or service. The adjusted market approach is also used whereby the Company estimates the price that customers in the market would be willing to pay. In assessing whether to allocate variable consideration to a specific part of the contract, the Company considers the nature of the variable payment and whether it relates specifically to its efforts to satisfy a specific part of the contract. Certain of our software implementation performance obligations are satisfied at a point in time, typically when customer acceptance is obtained.

When evaluating the transaction price, the Company analyzes, on a contract-by-contract basis, all applicable variable consideration. The nature of our contracts gives rise to variable consideration, including volume discounts, contract penalties, and other similar items that generally decrease the transaction price. These amounts are estimated based on the expected amount to be provided to customers and reduce revenues recognized. The Company does not anticipate significant changes to our estimates of variable consideration.

Reimbursements from customers, such as postage costs, are included in revenue, while the related costs are included in cost of revenue.

Transaction Price Allocated to the Remaining Performance Obligations

In accordance with optional exemptions available under ASC 606, the Company did not disclose the value of unsatisfied performance obligations for (a) contracts with an original expected length of one year or less, and (b) contracts for which variable consideration relates entirely to an unsatisfied performance obligation, which comprise the majority of the Company’s contracts. The Company has certain non-cancellable contracts where a fixed monthly fee is received in exchange for a series of distinct services that are substantially the same and have the same pattern of transfer over time, with the corresponding remaining performance obligations as of September 30, 2023 in each of the future periods below:
(dollars in thousands)
Remainder of 2023	$2,563
2024	3,448
2025	283
2026 and thereafter	154
Total	$6,448

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

4.      Accounts Receivable

Accounts receivable, net consists of the following:

(dollars in thousands)	September 30, 2023	December 31, 2022
Billed receivables	$23,298	$28,704
Unbilled receivables	10,357	9,639
Less: Allowance for credit losses	(1,200)	(2,366)
Total accounts receivable, net	$32,454	$35,977

Unbilled receivables represent balances recognized as revenue that have not been billed to the customer. Our allowance for doubtful accounts is based on a policy developed by historical experience and management judgment. Adjustments to the allowance for credit losses may occur based on market conditions or specific client circumstances.

5.      Inventories

Inventories, net consists of the finished goods inventory, net of $2.3 million and $2.1 million of allowance for obsolescence as of September 30, 2023 and December 31, 2022, respectively. Our allowance for obsolescence is based on a policy developed by historical experience and management judgment.

6.      Property, Plant and Equipment, Net

Property, plant, and equipment, which include assets recorded under finance leases, are stated at cost less accumulated depreciation, and amortization, and consist of the following:

	Expected Useful Lives (in Years)	September 30, 2023	December 31, 2022
Buildings and improvements	7 – 40	$8,768	$8,788
Leasehold improvements	Shorter of life of improvement or lease term	960	967
Machinery and equipment	5 – 15	8,374	6,986
Computer equipment and software	3 – 8	30,274	29,870
Furniture and fixtures	5 – 15	7,866	7,805
Finance lease right-of-use assets	Shorter of life of the asset or lease term	4,196	4,833
		60,439	59,249
Less: Accumulated depreciation and amortization		(46,328)	(44,629)
Total property, plant and equipment, net		$14,111	$14,620

Depreciation expense related to property, plant and equipment was $1.0 million and $1.0 million for the three months ended September 30, 2023 and 2022, respectively, and $2.7 million and $2.9 million for the nine months ended September 30, 2023 and 2022, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

7.      Intangible Assets and Goodwill

Intangible Assets

Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization and consists of the following:

	Weighted Average Remaining Useful Life (in Years)	September 30, 2023
		Gross Carrying Amount (a)	Accumulated Amortization	Intangible Asset, net
Customer relationships	3.3	$3,014	$(1,822)	$1,192
Outsource contract costs	0.8	404	(400)	4
Total intangibles, net		$3,418	$(2,222)	$1,196
	Weighted Average Remaining Useful Life (in Years)	December 31, 2022
		Gross Carrying Amount (a)	Accumulated Amortization	Intangible Asset, net
Customer relationships	5.0	$3,049	$(1,564)	$1,485
Outsource contract costs	1.5	449	(405)	44
Total intangibles, net		$3,498	$(1,969)	$1,529

____________

(a)      Amounts include intangibles acquired in business combinations and asset acquisitions

Aggregate amortization expense related to intangibles was $0.1 million, and $0.1 million for the three months ended September 30, 2023 and 2022, respectively, and $0.3 million, and $0.5 million for the nine months ended September 30, 2023 and 2022, respectively.

Goodwill

The Company’s operating segments are significant strategic business units that align its products and services with how it manages its business, approach the markets and interacts with customers. The Company is organized into two segments: Bills and Payments and Technology (See Note 17).

Goodwill by reporting segment consists of the following:

(dollars in thousands)	Balances as at January 1, 2023	Additions	Disposals	Impairments	Currency Translation Adjustments	Balances as at September 30, 2023
Bills and Payments	$9,689	$—	$—	$—	$(98)	$9,592
Technology	12,373	—	—	—	(124)	12,249
Total	$22,062	$—	$—	$—	$(222)	$21,841
(dollars in thousands)	Balances as at January 1, 2022	Additions	Disposals	Impairments	Currency Translation Adjustments	Balances as at December 31, 2022
Bills and Payments	$10,447	$—	$—	$—	$(758)	$9,689
Technology	13,505	—	—	—	(1,132)	12,373
Total	$23,952	$—	$—	$—	$(1,890)	$22,062

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

7.      Intangible Assets and Goodwill (cont.)

The Company tests for goodwill impairment at the reporting unit level on October 1 of each year and between annual tests if a triggering event indicates the possibility of an impairment. XBP monitors changing business conditions as well as industry and economic factors, among others, for events which could trigger the need for an interim impairment analysis.

8.      Debt

Secured Borrowing Facility

On August 25, 2020, certain entities entered into an agreement wherein amounts due from customers were pledged to a third party, in exchange for a borrowing facility in amounts up to a total of €31.0 million (the “Secured Borrowing Facility”). The proceeds from the Secured Borrowing Facility are determined by the amounts invoiced to our customers. The amounts due from customers are recorded in accounts receivable and the amount due to the third party as a liability, presented under “Current portion of long-term debt” on the condensed combined and consolidated balance sheets. The cost of this Secured Borrowing Facility is 0.08% of newly assigned receivables with minimum of €0.1 million in annual fees and the Secured Borrowing Facility bears interest Euribor rate plus 0.55% on the unpaid principal amount. The Company incurred interest expense of $0.1 million for each of the three months ended September 30, 2023 and 2022, and $0.4 million and $0.2 million, respectively, for the nine months ended September 30, 2023 and 2022, related to the Secured Borrowing Facility. As of September 30, 2023 and December 31, 2022, the outstanding balances payable under the Secured Borrowing Facility were $1.5 million and $4.1 million, respectively.

On September 15, 2023, the relevant entities entered into an amendment to the Secured Borrowing Facility (the “Amended Factoring Agreement”) intended to convert the existing arrangement into a non-recourse factoring program wherein an unrelated third party (the “Factor”) shall provide financing to certain subsidiaries of the Company by purchase of certain approved and partially approved accounts receivables (as defined in the Amended Factoring Agreement) up to a maximum amount of €15.0 million while assuming the risk of non-payment on the purchased accounts receivables up to the level of approval. The relevant entities shall have no continuing involvement in the transferred accounts receivable, other than collection and administrative responsibilities and, once sold, the accounts receivable shall no longer be available to satisfy creditors of the relevant entities.

The Company accounted for the transactions under the Amended Factoring Agreement as a sale under ASC 860, Transfers and Servicing, and treats it as an off-balance sheet arrangement. Net funds received from the transfers reflect the face value of the account less a fee, which is recorded as an increase to cash and a reduction to accounts receivable outstanding in the condensed combined and consolidated balance sheets. The Company reports the cash flows attributable to the sale of account receivables to the Factor and the cash receipts from collections made on behalf of and paid to the Factor under the Amended Factoring Agreement, on a net basis as trade accounts receivables in cash flows from operating activities in the Company’s condensed combined and consolidated statement of cash flows.

During the three and nine months ended September 30, 2023, the Company factored accounts receivable invoices totaling approximately $2.1 million pursuant to the Amended Factoring Agreement, representing the face value of the invoices. The Company recognizes factoring costs upon disbursement of funds. The Company incurred a loss on sale of accounts receivables including expenses pursuant to the Amended Factoring Agreement totaling approximately $0.1 million for the three and nine months ended September 30, 2023, which is presented in selling, general and administrative expenses (exclusive of depreciation and amortization) on the condensed combined and consolidated statements of operations and comprehensive loss.

2019 Credit Agreement

In October 2019, a wholly-owned UK Subsidiary of XBP Europe entered into a secured credit agreement (the “2019 Credit Agreement”) for a £9.0 million Secured Credit Facility (the “Secured Credit Facility”) consisting of (i) a secured Term Loan A facility in an aggregate principal amount of £2.0 million (the “Term Loan A Facility”), (ii) a

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

8.      Debt (cont.)

secured Term Loan B facility in an aggregate principal amount of £2.0 million (the “Term Loan B Facility”), and (iii) a secured revolving credit facility in an aggregate principal amount of £5.0 million (the “Revolving Credit Facility”). On December 21, 2022 the UK Subsidiary amended its 2019 Credit Agreement, allowing the UK subsidiary to affirm to extend the maturity of Term Loan A Facility and Term Loan B Facility to October 31, 2024 subject to compliance with financial covenants. On February 9, 2023, the UK Subsidiary amended its 2019 Credit Agreement, allowing the UK Subsidiary to extend the maturity of the Revolving Credit Facility to October 31, 2024 subject to compliance with financial covenants. On October 29, 2023, the maturity of the Revolving Credit Facility was further extended to January 31, 2025. As of September 30, 2023, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $1.8 million, $0.5 million, and $6.1 million, respectively. As of December 31, 2022, the outstanding balance of the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility was approximately $1.9 million, $1.0 million, and $6.0 million, respectively.

The 2019 Credit Agreement contains financial covenants including, but not limited to (a) a Combined Cashflow Coverage Ratio, which measures the ratio of (i) Combined Cashflow and (ii) Debt Service defined as finance charges in addition to mandatory repayments in respect to the 2019 Credit Agreement, (b) Combined Interest Coverage Ratio, which measures the ratio of (i) Combined EBITDA to (ii) Combined Finance Charges, (c) a Combined Total Net Leverage Ratio, which measures the ratio of (i) Combined Net Indebtedness in respect to the last day of the most recent period to (ii) EBITDA, (d) Guaranteed Intragroup Balances, (e) the Loan to Market Value defined as the Facility A Loan outstanding to the market value of the property in each case, as defined in the 2019 Credit Agreement. The term “Combined” refers to the UK Subsidiary and its wholly-owned subsidiaries.

The 2019 Credit Agreement and indenture governing the Secured Credit Facility contains limitations on the ability of the UK subsidiary to effect mergers and change of control events as well as certain other limitations, including limitations on: (i) the declaration and payment of dividends or other restricted payments (ii) substantial changes of the general nature of the business, (iii) acquisition of a company, (iv) enter a joint venture, (v) or effect a dormant subsidiary to commence trading or cease to satisfy the criteria of a dormant subsidiary.

The UK Subsidiary’s obligations under the 2019 Credit Agreement are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly owned subsidiaries. The 2019 Credit Agreement and the 2022 Committed Facility Agreement (defined below) contain cross default provisions which relate to the UK Subsidiary and its subsidiaries, but not any other entities within the consolidated group.

At inception, borrowings under the Secured Credit Facility bore interest at a rate per annum equal to the LIBOR plus the applicable margin of 2%, 2.5%, and 3% per annum for the Term Loan A Facility, the Term Loan B Facility, and the Revolving Credit Facility respectively. Effective October 29, 2021, borrowings under the revolving Credit Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%. Effective December 31, 2021, borrowings under the Term Loan A Facility and the Term Loan B Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 2% and 2.5%, respectively.

In June 2020, the UK Subsidiary entered into an amendment to the 2019 Credit Agreement, to provide an additional aggregate principal amount of £4.0 million GBP under a credit agreement (the “Revolving Working Capital Loan Facility” or “2020 Credit Agreement”). At the inception of the Revolving Working Capital Loan Facility, the borrowing bore an interest rate per annum equal to the LIBOR plus the applicable margin of 3.5% per annum. Effective December 31, 2022, borrowings under the Revolving Working Capital Loan Facility bore interest at a rate per annum equal to the SONIA plus the applicable margin of 3%.

The Revolving Working Capital Loan Facility matures on January 31, 2025 subject to compliance with financial covenants (the term was extended on October 29, 2023). As of September 30, 2023 and December 31, 2022, the Revolving Working Capital Loan Facility had an outstanding principal balance of $5.9 million, and $4.8 million, respectively.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

8.      Debt (cont.)

As of September 30, 2023, the Company had $11.0 million in outstanding principal balance and less than $0.1 million available for additional borrowings under the Revolving Credit Facilities to the extent the Company’s compliance with financial covenants permits such borrowings.

As of September 30, 2023 and December 31, 2022, the UK Subsidiary was in compliance with all affirmative and negative covenants under the 2019 Credit Agreement, including any financial covenants, pertaining to its financing arrangements.

2022 Committed Facility Agreement

In May 2022, the UK Subsidiary entered into a committed facility agreement (the “2022 Committed Facility Agreement”), which includes a term loan for £1.4 million to be used in refinancing a property owned by XBP Europe in Dublin, Ireland (the “Property”). At inception of the 2022 Committed Facility Agreement, the borrowing bore an interest rate equal to 3.5% per annum in addition to the Bank of England Base Rate. The maturity of the 2022 Committed Facility Agreement is May 2027. As of September 30, 2023 and December 31 2022, the 2022 Committed Facility Agreement had an outstanding balance of $1.5 million, and $1.6 million, respectively.

The 2022 Committed Facility Agreement contains financial covenants including, but not limited to (a) a Combined Debt Service Coverage Ratio, which measures the cashflow less dividends, net capital expenditure, and taxation relative to the debt service for that relevant period, (b) interest cover, which measures EBITDA relative to the aggregate of (i) interest charges and (ii) interest element of finance leases in any relevant period, (c) Total Net Debt to EBITDA, which measures the total net debt relative to EBITDA for any relevant period, and (d) loan to market value, which measures the loan as a percentage of the aggregate market value of The Property. The term “Combined” refers to the UK subsidiary and its wholly-owned subsidiaries.

As of September 30, 2023 and December 31, 2022, the UK Subsidiary was in compliance with all affirmative and negative covenants under the 2022 Committed Facility Agreement, including any financial covenants pertaining to its financing arrangements. The Company continually monitors its compliance with such covenants. The Company believes it will remain in compliance with all such covenants for the next twelve months; however, due to the inherent uncertainty, management’s estimates of the achievement of its financial covenants may change in the future.

Debt Outstanding

As of September 30, 2023 and December 31, 2022, the following debt instruments were outstanding:

(dollars in thousands)	September 30, 2023	December 31, 2022
Term loan	$3,854	$4,489
Revolvers	12,018	10,852
Secured borrowings under Securitization Facility	1,487	4,075
Total debt	17,358	19,416
Less: Current portion of long-term debt	3,456	4,970
Long-term debt, net of current maturities	$13,902	$14,446

9.      Income Taxes

The Company applies an estimated annual effective tax rate (“ETR”) approach for calculating tax provision for interim periods, as required under GAAP. The Company recorded an income tax expense of $1.0 million and $0.5 million for the three months ended September 30, 2023 and 2022, respectively, and $1.5 million and $1.9 million for the nine months ended September 30, 2023 and 2022, respectively from continuing operations.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

9.      Income Taxes (cont.)

The Company’s ETR of (35.46%) for nine months ended September 30, 2023 differed from the expected U.S. statutory tax rate of 21.0% and was primarily impacted by permanent tax adjustments, foreign tax rates that differ from the U.S. federal statutory rate, and valuation allowances on a portion of the Company’s foreign deferred tax assets that are not more likely than not to be realized.

For the nine months ended September 30, 2022, the Company’s ETR of (39.2%) differed from the expected U.S. statutory tax rate of 21.0%, and was primarily impacted by permanent tax adjustments, foreign tax rates that differ from the U.S. federal statutory rate, and valuation allowances on a portion of the Company’s foreign deferred tax assets that are not more likely than not to be realized.

On August 16, 2022, the Inflation Reduction Act (the IRA) was signed into law in the U.S. Among other changes, the IRA introduced a corporate minimum tax on certain corporations with average adjusted financial statement income over a three-tax year period in excess of $1.0 billion and an excise tax on certain stock repurchases by certain covered corporations for taxable years beginning after December 31, 2022 and several tax incentives to promote clean energy. Based on our current analysis and pending future guidance to be issued by Treasury, we do not believe these provisions will have a material impact on our condensed combined and consolidated financial statements.

As of September 30, 2023, there were no material changes to either the nature or the amounts of the uncertain tax positions previously determined for the year ended December 31, 2022.

10.    Employee Benefit Plans

U.K. Pension Plan

Two of our subsidiaries in the United Kingdom provide pension benefits to certain retirees and eligible dependents. Employees eligible for participation included all full-time regular employees who were more than three years from retirement prior to October 2001. A retirement pension or a lump-sum payment may be paid dependent upon length of service at the mandatory retirement age. The Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Company uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants at the earlier of two dates, the participants leaving the Company or December 31, 2015. The expected rate of return assumptions for plan assets relate solely to the UK plan and are based mainly on historical performance achieved over a long period of time (15 to 20 years) encompassing many business and economic cycles.

German Pension Plan

XBP’s subsidiary in Germany, Exela Technologies ECM Solutions GmbH, provides pension benefits to certain retirees. Employees eligible for participation include all employees who started working for the Company or its predecessors prior to September 30, 1987 and have finished a qualifying period of at least 10 years. The Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation.The Company uses a December 31 measurement date for this plan. The German pension plan is an unfunded plan and therefore has no plan assets. No new employees are registered under this plan and the participants who are already eligible to receive benefits under this plan are no longer employees of the Company.

Norway Pension Plan

Our subsidiary in Norway provides pension benefits to eligible retirees and eligible dependents. Employees eligible for participation include all employees who were more than three years from retirement prior to March 2018. The Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Company uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants at the earlier of two dates, the participants leaving the Company or April 30, 2018.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

10.    Employee Benefit Plans (cont.)

Asterion Pension Plan

In 2018, Exela Technologies Holding GmbH (through the Asterion Business Combination), acquired the obligation to provide pension benefits to eligible retirees and eligible dependents. Employees eligible for participation included all full-time regular employees who were more than three years from retirement prior to July 2003. A retirement pension or a lump-sum payment may be paid dependent upon length of service at the mandatory retirement age. The Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Company uses a December 31 measurement date for this plan. No new employees are registered under this plan and the pension obligation for the existing participants of the plan is calculated based on actual salary of the participants at the earlier of two dates, the participants leaving the Company or April 10, 2018.

Tax Effect on Accumulated Other Comprehensive Loss

As of September 30, 2023 and December 31, 2022, the Company had actuarial losses of $3.4 million and $3.3 million in accumulated other comprehensive loss on the condensed combined and consolidated balance sheets, respectively, which is net of a deferred tax benefit of $2.0 million for each period.

Pension Expense

The components of the net periodic benefit cost are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Service cost	$10	$14	$30	$45
Interest cost	779	454	2,298	1,458
Expected return on plan assets	(693)	(678)	(2,045)	(2,172)
Amortization:
Amortization of prior service cost	90	50	268	159
Amortization of net loss	403	605	1,186	1,938
Net periodic benefit cost	$589	$445	$1,737	$1,428

The Company records pension interest cost within Interest expense, net. Expected return on plan assets, amortization of prior service costs, and amortization of net losses are recorded within Other income, net. Service cost is recorded within Cost of revenue.

Employer Contributions

XBP’s funding of employer contributions is based on governmental requirements and differs from those methods used to recognize pension expense. The Company made contributions of $0.6 million and $1.9 million to its pension plans during the three and nine months ended September 30, 2023 and 2022, respectively. The Company expects to contribute $2.5 million to the pension plans during 2023, based on current plan provisions.

11.    Commitments and Contingencies

Litigation

The Company is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on our condensed combined and consolidated balance sheets, condensed combined and consolidated statements of operations and comprehensive loss or condensed combined and consolidated statements of cash flows.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

11.    Commitments and Contingencies (cont.)

Adverse Arbitration Order

In April 2020, one of the Company ‘s Nordic subsidiaries commenced an arbitration in Finland against a customer alleging breach of contract and other damages in connection with an outsourcing services agreement and transition services agreement executed in 2017. In September 2020, the customer submitted counterclaims against the Company in an aggregate amount in excess of €10.0 million. Following an expedited arbitration, in late November 2020, the arbitrator awarded the customer approximately $13.0 million in the aggregate for the counterclaimed damages and costs. The Company filed an application to annul the award in late January 2021 with the relevant court asserting, among other bases, that the arbitrator violated due process and procedural rules by disallowing the Company’s witness and expert testimony and maintaining the expedited format following the assertion of significant counterclaims which would ordinarily have required the application of normal rather than expedited rules. On May 28, 2021, the parties entered into a settlement agreement resolving this dispute for a total of $8.9 million including the reimbursement of certain third party charges. As of September 30, 2023 and December 31, 2022, there was a net outstanding balance of $0.9 million and $1.6 million, respectively, for this matter included in accrued liabilities on the condensed combined and consolidated balance sheets.

Company Subsidiary Litigation

A group of 71 former employees brought a claim against a subsidiary of XBP Europe related to their dismissal resulting from the closure of two production sites in France in 2020. The employees filed complaints with the Labor Court on June 9, 2022. Conciliation hearings at the Labor Court were held on September 27, 2022, December 13, 2022, March 7, 2023, September 5, 2023 and November 14, 2023.

The Company accrued $2.2 million and $2.2 million, respectively in accrued liabilities on the condensed combined and consolidated balance sheets as of September 30, 2023 and December 31, 2022 based on the estimate at such time of the range of possible losses, however, the settlement discussions have included amounts up to $4.3 million. The Company is in settlement discussions with plaintiff ’s counsel. As of November 16, 2023, the Company has reached an in principle settlement with 5 claimants with a settlement amount of approximately $0.2 million and the Company is engaged in a settlement discussion with additional 20 claimants and expects to arrive at an in principle settlement with these claimants shortly based on current stage of negotiations. The Company made a settlement offer of $1.5 million to the remaining 46 claimants where in principle settlement is yet to be reached. The settlement negotiations for the remaining claimants are ongoing simultaneously with the court proceedings. In March 2023, 67 claimants (after the in principle settlement was agreed with the first 4 claimants) filed an application for summary proceedings in respect of part of the claim for a total claim of $1.1 million. The summary proceedings hearing was held on April 11, 2023 and the court issued its decision on May 9, 2023 upholding all of the plaintiffs’ claims for a total amount of $1.1 million, however the court’s decision does not increase the Company’s anticipated exposure for the overall claim.

The Company has appealed against the decision (and paid the amount of $1.1 million on November 10, 2023 pending the appeal), the appeal hearing is scheduled for March 7, 2024. A procedural hearing for the overall claim is scheduled for December 5, 2023 and the substantive hearing is scheduled for February 16, 2024.

Contract-Related Contingencies

The Company has certain contingent obligations that arise in the ordinary course of providing services to its customers. These contingencies are generally the result of contracts that require the Company to comply with certain performance measurements or the delivery of certain services to customers by a specified deadline. The Company believes the adjustments to the transaction price, if any, under these contract provisions will not result in a significant revenue reversal or have a material adverse effect on the Company’s condensed combined and consolidated balance sheets, condensed combined and consolidated statements of operations and comprehensive loss or combined and consolidated statements of cash flows.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

12.    Fair Value Measurement

Fair Value of Financial Instruments

The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable, accounts payable and current portion of long-term debt approximated their fair value as of September 30, 2023 and December 31, 2022, due to the relative short maturity of these instruments. The fair values of the Company’s loans and receivables under the factoring arrangement entered into by subsidiaries of the Company are equal to the carrying values. Property and equipment, intangible assets, capital lease obligations, and goodwill are not required to be re-measured to fair value on a recurring basis. These assets are evaluated for impairment if certain triggering events occur. If such evaluation indicates that impairment exists, the respective asset is written down to its fair value.

13.    Restructuring

The Company periodically takes action to improve operating efficiencies, typically in connection with rationalizing the cost structure of the Company. The Company’s footprint and headcount reductions and organizational integration actions relate to discrete, unique restructuring events, primarily reflected in approved plans for reductions in force (“RIF”).

The Company’s restructuring activity and balance of the restructuring liability is as follows:

(dollars in thousands)	September 30, 2023
Balance at January 1	$2,036
Restructuring charges	145
Payment of benefits	(0)
Balance at September 30	2,181

As of September 30, 2023 and December 31, 2022, the current portion of the restructuring liability was $2.2 million and $2.0 million respectively, and was included in “Accrued compensation and benefits” in the condensed combined and consolidated balance sheets.

14.    Other Income, Net

The components of “Other income, net” in the condensed combined and consolidated statements of operations and comprehensive loss are summarized as follows:

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2023	2022	2023	2022
Pension income, net	$(200)	$(41)	$(589)	$(94)
Total other income, net	$(200)	$(41)	$(589)	$(94)

15.    Related Parties

The components of “Related party expense” in the condensed combined and consolidated statements of operations and comprehensive loss are summarized as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Related party shared services	$984	$971	$2,760	$3,115
Related party royalty	209	153	432	440
Related party management fee	136	1,293	435	3,497
Total related party expense	$1,329	$2,417	$3,627	$7,052

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

15.    Related Parties (cont.)

Historically, the Company has been managed and operated in the ordinary course of business with other affiliates of Exela. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the condensed combined and consolidated financial statements.

Sales of Products and Services

During the historical periods presented, the Company sold products and services to Exela and its non-XBP subsidiaries. Revenue, net in the condensed combined and consolidated statements of operations and comprehensive loss include sales to affiliates of Exela of $0.1 million $0.0 million for the three months ended September 30, 2023 and 2022, respectively, and $0.2 million and $0.1 million for the nine months ended September 30, 2023 and 2022, respectively.

Purchases

During the historical periods presented, the Company purchased high-speed scanners and related products from Exela and its non-XBP subsidiaries. These purchases totaled $0.0 million and $0.6 million, for the three months ended September 30, 2023 and 2022, respectively, and $1.0 million and $3.2 million for the nine months ended September 30, 2023 and 2022, respectively.

Shared Service Center Costs

The historical costs and expenses reflected in our financial statements include costs for certain shared service functions historically provided by the Company’s parent, Exela, including, but not limited to accounting and finance, IT and business process operations. Where possible, these charges were allocated based on full-time equivalents (FTE’s), formal agreements between XBP and Exela, or other allocation methodologies that Management determined to be a reasonable reflection of the utilization of services provided or the benefit received by XBP and all costs of operating XBP during the periods presented.

The allocated shared service expenses and general corporate expenses of $1.0 million and $1.0 million for the three month ended September 30, 2023 and 2022, respectively, and $2.8 million and $3.1 million for the nine months ended September 30, 2023 and 2022, respectively, and are included in the Related party expenses in the condensed combined and consolidated statements of operations and comprehensive loss.

In the opinion of management of Exela and the Company, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during 2023 and 2022. The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, difference in management judgment, a requirement for more or fewer employees or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Company operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Royalty Expenses

During the historical periods presented, the Company’s parent, Exela, charged royalty fees for allowing the Company to use tradenames and trademarks owned by Exela. The Company incurred royalty expense of $0.2 million and $0.2 million for the three month ended September 30, 2023 and 2022, respectively, and $0.4 million and $0.4 million for the nine months ended September 30, 2023 and 2022, respectively, included in related party expense within the condensed combined and consolidated statements of operations and comprehensive loss.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

15.    Related Parties (cont.)

Management Fee

During the historical periods presented, Exela provided management services to the Company in exchange for a management fee. These management services included provision of legal, human resources, corporate finance, and marketing support, along with compensation and benefits for certain executives. The management fee was calculated based on a weighted average of total external revenue, headcount and total assets attributable to the Company. On October 9, 2022 the management fee was terminated when the Merger Agreement was entered into and was replaced by the related party service fee which reduced the fees and modified the services provided. The Company incurred total management fees of $0.1 million and $1.3 million for the three month ended September 30, 2023 and 2022, respectively, and $0.4 million and $3.5 million for the nine months ended September 30, 2023 and 2022, respectively.

Note Receivable

The Company entered into an Intercompany Loan Agreement with an affiliate of Exela on January 1, 2016, where the Company agreed to lend up to €20 million to the affiliate. The related party note receivable has a six year term with the option to extend for an additional one year term and bears annual interest of 9.5%, due at the end of the term. On January 1, 2023, the Company amended its Intercompany Loan Agreement, extending the maturity of the Intercompany Loan Agreement to December 31, 2023. The condensed combined and consolidated balance sheets included $13.1 million and $13.3 million for the related party note receivable as of September 30, 2023 and December 31, 2022, respectively. The condensed combined and consolidated statements of operations and comprehensive loss included related party interest income of $0.3 million and $0.3 million for the three months ended September 30, 2023 and 2022, respectively, and $1.0 million and $0.9 million for the nine months ended September 30, 2023 and 2022, respectively.

Notes Payable

The Company entered into three Intercompany Loan Agreements with an affiliate of Exela, in September 2009 and May 2010, whereby the affiliate of Exela agreed to lend up to £9.3 million to the Company (“related party notes payable”). The related party notes payable which were denominated in Great British pounds accrued interest daily at the one-month LIBOR rate for United States dollar deposits in the London interbank market plus four percentage points. These notes had an original maturity date of one year (which was extended by the lender for one additional year on each anniversary of the notes) and were assigned by the lender to another affiliate of Exela and amended with an effective date of December 1, 2012. The amendment amended (a) the interest rate to a fixed rate of 4% plus LIBOR for the remainder of 2012, 12% for 2013 and 13.5% thereafter, (b) extended the term of the agreement to December 31, 2024, and (c) denominated the notes in United States dollars. The condensed combined and consolidated balance sheets included $11.2 million for the related party notes payable as of September 30, 2023 and December 31, 2022. The combined and consolidated statements of operations and comprehensive loss included related party interest expense of $0.4 million for the three months ended September 30, 2023 and 2022, respectively and $1.1 million for the nine months ended September 30, 2023 and 2022, respectively in the related party interest expense, net.

16.    Segment Information

The Company’s operating segments are significant strategic business units that align its products and services with how it manages its business, approaches the markets and interacts with its clients. The Company is organized into two segments: Bills and Payments and Technology.

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

16.    Segment Information (cont.)

Bills and Payments

The Bills & Payments business unit primarily focuses on simplifying how bills and payments are processed by businesses of all sizes and industries. It offers automation of Accounts Payable (“AP”) and Accounts Receivables (“AR”) processes and through its platform, XBP, seeks to integrate buyers and suppliers across Europe.

Technology

The Technology business unit primarily focuses on sales of recurring software licenses and related maintenance, hardware solutions and related maintenance and professional services.

The chief operating decision maker reviews segment profit to evaluate operating segment performance and determine how to allocate resources to operating segments. “Segment profit” is defined as revenue less cost of revenue (exclusive of depreciation and amortization). The Company does not allocate Selling, general, and administrative expenses, depreciation and amortization, interest expense and foreign exchange losses, net. The Company manages assets on a total company basis, not by operating segment, and therefore asset information and capital expenditures by operating segments are not presented. A reconciliation of segment profit to net loss before income taxes is presented below.

	Three months ended September 30, 2023
	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.07 million)	$28,093	$12,152	$40,245
Cost of revenue (including related party cost of revenue of $0.01 million, exclusive of depreciation and amortization)	25,743	5,637	31,380
Segment profit	2,350	6,515	8,865
Selling, general and administrative expenses (exclusive of depreciation and amortization)			7,741
Related party expense			1,329
Depreciation and amortization			1,095
Related party interest income, net			5
Interest expense, net			1,265
Foreign exchange losses, net			(529)
Other income, net			(200)
Net loss before income taxes			$(1,841)

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

16.    Segment Information (cont.)

	Three months ended September 30, 2022
	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.03 million)	$29,654	$9,432	$39,086
Cost of revenue (including related party cost of revenue of $0.13 million, exclusive of depreciation and amortization)	26,413	5,195	31,608
Segment profit	3,241	4,237	7,478
Selling, general and administrative expenses (exclusive of depreciation and amortization)			7,396
Related party expense			2,417
Depreciation and amortization			1,136
Related party interest expense, net			80
Interest expense, net			569
Foreign exchange losses, net			684
Other income, net			(41)
Net loss before income taxes			$(4,763)
	Nine months ended September 30, 2023
	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.2 million)	$91,859	$33,554	$125,413
Cost of revenue (including related party cost of revenue of $0.08 million, exclusive of depreciation and amortization)	80,933	14,468	95,401
Segment profit	10,926	19,086	30,012
Selling, general and administrative expenses (exclusive of depreciation and amortization)			24,336
Related party expense			3,627
Depreciation and amortization			2,951
Related party interest income, net			(1)
Interest expense, net			3,705
Foreign exchange losses, net			411
Other income, net			(589)
Net loss before income taxes			$(4,428)

XBP Europe, Inc. and Subsidiaries
Notes to the Condensed Combined and Consolidated Financial Statements
(in thousands of United States dollars unless otherwise noted)
(Unaudited)

16.    Segment Information (cont.)

	Nine months ended September 30, 2022
	Bills & Payments	Technology	Total
Revenue, net (including related party revenue of $0.1 million)	$106,412	$30,444	$136,856
Cost of revenue (including related party cost of revenue of $0.4 million, exclusive of depreciation and amortization)	88,094	15,486	103,580
Segment profit	18,318	14,958	33,276
Selling, general and administrative expenses (exclusive of depreciation and amortization)			22,721
Related party expense			7,052
Depreciation and amortization			3,357
Related party interest expense, net			146
Interest expense, net			2,094
Foreign exchange losses, net			2,863
Other income, net			(94)
Net loss before income taxes			$(4,863)

17.    Subsequent Events

The Company evaluated subsequent events through November 17, 2023, the date the financial statements were issued. All events that had a material impact on the Company’ financial statements are disclosed in the notes to the condensed combined and consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
CF Acquisition Corp. VIII

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CF Acquisition Corp. VIII (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by September 16, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
March 29, 2023

PCAOB Number 100

CF ACQUISITION CORP. VIII
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Current Assets:
Cash	$41,154	$25,000
Prepaid expenses	210,241	195,463
Total Current Assets	251,395	220,463
Cash equivalents held in Trust Account	31,445,874	250,017,673
Other assets	—	570,844
Total Assets	$31,697,269	$250,808,980

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accrued expenses	$1,189,676	$1,349,132
Payables to related party	—	570,844
Sponsor loan – promissory notes	8,200,162	734,425
Franchise tax payable	70,065	200,000
Total Current Liabilities	9,459,903	2,854,401
Warrant liability	178,780	5,300,188
FPS liability	2,504,214	2,006,525
Total Liabilities	12,142,897	10,161,114

Commitments and Contingencies
Class A common stock subject to possible redemption, 2,960,098 and 25,000,000 shares issued and outstanding at redemption value of $10.53 and $10.00 per share as of December 31, 2022 and 2021, respectively	31,169,832	250,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of both December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 540,000 shares issued and outstanding (excluding 2,960,098 and 25,000,000 shares subject to possible redemption) as of December 31, 2022 and 2021, respectively	54	54
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 6,250,000 shares issued and outstanding as of both December 31, 2022 and 2021	625	625 (1)
Additional paid-in capital	694,592	146,555
Accumulated deficit	(12,310,731)	(9,499,368)
Total Stockholders’ Deficit	(11,615,460)	(9,352,134)
Total Liabilities, Stockholders’ Deficit and Commitments and Contingencies	$31,697,269	$250,808,980

____________

(1)      On March 16, 2021, 75,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VIII
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2022	Year Ended December 31, 2021
General and administrative costs	$2,601,894	$2,440,245
Administrative expenses – related party	120,000	95,161
Franchise tax expense	162,534	200,500
Loss from operations	(2,884,428)	(2,735,906)
Interest income on investments held in the Trust Account	1,240,443	17,673
Interest expense on sponsor loans and mandatorily redeemable Class A common stock	(1,054,486)	—
Other income	579,294	—
Changes in fair value of warrant liability	5,121,408	3,016,913
Changes in fair value of FPS liability	(497,689)	(2,006,525)
Net income (loss) before provision for income taxes	2,504,542	(1,707,845)
Provision for income taxes	111,023	—
Net income (loss)	$2,393,519	$(1,707,845)

Weighted average number of shares of common stock outstanding:
Class A – Public shares	17,420,341	19,931,507
Class A – Private placement	540,000	430,521
Class B – Common stock	6,250,000	6,097,945 (1)
Basic and diluted net income (loss) per share:
Class A – Public shares	$0.10	$(0.06)
Class A – Private placement	$0.10	$(0.06)
Class B – Common stock	$0.10	$(0.06)

____________

(1)      On March 16, 2021, 75,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VIII
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2022 and 2021

	Common Stock					Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares		Amount
Balance – December 31, 2020	—	$—	6,325,000	(1)	$633	$24,367	$(1,421)	$23,579
Sale of Class A common stock to Sponsor in private placement	540,000	54	—		—	5,224,095	—	5,224,149
Forfeiture of Class B common stock by Sponsor at $0.0001 par value	—	—	(75,000	)(2)	(8)	8	—	—
Accretion for redeemable shares of Class A common stock to redemption value	—	—	—		—	(5,248,470)	(7,790,102)	(13,038,572)
Stock-based compensation	—	—	—		—	146,555	—	146,555
Net loss	—	—	—		—	—	(1,707,845)	(1,707,845)
Balance – December 31, 2021	540,000	$54	6,250,000		$625	$146,555	$(9,499,368)	$(9,352,134)
Stock-based compensation	—	—	—		—	49,411	—	49,411
Sponsor loans extinguishment	—	—	—		—	694,592	—	694,592
Accretion for redeemable shares of Class A common stock to redemption value	—	—	—		—	(195,966)	(5,204,882)	(5,400,848)
Net income	—	—	—		—		2,393,519	2,393,519
Balance – December 31, 2022	540,000	$54	6,250,000		$625	$694,592	$(12,310,731)	$(11,615,460)

____________

(1)      This number includes up to 825,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. This number was retroactively adjusted in 2021 to reflect the recapitalization of the Company in the form of a 1.1-for-1 stock split (see Note 6).

(2)      On March 16, 2021, 75,000 shares of Class B common stock were forfeited by the Sponsor (see Note 6).

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VIII
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities:
Net income (loss)	$2,393,519	$(1,707,845)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	49,411	146,555
General and administrative expenses paid by related party	2,040,571	178,877
Interest income on investments held in the Trust Account	(1,240,443)	(17,673)
Interest expense on sponsor loans and mandatorily redeemable Class A common stock	1,054,486	—
Changes in fair value of warrant liability	(5,121,408)	(3,016,913)
Changes in fair value of FPS liability	497,689	2,006,526
Changes in operating assets and liabilities:
Accrued expenses	(159,456)	1,347,711
Franchise tax payable	(129,935)	200,000
Other assets	615,566	291,918
Payables to related party	—	570,844
Net cash provided by operating activities	—	—

Cash flows from investing activities:
Cash deposited in Trust Account	(5,400,847)	(250,000,000)
Proceeds from Trust Account to pay franchise taxes	292,469	—
Proceeds from Trust Account to redeem Public Shares	224,920,621	—
Sale of cash equivalents held in Trust Account	224,056,750	—
Purchase of cash equivalents held in Trust Account	(225,000,000)	—
Purchase of available-for-sale debt securities held in Trust Account	(224,056,750)	—
Maturity of available-for-sale debt securities held in Trust Account	225,000,000	—
Net cash provided by (used in) investing activities	219,812,243	(250,000,000)

Cash flows from financing activities:
Proceeds from related party – Sponsor loan	7,795,448	734,425
Proceeds received from initial public offering	—	250,000,000
Redemption payment for Public Shares	(224,920,621)	—
Proceeds received from private placement	—	5,400,000
Offering costs paid	—	(4,897,322)
Payment of related party payable	(2,670,916)	(1,237,103)
Net cash provided by (used in) financing activities	(219,796,089)	250,000,000

Net change in cash	16,154	—
Cash – beginning of the period	25,000	25,000
Cash – end of the period	$41,154	$25,000

Supplemental disclosure of non-cash financing activities:
Prepaid expenses paid with payables to related party	$59,500	$1,058,225

The accompanying notes are an integral part of these consolidated financial statements.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Acquisition Corp. VIII (the “Company”) was incorporated in Delaware on July 8, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating a Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced operations. All activity through December 31, 2022 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. During the years ended December 31, 2022 and 2021, the Company generated non-operating income in the form of interest income on investments in money market funds that invest in U.S. government debt securities and classified as cash equivalents from the proceeds derived from the Initial Public Offering, and recognized changes in the fair value of the warrant liability and FPS (as defined below) liability as other income (loss). In addition, during the year ended December 31, 2022, the Company generated non-operating income in the form of interest income from direct investments in U.S. government debt securities.

The Company’s sponsor is CFAC Holdings VIII, LLC (the “Sponsor”). The registration statements for the Initial Public Offering became effective on March 11, 2021. On March 16, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units sold upon the partial exercise of the underwriters’ over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable 30 days after the completion of the Business Combination and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 540,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $5,400,000, which is described in Note 4. The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).

Offering costs amounted to approximately $4,900,000, consisting of $4,500,000 of underwriting fees and approximately $400,000 of other costs.

Following the closing of the Initial Public Offering and sale of the Private Placement Units on March 16, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 4) was placed in a trust account (the “Trust Account”) located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

On March 16, 2023, the Company instructed Continental Stock Transfer & Trust Company to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account at Citibank, N.A., with Continental Stock Transfer & Trust Company continuing to act as trustee, until the earlier of the consummation of the initial business combination or liquidation. As a result, following the liquidation of investments in the Trust Account, the remaining proceeds from the Initial Public Offering and Private Placement are no longer invested in U.S. government debt securities or money market funds that invest in U.S. government debt securities.

Merger Agreement with XBP Europe, Inc. — On October 9, 2022, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, Sierra Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), BTC International Holdings, Inc., a Delaware corporation (“Parent”), and XBP Europe, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“XBP Europe”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into XBP Europe (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “XBP Europe Business Combination”) whereby the separate existence of Merger Sub will cease and XBP Europe will be the surviving corporation of the Merger and become a wholly owned subsidiary of the Company.

The board of directors of the Company has unanimously approved the Merger and the XBP Europe Business Combination. The closing of the XBP Europe Business Combination will require the approval of the stockholders of the Company and is subject to other customary closing conditions, including the receipt of certain regulatory approvals.

Certain existing agreements of the Company, including, but not limited to, the business combination marketing agreement, have been or will be amended or amended and restated in connection with the XBP Europe Business Combination, all as further described in the proxy statement initially filed by the Company with the SEC on February 13, 2023 (as amended from time to time, the “XBP Europe Proxy Statement”).

For more information related to the XBP Europe Business Combination, reference should be made to the Form 8-K that was filed by the Company with the SEC on October 11, 2022 and the XBP Europe Proxy Statement.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination, including the XBP Europe Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee (as defined in Note 4). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4), their Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Forward Purchase Contract — In connection with the Initial Public Offering, the Sponsor committed, pursuant to a forward purchase contract with the Company (the “FPA”), to purchase, in a private placement for gross proceeds of $10,000,000 to occur concurrently with the consummation of an initial Business Combination, 1,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the Initial Public Offering at $10.00 per Unit, and 250,000 shares of Class A common stock (for no additional consideration) (the securities issuable pursuant to the FPA, the “FPS”). The funds from the sale of the FPS will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial Business Combination.

Failure to Consummate a Business Combination — The Company has until September 16, 2023 (which was originally March 16, 2022 and was extended to September 16, 2023 in the Extensions (as defined below) and the Third Extension (as defined in Note 10)), or a later date approved by the Company’s stockholders in accordance with the Amended and Restated Certificate of Incorporation, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On March 8, 2022, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an extension of the expiration of the period in which the Company has to consummate a Business Combination from March 16, 2022 to September 30, 2022 (the “First Extension”). In connection with the approval of the First Extension, on March 9, 2022, the Sponsor loaned the Company an aggregate amount of $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) (the “First Extension Loan”). The proceeds of the First Extension Loan were deposited in the Trust Account on March 9, 2022. The First Extension Loan does not bear interest and is repayable by the Company to the Sponsor or its designees upon consummation of an initial Business Combination.

On September 27, 2022, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an extension of the expiration of the period in which the Company has to consummate a Business Combination from September 30, 2022 to March 16, 2023 (the “Second Extension” and, together with the First Extension, the “Extensions”). In connection with the approval of the Second Extension, on September 30, 2022, the Sponsor loaned the Company an aggregate amount of $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) (the “Second Extension Loan”). The proceeds of the Second Extension Loan were deposited in the Trust Account on September 30, 2022. The Second Extension Loan does not bear interest and is repayable by the Company to the Sponsor or its designees upon consummation of an initial Business Combination.

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the First Extension Loan and the Second Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

If consummated, the XBP Europe Business Combination would be a Business Combination that is anticipated to close in 2023. If the Merger is not closed during the Combination Period, the Company may seek approval from its stockholders to further extend the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account, except for the Company’s independent registered public accounting firm.

Liquidity and Capital Resources

As of December 31, 2022 and 2021, the Company had approximately $41,200 and $25,000, respectively, of cash in its operating account. As of December 31, 2022 and 2021, the Company had a working capital deficit of approximately $9,209,000 and $2,634,000, respectively. As of December 31, 2022 and 2021, approximately $276,000 and $18,000, respectively, of interest income earned on funds held in the Trust Account was available to pay taxes.

The Company’s liquidity needs through December 31, 2022 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $79,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 4), the proceeds from the sale of the Private Placement Units not held in the Trust Account, the Sponsor Loan (as defined below), the First Working Capital Loan (as defined below) and the Second Working Capital Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor committed up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Company’s initial Business Combination (the “Sponsor Loan”), which Sponsor Loan has been fully drawn by the Company. If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4).

On March 9, 2022, the Company borrowed $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) from the Sponsor pursuant to the First Extension Loan, which was deposited in the Trust Account.

On June 30, 2022, the Company entered into a Working Capital Loan (the “First Working Capital Loan”) with the Sponsor in the amount of up to $1,000,000 in connection with advances the Sponsor will make to the Company for working capital expenses, which First Working Capital Loan has been fully drawn by the Company.

On September 30, 2022, the Company borrowed $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) from the Sponsor pursuant to the Second Extension Loan, which was deposited in the Trust Account.

On October 14, 2022, the Company entered into a second Working Capital Loan with the Sponsor in the amount of up to $750,000 (the “Second Working Capital Loan”) in connection with advances the Sponsor will make to the Company for working capital expenses.

Each of the First Extension Loan, the First Working Capital Loan, the Second Extension Loan and the Second Working Capital Loan bears no interest and is due and payable on the date on which the Company consummates its initial Business Combination. The principal balance of each loan may be prepaid at any time with funds outside of the Trust Account.

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the First Working Capital Loan, the Second Working Capital Loan, the First Extension Loan and the Second Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

As of December 31, 2022 and 2021, the carrying amounts of the loans payable by the Company to the Sponsor were approximately $8,200,000 and $734,000, respectively. As of December 31, 2022 and 2021, the face amounts of these loans were approximately $8,500,000 and $734,000, respectively.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective target businesses, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The consolidated financial statements of the Company include its wholly-owned subsidiary. All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

In connection with the Company’s going concern considerations in accordance with guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern, the Company has until September 16, 2023 to consummate a Business Combination. The Company’s mandatory liquidation date, if a Business Combination is not consummated, raises substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded foreign corporations that occur after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself and not its stockholders from which the shares are repurchased. In addition, certain exceptions apply to the excise tax. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax depending on a number of factors. The U.S. Department of the Treasury (the “Treasury Department”) has authority to promulgate regulations and provide other guidance regarding the excise tax. In December 2022, the Treasury Department issued Notice 2023-2, Initial Guidance Regarding the Application of the Excise Tax on Repurchases of Corporate Stock under Section 4501 of the Internal Revenue Code, indicating its intention to propose such regulations and issuing certain interim rules on which taxpayers may rely. Under the interim rules, liquidating distributions made by SPACs are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax. Because the excise tax would be payable by the Company and not by the redeeming stockholders, the mechanics of any required payment of the excise tax have not yet been determined. The obligation of the Company to pay any excise tax could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2022 tax provision. Management will continue to monitor any updates to the Company’s business along with guidance issued with respect to the IR Act to determine any impact on the Company’s consolidated financial statements.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liability, FPS liability, and sponsor loans liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of both December 31, 2022 and 2021. The Company’s investments held in the Trust Account as of both December 31, 2022 and 2021 were comprised of cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and cash equivalents held in the Trust Account. For the years ended December 31, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurement, approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant and FPS liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering.

Warrant and FPS Liability

The Company accounts for the warrants and FPS as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and FPS using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants and FPS are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants and FPS are indexed to the Company’s own shares of common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the warrants and execution of the FPA and as of each subsequent quarterly period end date while the warrants and FPS are outstanding. For issued or modified warrants and for instruments to be issued pursuant to the FPA that meet all of the criteria for equity classification, such warrants and instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants and for the FPA instruments that do not meet all the criteria for equity classification, such warrants and instruments are required to be recorded at their initial fair value on the date of issuance, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants and the FPS are recognized on the consolidated statements of operations in the period of the change.

The Company accounts for the warrants and FPS in accordance with guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”), pursuant to which the warrants and FPS do not meet the criteria for equity classification and must be recorded as liabilities. See Note 7 for further discussion of the pertinent terms of the warrants and Note 9 for further discussion of the methodology used to determine the fair value of the warrants and FPS.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Sponsor Loans

The Company accounts for the liability related to the sponsor loans in accordance with the guidance in ASC 470-20, Debt — Debt with Conversion and Other Options. The loans are carried at amortized cost on the Company’s consolidated balance sheets. Interest expense recognized on the Company’s consolidated statements of operations reflects accretion of discount. The sponsor loans contain a contingent beneficial conversion feature which does not require financial statement recognition until the contingency (the closing of the XBP Europe Business Combination) is resolved.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. For shares of Class A common stock subject to mandatory redemption (if any) with a fixed redemption amount and a fixed redemption date, the Company recognizes interest expense on the consolidated statements of operations to reflect accretion to the redemption amount. As a result, to reflect accretion to the redemption amount, the Company recognized interest expense of $689,606 in the consolidated statement of operations for the year ended December 31, 2022. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 2,960,098 and 25,000,000 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity outside of the stockholders’ deficit section of the Company’s consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A common stock also resulted in charges against Additional paid-in capital and Accumulated deficit.

Net Income (Loss) Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to stockholders by the weighted average number of shares of common stock outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share and allocates net income (loss) pro-rata to shares of Class A common stock subject to possible redemption, nonredeemable shares of Class A common stock and shares of Class B common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The Company has not considered the effect of the warrants to purchase an aggregate of 6,385,000 shares of Class A common stock sold in the Initial Public Offering and the Private Placement in the calculation of diluted earnings per share because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share of common stock is the same as basic earnings per share of common stock for the periods presented.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:
	For the Year Ended December 31, 2022			For the Year Ended December 31, 2021
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net income (loss)	$1,722,236	$53,386	$617,897	$(1,286,468)	$(27,788)	$(393,589)
Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	17,420,341	540,000	6,250,000	19,931,507	430,521	6,097,945
Basic and diluted net income (loss) per share of common stock	$0.10	$0.10	$0.10	$(0.06)	$(0.06)	$(0.06)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of both December 31, 2022 and 2021, the Company had deferred tax assets with a full valuation allowance recorded against them.

ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

No amounts were accrued for the payment of interest and penalties as of both December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has been subject to income tax examinations by major taxing authorities since inception.

The Company’s current taxable income primarily consists of interest income on investments held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are currently not deductible. During the years ended December 31, 2022 and 2021, the Company recorded income tax expense of approximately $111,000 and $0, respectively. The Company’s effective tax rate for the years ended

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

December 31, 2022 and 2021 was 4.4% and 0%, respectively. The Company’s effective tax rate differs from the federal statutory rate mainly due to the change in fair value of warrant and FPS liabilities, which is not taxable and not deductible, and start-up costs, which are currently not deductible as they are deferred for tax purposes.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted earnings per share calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units sold upon the partial exercise of the underwriters’ over-allotment option. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock due to the underwriter not exercising the remaining portion of the over-allotment option, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Note 4 — Related Party Transactions

Founder Shares

On July 8, 2020, the Sponsor purchased 5,750,000 shares (including any shares of Class A common stock issuable upon conversion thereof, the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. On March 8, 2021, the Sponsor transferred an aggregate of 20,000 shares of Class B common stock to two of the independent directors of the Company. As a result, the Company recognized approximately $29,000 and $147,000 of compensation expense at fair value that was presented in the Company’s statements of operations for the years ended December 31, 2022 and 2021 respectively. On March 11, 2021, the Company effected a 1.1-for-1 stock split. All share and per share amounts have been retroactively adjusted. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock, due to the underwriter not exercising the over-allotment option in full, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares), resulting in an aggregate of 6,250,000 shares of Class B common stock outstanding and held by the Sponsor and two of the independent directors of the Company. The Founder Shares will automatically convert into shares of Class A common stock at the time of the

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

consummation of the Business Combination and are subject to certain transfer restrictions. Further, in connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, the Sponsor agreed to forfeit 733,400 Founder Shares.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, the Sponsor agreed to amend the lock-up terms applicable to the Founder Shares described above to remove clause (x) above.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 540,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($5,400,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock (the “Private Placement Shares”) and one-fourth of one warrant (each whole warrant, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. On March 25, 2022, the Sponsor transferred 2,500 shares of Class A common stock to an independent director of the Company. As a result, the Company recognized approximately $20,000 of compensation expense at fair value that was presented in the Company’s consolidated statement of operations for the year ended December 31, 2022. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

Underwriter

Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss any potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with any Business Combination. The Company will pay CF&Co. a cash fee (the “Marketing Fee”) for such services upon the consummation of the Business Combination in an amount equal to $9,350,000, which is equal to 3.5% of the gross proceeds of the base offering in the Initial Public Offering, and 5.5% of the gross proceeds from the partial exercise of the underwriter’s over-allotment option; provided, however, in connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, CF&Co. agreed to waive the Marketing Fee.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

In addition, the Company engaged CF&Co. as its exclusive financial advisor for the XBP Europe Business Combination, but CF&Co. has agreed not to receive an advisory fee for such services other than to receive reimbursement of actual expenses incurred and to be indemnified against certain liabilities arising out of its engagement.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to the closing of the Initial Public Offering, the amount outstanding under the Pre-IPO Note was approximately $79,000. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor committed, pursuant to the Sponsor Loan, up to $1,750,000 to be provided to the Company to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, for the period commencing upon the consummation of the Initial Public Offering and concluding upon the consummation of the Company’s initial Business Combination, which Sponsor Loan has been fully drawn by the Company. For the years ended December 31, 2022 and 2021, the Company paid $120,000 and approximately $95,000 respectively, for office space and administrative fees.

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On June 30, 2022, the Company entered into the First Working Capital Loan with the Sponsor in the amount of up to $1,000,000, which First Working Capital Loan has been fully drawn by the Company.

On October 14, 2022, the Company entered into the Second Working Capital Loan with the Sponsor in the amount of up to $750,000 in connection with advances the Sponsor will make to the Company for working capital expenses.

The First Working Capital Loan and the Second Working Capital Loans bear no interest and are due and payable on the date on which the Company consummates its initial Business Combination. The principal balance of the First Working Capital Loan and Second Working Capital Loan may be prepaid at any time.

Except for the foregoing with respect to the First Working Capital Loan and the Second Working Capital, the terms of any other Working Capital Loans have not been determined and no written agreements exist with respect to such loans.

On March 9, 2022, the Company borrowed $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) from the Sponsor pursuant to the First Extension Loan, which was deposited in the Trust Account. The First Extension Loan bears no interest and is due and payable on the date on which the Company consummates its initial Business Combination.

On September 30, 2022, the Company borrowed $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) from the Sponsor pursuant to the Second Extension Loan, which was deposited in the Trust Account. The Second Extension Loan bears no interest and is due and payable on the date on which the Company consummates its initial Business Combination.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

As of December 31, 2022 and 2021, the carrying amounts of the loans payable by the Company to the Sponsor were approximately $8,200,000 and $734,000, respectively. As of December 31, 2022 and 2021, the face amounts of these loans were approximately $8,500,000 and $734,000, respectively.

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the First Working Capital Loan, the Second Working Capital Loan, the First Extension Loan and the Second Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

In connection with the terms and conditions of the XBP Europe Business Combination, a substantive conversion feature was added to the sponsor loans. Consequently, the amounts outstanding under these loans at the date of the Merger Agreement were accounted for as an extinguishment of the previous loans and establishment of the new loans at fair value. The gain on extinguishment was recognized as a capital transaction with the Sponsor through additional paid-in capital.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance is included in Payables to related parties on the accompanying consolidated balance sheets. As of December 31, 2022 and 2021, the Company had accounts payable outstanding to the Sponsor for such expenses paid on the Company’s behalf of $0 and approximately $571,000, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted CF&Co. a 45-day option to purchase up to 3,300,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On March 16, 2021, simultaneously with the closing of the Initial Public Offering, CF&Co. partially exercised the over-allotment option for 3,000,000 additional Units and advised the Company that it would not exercise the remaining portion of the over-allotment option.

CF&Co. was paid a cash underwriting discount of $4,400,000 in connection with the Initial Public Offering.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Company’s Business Combination (see Note 4).

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies (cont.)

Risks and Uncertainties

Management continues to evaluate the impacts of the COVID-19 pandemic and the military conflict in Ukraine on the financial markets and on the industry, and has concluded that while it is reasonably possible that the pandemic and the conflict could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impacts are not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 6 — Stockholders’ Equity (Deficit)

Class A Common Stock — The Company is authorized to issue 160,000,000 shares of Class A common stock, par value $0.0001 per share. As of December 31, 2022 and 2021, there were 540,000 shares of Class A common stock issued and outstanding, excluding 2,960,098 shares (following the redemptions of 2,879,927 shares of Class A common stock in connection with the First Extension and 19,159,975 shares of Class A common stock in connection with the Second Extension) and 25,000,000 shares subject to possible redemption, respectively. The outstanding shares of Class A common stock comprise of 540,000 shares included in the Private Placement Units. The shares of Class A common stock included in the Private Placement Units do not contain the same redemption features contained in the Public Shares.

Class B Common Stock — The Company is authorized to issue 40,000,000 shares of Class B common stock, par value $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of both December 31, 2022 and 2021, there were 6,250,000 shares of Class B common stock issued and outstanding. In connection with the underwriter advising the Company that it would not exercise the remaining portion of the over-allotment option, the Sponsor forfeited 75,000 shares of Class B common stock, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Prior to the consummation of the Business Combination, only holders of Class B common stock have the right to vote on the election of directors. Holders of Class A common stock are not entitled to vote on the election of directors during such time. Holders of Class A common stock and Class B common stock vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

Pursuant to the Sponsor Support Agreement entered into in connection with the XBP Europe Business Combination, the Sponsor agreed, among other items, to waive the anti-dilution rights of the Company’s shares of Class B common stock under the Amended and Restated Certificate of Incorporation.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Stockholders’ Equity (Deficit) (cont.)

On March 8, 2021, the Sponsor transferred an aggregate of 20,000 shares of Class B common stock to two of the independent directors of the Company. On March 11, 2021, the Company effected a 1.1-for-1 stock split. Information contained in the consolidated financial statements has been retroactively adjusted for this split. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock, resulting in an aggregate of 6,250,000 shares of Class B common stock outstanding and held by the Sponsor and two of the independent directors of the Company.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Warrants (cont.)

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Income Taxes

The Company’s taxable income primarily consists of interest income from investments held in the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are currently not deductible. There was approximately $111,000 of federal income tax expense for the year ended December 31, 2022 and no income tax expense for the year ended December 31, 2021.

The income tax provision for the years ended December 31, 2022 and 2021 consists of the following:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Current
Federal	$111,023	$—
State	—	—
Deferred
Federal	(411,243)	(571,138)
State	—	—
Change in valuation allowance	411,243	571,138
Income tax provision	$111,023	$—

The Company’s net deferred tax assets as of December 31, 2022 and 2021 are as follows:

	As of December 31,
	2022	2021
Deferred tax assets
Start-up/organizational costs	$935,979	$501,658
Deferred compensation	41,153	30,777
Accrued bonus	5,250	—
Net operating loss carryforwards	—	38,703
Total deferred tax assets	982,382	571,138
Valuation allowance	(982,382)	(571,138)
Deferred tax assets, net of allowance	$—	$—

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Income Taxes (cont.)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of both December 31, 2022 and 2021. No amounts were accrued for the payment of interest and penalties as of both December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of warrant liability	(42.9)%	37.1%
Change in fair value of FPS liability	4.2%	(24.7)%
Change in valuation allowance	16.3%	(33.4)%
Nondeductible interest expense	5.8%	—%
Effective Tax Rate	4.4%	—%

The Company’s effective tax rate differs from the federal statutory rate mainly due to the changes in fair value of warrant and FPS liabilities, which are not taxable and not deductible, and start-up costs, which are currently not deductible as they are deferred for tax purposes.

Note 9 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:

•        Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

Fair Value Measurements on Recurring Basis

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicate the fair value hierarchy of the inputs that the Company utilized to determine such fair value:

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$31,445,874	$—	$—	$31,445,874
Liabilities:
Warrant liability	$—	$178,780	$—	$178,780
FPS liability	—	—	2,504,214	2,504,214
Total Liabilities	$—	$178,780	$2,504,214	$2,682,994

December 31, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$250,017,673	$—	$—	$250,017,673
Liabilities:
Warrant liability	$—	$5,300,188	$—	$5,300,188
FPS liability	—	—	2,006,525	2,006,525
Total Liabilities	$—	$5,300,188	$2,006,525	$7,306,713

Level 1 assets as of both December 31, 2022 and 2021 include investments in a money market fund classified as cash equivalents; the fund holds U.S. government debt securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s consolidated balance sheets. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within change in fair value of warrant liability in the Company’s consolidated statements of operations.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

Initial Measurement

The Company established the initial fair value for the warrants on March 16, 2021, the date of the closing of the Initial Public Offering. The Public Warrants and Private Placement Warrants were measured at fair value on a recurring basis, using an Options Pricing Model (the “OPM”). The Company allocated the proceeds received from (i) the sale of Units in the Initial Public Offering (which is inclusive of one share of Class A common stock and one-fourth of one Public Warrant), (ii) the sale of the Private Placement Units (which is inclusive of one share of Class A common stock and one-fourth of one Private Placement Warrant), and (iii) the issuance of Class B common stock, first to the warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to the shares of Class A common stock subject to possible redemption. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The Company utilized the OPM to value the warrants as of March 16, 2021, with any subsequent changes in fair value recognized in the consolidated statement of operations. The estimated fair value of the warrant liability as of March 16, 2021, was determined using Level 3 inputs. Inherent in the OPM are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants was assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipated to remain at zero. The aforementioned warrant liability is not subject to qualified hedge accounting.

The following table provides quantitative information about the inputs utilized by the Company in the fair value measurement of the warrants as of March 16, 2021:

March 16, 2021 (Initial Measurement)
Risk-free interest rate	1.05%
Expected term (years)	5
Expected volatility	17.5%
Exercise price	$11.50
Stock price	$10.00
Dividend yield	0.0%

Subsequent Measurement

During the year ended December 31, 2021, the fair value measurement of the Public Warrants was reclassified from Level 3 to Level 2 due to the use of an observable quoted price in an inactive market. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of the Private Placement Warrants is equivalent to that of the Public Warrants. As such, the Private Placement Warrants were reclassified from Level 3 to Level 2 during the year ended December 31, 2021. There were no transfers into or out of Level 3 fair value measurement during the year ended December 31, 2022.

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

The following table presents the changes in the fair value of warrant liability:

	Private Placement	Public	Warrant Liability
Fair value as of March 16, 2021	$175,851	$8,141,250	$8,317,101
Change in valuation inputs or other assumptions(1)	(63,788)	(2,953,125)	(3,016,913)
Fair value as of December 31, 2021(2)	$112,063	$5,188,125	$5,300,188
Change in valuation inputs or other assumptions(1)	(108,283)	(5,013,125)	(5,121,408)
Fair value as of December 31, 2022	$3,780	$175,000	$178,780

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of warrant liability in the consolidated statements of operations.

(2)      Due to the use of quoted prices in an inactive market and the use of observable inputs for similar assets or liabilities (Level 2) for Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $7.1 million during the year ended December 31, 2021.

FPS Liability

The liability for the FPS was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $10.0 million pursuant to the FPA is discounted to present value and compared to the fair value of the shares of common stock and warrants to be issued pursuant to the FPA. The fair value of the shares of common stock and warrants to be issued under the FPA are based on the public trading price of the Units issued in the Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the shares of common stock and warrants to be issued compared to the $10.0 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPS is the probability of consummation of the Business Combination. As of both December 31, 2022 and 2021, the probability assigned to the consummation of the Business Combination was 80%. The probability was determined based on observed success rates of business combinations for special purpose acquisition companies.

The following table presents a summary of the changes in the fair value of the FPS liability. There were no transfers into or out of Level 3 fair value measurement during year ended December 31, 2022:

FPS Liability
Fair value as of March 16, 2021	$1,933,236
Change in valuation inputs or other assumptions(1)	73,289
Fair value as of December 31, 2021	$2,006,525
Change in valuation inputs or other assumptions(1)	497,689
Fair value as of December 31, 2022	$2,504,214

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Change in fair value of FPS liability in the consolidated statements of operations.

Fair Value Measurements on Non-Recurring Basis

Sponsor Loans Liability

During the year ended December 31, 2022, sponsor loans liability was measured at fair value on a non-recurring basis at the time of modification that was accounted for as an extinguishment.

At the time of the extinguishment, the fair value of the sponsor loans was $7,534,106. The estimated fair value of these obligations was determined by reference to the Company’s quoted stock price and discounted cash flow calculations based on market-observable risk-free rate and reduced to account for the probability of consummation

CF ACQUISITION CORP. VIII

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

of the Business Combination, the probability of repayment in cash or the probability of forgiveness. The primary unobservable inputs utilized in estimating the fair value of the sponsor loans were the probabilities of consummation of the Business Combination, repayment in cash or forgiveness. As a result, the estimated fair value of these loans falls within Level 3 in the fair value hierarchy. The range of probabilities used in deriving the estimated fair value of the sponsor loans was 8%-80%.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued and determined that there have been no events that have occurred that would require adjustments to the disclosures in the consolidated financial statements, other than as described below.

On February 13, 2023, the Company filed the XBP Europe Proxy Statement with the SEC.

On February 14, 2023, the Company filed a definitive proxy statement with the SEC regarding an extension of its time to consummate a Business Combination from March 16, 2023 to September 16, 2023.

On March 6, 2023, the Company issued 5,000,000 shares of Class A common stock to the Sponsor upon the conversion of 5,000,000 shares of Class B common stock held by the Sponsor (the “Conversion”). As a result of the Conversion, as of March 6, 2023, the Sponsor held 5,537,500 shares of Class A common stock and 1,228,000 shares of Class B common stock. The 5,000,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the Class B common stock prior to the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination as described in the prospectus for the Company’s initial public offering. Following the Conversion, there were 8,500,098 shares of Class A common stock issued and outstanding and 1,250,000 shares of Class B common stock issued and outstanding.

On March 14, 2023, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an extension of the expiration of the period in which the Company has to consummate a Business Combination from March 16, 2023 to September 16, 2023 (the “Third Extension”). In connection with the approval of the Third Extension, on March 15, 2023, the Sponsor agreed to loan the Company an aggregate amount of up to $344,781 ($0.04 per share per month, or up to $0.24 per share if all six months of the Third Extension are utilized, for each Public Share that was not redeemed in connection with the Third Extension) (the “Third Extension Loan”). The Third Extension Loan does not bear interest and is repayable by the Company to the Sponsor or its designees upon consummation of an initial Business Combination. The proceeds of the Third Extension Loan will be deposited in the Trust Account in six equal installments for each month (or portion thereof) that is needed by the Company to complete an initial Business Combination. The first installment was deposited in the Trust Account on March 16, 2023. In connection with the stockholder vote to approve the Third Extension, 1,523,509 Public Shares were redeemed at approximately $10.69 a share, resulting in a reduction of $16,290,945 in the amount held in the Trust Account. Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under the Third Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

On March 16, 2023, the Company instructed Continental Stock Transfer & Trust Company to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account at Citibank, N.A., with Continental Stock Transfer & Trust Company continuing to act as trustee, until the earlier of the consummation of the initial business combination or liquidation. As a result, following the liquidation of investments in the Trust Account, the remaining proceeds from the Initial Public Offering and Private Placement are no longer invested in U.S. government debt securities or money market funds that invest in U.S. government debt securities.

CF ACQUISITION CORP. VIII
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023		December 31, 2022
	(Unaudited)
Assets:
Current Assets:
Cash	$65,000		$41,154
Prepaid expenses	17,500		210,241
Total Current Assets	82,500		251,395
Cash held in the Trust Account	7,835,221		—
Cash equivalents held in the Trust Account	—		31,445,874
Total Assets	$7,917,721		$31,697,269

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accrued expenses	$1,702,927		$1,189,676
Sponsor loan – promissory notes	9,906,062		8,200,162
Franchise tax payable	40,000		70,065
Total Current Liabilities	11,648,989		9,459,903
Warrant liability	1,596,250		178,780
FPS liability	20,050,252		2,504,214
Total Liabilities	33,295,491		12,142,897

Commitments and Contingencies
Class A common stock subject to possible redemption, 706,319 and 2,960,098 shares issued and outstanding at redemption value of $10.80 and $10.53 per share as of September 30, 2023 and December 31, 2022, respectively	7,628,136		31,169,832

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of both September 30, 2023 and December 31, 2022	—		—
Class A common stock, $0.0001 par value; 160,000,000 shares authorized; 5,540,000 and 540,000 shares issued and outstanding (excluding 706,319 and 2,960,098 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	554	(¹)	54
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 1,250,000 and 6,250,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	125	(¹)	625
Additional paid-in-capital	328,730		694,592
Accumulated deficit	(33,335,315)		(12,310,731)
Total Stockholders’ Deficit	(33,005,906)		(11,615,460)

Total Liabilities, Stockholders’ Deficit and Commitments and Contingencies	$7,917,721		$31,697,269

____________

(1)      On March 6, 2023, the Company issued 5,000,000 shares of nonredeemable Class A common stock to the Sponsor upon the conversion of 5,000,000 shares of Class B common stock held by the Sponsor (see Note 6).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VIII
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023		2022
General and administrative costs	$770,927	$1,108,906	$1,708,519		$1,913,161
Administrative expenses – related party	30,000	30,000	90,000		90,000
Franchise tax expense	22,483	50,000	160,000		112,534
Loss from operations	(823,410)	(1,188,906)	(1,958,519)		(2,115,695)
Interest income on cash and investments held in the Trust Account	168,755	518,498	753,119		956,908
Interest expense on sponsor loans and mandatorily redeemable Class A common stock	(210,484)	(689,606)	(788,591)		(689,606)
Other income	—	—	—		579,294
Changes in fair value of warrant liability	(1,279,554)	1,103,328	(1,417,470)		4,725,538
Changes in fair value of FPS liability	(16,858,881)	(456,349)	(17,546,038)		248,606
Net income (loss) before provision for income taxes	(19,003,574)	(713,035)	(20,957,499)		3,705,045
Provision for income taxes	41,401	98,385	67,085		138,616
Net income (loss)	$(19,044,975)	$(811,420)	$(21,024,584)		$3,566,429

Weighted average number of shares of common stock outstanding:
Class A – Public shares	1,300,165	20,662,249	1,769,140		22,293,390
Class A – Private placement	5,540,000	540,000	4,381,912	(¹)	540,000
Class B – Common stock	1,250,000	6,250,000	2,408,088	(¹)	6,250,000
Basic and diluted net income (loss) per share:
Class A – Public shares	$(2.35)	$(0.03)	$(2.46)		$0.12
Class A – Private placement	$(2.35)	$(0.03)	$(2.46)		$0.12
Class B – Common stock	$(2.35)	$(0.03)	$(2.46)		$0.12

____________

(1)      On March 6, 2023, the Company issued 5,000,000 shares of nonredeemable Class A common stock to the Sponsor upon the conversion of 5,000,000 shares of Class B common stock held by the Sponsor (see Note 6).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VIII
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

For the Three and Nine Months Ended September 30, 2023

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	540,000	$54	6,250,000	$625	$694,592	$(12,310,731)	$(11,615,460)
Share conversion(1)	5,000,000	500	(5,000,000)	(500)	—	—	—
Accretion of redeemable shares of Class A common stock to redemption value	—	—	—	—	(242,210)	—	(242,210)
Net loss	—	—	—	—	—	(1,593,525)	(1,593,525)
Balance – March 31, 2023	5,540,000	$554	1,250,000	$125	$452,382	$(13,904,256)	$(13,451,195)
Accretion of redeemable shares of Class A common stock to redemption value	—	—	—	—	(154,338)	—	(154,338)
Net loss	—	—	—	—	—	(386,084)	(386,084)
Balance – June 30, 2023	5,540,000	$554	1,250,000	$125	$298,044	$(14,290,340)	$(13,991,617)
Accretion of redeemable shares of Class A common stock to redemption value	—	—	—	—	30,686	—	30,686
Net loss	—	—	—	—	—	(19,044,975)	(19,044,975)
Balance – September 30, 2023	5,540,000	$554	1,250,000	$125	$328,730	$(33,335,315)	$(33,005,906)

____________

(1)      On March 6, 2023, the Company issued 5,000,000 shares of nonredeemable Class A common stock to the Sponsor upon the conversion of 5,000,000 shares of Class B common stock held by the Sponsor (see Note 6).

For the Three and Nine Months Ended September 30, 2022

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit
	Class A		Class A
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	540,000	$54	6,250,000	$625	$146,555	$(9,499,368)	$—	$(9,352,134)
Accretion of redeemable shares of Class A common stock to redemption value	—	—	—	—	(195,966)	(4,228,049)	—	(4,424,015)
Stock-based compensation	—	—	—	—	49,411	—	—	49,411
Net income	—	—	—	—	—	3,412,413	—	3,412,413
Balance – March 31, 2022	540,000	$54	6,250,000	$625	$—	$(10,315,004)	$—	$(10,314,325)
Net income	—	—	—	—	—	965,436	—	965,436
Other comprehensive loss	—	—	—	—	—	—	(329,250)	(329,250)
Balance – June 30, 2022	540,000	$54	6,250,000	$625	$—	$(9,349,568)	$(329,250)	$(9,678,139)
Accretion of redeemable shares of Class A common stock to redemption value	—	—	—	—	—	(976,833)	—	(976,833)
Net loss	—	—	—	—	—	(811,420)	—	(811,420)
Other comprehensive income	—	—	—	—	—	—	329,250	329,250
Balance – September 30, 2022	540,000	$54	6,250,000	$625	$—	$(11,137,821)	$—	$(11,137,142)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VIII
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(21,024,584)	$3,566,429
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	—	49,411
General and administrative expenses paid by related party	834,504	1,487,194
Interest income on cash and investments held in the Trust Account	(753,119)	(956,908)
Interest expense on sponsor loans and mandatorily redeemable Class A common stock	788,591	689,606
Changes in fair value of warrant liability	1,417,470	(4,725,538)
Changes in fair value of FPS liability	17,546,038	(248,606)
Changes in operating assets and liabilities:
Prepaid expenses	707,914	810,931
Accrued expenses	513,251	(525,068)
Franchise tax payable	(30,065)	(147,451)
Net cash provided by operating activities	—	—

Cash flows from investing activities
Cash deposited in the Trust Account	(344,781)	(5,400,847)
Proceeds from the Trust Account to pay franchise taxes	230,115	264,301
Proceeds from the Trust Account to pay income taxes	112,000	—
Proceeds from the Trust Account to repay bank overdraft facility	62,406	—
Proceeds from the Trust Account to redeem Public Shares	24,304,031	224,920,621
Sale of cash equivalents held in the Trust Account	—	224,056,750
Purchase of cash equivalents held in the Trust Account	—	(225,000,000)
Purchase of available-for-sale debt securities held in the Trust Account	—	(224,056,750)
Maturity of available-for-sale debt securities held in the Trust Account	—	225,000,000
Net cash provided by investing activities	24,363,771	219,784,075

Cash flows from financing activities
Proceeds from related party – Sponsor loan	1,376,189	7,416,422
Redemption payment for Public Shares	(24,366,437)	(224,920,621)
Payment of related party payable	(1,349,677)	(2,039,688)
Utilization of bank overdraft facility	62,406	—
Repayment of bank overdraft facility	(62,406)	—
Net cash used in financing activities	(24,339,925)	(219,543,887)

Net change in cash	23,846	240,188
Cash – beginning of the period	41,154	25,000
Cash – end of the period	$65,000	$265,188

Supplemental disclosure of non-cash financing activities
Prepaid expenses paid with payables to related party	$515,173	$—
Supplemental disclosure of cash flow information
Cash paid for income taxes	$112,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

CF Acquisition Corp. VIII (the “Company”) was incorporated in Delaware on July 8, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited in its search for target businesses to a particular industry or sector for the purpose of consummating the Business Combination, the Company intends to focus its search on companies operating in the financial services, healthcare, real estate services, technology and software industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced operations. All activity through September 30, 2023 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below, and the Company’s efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. During the nine months ended September 30, 2023 and the three and nine months ended September 30, 2022, the Company generated non-operating income in the form of interest income on investments in money market funds that invested in U.S. government debt securities and classified as cash equivalents from the proceeds derived from the Initial Public Offering. In addition, during the three and nine months ended September 30, 2023, the Company generated non-operating income in the form of interest income from cash deposited in a demand account held at a U.S. bank. During the three and nine months ended September 30, 2022, the Company also generated non-operating income in the form of interest income from direct investments in U.S. government debt securities. During the three and nine months ended September 30, 2023 and 2022, the Company recognized changes in the fair value of the warrant liability and FPS (as defined below) liability as other income (loss).

The Company’s sponsor is CFAC Holdings VIII, LLC (the “Sponsor”). The registration statements for the Initial Public Offering became effective on March 11, 2021. On March 16, 2021, the Company consummated the Initial Public Offering of 25,000,000 units (each, a “Unit” and with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including 3,000,000 Units sold upon the partial exercise of the underwriters’ over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $250,000,000, which is described in Note 3. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable 30 days after the completion of the Business Combination and will expire 5 years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 540,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit to the Sponsor in a private placement, generating gross proceeds of $5,400,000, which is described in Note 4. The proceeds of the Private Placement Units were deposited into the Trust Account (as defined below) and will be used to fund the redemption of the Public Shares subject to the requirements of applicable law (see Note 4).

Offering costs amounted to approximately $4,900,000, consisting of $4,500,000 of underwriting fees and approximately $400,000 of other costs.

Following the closing of the Initial Public Offering and sale of the Private Placement Units on March 16, 2021, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units (see Note 4) was placed in a trust account (the “Trust Account”) located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company (“Continental”) acting as trustee, which were initially invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company. To mitigate the risk of the Company

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus be subject to regulation under the Investment Company Act, on March 16, 2023, the 24-month anniversary of the effective date of the registration statement for the Initial Public Offering, the Company instructed Continental, the trustee with respect to the Trust Account, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest-bearing demand deposit account at Citibank, N.A., with Continental continuing to act as trustee, until the earlier of the consummation of the Business Combination or the distribution of the Trust Account. As a result, following the liquidation of investments in the Trust Account, the remaining proceeds from the Initial Public Offering and Private Placement are no longer invested in U.S. government debt securities or money market funds that invest in U.S. government debt securities.

Merger Agreement with XBP Europe, Inc. — On October 9, 2022, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, Sierra Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), BTC International Holdings, Inc., a Delaware corporation (“Parent”), and XBP Europe, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“XBP Europe”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into XBP Europe (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “XBP Europe Business Combination”) whereby the separate existence of Merger Sub will cease and XBP Europe will be the surviving corporation of the Merger and become a wholly owned subsidiary of the Company.

The board of directors and stockholders of the Company have approved the Merger and the XBP Europe Business Combination. The closing of the XBP Europe Business Combination is subject to customary closing conditions, including the receipt of certain regulatory approvals.

Certain existing agreements of the Company, including, but not limited to, the business combination marketing agreement, have been or will be amended or amended and restated in connection with the XBP Europe Business Combination, all as further described in the definitive proxy statement filed by the Company with the SEC on August 4, 2023 (the “XBP Europe Proxy Statement”).

For more information related to the XBP Europe Business Combination, reference should be made to the Form 8-K that was filed by the Company with the SEC on October 11, 2022, the XBP Europe Proxy Statement and the other filings that the Company has made with the SEC.

Initial Business Combination — The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating the Business Combination, including the XBP Europe Business Combination. There is no assurance that the Company will be able to complete the Business Combination successfully. The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete the Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of the Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per share amount to be distributed to public stockholders who redeem the Public Shares will not be reduced by the Marketing Fee

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

(as defined in Note 4). There will be no redemption rights upon the completion of the Business Combination with respect to the Company’s warrants. The Company will proceed with the Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of the Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation (as may be amended, the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing the Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with the Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4), their Private Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of the Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares held by the initial stockholders in connection with the completion of the Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

On August 24, 2023, the Company held a special meeting of stockholders (the “Special Meeting”) in connection with the XBP Europe Business Combination, at which the stockholders approved the XBP Europe Business Combination. The closing of the XBP Europe Business Combination is subject to customary closing conditions, including the receipt of certain regulatory approvals.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Public Shares if the Company does not complete the Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Forward Purchase Contract — In connection with the Initial Public Offering, the Sponsor committed, pursuant to a forward purchase contract with the Company (the “FPA”), to purchase, in a private placement for gross proceeds of $10,000,000 to occur concurrently with the consummation of the initial Business Combination, 1,000,000 of the Company’s Units on substantially the same terms as the sale of Units in the Initial Public Offering at $10.00 per Unit, and 250,000 shares of Class A common stock (for no additional consideration) (the securities issuable pursuant to the FPA, the “FPS”). The funds from the sale of the FPS will be used as part of the consideration to the sellers in the initial Business Combination; any excess funds from this private placement will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for the initial Business Combination.

Failure to Consummate a Business Combination — The Company has until March 16, 2024 (which was originally March 16, 2022 and has been extended by the Extensions (as defined below)), or a later date approved by the Company’s stockholders in accordance with the Amended and Restated Certificate of Incorporation, to consummate the Business Combination (the “Combination Period”). If the Company is unable to complete the

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Business Combination by the end of the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, other than excise tax (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Business Combination within the Combination Period.

On March 8, 2022, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an extension of the expiration of the period in which the Company has to consummate the Business Combination from March 16, 2022 to September 30, 2022 (the “First Extension”). In connection with the First Extension, on March 9, 2022, the Sponsor loaned the Company an aggregate amount of $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) (the “First Extension Loan”). The proceeds of the First Extension Loan were deposited into the Trust Account on March 9, 2022.

On September 27, 2022, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an additional extension of the expiration of the period in which the Company has to consummate the Business Combination from September 30, 2022 to March 16, 2023 (the “Second Extension”). In connection with the Second Extension, on September 30, 2022, the Sponsor loaned the Company an aggregate amount of $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) (the “Second Extension Loan”). The proceeds of the Second Extension Loan were deposited into the Trust Account on September 30, 2022.

On March 14, 2023, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an additional extension of the expiration of the period in which the Company has to consummate the Business Combination from March 16, 2023 to September 16, 2023 or an earlier date determined by the board of directors of the Company (the “Third Extension”). In connection with the Third Extension, the Sponsor loaned the Company an aggregate amount of $344,781 (the “Third Extension Loan”). In connection with the stockholder vote to approve the Third Extension, 1,523,509 Public Shares were redeemed at approximately $10.69 a share, resulting in a reduction of $16,290,945 in the amount held in the Trust Account.

On September 14, 2023, at a special meeting of the Company’s stockholders, the Company’s stockholders approved an additional extension of the expiration of the period in which the Company has to consummate the Business Combination from September 16, 2023 to March 16, 2024 or an earlier date determined by the board of directors of the Company (the “Fourth Extension,” and together with the First Extension, the Second Extension and the Third Extension, the “Extensions”). In connection with the stockholder vote to approve the Fourth Extension, 730,270 Public Shares were redeemed at approximately $11.06 a share, resulting in a reduction of $8,075,492 in the amount held in the Trust Account.

Each of the First Extension Loan, the Second Extension Loan and the Third Extension Loan bears no interest and is due and payable on the date on which the Company consummates the initial Business Combination. The principal balance of each loan may be prepaid at any time with funds outside of the Trust Account.

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the First Extension Loan, the Second Extension Loan and the Third Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

The XBP Europe Business Combination is anticipated to close during the Combination Period. If the XBP Europe Business Combination does not close during the Combination Period, the Company may seek approval from its stockholders to further extend the Combination Period.

The initial stockholders have agreed to waive their liquidation rights from the Trust Account with respect to the Founder Shares and the Private Placement Shares if the Company fails to complete the Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account, except for the Company’s underwriters and independent registered public accounting firm.

Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022, the Company had $65,000 and approximately $41,200, respectively, of cash in its operating account. As of September 30, 2023 and December 31, 2022, the Company had a working capital deficit of approximately $11,566,000 and $9,209,000, respectively. As of September 30, 2023 and December 31, 2022, approximately $228,000 and $276,000, respectively, of interest income earned on funds held in the Trust Account was available to pay taxes.

The Company’s liquidity needs through September 30, 2023 have been satisfied through a contribution of $25,000 from the Sponsor in exchange for the issuance of the Founder Shares, a loan of approximately $79,000 from the Sponsor pursuant to a promissory note (the “Pre-IPO Note”) (see Note 4), the proceeds from the sale of the Private Placement Units not held in the Trust Account, the Sponsor Loan (as defined below), the First Working Capital Loan (as defined below), the Second Working Capital Loan (as defined below), the Third Working Capital Loan (as defined below) and the Fourth Working Capital Loan (as defined below). The Company fully repaid the Pre-IPO Note upon completion of the Initial Public Offering. In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor loaned the Company $1,750,000 to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements after the Initial Public Offering and prior to the Business Combination (the “Sponsor Loan”). If the Sponsor Loan is insufficient, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (as defined in Note 4).

On March 9, 2022, the Company borrowed $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) from the Sponsor pursuant to the First Extension Loan, which was deposited into the Trust Account.

On June 30, 2022, the Company entered into a Working Capital Loan (the “First Working Capital Loan”) with the Sponsor in the amount of up to $1,000,000 in connection with advances the Sponsor has made to the Company for working capital expenses, which First Working Capital Loan has been fully drawn by the Company.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

On September 30, 2022, the Company borrowed $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) from the Sponsor pursuant to the Second Extension Loan, which was deposited into the Trust Account.

On October 14, 2022, the Company entered into a second Working Capital Loan with the Sponsor in the amount of up to $750,000 (the “Second Working Capital Loan”) in connection with advances the Sponsor has made to the Company for working capital expenses, which Second Working Capital Loan has been fully drawn by the Company.

On March 15, 2023, the Company entered into the Third Extension Loan with the Sponsor, pursuant to which the Sponsor loaned the Company $344,781 in the aggregate.

On March 31, 2023, the Company entered into a third Working Capital Loan with the Sponsor in the amount of up to $500,000 (the “Third Working Capital Loan”) in connection with advances the Sponsor has made to the Company for working capital expenses, which Third Working Capital Loan has been fully drawn by the Company.

On August 31, 2023, the Company entered into a fourth Working Capital Loan with the Sponsor in the amount of up to $300,000 (the “Fourth Working Capital Loan”) in connection with advances the Sponsor has made and will make to the Company for working capital expenses.

Each of the First Extension Loan, the First Working Capital Loan, the Second Extension Loan, the Second Working Capital Loan, the Third Extension Loan, the Third Working Capital Loan and the Fourth Working Capital Loan bears no interest and is due and payable on the date on which the Company consummates the initial Business Combination. The principal balance of each loan may be prepaid at any time with funds outside of the Trust Account.

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the Sponsor Loan, the First Working Capital Loan, the Second Working Capital Loan, the Third Working Capital Loan, the Fourth Working Capital Loan, the First Extension Loan, the Second Extension Loan and the Third Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

As of September 30, 2023 and December 31, 2022, the carrying amounts of the loans payable by the Company to the Sponsor were approximately $9,906,000 and $8,200,000, respectively. As of September 30, 2023 and December 31, 2022, the face amounts of these loans were approximately $9,906,000 and $8,500,000, respectively. See “Related Party Loans” below for additional information.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, to meet its needs through the earlier of the consummation of the Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective target businesses, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Basis of Presentation

The unaudited condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2023 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year or any future period. The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Form 10-K and the final prospectus filed by the Company with the SEC on March 29, 2023 and March 15, 2021, respectively and our Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on April 25, 2023.

Principles of Consolidation

The unaudited condensed consolidated financial statements of the Company include its wholly-owned subsidiary. All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

In connection with the Company’s going concern considerations in accordance with guidance in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements — Going Concern, the Company has until March 16, 2024 to consummate the Business Combination. The Company’s mandatory liquidation date, if the Business Combination is not consummated, raises substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments related to the recovery of the recorded assets or the classification of the liabilities should the Company be unable to continue as a going concern. As discussed in Note 1, in the event of a mandatory liquidation, within ten business days, the Company will redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, other than excise tax (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded foreign corporations that occur after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself and not its stockholders from which the shares are repurchased. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury Department”) has authority to promulgate regulations and provide other guidance regarding the excise tax. In December 2022, the Treasury Department issued Notice 2023-2, Initial Guidance Regarding the Application of the Excise Tax on Repurchases of Corporate Stock under Section 4501 of the Internal Revenue Code, indicating its intention to propose such regulations and issuing certain interim rules on which taxpayers may rely. Under the interim rules, liquidating distributions made by special purpose acquisition companies are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax. Any redemption or other repurchase that occurs after December 31, 2022, in connection with the Business Combination, extension vote or otherwise (such as in connection with the Third Extension), may be subject to the excise tax depending on a number of factors. Because the excise tax would be payable by the Company and not by the redeeming stockholders, the mechanics of any required payment of the excise tax have not yet been determined. Based on the IR Act and the guidance currently available, the Company does not expect the excise tax to apply to redemptions occurring in the same taxable year as the consummation of the XBP Europe Business Combination, because the fair market value of the common stock to be issued in connection with the consummation of the XBP Europe Business Combination is expected to be larger than the aggregate fair market value of the redeemed shares of the Company’s common stock occurring during 2023. However, if the excise tax is due, it would be payable by the Company and not by the redeeming holder. The obligation of the Company to pay any excise tax could cause a reduction in the cash available on hand to complete the Business Combination, in the Company’s ability to complete the Business Combination, or a reduction in cash available to the Company after consummation of the XBP Europe Business Combination. At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2023 tax provision. Management will continue to monitor any updates to the Company’s business along with guidance issued with respect to the IR Act to determine any impact on the Company’s unaudited condensed consolidated financial statements.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liability, FPS liability and sponsor loans liability. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments (if any) with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents in its operating account as of both September 30, 2023 and December 31, 2022, and no cash equivalents in the Trust Account as of September 30, 2023.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company’s investments held in the Trust Account as of December 31, 2022 were comprised of cash equivalents. Bank overdrafts (if any) are presented as Other current liability in the Company’s unaudited condensed consolidated balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation maximum coverage limit of $250,000, and cash equivalents held in the Trust Account. Any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. For the three and nine months ended September 30, 2023 and 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurement, approximates the carrying amounts represented in the unaudited condensed consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant and FPS liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged against the carrying value of the shares of Class A common stock upon the completion of the Initial Public Offering.

Warrant and FPS Liability

The Company accounts for the warrants and FPS as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and FPS using applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants and FPS are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants and FPS are indexed to the Company’s own shares of common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the warrants and execution of the FPA and as of each subsequent quarterly period end date while the warrants and FPS are outstanding. For issued or modified warrants and for instruments to be issued pursuant to the FPA that meet all of the criteria for equity classification, such warrants and instruments are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants and for the FPA instruments that do not meet all the criteria for equity classification, such warrants and instruments are required to be recorded at their initial fair value on the date of issuance, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants and the FPS are recognized on the unaudited condensed consolidated statements of operations in the period of the change.

The Company accounts for the warrants and FPS in accordance with guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815-40”), pursuant to which the warrants and FPS do not meet the criteria for equity classification and must be recorded as liabilities. See Note 7 for further discussion of the pertinent terms of the warrants and Note 8 for further discussion of the methodology used to determine the fair value of the warrants and FPS.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Sponsor Loans

The Company accounts for the liability related to the sponsor loans in accordance with the guidance in ASC 470-20, Debt — Debt with Conversion and Other Options. The loans are carried at amortized cost on the Company’s unaudited condensed consolidated balance sheets. Interest expense recognized on the Company’s unaudited condensed consolidated statements of operations reflects accretion of discount. The sponsor loans contain a contingent beneficial conversion feature which does not require financial statement recognition until the contingency (the closing of the XBP Europe Business Combination) is resolved.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. For shares of Class A common stock subject to mandatory redemption (if any) with a fixed redemption amount and a fixed redemption date, the Company recognizes interest expense on the unaudited condensed consolidated statements of operations to reflect accretion to the redemption amount. As a result, to reflect accretion to the redemption amount, the Company recognized interest expense of approximately $210,000 and $459,000 in the unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2023, respectively. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. All of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and December 31, 2022, 706,319 and 2,960,098 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity outside of the stockholders’ deficit section of the Company’s unaudited condensed consolidated balance sheets. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares of Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable shares of Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable shares of Class A common stock also resulted in charges against Additional paid-in capital and Accumulated deficit.

In connection with stockholder approval of the XBP Europe Business Combination, holders of 669,661 Public Shares have validly tendered their shares for redemption upon consummation of the XBP Europe Business Combination for a pro rata portion of the funds in the Trust Account (excluding Public Shares validly tendered for redemption in connection with the XBP Europe Business Combination but which were redeemed prior to the consummation of the XBP Europe Business Combination in connection with the Fourth Extension).

Net Income (Loss) Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to stockholders by the weighted average number of shares of common stock outstanding for the applicable periods. The Company applies the two-class method in calculating earnings per share and allocates net income (loss) pro-rata to shares of Class A common stock subject to possible redemption, nonredeemable shares of Class A common stock and shares of Class B common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company has not considered the effect of the warrants to purchase an aggregate of 6,385,000 shares of Class A common stock sold in the Initial Public Offering and the Private Placement in the calculation of diluted earnings per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share of common stock is the same as basic earnings per share of common stock for the periods presented.

The following tables reflect the calculation of basic and diluted net income (loss) per share of common stock:
	For the Three Months Ended September 30, 2023			For the Three Months Ended September 30, 2022
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net loss per share of common stock
Numerator:
Allocation of net loss	$(3,060,705)	$(13,041,658)	$(2,942,612)	$(610,725)	$(15,961)	$(184,734)
Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	1,300,165	5,540,000	1,250,000	20,662,249	540,000	6,250,000
Basic and diluted net loss per share of common stock	$(2.35)	$(2.35)	$(2.35)	$(0.03)	$(0.03)	$(0.03)
	For the Nine Months Ended September 30, 2023			For the Nine Months Ended September 30, 2022
	Class A – Public shares	Class A – Private placement shares	Class B – Common stock	Class A – Public shares	Class A – Private placement shares	Class B – Common stock
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net income (loss)	$(4,345,697)	$(10,763,684)	$(5,915,203)	$2,733,787	$66,219	$766,423
Denominator:
Basic and diluted weighted average number of shares of common stock outstanding	1,769,140	4,381,912	2,408,088	22,293,390	540,000	6,250,000
Basic and diluted net income (loss) per share of common stock	$(2.46)	$(2.46)	$(2.46)	$0.12	$0.12	$0.12

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of both September 30, 2023 and December 31, 2022, the Company had deferred tax assets with a full valuation allowance recorded against them.

ASC 740 prescribes a recognition threshold and a measurement attribute for the unaudited condensed consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

No amounts were accrued for the payment of interest and penalties as of both September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s current taxable income primarily consists of interest income on cash and investments held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2023, the Company recognized approximately $41,000 and approximately $67,000 of income tax expense, respectively. The Company’s effective tax rate for the three and nine months ended September 30, 2023 was (0.2)% and (0.3)%, respectively. During the three and nine months ended September 30, 2022, the Company recognized approximately $98,000 and approximately $139,000 of income tax expense, respectively. The Company’s effective tax rate for the three and nine months ended September 30, 2022 was (13.8)% and 3.7%, respectively. The Company’s effective tax rate differs from the federal statutory rate mainly due to the increase in state tax liability, change in fair value of warrant and FPS liabilities, which is not taxable and not deductible, and start-up costs, which are currently not deductible as they are deferred for tax purposes.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted earnings per share calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new standard on the Company’s unaudited condensed consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit, including 3,000,000 Units sold upon the partial exercise of the underwriters’ over-allotment option. Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (each whole warrant, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock due to the underwriters not exercising the remaining portion of the over-allotment option, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Note 4 — Related Party Transactions

Founder Shares

On July 8, 2020, the Sponsor purchased 5,750,000 shares (including any shares of Class A common stock issued or issuable upon conversion thereof, the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. On March 8, 2021, the Sponsor transferred an aggregate of 20,000 shares of Class B common stock to two of the independent directors of the Company. As a result, the Company recognized no compensation expense and approximately $29,000 of compensation expense at fair value that was presented in the Company’s unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2022, respectively. On March 11, 2021, the Company effected a 1.1-for-1 stock split. All share and per share amounts have been retroactively adjusted. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock, due to the underwriters not exercising the over-allotment option in full, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares), resulting in an aggregate of 6,250,000 shares of Class B common stock outstanding and held by the Sponsor and two of the independent directors of the Company. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the consummation of the Business Combination and are subject to certain transfer restrictions. Further, in connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, the Sponsor agreed to forfeit 733,400 Founder Shares.

On March 6, 2023, the Company issued 5,000,000 shares of Class A common stock to the Sponsor upon the conversion of 5,000,000 shares of Class B common stock held by the Sponsor (the “Conversion”). The 5,000,000 shares of Class A common stock issued in connection with the Conversion are subject to the same restrictions as applied to the Class B common stock prior to the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of the Business Combination as described in the prospectus for the Initial Public Offering.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, the Sponsor agreed to amend the lock-up terms applicable to the Founder Shares described above to remove clause (x) above.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 540,000 Private Placement Units at a price of $10.00 per Private Placement Unit ($5,400,000 in the aggregate). Each Private Placement Unit consists of one share of Class A common stock (the “Private Placement Shares”) and one-fourth of one warrant (each whole warrant, a “Private Placement Warrant”). Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. On March 25, 2022, the Sponsor transferred 2,500 shares of Class A common stock to an independent director of the Company. As a result, the Company recognized no compensation expense and approximately $20,000 of compensation expense at fair value that was presented in the Company’s unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2022, respectively. The proceeds from the Private Placement Units have been added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete the Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units (including the component securities thereof) until 30 days after the completion of the initial Business Combination; provided that, subject to, and conditioned on the consummation of the XBP Europe Business Combination, this lock-up has been waived with respect to the Private Placement Shares.

Underwriter

Cantor Fitzgerald & Co. (“CF&Co.”), the lead underwriter of the Initial Public Offering, is an affiliate of the Sponsor (see Note 5).

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with any Business Combination to assist the Company in holding meetings with its stockholders to discuss any potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, and assist the Company with its press releases and public filings in connection with any Business Combination. The Company will pay CF&Co. a cash fee (the “Marketing Fee”) for such services upon the consummation of the Business Combination in an amount equal to $9,350,000, which is equal to 3.5% of the gross proceeds of the base offering in the Initial Public Offering and 5.5% of the gross proceeds from the partial exercise of the underwriter’s over-allotment option; provided, however, in connection with the XBP Europe Business Combination, subject to and conditioned upon its closing, CF&Co. agreed to waive the Marketing Fee.

Engagement Letter

The Company engaged CF&Co. as its exclusive financial advisor for the XBP Europe Business Combination, but CF&Co. has agreed not to receive an advisory fee for such services other than to receive reimbursement of actual expenses incurred and to be indemnified against certain liabilities arising out of its engagement.

Related Party Loans

The Sponsor made available to the Company, under the Pre-IPO Note, up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. Prior to the closing of the Initial Public Offering, the amount outstanding under the Pre-IPO Note was approximately $79,000. The Pre-IPO Note was non-interest bearing and was repaid in full upon the completion of the Initial Public Offering.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

In order to finance transaction costs in connection with an intended Business Combination, pursuant to the Sponsor Loan, the Sponsor loaned the Company $1,750,000 to fund the Company’s expenses relating to investigating and selecting a target business and other working capital requirements, including $10,000 per month for office space, administrative and shared personnel support services that will be paid to the Sponsor, for the period commencing upon the consummation of the Initial Public Offering and concluding upon the consummation of the Business Combination. For each of the three months ended September 30, 2023 and 2022, the Company paid $30,000 for office space and administrative fees. For each of the nine months ended September 30, 2023 and 2022, the Company paid $90,000 for office space and administrative fees.

If the Sponsor Loan is insufficient to cover the working capital requirements of the Company, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On June 30, 2022, the Company entered into the First Working Capital Loan with the Sponsor in the amount of up to $1,000,000, which First Working Capital Loan has been fully drawn by the Company.

On October 14, 2022, the Company entered into the Second Working Capital Loan with the Sponsor in the amount of up to $750,000 in connection with advances the Sponsor has made to the Company for working capital expenses, which Second Working Capital Loan has been fully drawn by the Company.

On March 31, 2023, the Company entered into a Third Working Capital Loan with the Sponsor in the amount of up to $500,000 in connection with advances the Sponsor has made to the Company for working capital expenses, which Third Working Capital Loan has been fully drawn by the Company.

On August 31, 2023, the Company entered into a Fourth Working Capital Loan with the Sponsor in the amount of up to $300,000 in connection with advances the Sponsor has made and will make to the Company for working capital expenses.

On March 9, 2022, the Company borrowed $4,424,015 ($0.20 for each Public Share that was not redeemed in connection with the First Extension) from the Sponsor pursuant to the First Extension Loan, which was deposited into the Trust Account.

On September 30, 2022, the Company borrowed $976,832 ($0.33 for each Public Share that was not redeemed in connection with the Second Extension) from the Sponsor pursuant to the Second Extension Loan, which was deposited into the Trust Account.

On March 15, 2023, the Company entered into the Third Extension Loan with the Sponsor pursuant to which the Sponsor loaned the Company $344,781 in the aggregate.

As of September 30, 2023 and December 31, 2022, the carrying amounts of the loans payable by the Company to the Sponsor were approximately $9,906,000 and $8,200,000, respectively. As of September 30, 2023 and December 31, 2022, the face amounts of these loans were approximately $9,906,000 and $8,500,000, respectively.

Each of the First Extension Loan, the First Working Capital Loan, the Second Extension Loan, the Second Working Capital Loan, the Third Extension Loan, Third Working Capital Loan and the Fourth Working Capital Loan bears no interest and is due and payable on the date on which the Company consummates the initial Business Combination. The principal balance of each loan may be prepaid at any time with funds outside of the Trust Account.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Pursuant to the terms and conditions of the XBP Europe Business Combination, in connection with the consummation of the XBP Europe Business Combination, all amounts outstanding under each of the Sponsor Loan, the First Working Capital Loan, the Second Working Capital Loan, the Third Working Capital Loan, the Fourth Working Capital Loan, the First Extension Loan, the Second Extension Loan and the Third Extension Loan will be converted into shares of Class A common stock at $10.00 per share in accordance with, and subject to the exceptions set forth in, the Merger Agreement.

The Sponsor pays expenses on the Company’s behalf. The Company reimburses the Sponsor for such expenses paid on its behalf. The unpaid balance, if any, is included in Payables to related parties on the accompanying unaudited condensed consolidated balance sheets.

Note 5 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on March 11, 2021, the holders of Founder Shares and Private Placement Units (and component securities) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

On August 14, 2023, the Company filed with the SEC a registration statement on Form S-1, as amended on September 29, 2023 and October 10, 2023, to register for resale certain of these shares of common stock of the Company currently held by the Sponsor and an independent director of the Company and certain shares to be issued to the Sponsor in the XBP Europe Business Combination.

Underwriting Agreement

The Company granted CF&Co. a 45-day option to purchase up to 3,300,000 additional Units to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On March 16, 2021, simultaneously with the closing of the Initial Public Offering, CF&Co. partially exercised the over-allotment option for 3,000,000 additional Units and advised the Company that it would not exercise the remaining portion of the over-allotment option.

CF&Co. was paid a cash underwriting discount of $4,400,000 in connection with the Initial Public Offering.

The Company also engaged a qualified independent underwriter to participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Company paid the independent underwriter a fee of $100,000 upon the completion of the Initial Public Offering in consideration for its services and expenses as the qualified independent underwriter. The qualified independent underwriter received no other compensation.

Business Combination Marketing Agreement

The Company has engaged CF&Co. as an advisor in connection with the Company’s Business Combination (see Note 4).

Risks and Uncertainties

Management continues to evaluate the impact of the military conflict in Ukraine on the financial markets and on the industry, and has concluded that while it is reasonably possible that the conflict could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Stockholders’ Deficit

Class A Common Stock — The Company is authorized to issue 160,000,000 shares of Class A common stock, par value $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were 5,540,000 and 540,000 shares of Class A common stock issued and outstanding, excluding 706,319 and 2,960,098 shares (following the redemptions of 2,879,927 shares of Class A common stock in connection with the First Extension, 19,159,975 shares of Class A common stock in connection with the Second Extension, 1,523,509 shares of Class A common stock in connection with the Third Extension and 730,270 shares of Class A common stock in connection with the Fourth Extension) subject to possible redemption, respectively. On March 6, 2023, pursuant to the Conversion, the Company issued 5,000,000 shares of Class A common stock to the Sponsor. As a result, as of September 30, 2023 the outstanding shares of Class A common stock comprised of 5,000,000 Founder Shares and 540,000 Private Placement Shares. As of December 31, 2022, the outstanding shares of Class A common stock comprised of 540,000 Private Placement Shares. The Founder Shares and the Private Placement Shares do not contain the same redemption features contained in the Public Shares.

Class B Common Stock — The Company is authorized to issue 40,000,000 shares of Class B common stock, par value $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As a result of the Conversion, as of September 30, 2023 there were 1,250,000 shares of Class B common stock issued and outstanding. As of December 31, 2022, there were 6,250,000 shares of Class B common stock issued and outstanding. In connection with the underwriter advising the Company that it would not exercise the remaining portion of the over-allotment option, the Sponsor forfeited 75,000 shares of Class B common stock, such that the initial stockholders would collectively own 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (not including the Private Placement Shares).

Prior to the consummation of the Business Combination, only holders of shares of Class B common stock have the right to vote on the election of directors, and holders of shares of Class A common stock are not entitled to vote on the election of directors during such time. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

Pursuant to the Sponsor Support Agreement entered into in connection with the XBP Europe Business Combination, the Sponsor agreed, among other items, to waive the anti-dilution rights of the Company’s shares of Class B common stock under the Amended and Restated Certificate of Incorporation.

On March 8, 2021, the Sponsor transferred an aggregate of 20,000 shares of Class B common stock to two of the independent directors of the Company. On March 11, 2021, the Company effected a 1.1-for-1 stock split. Information contained in the unaudited condensed consolidated financial statements has been retroactively adjusted for this split. On March 16, 2021, the Sponsor forfeited 75,000 shares of Class B common stock, resulting in an aggregate of 6,250,000 shares of Class B common stock outstanding and held by the Sponsor and two of the independent directors of the Company as of such date.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — Stockholders’ Deficit (cont.)

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of both September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Note 7 — Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of the Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, the Company will use its commercially reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions.

Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        at any time during the exercise period;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Warrants (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for any issuance of shares of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete the Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Fair Value Measurements on a Recurring Basis

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs to valuation techniques used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These three levels of the fair value hierarchy are:

•        Level 1 measurements — unadjusted observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2 measurements — inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3 measurements — unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022 and indicate the fair value hierarchy of the inputs that the Company utilized to determine such fair value:

September 30, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Liabilities:
Warrant liability	$—	$1,596,250	$—	$1,596,250
FPS liability	—	—	20,050,252	20,050,252
Total Liabilities	$—	$1,596,250	$20,050,252	$21,646,502

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements on a Recurring Basis (cont.)

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total
Assets:
Assets held in Trust Account – U.S. government debt securities	$31,445,874	$—	$—	$31,445,874
Liabilities:
Warrant liability	$—	$178,780	$—	$178,780
FPS liability	—	—	2,504,214	2,504,214
Total Liabilities	$—	$178,780	$2,504,214	$2,682,994

Level 1 assets as of December 31, 2022 included investments in a money market fund classified as cash equivalents; the fund holds U.S. government debt securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

Warrant Liability

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the Company’s unaudited condensed consolidated balance sheets. The warrant liability is measured at fair value at inception and on a recurring basis, with any subsequent changes in fair value presented within Changes in fair value of warrant liability in the Company’s unaudited condensed consolidated statements of operations.

As of both September 30, 2023 and December 31, 2022, the fair value measurements of the Public Warrants fall within Level 2 fair value measurement inputs due to the use of an observable quoted price in an inactive market. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of the Private Placement Warrants is equivalent to that of the Public Warrants. As such, the fair value of the Private Placement Warrants is classified as Level 2 fair value measurements as of both September 30, 2023 and December 31, 2022. There were no transfers into or out of Level 3 fair value measurements during the three and nine months ended September 30, 2023 or 2022.

The following tables present the changes in the fair value of warrant liability for the nine months ended September 30, 2023 and 2022:

	Private Placement Warrants	Public Warrants	Warrant Liability
Fair value as of December 31, 2022	$3,780	$175,000	$178,780
Change in valuation inputs or other assumptions(1)	10,382	480,625	491,007
Fair value as of March 31, 2023	$14,162	$655,625	$669,787
Change in valuation inputs or other assumptions(1)	(7,466)	(345,625)	(353,091)
Fair value as of June 30, 2023	$6,696	$310,000	$316,696
Change in valuation inputs or other assumptions(1)	27,054	1,252,500	1,279,554
Fair value as of September 30, 2023	$33,750	$1,562,500	$1,596,250

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements on a Recurring Basis (cont.)

	Private Placement Warrants	Public Warrants	Warrant Liability
Fair value as of December 31, 2021	$112,063	$5,188,125	$5,300,188
Change in valuation inputs or other assumptions(1)	(67,513)	(3,125,625)	(3,193,138)
Fair value as of March 31, 2022	$44,550	$2,062,500	$2,107,050
Change in valuation inputs or other assumptions(1)	(9,072)	(420,000)	(429,072)
Fair value as of June 30, 2022	$35,478	$1,642,500	$1,677,978
Change in valuation inputs or other assumptions(1)	(23,328)	(1,080,000)	(1,103,328)
Fair value as of September 30, 2022	$12,150	$562,500	$574,650

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Changes in fair value of warrant liability in the unaudited condensed consolidated statements of operations.

FPS Liability

The liability for the FPS was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $10.0 million pursuant to the FPA is discounted to present value and compared to the fair value of the shares of common stock and warrants to be issued pursuant to the FPA. The fair value of the shares of common stock and warrants to be issued under the FPA are based on the public trading price of the Units issued in the Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the shares of common stock and warrants to be issued compared to the $10.0 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPS is the probability of consummation of the Business Combination. As of September 30, 2023 and December 31, 2022, the probability assigned to the consummation of the Business Combination was 100% and 80%, respectively. The probability was determined based on observed success rates of business combinations for special purpose acquisition companies.

The following tables present the changes in the fair value of the FPS liability for the three and nine months ended September 30, 2023 and 2022.

FPS Liability
Fair value as of December 31, 2022	$2,504,214
Change in valuation inputs or other assumptions(1)	259,658
Fair value as of March 31, 2023	$2,763,872
Change in valuation inputs or other assumptions(1)	427,499
Fair value as of June 30, 2023	$3,191,371
Change in valuation inputs or other assumptions(1)	16,858,881
Fair value as of September 30, 2023	$20,050,252
FPS Liability
Fair value as of December 31, 2021	$2,006,525
Change in valuation inputs or other assumptions(1)	(47,329)
Fair value as of March 31, 2022	$1,959,196
Change in valuation inputs or other assumptions(1)	(657,626)
Fair value as of June 30, 2022	$1,301,570
Change in valuation inputs or other assumptions(1)	456,349
Fair value as of September 30, 2022	$1,757,919

____________

(1)      Changes in valuation inputs or other assumptions are recognized in Changes in fair value of FPS liability in the unaudited condensed consolidated statements of operations.

CF ACQUISITION CORP. VIII
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued and determined that there have been no events, that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements other than as described below.

On October 10, 2023, the Company filed with the SEC an amendment to the registration statement on Form S-1/A to register for resale certain shares of common stock of the Company currently held by the Sponsor and an independent director of the Company and certain shares to be issued to the Sponsor in the XBP Europe Business Combination.

XBP Europe Holdings, Inc.

Up to 27,775,355 Shares of Common Stock

Up to 6,635,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 385,000 Warrants

__________________

Prospectus

__________________

December     , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of Common Stock being registered by this Registration Statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

Amount
SEC registration fee	$36,557
Accounting fees and expenses	$40,000
Legal fees and expenses	$100,000
Financial printing and miscellaneous expenses	$10,000
Total	$186,557

Item 14.     Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s Charter provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Company’s Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition the Company has entered, or will enter into, indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15.     Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us within the past three years which were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Simultaneously with the closing of the IPO, on March 16, 2021, the Sponsor purchased 540,000 Placement Units at a price of $10.00 per Placement Unit ($5,400,000 in the aggregate). Each Placement Unit consisted of one share of CF VIII Class A Common Stock and one-fourth of one Placement Warrant. Each whole Placement Warrant sold as part of the Placement Units is exercisable for one share of Common Stock at a price of $11.50 per share. The proceeds from the Placement Units were added to net proceeds from the IPO that were deposited in the Trust Account (resulting in, upon consummation of the IPO, the Trust Account holding $10.00 per share of CF VIII Class A Common Stock). The Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Placement Warrants expire five years after the completion of CF VIII’s initial business combination (November 29, 2028). Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder as the Sponsor is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

On November 29, 2023, in connection with the consummation of the Merger and as contemplated by the Merger Agreement, the Company issued and sold 21,802,364 shares of Common Stock to BTC International, issued and sold 1,250,000 shares of Common Stock and 250,000 Warrants to the Sponsor pursuant to the Forward Purchase Contract, and issued 1,020,480 Loan Shares to the Sponsor in satisfaction of outstanding loans owed to the Sponsor.

The Company issued the foregoing shares of Common Stock and Warrants in transactions not involving an underwriter and not requiring registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16.     Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.	Description
2.1†

Merger Agreement, dated as of October 9, 2022, by and among CF VIII, Merger Sub, XBP Europe and BTC International (incorporated by reference to Exhibit 2.1 to CF VIII’s Form 8-K, filed with the SEC on October 11, 2022).

3.1

Second Amended and Restated Certificate of Incorporation of the Company dated November 29, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

3.6	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).
4.1	Form of Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to CF VIII’s Form S-1/A, filed with the SEC on March 10, 2021).
4.2

Warrant Agreement, dated March 11, 2021, by and between CF VIII and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to CF VIII’s Form 8-K, filed with the SEC on March 17, 2021).

5.1*	Opinion of Bryan Cave Leighton Paisner LLP as to the validity of the Common Stock and Warrants registered.
10.1

Lock-Up Agreement, dated as of October 9, 2022, by and among CF VIII, Merger Sub, XBP Europe and the Parent (incorporated by reference to Exhibit 10.3 to CF VIII’s Form 8-K, filed with the SEC on October 11, 2022).

10.2

Waiver, dated as of September 28, 2023, by and between XBP Europe, BTC International, CF VIII, and CF&Co. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.3

Amended and Restated Registration Rights Agreement, dated as of November 29, 2023, by and among CF VIII, Sponsor, Existing Holders, and New Holders (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.4

Services Agreement, dated as of November 29, 2023, by and among XBP Europe and Exela Technologies BPA (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.5

Exela Technologies, Inc. and Subsidiary Companies Intercompany Income Tax Allocation agreement, dated as of November 29, 2023, by and among Exela, CF VIII, and XBP Europe (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).

10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to CF VIII’s Form S-1/A, filed with the SEC on March 10, 2021).
10.7	Approval Rights Agreement, dated as of July 13, 2023, by and between CF VIII and the Sponsor (incorporated by reference to Exhibit 10.20 to CF VIII’s Form S-1, filed with the SEC on August 14, 2023).
10.8	Approval Rights Agreement, dated as of July 13, 2023, by and between CF VIII and ETI-MNA LLC (incorporated by reference to Exhibit 10.21 to CF VIII’s Form S-1, filed with the SEC on August 14, 2023).
16.1

Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated December 20, 2023 (incorporated by referenced to Exhibit 16.1 to the Company’s Form 8-K, filed with the SEC on December 21, 2023.

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Form 8-K, filed with the SEC on December 5, 2023).
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of CF VIII.

Exhibit No.	Description
23.2	Consent of UHY LLP, independent registered public accounting firm of XBP Europe.
23.3*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
101.INS	XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Filing Fee Table

____________

*        To be filed by an amendment to this Registration Statement.

†        Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)    Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this Registration Statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.     Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 21, 2023.

XBP Europe Holdings, Inc.
By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrej Jonovic and Dejan Avramovic, each acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Andrej Jonovic	Director and Chief Executive Officer	December 21, 2023
Andrej Jonovic	(Principal Executive Officer)
/s/ Dejan Avramovic	Chief Financial Officer	December 21, 2023
Dejan Avramovic	(Principal Financial and Accounting Officer)
/s/ Par Chadha	Executive Chairman	December 21, 2023
Par Chadha
/s/ Martin P. Akins	Director	December 21, 2023
Martin P. Akins
/s/ J. Coley Clark	Director	December 21, 2023
J. Coley Clark
/s/ James G. Reynolds	Director	December 21, 2023
James G. Reynolds